As filed with the Securities and Exchange Commission on March 26, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

500.COM LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500.com Building

Shenxianling Sports Center

Longgang District

Shenzhen, 518115

People’s Republic of China

(86 755) 8633 0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Chris K.H. Lin, Esq. Simpson Thacher & Bartlett 35th Floor, ICBC Tower 3 Garden Road, Central Hong Kong (852) 2514-7600	Shuang Zhao, Esq. Shearman & Sterling LLP c/o 12th Floor Gloucester Tower, The Landmark 15 Queen’s Road Central, Central Hong Kong (852) 2978-8000

Approximate date of commencement of proposed sale to the public:

as soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
% Convertible Senior Notes due	US$120,000,000	US$15,456
Class A ordinary shares, par value US$0.0005 per share	(3)(4)	(3)

(1)	Includes US$18,000,000 aggregate principal amount of our % Convertible Senior Notes due that the underwriters have an option to purchase pursuant to an over-allotment option.
(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	There are also registered an indeterminate number of shares of common stock into which the % Convertible Senior Notes due may be converted. Pursuant to Rule 457(i), no separate registration fee is payable where securities and securities into which conversion is offered are registered at the same time and no additional consideration is payable upon conversion.
(4)	American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-192259). Each American depositary share represents 10 Class A ordinary shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated                     , 2014.

US$

500.com Limited

        % Convertible Senior Notes due

This is a public offering of 500.com Limited. We are offering US$             aggregate principal amount of our         % Convertible Senior Notes due             , or the Notes. The Notes will bear interest at a rate of         % per year, payable semiannually in arrears on              of each year, beginning on             , 2014. The Notes will mature on                     . Holders may convert their Notes at their option at any time prior to             , New York City time, on the second business day immediately preceding                     .

The conversion rate for the Notes will initially be              American Depositary Shares (“ADSs”) per US$1,000 principal amount of Notes, equivalent to an initial conversion price of approximately US$             per ADS. As of the date of this prospectus, each ADS represents 10 Class A ordinary shares. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued and unpaid interest, if any. In addition, if a make-whole fundamental change (as defined herein) occurs prior to the maturity date of the Notes, or upon a tax redemption (as described below), we will, under certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change or tax redemption, as applicable.

Upon conversion of the Notes, we will deliver, on the third business day immediately following the relevant conversion date, a number of our ADSs equal to the conversion rate on the related conversion date for each US$1,000 principal amount of Notes plus cash in lieu of a fractional ADS.

We may not redeem the Notes prior to their stated maturity date except in the event as described herein under “Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction.” The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but not including, the redemption date.

Holders have the right, at their option, to require us to repurchase for cash all or part of their Notes in the event of a fundamental change (as defined herein), at a price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date (as defined herein). On                     , holders have the right, at their option, to require us to repurchase for cash all or part of their Notes at a price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but not including, such repurchase date.

The Notes will be our general senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the Notes. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and our consolidated affiliated entities, and will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

For a more detailed description of the Notes, see “Description of the Notes” beginning on page 133.

In connection with this offering of the Notes, we expect to enter into an ADS lending agreement with Deutsche Bank AG, London Branch, or the ADS borrower, which is an affiliate of Deutsche Bank Securities Inc., an underwriter in this offering and the concurrent offering of our ADSs, pursuant to which we expect to lend to the ADS borrower up to                      ADSs, or the borrowed ADSs.

In a concurrent offering of our ADSs, or the Concurrent ADS Offering, and by means of a separate prospectus, we are offering          ADSs, the selling shareholders are offering              ADSs (or up to              ADSs if the underwriters of the Concurrent ADS Offering, or the ADS Underwriters, exercise their option to purchase additional ADSs in full), and              borrowed ADSs being offered will be loaned by us to the ADS borrower. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any ADSs. The closing of this offering of the Notes and the concurrent offering of the borrowed ADSs are each contingent upon the other. See “Description of the ADS Lending Agreement” and “Underwriting” in this prospectus. The closing of this offering of Notes is not otherwise contingent upon the closing of the Concurrent ADS Offering, and the closing of the Concurrent ADS Offering is not otherwise contingent upon the closing of this offering of Notes.

We do not intend to apply for a listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system. Our ADSs are listed on The New York Stock Exchange under the symbol “WBAI.” The last reported sale price of our ADSs on The New York Stock Exchange on March 25, 2014 was US$40.87 per ADS.

We are an “emerging growth company” under the applicable U.S. federal securities laws and are subject to reduced public company reporting requirements.

See “Risk Factors” beginning on page 17 to read about factors you should consider before investing in the Notes.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	US$	US$
Underwriting discounts and commissions	US$	US$
Proceeds, before expenses, to 500.com Limited	US$	US$

The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting.”

The underwriters have an option to purchase up to an aggregate of additional US$             principal amount of the Notes on the same terms and conditions as set forth above within 30 days from the date of this prospectus.

The underwriters expect to deliver the Notes against payment in U.S. dollars on or about             , 2014.

Deutsche Bank Securities

Prospectus dated             , 2014.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Notes and the distribution of this prospectus or any filed free writing prospectus outside of the United States.

Through and including             , 2014 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in the Notes. You should carefully read the entire prospectus, including “Risk Factors” and the financial statements, before making an investment decision. This summary and other sections of this prospectus contain information from a report, referred to in this prospectus as the iResearch Report, which we commissioned from iResearch Consulting Group, or iResearch, a third-party market research firm, to provide information on the industry in which we operate, including our market position in that industry.

Overview

We are a leading online sports lottery service provider in China with the largest market share in the six months ended June 30, 2013 and the second largest market share in 2012 in terms of purchase amount of sports lottery products, according to the iResearch Report. We act as an aggregator and processor of lottery purchase orders from our registered user accounts and currently derive substantially all of our revenues from service fees paid to us by provincial sports lottery administration centers for the purchase orders of sports lottery products that we direct to such centers. We offer a comprehensive and integrated suite of online lottery services, information, user tools and virtual community venues to our users. We were among the first companies to provide online lottery services in China, and we are one of the two entities that are authorized by the MOF to provide online lottery sales services on behalf of China Sports Lottery Administration Center, the government authority in charge of the issuance and sale of sports lottery products in China. To the best of our knowledge, the other approved entity has not commenced the provision of online lottery sales services as of the date of this prospectus. Through continued and significant investments in the past 13 years, we have built a prominent brand, 500wan, which means “five million” in Chinese and is the typical amount of top prizes of most lottery products in China. We believe our brand is known in the industry and by our users for its credibility and reliability.

Historically, we provided online sales services for, and generated service fees from, both sports and welfare lottery products. From March to November 2012, we effectuated the voluntary suspension in response to the Urgent Notice which mandates, among other things, that online lottery sales services can only be provided by entities approved by the MOF. During this period, we continued to provide lottery sales services via our mobile applications to mobile users and via our online platform to a limited number of loyal customers as a means of customer maintenance. Approximately 78.5% of our service fees during the voluntary suspension period were generated from our mobile applications. We resumed online lottery sales services for sports lottery products in November 2012 after we obtained the relevant approval for such lottery products from the MOF. Simultaneously, we ceased to provide sales services for welfare lottery products.

We have one of the largest and fastest-growing user bases among online lottery service providers in China. We had 13.8 million, 16.6 million and 19.1 million registered user accounts as of December 31, 2011, 2012 and 2013, respectively. The activity level of our users was adversely affected by the voluntary suspension. We had 1.9 million, 0.9 million and 1.5 million active accounts in 2011, 2012 and 2013, respectively. The purchase amount of our users was RMB2.5 billion, RMB1.7 billion and RMB3.0 billion (US$503.2 million) in 2011, 2012 and 2013, respectively. Since we resumed online lottery sales services for sports lottery products on November 12, 2012, our user activity level has been recovering steadily.

Our net revenues were RMB232.3 million, RMB171.5 million and RMB259.5 million (US$42.9 million) in 2011, 2012 and 2013, respectively, representing a 26.2% decrease from 2011 to 2012, and a 51.3% increase from 2012 to 2013, respectively. The majority of our service fees were generated from sports lottery products, which accounted for 78.7%, 86.0% and 100.0% of our total service fees in 2011, 2012 and 2013, respectively. The increases in percentages of revenue contribution from sports lottery products were results of our efforts to promote the sales of such products during the periods. Our net income was RMB13.6 million, RMB4.2 million and RMB106.1 million (US$17.5 million) in 2011, 2012 and 2013, respectively, representing a 69.1% decrease from 2011 to 2012 and a significant increase from 2012 to 2013. Our net income in 2011, 2012 and 2013 was adversely impacted by share-based compensation expenses of RMB50.2 million, RMB13.7 million and RMB7.6 million (US$1.3 million), respectively. In addition, our net income in 2011 and 2012 was adversely impacted by deferred tax expenses relating to outside basis differences in our consolidated affiliated entities of RMB21.5 million and RMB11.9 million, respectively. Our net income in 2013 was favorably impacted by reversal of deferred tax liabilities arising from outside basis differences of RMB88.8 million (US$14.7 million).

Our Competitive Strengths

We believe the following competitive strengths have helped to make us a leading online lottery service provider in China:

•	a leading online lottery service platform in China with established and trusted brand;

•	comprehensive and innovative services that enhance user experience;

•	large and active user base;

•	among the online lottery sales service providers that currently operate in China, the only MOF-approved online lottery sales service provider with an operational track record and expertise; and

•	experienced and dedicated management team.

Our Strategies

Our goal is to maintain and enhance our position as a leading online lottery service provider in China and to accelerate growth by building an integrated online service platform. To achieve our goal, we intend to leverage our competitive strengths and pursue the following strategies:

•	strengthen our brand name by concerted sales and marketing efforts;

•	further enhance our specialized and sophisticated lottery purchase services;

•	focus on the development of mobile services;

•	enhance infrastructure and security system to ensure reliability and better user satisfaction; and

•	pursue strategic partnerships and acquisitions.

Our Challenges

We face risks and uncertainties related to our business and industry, including those relating to our ability to:

•	maintain our brand recognition and retain and expand our user base;

•	maintain cooperation and strategic partnerships with provincial lottery administration centers; and

•	maintain and strengthen our position as a leading company in a competitive market.

In addition, we also face risks and uncertainties relating to:

•	rules and regulations on online lottery sales service market in China which are relatively new and subject to interpretation, and their implementation involves uncertainties; and

•

suspension of our operation of online sales of sports lottery products if the operation of online sports lottery sales services by China Sports Lottery Administration Center fails to obtain further approval from the MOF.

We also face other risks and uncertainties that may materially affect our business, financial condition, results of operations and prospects. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in the Notes.

Our Corporate Structure

We began operations in the online lottery service industry in 2001 through one of our consolidated affiliated entities, Shenzhen E-Sun Network Co., Ltd., or E-Sun Network, in Shenzhen, China. In May 2006, E-Sun Network established its wholly owned subsidiary, Shenzhen E-Sun Sky Network Technology Co., Ltd., or E-Sun Sky Network, which became our major operating entity for our online lottery service business. To enable us to raise equity capital from investors outside of China, we set up a holding company structure by establishing our current Cayman Islands holding company, 500.com Limited, on April 20, 2007 under the name Fine Success Limited, which was changed to 500wan.com on May 9, 2011 and further changed to our current name on October 9, 2013. In June 2007, we established our wholly owned PRC subsidiary, E-Sun Sky Computer (Shenzhen) Co., Ltd., or E-Sun Sky Computer. We established two PRC consolidated affiliated entities in December 2008, Shenzhen Youlanguang Technology Co., Ltd., or Youlanguang Technology, and Shenzhen Guangtiandi Technology Co., Ltd., or Guangtiandi Technology. For more information on our corporate structure, including a detailed discussion of the consolidation of E-Sun Network and its wholly owned subsidiary, E-Sun Sky Network, Youlanguang Technology and Guangtiandi Technology, see “Our History and Corporate Structure.” In February and March 2011, we established Fine Brand Limited, a company registered in the British Virgin Islands, and 500wan HK Limited, a company registered in Hong Kong, as our wholly owned subsidiaries, respectively, and we transferred all the equity interests held by 500.com Limited in E-Sun Sky Computer to 500wan HK Limited in May 2011.

The following diagram illustrates our corporate structure as of the date of this prospectus.

(1)	E-Sun Network is approximately 18.8% owned by Jiepin Fu, our director and beneficial owner, approximately 23.8% owned by Ping Yuan, wife of our founder, chairman and CEO, Man San Law, approximately 14.3% owned by He Li, brother of our director, Qi Li, 11.0% owned by Xue Li, sister of our director, Qi Li, approximately 14.9% owned by Ying Zou, a beneficial owner of ours, approximately 17.1% owned by Bo Zou, our beneficial owner and employee. All shareholders of E-Sun Network are parties to the contractual arrangements. Our online lottery services were primarily provided through E-Sun Sky Network, the wholly owned subsidiary of E-Sun Network.
(2)	Youlanguang Technology is 50% owned by Jin Li and 50% owned by Jing Zhang, both of whom are our employees and parties to the contractual arrangements. Youlanguang Technology provides services to E-Sun Sky Network relating to the management of our users’ registration information and accounts.
(3)	Guangtiandi Technology is 50% owned by Ying Wang and 50% owned by Liangdong Yuan, both of whom are our employees and parties to the contractual arrangements described below. Guangtiandi Technology provides services to E-Sun Sky Network relating to the implementation of the technical interface with the provincial lottery administration centers and the printing of the lottery tickets.

Concurrent Transactions

In connection with this offering of the Notes, we expect to enter into an ADS lending agreement with Deutsche Bank AG, London Branch, or the ADS borrower, which is an affiliate of Deutsche Bank Securities Inc., an underwriter in this offering and the Concurrent ADS Offering, pursuant to which we expect to lend to the ADS borrower up to              ADSs, or the borrowed ADSs.

In the Concurrent ADS Offering and by means of a separate prospectus, we are offering              ADSs, the selling shareholders are offering              ADSs (or up to              ADSs if the ADS Underwriters exercise their option to purchase additional ADSs in full), and              borrowed ADSs being offered will be loaned by us to the ADS borrower.

We will not receive any proceeds from the sale of the ADSs by the selling shareholders or the borrowed ADSs by the ADS borrower in the Concurrent ADS Offering, but we will receive from the ADS borrower a nominal lending fee for the use of the borrowed ADSs. We have been informed by the ADS borrower that it or its affiliates intends to use the short position created by the ADS lending agreement and the concurrent short sales of the borrowed ADSs to facilitate transactions by which investors in this Notes offering may hedge their investments. The offering of the Notes pursuant to this prospectus is contingent upon the delivery of the borrowed ADSs under the ADS lending agreement and the closing of the borrowed ADSs offering, and the closing of the borrowed ADSs offering is contingent upon the closing of this Notes offering. We expect to make delivery of such borrowed ADSs concurrently with the closing of this Notes offering. See “Description of the ADS Lending Agreement” and “Underwriting.” The Concurrent ADS Offering is not otherwise contingent upon the closing of either this Notes offering or the concurrent offering of borrowed ADSs, and the closing of this Notes offering and the concurrent offering of the borrowed ADSs are not otherwise contingent upon the closing of the Concurrent ADS Offering.

Our Corporate Information

Our principal executive offices are located at 500.com Building, Shenxianling Sports Center, Longgang District, Shenzhen, 518115, People’s Republic of China. Our telephone number at this address is +(86) 755 86330000 and our fax number is +(86) 755 83796070. Our registered office in the Cayman Islands is at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Our websites are www.500.com and www.500wan.com. The information contained on our websites does not constitute a part of this prospectus.

Recent Development

From January 1, 2014 to March 24, 2014, the aggregate purchase amount of our users was RMB950.9 million.

Ratio of Earnings to Fixed Charges

The following table sets forth our unaudited consolidated ratio of earnings to fixed charges for each of the periods indicated using financial information derived, where applicable, from our audited consolidated financial statements. Our audited consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

	Year Ended December 31,
	2011	2012	2013
Ratio of earnings to fixed charges	189.9	79.4	6.2

The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges on a historical basis for the period indicated. For this purpose, fixed charges consists of interest expense and the estimated interest component of rental expenses. Earnings consist of income before income taxes plus fixed charges.

On November 22, 2013, our ADSs began trading on the New York Stock Exchange under the ticker symbol “WBAI.” We issued and sold a total of 6,653,900 ADSs, representing 66,539,000 Class A ordinary shares, at an initial offering price of US$13.00 per ADS.

Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our agent for service of process in the U.S. is Law Debenture Corporate Services Inc.

Implications of Being an Emerging Growth Company

As a company with less than US$1.0 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise generally applicable to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.0 billion; (b) December 31, 2019; (c) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Conventions Which Apply to this Prospectus

In this prospectus, unless otherwise indicated or the context otherwise requires,

•	“we,” “us,” “our company,” and “our,” refer to 500.com Limited, its subsidiaries and consolidated affiliated entities;

•

“consolidated affiliated entities” refer to our variable interest entities, namely, E-Sun Network, Youlanguang Technology and Guangtiandi Technology, and where required by the context, E-Sun Sky Network, the wholly owned subsidiary of E-Sun Network.

•	“ordinary shares” refers to, our Class A and Class B ordinary shares, par value US$0.00005 per share;

•	“ADSs” refers to American depositary shares, each of which represents 10 Class A ordinary shares;

•	“China” or the “PRC” refers to the People’s Republic of China excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan;

•	“Renminbi” or “RMB” refers to the legal currency of China; and

•	“$”, “US$”, “dollars” or “U.S. dollars” refers to the legal currency of the United States.

Except as otherwise indicated, all information in this prospectus (i) assumes no exercises by the their option to purchase additional Notes, (ii) assumes no exercise by the underwriters to the Concurrent ADS Offering of their option in the Concurrent ADS Offering to purchase up to an additional              ADSs, (iii) excludes ordinary shares issuable upon the exercise of outstanding options with respect to our ordinary shares under our

2011 share incentive plan and (iv) excludes ordinary shares reserved for future issuance under our 2011 share incentive plan. In addition, unless otherwise noted or required by the context, all ordinary share and per share information is adjusted to reflect the 1:20 share-split effected on April 26, 2011.

Our reporting currency is the RMB. Unless otherwise stated, all translations of the RMB into U.S. dollars were made at RMB6.0537 to US$1.00, the noon buying rate on December 31, 2013, as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all.

THE OFFERING

The summary below describes the principal terms of the Notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important imitations and exceptions. For a more detailed description of the Notes, see the section entitled “Description of the Notes” in this prospectus. For a more detailed description of our ADSs issuable upon conversion of the Notes, see the sections entitled “Description of American Depositary Shares” and “Description of Share Capital” in this prospectus. With respect to the discussion of the terms of the Notes on the cover page, in this section and in the section entitled “Description of the Notes,” the words “we,” “our” and “us” refer only to 500.com Limited and not to its subsidiaries or consolidated affiliated entities.

Notes offered	US$ principal amount of % Convertible Senior Notes due .

Option to purchase additional Notes	We have granted the underwriters an option, exercisable within a 30-day period from the date of this prospectus, to purchase up to an additional US$ principal amount of Notes.

Issue price	100% plus accrued interest, if any, from , 2014.

Maturity Date	, unless earlier converted, redeemed or repurchased.

Interest	% per year. Interest will accrue from , 2014 and will be payable semiannually in arrears in cash on of each year, beginning , 2014.

Ranking	The Notes will be our general senior unsecured obligation and will:

•	rank equally in right of payment with all of our other senior unsecured indebtedness;

•	rank senior in right of payment to any indebtedness that is contractually subordinated to the Notes;

•	be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and our consolidated affiliated entities; and

•	be effectively subordinated to all of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The indenture governing the Notes will not limit the amount of debt that we or our subsidiaries or consolidated affiliated entities may incur.

Conversion right	Holders may convert their Notes, at their option, at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding , in US$1,000 principal amount or an integral multiple of US$1,000 in excess thereof.

The initial conversion rate for the Notes will be ADSs per US$1,000 principal amount of Notes, which is equivalent to an initial

conversion price of approximately US$             per ADS, subject to adjustment as described in this prospectus. The conversion rate may be adjusted under certain circumstances but will not be adjusted for accrued and unpaid interest, if any. See “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.”

In addition, if a make-whole fundamental change (as defined herein) occurs prior to the maturity date of the Notes, or if we elect to redeem the Notes in respect of a change in tax law (as described below), we will, under certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change or tax redemption, as applicable, as described under “Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change” and “Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws.”

Upon conversion of the Notes, you will not receive any additional cash payment or additional ADSs representing accrued and unpaid interest, if any, except in limited circumstances. Instead, interest will be deemed to be paid in full by ADSs delivered to you, together with a cash payment for any fractional ADSs, upon conversion of the Notes.

The ADSs	Each ADS represents 10 Class A ordinary shares. The ADSs are evidenced by American depositary receipts, or ADRs.

The depositary holds the Class A ordinary shares represented by the ADSs. Upon conversion of the Notes, you will receive ADSs and will have the rights of an ADS holder as provided in the deposit agreement dated November 21, 2013 among us, the depositary and holders and beneficial owners of ADSs from time to time.

You may surrender your ADSs that you receive upon conversion of the Notes to the depositary in exchange for the Class A ordinary shares represented by such ADSs. The depositary will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement for any reason without the consent of ADS holders. Any amendment that imposes or increases fees or charges or which materially prejudices any substantial existing right an ADS holder has will not become effective as to outstanding ADSs until 30 days after notice of the amendment is given to ADS holders. If an amendment becomes effective, ADS holders will be bound by the deposit agreement as amended if they continue to hold their ADSs.

To better understand the terms of the ADSs, you should carefully read the section in this prospectus entitled “Description of American

Depositary Shares.” You should also read the deposit agreement, which is an exhibit to our registration statement on the Form F-6 filed on November 12, 2013.

Settlement upon conversion	Upon conversion of the Notes, we will deliver, on the third business day immediately following the relevant conversion date, a number of our ADSs equal to the conversion rate on the related conversion date for each US$1,000 principal amount of Notes. We will deliver cash in lieu of fractional ADSs based on last reported sale price of our ADSs on the relevant conversion date.

Optional redemption for changes in the tax laws of the relevant taxing jurisdiction	If we have, or on the next interest payment date would, become obligated to pay any additional amounts that are more than a de minimis amount, as a result of (i) any change or amendment that is announced or becomes effective on or after the date of this prospectus in the laws or any rules or regulations of a relevant taxing jurisdiction, or (ii) any change on or after the date of this prospectus in an interpretation, administration or application of such laws, rules or regulations, as further described under ‘‘Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction,’’ we may, at our option, redeem all but not part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and any additional amounts with respect to such redemption price.

Upon our giving a notice of redemption, a holder may elect not to have its Notes redeemed, in which case such holder would not be entitled to receive the additional amounts referred to in ‘‘Description of the Notes—Additional Amounts’’ after the redemption date.

Fundamental change repurchase right	If we undergo a “fundamental change” (as defined in this prospectus under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their Notes in principal amounts of US$1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date. See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Repurchase of Notes by us at the option of the Holder	On (the “ repurchase date”), holders have the right to require us to repurchase for cash all or part of their Notes at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes—Repurchase of Notes by Us at Option of Holder.”

Additional amounts	All payments and deliveries made by, or on behalf of, us or any successor to us under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the repurchase price, the fundamental change repurchase price and the redemption price), payments of interest and deliveries of ADSs (together with payments of cash for any fractional ADSs, if applicable) upon conversion, will be made without withholding or deduction, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we will pay such additional amounts as may be necessary to ensure that the net amount received by the holder of the Notes after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such holder had no such withholding or deduction been required, subject to certain exceptions set forth under “Description of the Notes—Additional Amounts.”

Events of default	Except as described under “Description of the Notes—Events of Default,” if an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon, may be declared immediately due and payable, subject to certain conditions set forth in the indenture governing the Notes. These amounts will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Sinking fund	None.

Book-entry form	The Notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in the Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee or by DTC participants, and any such interest may not be exchanged for certificated securities, except in limited circumstances. See “Description of the Notes—Global Notes, Book-Entry Form.”

No prior market	The Notes are new securities, and there is currently no established market for the Notes. Although the underwriters have informed us that they currently intend to make a market in the Notes, they are not obligated to do so and may discontinue any market-making with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes.

Listing	We do not intend to apply for a listing of the Notes on any securities exchange or any automated quotation system. Our ADSs are listed on The New York Stock Exchange under the symbol “WBAI.”

U.S. Federal Income Tax Consequences	For the U.S. federal income tax consequences of the holding, disposition and conversion of the Notes, and the holding and disposition of the ADSs issuable upon conversion of the Notes, see “Taxation—Material United States Federal Income Tax Considerations.”

Use of proceeds	We estimate that the net proceeds from the sale of the Notes in this offering will be approximately US$ million (or US$ million if the underwriters exercise their option to purchase additional Notes in full), after deducting the underwriters’ discounts and estimated offering expenses payable by us.

We plan to use the net proceeds from this offering and the Concurrent ADSs Offering for investment in our research and development and further expansion of our business through either investment in our technology platform or strategic acquisition of businesses that are complementary to our business, although we have no current definitive agreement for such acquisition. We expect to use any remaining amounts for general corporate purposes, including working capital needs, incremental costs associated with being a public company, as described under “Use of Proceeds.”

Concurrent ADS Offering	In connection with this offering of the Notes, we expect to enter into an ADS lending agreement with Deutsche Bank AG, London Branch, or the ADS borrower, which is an affiliate of Deutsche Bank Securities Inc., an underwriter in this offering and the concurrent offering of our ADSs, pursuant to which we expect to lend to the ADS borrower up to borrowed ADSs.

In the Concurrent ADS Offering and by means of a separate prospectus, we are offering ADSs, the selling shareholders are offering ADSs (or up to ADSs if the ADS Underwriters exercise their option to purchase additional ADSs in full), and borrowed ADSs being offered will be loaned by us to the ADS borrower. The closing of this offering of the Notes and the concurrent offering of the borrowed ADSs are each contingent upon the other. See “Description of the ADS Lending Agreement” and “Underwriting” in this prospectus. The closing of this offering of Notes is not otherwise contingent upon the closing of the Concurrent ADS Offering or the concurrent offering of the borrowed ADSs and the closing of the Concurrent ADS Offering and the concurrent offering of the borrowed ADSs are not otherwise contingent upon the closing of this offering. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any ADSs.

Trustee, Registrar, Paying Agent and Conversion Agent	Deutsche Bank Trust Company Americas

Risk factors	Investment in the Notes and any ADSs issuable upon conversion thereof involves significant risks. You should carefully review the section titled “Risk Factors” in this prospectus and all other information included in this prospectus for a discussion of factors you should carefully consider before investing in the Notes.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which are included elsewhere in this prospectus.

Our historical results do not necessarily indicate our results to be expected for any future period.

	Year ended December 31,
	2011	2012	2013	2013
	RMB	RMB	RMB	US$
	(in thousands, except for per share data)
Consolidated Statement of Comprehensive Income Data:

Net Revenues	232,332	171,527	259,534	42,872
Operating expenses:
Cost of services	(24,425)	(18,476)	(27,818)	(4,595)
Sales and marketing	(52,471)	(45,794)	(84,596)	(13,974)
General and administrative	(101,996)	(57,784)	(73,190)	(12,090)
Service development expenses	(19,566)	(26,571)	(28,686)	(4,739)
Write-off of deferred initial public offering expenses	—	(6,404)	—	—

Total operating expenses	(198,458)	(155,029)	(214,290)	(35,398)
Other operating income	6,455	4,193	14,560	2,405
Government grant	1,778	2,242	2,792	461
Other operating expenses	(296)	(1,821)	(2,678)	(442)

Operating profit	41,811	21,112	59,918	9,898
Interest income	243	1,132	2,058	340
Interest expense	—	—	(5,407)	(893)
Change in fair value of derivative component of the convertible note	—	—	(26,809)	(4,429)

Income before income tax	42,054	22,244	29,760	4,916
Income tax benefit (expenses)	(28,497)	(18,001)	76,294	12,603

Net income	13,557	4,243	106,054	17,519

Other Comprehensive income, net of tax
Foreign currency translation gain (loss)	(224)	58	(5,496)	(908)

Comprehensive income	13,333	4,301	100,558	16,611

	Year ended December 31,
	2011	2012	2013	2013
	RMB	RMB	RMB	US$
	(in thousands, except for per share data)
Earnings per share for Class A and Class B ordinary shares outstanding:
Basic	0.06	0.02	0.45	0.07
Diluted	0.06	0.02	0.41	0.07
Weighted average number of Class A and Class B ordinary shares outstanding:
Basic	230,768,220	229,374,777	238,342,685	238,342,685
Diluted	237,243,569	233,678,481	259,729,367	259,729,367
Non-GAAP financial data(1)
Net income	13,557	4,243	106,054	17,519
Adjustment for share-based compensation	50,154	13,704	7,561	1,249
Adjustment for deferred tax expense relating to outside basis differences	21,482	11,919	(88,796)	(14,668)
Adjustment for changes in fair value of the derivative component of the convertible note	—	—	26,809	4,429
Adjustment for interest expense relating to the convertible note	—	—	3,933	650
Adjusted net income (non-GAAP)	85,193	29,866	55,561	9,179

(1)	As a supplement to net income, we use the non-GAAP financial measure of adjusted net income which is U.S. GAAP net income as adjusted to exclude share-based compensation, deferred tax expense relating to outside basis differences in our consolidated affiliated entities and costs incurred on convertible note. This non-GAAP financial measure is provided as additional information to help our investors compare business trends among different reporting periods on a consistent basis and to enhance investors’ overall understanding of our current financial performance and prospects for the future. This non-GAAP financial measure should not be considered in addition to or as a substitute for or superior to U.S. GAAP net income. In addition, our definition of adjusted net income may be different from the definition of such term used by other companies, and therefore comparability may be limited.

The following table sets forth our selected consolidated balance sheet data as of the indicated dates:

	As of December 31,
	2012	2013
	RMB	RMB	US$
	(in thousands)
Consolidated Balance Sheet Data:

Total current assets	329,821	909,876	150,302
Total assets	379,343	958,300	158,301
Total current liabilities	281,315	118,567	19,587
Total liabilities	381,963	148,880	24,594
Total shareholders’ equity (deficit)	(2,620)	809,420	133,707
Total liabilities and shareholders’ equity	379,343	958,300	158,301

The following tables set forth our user information and their purchase amounts during the indicated years:

	Year ended December 31,
	2011	2012	2013
	(in thousands)
Active Accounts(1):
Newly Registered Accounts(2)	1,287	430	1,180
Existing Accounts(3)	606	518	327

Total	1,893	948	1,507

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
	(in thousands)
Purchase Amount:
Newly Registered Accounts(2)	1,026,761	374,005	1,214,920	200,690
Existing Accounts(3)	1,489,472	1,299,493	1,831,590	302,557

Total	2,516,233	1,673,498	3,046,510	503,247

(1)	Defined as registered accounts which made at least one purchase during the year.
(2)	Defined as accounts registered during the year.
(3)	Defined as accounts registered prior to the year.

RISK FACTORS

Investing in our Notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our Notes. If any of the following risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Notes and the ADSs issuable upon conversion of the Notes could decline, and you may lose some or all of your investment.

Risks Related to Our Business and Industry

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the industry and among our users as a leading reliable and trustworthy online lottery service provider and our “500wan” brand is of significant importance to the success of our business. A well-recognized brand is critical to increasing our user base and, in turn, increasing our net revenues from service fees. Since the online lottery service market is highly competitive, our ability to remain the market leader in China depends largely on maintaining and enhancing our reputation and brand, which may be difficult and expensive.

We have developed our reputation and established a leading position by providing our users with what we believe are superior and trustworthy services. We have conducted, and may continue to conduct, various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion and activity enhancement goals we expected. In addition, any negative publicity in relation to our services or products, regardless of its veracity, could harm our brand image and, in turn, have adverse effects on our user loyalty and stickiness, or result in a reduction in the number of our users. For example, we are aware of certain complaints against our websites on a number of online forums with regard to purchase order processing and prize collections. From 2010 to 2013, we received 103 complaints with regard to order processing and prize collection, and paid a total amount of RMB36,762 to resolve such complaints. Among the 103 complaints, 11 involved compensation amounts over RMB1,000, and the highest amount was RMB4,200. Even though the allegations made in such complaints were not factually proven or the amounts in issue were diminutive, such complaints can nonetheless have a detrimental effect on our reputation. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial condition and results of operations may be materially and adversely affected.

The rules and regulations on online lottery sales service market in China are relatively new and subject to interpretation, and their implementation involves uncertainty.

On September 26, 2010, the MOF issued the Interim Measures for the Administration of Online Sales of Lottery, or the Interim Measures, which allows qualified service providers to provide online lottery sales services after obtaining the approval by and the operating permit from the MOF. On January 18, 2012, the MOF, the Ministry of Civil Affairs and the General Administration of Sports of China jointly promulgated the Implementing Rules of Regulation on Administration of Lottery, or the Implementing Rules, which set forth, among other things, detailed requirements and qualifications for the approvals to conduct online lottery sales. For a description of relevant PRC laws and regulations on online lottery services, see “Regulations—Regulation on Lottery Services Industry and Online Lottery Sales.” Applications were submitted to the MOF in connection with the qualifications and approvals of our online lottery sales services for both sports and welfare lottery products provided on our websites, in accordance with the new measures. In October 2012, we were notified by China Sports Lottery Administration Center that we were one of the two entities that had been approved by the MOF to conduct online sales of sports lottery products in China on behalf of China Sports Lottery Administration Center. However, since the operation of online sports lottery sales services by China Sports Lottery Administration Center itself is in a pilot phase and is subject to further approval by the MOF, our operation of online sales of sports lottery products may be subject to suspension if China Sports Lottery Administration Center fails to obtain such further approval from the MOF. We are currently awaiting approval from the MOF to provide sales services for welfare lottery products. As the relevant rules and regulations are relatively new and we are one of the first two entities that have ever been approved by the MOF to conduct online sales of sports lottery products in China, we face uncertainties in the implementation of such rules and regulations by the competent authorities. The competent authorities may establish certain management systems to supervise and monitor the online lottery sales, which systems may comprise a sales monitoring system, a back-office management system and an application service platform. The competent authorities may also ask the approved entities, like us, to adopt certain measures to meet specific regulatory requirements that may be adopted from time to time. For example, the competent authorities may monitor or adjust the categories of lottery products being sold online, and supervise the sales procedures and key data of our online lottery sales on a real-time basis, such as those relating to our customer account opening procedures, capital management, database information and risk controls. In addition, we may be required to enter into new lottery agency agreements with the relevant lottery administration center that could have different terms and conditions from those in our existing service agreements with the relevant sports lottery administration centers. As a result, we may have to amend our existing service agreements. Any unfavorable new regulatory requirements or amendments to the key terms of our existing service agreements could have a material adverse effect on our business, financial condition, results of operations and prospects.

We have 13 years of operating experience in providing online lottery sales services. From March to November 2012, we suspended our online lottery sales services to substantially all of our customers in response to the Urgent Notice with regard to the Implementation of the Implementing Rules of Regulation on Administration of Lottery promulgated by the General Administration of Sports of China on February 28, 2012, or the Urgent Notice. We continued to provide lottery sales services via our mobile applications to mobile users and via our online platform to a limited number of loyal customers and generated service fees from such services. The PRC regulations on lottery sales services via mobile applications and their interpretations are subject to uncertainty. Our PRC legal counsel has advised us, given that the MOF has approved us as an authorized entity to conduct online lottery sales on behalf of China Sports Lottery Administration Center, our operation of lottery sales services prior to November 2012, including sales through our mobile applications and online platform, did not and will not likely to have a material adverse effect on us. However, under the rules and regulations on online lottery sales, the relevant PRC authorities have broad discretion on the lottery sales that are conducted without the approval by the MOF, and have the authority to impose sanctions thereon, including without limitation, levying fines, confiscating illegal income or suspending the operations and other sanctions. We have not received any legal sanctions, but there is no assurance that the competent authorities would not impose any legal sanction. Any legal sanctions imposed on us by the competent authorities could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our product portfolio depends on the offerings of the lottery administration centers and could change unfavorably for us as a result of decisions made by them.

The lottery products we service are issued and sold by national and provincial lottery administration centers. We do not have the right to issue lottery products and cannot prevent the discontinuation of lottery products currently being offered. If the national lottery administration centers decide to discontinue one or more lottery products or to replace them with other products, this could lead to a decline in our purchase orders and thus have an adverse effect on our financial position and results of operations. In addition, if we want to provide services on newly issued lottery products, we have to enter into service agreements with the lottery administration centers that issue or sell such new lottery products. We cannot assure you that such service agreements can be entered into on terms favorable to us, or at all. If our competitors are able to enter into service agreements to service popular newly issued lottery products while we cannot, it could have an adverse effect on our revenue and brand name.

Lottery products offered by provincial lottery administration centers may be discontinued or subject to restriction and regulations by the relevant national lottery administration centers. Due to the popularity of certain lottery products we service, those provincial lottery administration centers with which we do not have service agreements might choose to issue similar lottery products on more competitive terms. This may result in a decrease in the purchase orders of those lottery products we service and, in turn, result in a decrease in the revenue we are able to generate from those lottery products. We cannot assure you that we will be able to reach an agreement with a provincial lottery administration center to obtain the right to service its lottery products that compete with products we currently service. In addition, the relevant lottery authorities could mandate the change of the rules or prize scheme of our current lottery products or stop the issuance of those lottery products altogether due to social policy or other considerations, which could have an adverse effect on our results of operations.

We depend on our agreements with a few provincial lottery administration centers for our service fees and such agreements could be terminated, amended or fail to be renewed.

Substantially all of our revenues were generated from service fees paid to us by a few provincial lottery administration centers. We have entered into non-exclusive service agreements with these lottery centers for terms of one year or five years, and the lottery administration centers may choose to enter into similar arrangements with other service providers. We have long-term, mutually beneficial partnerships with a few provincial lottery administration centers, such as Jiangxi Sports Lottery Administration Center. Service fees received from our single largest lottery administration center partner, all of which were generated from sports lottery products, accounted for 53.5%, 60.2% and 51.0% of our total service fees in 2011, 2012 and 2013, respectively. The service fees received from the lottery administration centers represent revenues recognized before the reduction of incentives paid to users and the residual amount of lottery pool contributed by us to the lottery centers. We have a service agreement with Jiangxi Sports Lottery Administration Center that is effective until March 2018 and renewable upon expiration, but Jiangxi Sports Lottery Administration Center can terminate its agreement with us for various reasons or decide not to renew the agreement upon expiration. For example, the service agreement provides that the Jiangxi Sports Lottery Administration Center has the right to monitor our operations and unilaterally terminate the service agreement if we violate relevant laws and regulations. If any of the provincial sports lottery administration centers terminates or decides not to renew its agreement with us, or if the agreement is amended to our disfavor, this could have an adverse effect on our business, results of operations and prospects, and we could lose a substantial portion of our revenues.

We have a limited history of being profitable and our business model is subject to uncertainties, which makes it difficult to evaluate our business.

We launched our online lottery services in 2001 and became profitable in 2007. We have a limited history of being profitable from 2007 to 2013 and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult for you to evaluate our business, financial performance and prospects, and our historical growth rate may not be indicative of our future performance. Although we achieved profitability in recent periods, we cannot assure you that we will be able to achieve similar results or growth in the future. We may not be able to achieve or sustain profitability on a quarterly or annual basis. You should consider our prospects in light of the risks and uncertainties that fast-growing companies in a rapidly evolving market may encounter.

In particular, our net revenues in 2012 were RMB171.5 million, a 26.2% decrease as compared to 2011, and we recorded net income of RMB4.2 million in 2012, as compared to RMB13.6 million in 2011 primarily due to the adverse impact of voluntary suspension. We cannot assure you that our users’ purchasing activities for sports lottery products will return to previous levels and continue to grow at a comparable pace as compared to that of the period prior to the voluntary suspension.

A significant portion of our service fees from 2010 to 2012 were generated from the sales of welfare lottery products for which we currently do not offer sales services.

Service fees generated from welfare lottery products were RMB52.5 million and RMB25.9 million in 2011 and 2012, respectively, accounting for 21.3% and 14.0% of our service fees generated from lottery products in the same periods, respectively. We ceased to offer sales services for welfare lottery products in November 2012. Consequently, we did not generate any service fees from welfare lottery products in 2013. We plan to resume our online sales services for welfare lottery products after we obtain the relevant approval for such products from the MOF. Chongqing Welfare Lottery Administration Center notified us that it submitted an application for qualification and approval for the online lottery sales services for welfare lottery products to China Welfare Lottery Issuance and Administration Center on November 15, 2010, and such application would be further submitted by China Welfare Lottery Issuance and Administration Center to the MOF for approval. As of the date of this prospectus, Chongqing Welfare Lottery Administration Center had not updated us on the status of the application for welfare lottery products. Since the relevant regulations do not set forth a specific time limit for the MOF to issue such approval, we cannot assure you that we would be able to obtain such approval in the near future, or at all.

We operate in an intensely competitive environment, which may lead to declining revenue growth or other circumstances that would negatively affect our results of operations.

We operate in the new and dynamically growing online market for lottery products. There is no guarantee that we can maintain our position as one of the market leaders. Going forward, we anticipate significant competition, primarily from other online lottery service providers that may obtain relevant approvals and licences to provide online lottery sales services in China. When the approval and licensing system for online lottery service providers is fully implemented in China in the future, we may face increased competition from companies that do not currently operate in the online lottery services industry. For example, if major portal websites obtain relevant approvals and licences to offer lottery sales services, they may be able to offer similar services at a lower cost or to a larger user group due to their larger operational scales and user bases, which will put us at a competitive disadvantage. We also face competition from traditional offline lottery agents. If we do not recognize market trends or user demand in a timely manner, we may lose our market share to our competitors, which would have a negative impact on our results of operations.

According to the iResearch Report, we were among the first group of online lottery service providers in China. Since our inception, we have been offering a number of innovative services on our websites, such as lottery pool purchase services and automatic tag-along purchase services. Lottery pool is the purchase mode most favored by our users. Due to the popularity of lottery pool purchase services, competing websites have started to offer similar services. Since there are no adequate measures to protect the exclusivity of online service innovations or business models, we cannot assure you that new or existing services offered by us will not be imitated by our competitors.

The lottery industry in China in general and the online lottery service industry in particular may not grow as quickly as expected, which may adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development and expansion of the lottery industry in China in general and the online lottery service industry in particular. Both China’s lottery industry and the online lottery service industry have experienced substantial growth in recent years in terms of both the number of people purchasing lottery products and revenue generated. We cannot assure you, however, that the lottery industry or the online lottery service industry in China will continue to grow as rapidly as it has in the past, or the current trend of a faster growth rate of the lottery market in comparison to the growth rates of China’s GDP and individual disposable income will continue in the future. Growth of China’s lottery industry and the online lottery services industry are affected by numerous factors, such as GDP growth, growth of individual disposable income, regulatory changes, public perception and receptiveness, users’ trust and confidence level in the online lottery market, users’ general online purchase experience, technological innovations, development of the Internet and Internet-based services, and the macroeconomic environment. If the lottery industry or online lottery service industry in China does not grow as quickly as expected or if we fail to benefit from such growth by failing to successfully implement our business strategies, our user base may decrease and our business and prospects may be adversely affected.

We depend on the technology and advanced information system, which may fail or be subject to disruption.

We are dependent on our IT systems for handling purchase orders, and the efficiency and reliability of our systems are in turn dependent on the functionality and stability of the underlying technical infrastructure. The functionality of the servers used by us and the related hardware and software infrastructure are of considerable significance to our business, our reputation and our ability to attract business partners and users. Our IT systems may be damaged or interrupted by increases in usage, human errors, unauthorized access, destruction of hardware, power cuts not covered by backup facilities, system crashes, software problems, virus attacks, natural hazards or disasters, or similar disruptions or disruptive events. Furthermore, our current IT systems may be unable to support a significant increase in online traffic or increased number of users, whether as a result of organic or inorganic growth of the business. We have in place business continuity procedures, disaster recovery systems and security measures to protect against network or technical failures or disruptions. Despite such procedures, failures in computer processing and weakness in the existing software and hardware cannot be completely prevented or eliminated. Any failure of our IT system and infrastructure could lead to significant costs and disruptions that could reduce our revenues, harm our reputation and have a material adverse effect on our operations.

In addition, we rely on bandwidth providers, communications carriers, data centers and other third parties for key aspects of the process in providing services to our users. Any failure or interruption in the services and products provided by these third parties could limit our ability to operate certain of our businesses, which could in turn have a material adverse effect on our business and financial condition.

We may not be able to develop and launch new services or new technologies in a timely manner or at all, and new services or technologies we manage to develop or provide may not be successful.

Our success in attracting new users and keeping existing users engaged depends on our ability to consistently develop and launch new and innovative services and technologies. Although we will continue to focus on research and development going forward, we cannot assure you that we will continue to be able to develop our technology to keep up-to-date with developments across the online lottery service industry and to launch new products or technologies in a timely manner or at all. New technologies and software are also less likely to be reliable, robust and resistant to viruses or failure. Given the fast growing online lottery service industry, we may not have enough time to fully test the new technologies and software we have developed before deploying them on our websites, which might cause service problems and negative user experience.

In particular, the number of people who access the Internet through non-PC devices such as mobile phones has increased in recent years. The software we have developed for these devices may not be widely adopted by users of such non-PC devices. The lower resolution, functionality and memory capacity associated with non-PC devices make the use of our services through such devices difficult. If we are unable to attract and retain a substantial number of non-PC device users to our services or if we are slow to develop services and technologies that are more compatible with non-PC devices relative to our competitors, we may fail to capture a significant share of new users or lose our existing users who switch to non-PC devices for their lottery purchase activities.

We could be subject to foreign laws and regulations applicable to lottery services, which could have important legal consequences for us.

We currently only conduct our operations in China, and will continue to do so in the future. We have blocked direct access to our websites and mobile applications from the United States through IP address filtering. We have implemented an identity verification procedure as part of the prize collection process. A user who has won a prize is required to provide his or her valid PRC identification card number and valid PRC bank account number to us for identity and age verification through a government designated entity before we transfer the prize money to such user’s online account registered at our websites and mobile applications. Despite such measures taken by us, it is conceivable that a user with a valid Chinese bank account and a Chinese identification card could place an order or collect a prize at our websites or mobile applications from a jurisdiction other than China and the United States, or that a user could devise a way to evade our blocking measures and access our websites and mobile applications from the United States. In addition, we have not been able to implement the same identity verification process over users registered with websites of third-party online service providers, which conduct their own identity verification processes, and these users may place purchase orders with us and collect prize money they win without providing their identity to us. As a result, we could be subject to foreign laws and regulations applicable to lottery services, which could have important legal consequences for us. The fact that our websites and mobile applications are accessible from a foreign jurisdiction could render our business operations subject to the laws and regulations of such jurisdiction, even though we do not have a physical presence in that jurisdiction. As a result, we could be required to obtain the requisite approval or license for lottery services in such jurisdiction, or could be deemed to have violated the prohibition against lottery services in that jurisdiction.

If we were found to have violated any applicable foreign laws and regulations applicable to lottery services, we could face civil or even criminal liabilities, such as injunctions, restrictive orders, damage awards or fines. Even if we successfully defend ourselves against such allegations, we could nevertheless incur considerable costs in such defense or suffer reputational damage due to the negative publicity associated with such allegations.

Our systems and controls to restrict access to our websites from persons located in the United States may not be adequate.

In the United States, some credit card companies have classified online purchase orders of U.S. state-issued lottery products as online gambling and thus denied such purchase orders, despite the fact that many such purchases are exempt from the Unlawful Internet Gambling Enforcement Act, or UIGEA, enacted in 2006. The UIGEA is silent on whether lottery products issued by non-U.S. state entities are exempt from the definition of online gambling. There are several other U.S. federal laws relevant to online gaming, including the Professional and Amateur Sports Protection Act, the Federal Interstate Wire Act, the Illegal Gambling Business Act, the Interstate Transportation of Wagering Paraphernalia Act and the Interstate and Foreign Travel or Transportation in Aid of Racketeering Enterprising Act. In addition, laws and regulations exist in various individual U.S. states that limit or prohibit online games of chance. Although the services we provide to our users are solely related to lottery products issued and sold by national and authorized provincial lottery administration centers in China, we cannot assure you that the United States Department of Justice or other federal or state regulatory authorities will not deem our business as being in violation of the UIGEA or any of the laws mentioned above if purchase orders are placed on our platform from users in the United States not successfully blocked by our system. Violations of such laws can lead to criminal and civil penalties, including substantial fines, injunctions, damage claims and jail terms for persons accountable.

As a precaution, we have implemented technological and other measures to prevent persons in the United States from accessing our websites and mobile applications. These measures could fail or otherwise be inadequate, either currently or as a result of future technological developments. This may result in allegations or accusations of our violations of the above-mentioned or other applicable laws or regulations of the United States, and actions brought against us based on such violations, which could have a material adverse effect on our operations, financial performance and prospects.

Our service agreements with certain third-party Internet companies may be amended or terminated.

We generate a portion of our net revenues pursuant to cooperation agreements with certain third-party Internet companies. We build and maintain embedded lottery purchase webpages for websites of these Internet companies which redirect user purchase orders to our websites. We pay these third-party Internet companies a predetermined fixed percentage of the total purchase amount generated by purchase orders redirected to us from their websites. In 2011, 2012 and 2013, such payments to certain Internet companies accounted for 6.2%, 4.7% and 5.3% of our net revenues, respectively. We also provide lottery information packages to the lottery information channels of some portal websites. The third-party Internet companies that we work with may request amendments to the material terms of our cooperation agreements in a manner that is unfavorable to us or decide to terminate such cooperation agreements. In particular, if any of these companies decide to start offering its own online lottery services after terminating its cooperation arrangement with us, users formerly redirected to our websites through websites of these companies may decide to use these companies’ services instead, which would have a negative impact on our net revenues.

We are exposed to contractual claims by third parties arising from regulatory actions, which could damage our reputation and results of operations.

We have entered into various service, online payment and advertisement agreements with a number of third parties. Many of these agreements contain warranties, indemnities and termination provisions in which we have made representations and warranties to the counterparties as to the legitimacy of our operations and our compliance with relevant laws and regulations. If a claim or regulatory action is brought against our counterparties alleging that our historical business conduct breached such provisions on which our counterparties have relied, whether as a result of judicial proceedings or a change of law or otherwise, we may face material claims or regulatory actions and may owe damages to the relevant third parties. We may also remain liable for any outstanding fees payable to the counterparty of an agreement which has been terminated.

Any extended periods in the future without our users winning substantial prizes could result in losses in revenues and profits for us.

As of December 31, 2013, three prizes of over RMB10 million, 57 prizes of RMB5 million to RMB10 million, and 365 prizes of RMB1 million to RMB5 million had been awarded to users who purchased their lottery products using our online lottery service platform. Our users’ record of winnings is one of the factors contributing to our ability to attract new users and retain existing users. Winning of number-based lotteries arise purely by chance during the lottery draws. No assurance can be given that there will not be long periods in the future without any of our users winning a prize of significant amount, which could lead to a reduction in user activity and therefore a shortfall in our revenue and profit.

Our operations and services relating to sports lottery products depend on the scheduling and live broadcasting of major sports events.

Our operations and services relating to sports lotteries are affected by the scheduling and live broadcasting of the underlying sports events. In particular, a significant portion of our service fees are derived from results of international soccer games. Disruptions to the scheduling and broadcasting of those games may have a material impact on our results of operations. In some instances, the scheduling of major sports events occurs seasonally (for example, European soccer) or at regular but infrequent intervals (for example, the FIFA World Cup). The cancellation, postponement or curtailment of significant sports events, due to, among other things, adverse weather conditions, terrorist acts, other acts of war or hostility or the outbreak of infectious diseases, or cancellation of, disruption to, or postponement of the live broadcasting of such sports events, due to contractual disputes, technical or communication problems, or the insolvency of a major broadcaster, could materially adversely affect our operations and services relating to sports lotteries.

Future strategic acquisitions may have a material adverse effect on our business, reputation and results of operations.

Although we have no current acquisition plans, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business if we are presented with appropriate opportunities. Future acquisitions and subsequent integration of newly acquired assets and businesses into our own would require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or businesses may not generate the financial results we expect. In addition, acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating acquisitions may be significant. In addition to possible shareholders’ approval, we may also have to obtain approvals and licenses from the relevant government authorities in the PRC for the acquisitions and to comply with any applicable PRC laws and regulations, which could result in increased cost and delay.

Negative publicity about our operations, or problems such as underage and compulsive lottery activities, fraud and corruption in sports matches may adversely affect our reputation and business.

Social responsibility policies are a key consideration in lottery laws and regulations. There are concerns as to the ability of online lottery service providers to effectively block minors from purchasing lottery products online and the possible increase in compulsive lottery activity due to the relative ease of making online lottery purchases. Publicity regarding such concerns could harm our brand and image. If the perception develops that online lottery operators or the lottery industry as a whole is failing to adequately protect minors and vulnerable lottery purchasers, we may face increased social resistance. Damage to the industry’s reputation could also lead to the withdrawal of support for the industry from the government or the tightening of regulations, which may have a material adverse effect on our business.

Negative publicity about potential fraud (including money laundering) and corruption in sports matches (including collusion and match-fixing), even if not directly or indirectly connected with us or our services, may adversely impact our reputation and the willingness of the public to participate in the purchase of sports lotteries. As a result, the number of potential users available to us could be adversely affected.

Undetected errors with regard to historical or real-time data in our information platform could adversely affect our user experience, which may materially and adversely affect our reputation and business.

As of December 31, 2013, our information database provided to our users real-time updated information on all 13 national lottery products and 57 provincial lottery products, as well as historical data, charts analytical tools and account management tools and functions. Although we intend to ensure the accuracy and reliability of all data in our information database, in a number of instances, users have complained on online forums of being misled by the wrong historical data and users have also alleged that the winning numbers posted by us differ from the actual winning numbers published by the relevant national or provincial lottery administration centers. Such complaints and allegations, whether with or without merit, may damage our reputation as a credible online lottery service provider and adversely affect user experience, which could materially and adversely affect our reputation and business.

We may fail to detect fraudulent activities of our users or employees.

Online transactions may be subject to sophisticated schemes or collusion to defraud or other illegal activities, and there is a risk that our platform may be used for those purposes either by our users or our employees. While we make continuing efforts to protect our business and our users from such illegal activities, including a user identity verifying system and pre-payment procedures to protect against fictitious transactions, the controls and procedures we have implemented may not be effective in all cases. Failure to protect our operations and our users from fraudulent activity either by other users or our employees could result in reputational damage to us and could materially and adversely affect our results of operations.

We rely on individual employees to handle prize collection using their personal bank accounts, which creates a risk of misappropriation of funds.

Under the current prize payout rules for national and provincial lottery products, prizes can only be claimed by natural persons who present the winning lottery tickets at the time of collection. Since we do not distribute physical tickets to individual users and need to collect prizes on behalf of the winning users, we rely on certain of our employees to maintain bank accounts opened in their individual names into which winning prizes are first deposited before they are transferred into the bank account of E-Sun Sky Network Technology Co., Ltd., or E-Sun Sky Network, which then allocates the prize money to the winners’ accounts. We have adopted several measures to ensure that such individual accounts are under our strict control. See “Our Business—Purchase Order Processing and Prize Collection.” Although we have never had an incident where prize money deposited in an employee’s account was misappropriated, there is no assurance that misappropriations of prize money will not happen in the future, which could have an adverse effect on our reputation and financial results.

Failure to adequately protect user account information could have a material adverse effect on us.

We process our users’ personal data (including name, address, age, bank details and lottery purchase history) as part of our business and therefore must comply with data protection laws in China. Data protection laws restrict our ability to collect and use personal information relating to our users and potential users. Notwithstanding our IT and data security and other systems, we may not be effective in detecting any intrusion or other security breaches, or safeguarding against sabotage, hackers, viruses and cyber crime. We are exposed to the risk that personal data could be wrongfully accessed and/or used, whether by employees, users or other third parties, or otherwise lost or disclosed or processed in breach of data protection laws. If we or any of the third party service providers whom we rely on fail to transmit users information and payment details online in a secure manner or if any such theft or loss of personal users data were to otherwise occur, it could subject us to liabilities under the data protection laws or result in the loss of the goodwill of our users.

We have no insurance coverage against product liability claims or business interruptions.

As the insurance industry in China is still in an early stage of development, insurance companies in China currently offer limited business insurance products. We do not have any product liability insurance or business interruption insurance. As we continue to increase the number of lottery products we service, we may be increasingly exposed to claims related to such lottery products. Any such claims, business disruption, or natural disaster could result in us incurring substantial costs and a diversion of our resources away from our business, which would have an adverse effect on our business and results of operations.

We plan to incur significant costs on a variety of marketing efforts designed to increase our net revenues and some marketing campaigns and methods may not be effective.

We have been and plan to continue to engage in a variety of different marketing efforts tailored to our targeted users to increase our user base and user activity level. For more details, see “Our Business—Sales, Marketing and Branding”. Our marketing activities, which we expect to involve significant costs, may not be well received by users and may not result in increases in net revenues that we anticipate. Marketing approaches and tools in the online lottery market in China are evolving. This further requires us to enhance our marketing approaches and experiment with new marketing methods to keep pace with industry developments and user preferences. Failure to refine our existing marketing approaches or to introduce new effective marketing approaches in a cost-effective manner could reduce our market share, cause our net revenues to decline and negatively impact our profitability.

We might not be able to adequately protect our intellectual property rights.

We believe our trademarks, software, technology know-how and other intellectual property provide competitive advantages to us, which are important to our achievements to date and our future success. We have invested significant resources to develop our brand name, 500wan, which is an important asset to us. We cannot assure you that steps taken to protect our intellectual property rights will be sufficient to prevent infringement of our intellectual property rights. If we fail to adequately protect our intellectual property rights, including our rights in our trademarks and know-how, it could have a material adverse effect on our operations.

The validity, enforceability and scope of protection available under intellectual property laws with respect to the Internet industry in China are uncertain and evolving. Implementation and enforcement of PRC intellectual property-related laws have historically been deficient and ineffective. Accordingly, protection of intellectual property rights in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend our copyrights or other intellectual property rights or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and any adverse determination thereof could result in substantial costs and diversion of resources and management attention away from our business.

We may be subject to allegations or liabilities for infringement of third-party intellectual property rights based on the content available on our websites or information services we provide.

We provide our users with real-time and historical lottery-related news, data, analyses, real-time match scores and other content on our information platform. We obtain such content from a third-party professional sports information agency as well as publicly available sources. The user forum of our websites also hosts a significant amount of content generated by our users. We cannot assure you that we will not be subject to allegations, claims or lawsuits by third parties regarding the use of lottery or sports related information or any other content on our websites, which may infringe upon the intellectual property rights of such third parties. If such claims are found valid by the courts and we are ordered to remove the content from our websites, our information platform will become less attractive and our user experience and satisfaction will be adversely affected. Even if we successfully defend ourselves against such claims or allegations, we could nevertheless incur considerable costs in such defense or suffer reputational damage due to the negative publicity associated with such claims or allegations.

We rely on our senior management and key employees.

Our success is dependent upon the expertise and continued service of our senior management and other key personnel. Our founder, Chairman and Chief Executive Officer, Mr. Man San Law, has 13 years of experience in the lottery service industry. Mr. Law is a pioneer of the online lottery service market who has been at the forefront of developing innovative online products and solutions and has established relations with market participants in China. Most of our senior management team members have 13 years of experience in information technology or Internet related industries. They are crucial to our smooth operation and continued innovation. In addition, we rely on a limited number of specialized staff members in certain areas of our IT operations where we do not receive support from external service providers. Furthermore, our ability to expand our operations to accommodate our anticipated growth will also depend on our ability to attract and retain additional personnel such as qualified risk managers, finance, management, marketing, technical and other personnel. Competition for these employees is intense due to the limited number of qualified personnel. It may be difficult for us to manage our business and meet our objectives if we fail to attract and retain such personnel and our results of operations or financial condition may be adversely affected.

We are dependent on external service providers with respect to payment and settlement processing, and the provision of faulty services by these providers could lead to financial loss and damage to our reputation.

We are dependent on cooperation with external service providers with specialist knowledge and technology for processing lottery purchase orders. This includes, among other things, data and voice communication, procurement, installation, further development, maintenance and servicing of hardware and software, server housing and payment processing. It is possible that one or more of the external service providers do not perform the services, or that they do not perform them in a timely and accurate manner. It is therefore possible that, due to failures or omissions by the external service providers that we have engaged, we will not be in a position to perform our own services faultlessly or on time. This could lead to revenue losses, liability for damage, and substantial damage to our reputation.

We depend on payment processing for the success of our business.

We require our users to deposit funds in their registered accounts in advance of any lottery purchases. Users’ prize money are also deposited in and withdrawn from their respective accounts. Therefore, the provision of convenient, trusted and effective payment processing services to our users and potential users is critical to our business. If there is any deterioration or perceived deterioration in the quality of the payment processing services provided by us or any interruption to those services, or if our payment processing services are not performed in a timely manner, our users and potential users may be deterred from using our online lottery services, and we may be subject to user complaints and allegations concerning the mishandling of their funds, which may damage our reputation and have a material adverse effect on our business and results of operations.

Our quarterly net revenues and operating results may fluctuate, which makes our results of operations difficult to predict and may cause our quarterly results of operations to fall short of expectations.

Our quarterly revenues and operating results have fluctuated in the past and may continue to fluctuate depending upon a number of factors, many of which are out of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly and annual net revenues and costs and expenses as a percentage of our net revenues may be significantly different from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause the price of our ADSs to fall. Other factors that may affect our financial results include, among others:

•	seasonality of sports events on which sport lotteries are based;

•	change of lottery issuance schedules by the lottery issuance authorities;

•	changes in government policies or regulations, or their enforcement;

•	economic conditions in China and worldwide; and

•	geopolitical events or natural disasters such as war, threat of war, earthquake or epidemics.

Our operating results tend to be seasonal. For instance, we may have lower net revenues during the first quarter of each year primarily due to the Chinese New Year holidays in that quarter.

We could be subject to administrative penalties or business losses if our current user identity verifying system cannot sufficiently prevent us from taking purchase orders from underage users.

According to the Regulation on Administration of Lottery issued by the State Council which came into effect on July 1, 2009, a lottery service provider may be subject to administrative penalties from the local civil affairs authority or the sports administration authorities if it takes lottery purchase orders from underage users. The lottery administration centers have the right to terminate their service agreements with a service provider if it becomes subject to administrative penalties. It is still unclear which security mechanisms have to be introduced for online service providers to protect minors. Although we have adopted a user identity verifying system which allows us to filter out underage users, we cannot assure you that our current system is sufficient for us to identify all underage users. If the relevant authorities determine that we are in violation of any relevant regulations, we may be subject to administrative penalties and we may lose our service agreements with the lottery operation centers.

In addition, a registration process that is as simple as possible and takes only a short time to complete is an important factor in our ability to attract new users. Currently, the age verification step of our registration process is relatively simple. If it becomes apparent that this measure is inadequate, the registration process might have to be made more lengthy and difficult for more in-depth checks, such as requiring users to provide a copy of their Chinese ID card or other identification documents as part of the registration process, which could decrease the number of new registrations or lead to a decrease in users. This could have a material adverse effect on our financial condition and results of operations.

In the course of preparing our consolidated financial statements, we have identified a material weakness in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence in our company and the market price of our ADSs may be adversely affected.

We are subject to reporting obligations under U.S. securities laws. Our reporting obligations as a public company places a significant strain on our management, operational and financial resources and systems for the foreseeable future. We and our independent registered public accounting firm, in connection with the preparation and external audit of our consolidated financial statements as of and for the fiscal year ended December 31, 2013, have identified a material weakness as defined in the U.S. Public Company Accounting Oversight Board Standard AU Section 325, Communications About Control Deficiencies in an Audit of Financial Statements, or AU325, in our internal control over financial reporting. As defined in AU325, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified was related to insufficient personnel with U.S. GAAP expertise in the preparation of the financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other control deficiencies in our internal control over financial reporting as we and they may be required to do after we become a public company. In light of the material weakness that was identified as a result of the limited procedures performed, we believe it is possible that, had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

Following the identification of this material weakness, we have begun taking measures and plan to continue to take measures to remedy this weakness. However, the implementation of these measures may not fully address this material weakness in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct this material weakness or our failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and make related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our ADSs, may be materially and adversely affected.

We are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2014. If we fail to remedy the problems identified above, our management and our independent registered public accounting firm may conclude that our internal control over financial reporting is not effective. This could adversely impact the market price of our ADSs due to a loss of investor confidence in the reliability of our reporting processes. We will need to incur significant costs and use significant management and other resources in order to comply with Section 404 of the Sarbanes-Oxley Act.

Our grant of employee share options, restricted shares or other share-based compensation and any future grants could have an adverse effect on our net income.

U.S. GAAP prescribes how we account for share-based compensation and may have an adverse impact on our results of operations or the price of our ADSs. U.S. GAAP requires us to recognize share-based compensation as compensation expense in the consolidated statement of comprehensive income generally based on the fair value of equity awards on the date of the grant, with compensation expense recognized over the period in which the recipient is required to provide service in exchange for the equity award. The expenses associated with share-based compensation may reduce the attractiveness of issuing share options or restricted shares under our equity incentive plan. However, if we do not grant share options or restricted shares, or reduce the number of share options or restricted shares we grant, we may not be able to attract and retain key personnel. If we grant more share options or restricted shares to attract and retain key personnel, the expenses associated with share-based compensation may adversely affect our net income.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC governmental restrictions on foreign investment in the Internet and the lottery business, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Current PRC laws and regulations place certain restrictions on foreign ownership of companies that engage in the Internet and lottery businesses. We conduct our operations in China principally through contractual arrangements among our company 500.com Limited, our wholly owned PRC subsidiary, E-Sun Sky Computer, our consolidated affiliated entities in the PRC and their respective shareholders. Our online lottery services were primarily provided through E-Sun Sky Network, the wholly owned subsidiary of E-Sun Network. E-Sun Sky Network owns and manages our operating websites, namely, www.500wan.com and www.500.com. Guangtiandi Technology and Yonglanguang Technology were established to provide technical support to E-Sun Sky Network. Youlanguang Technology provides services to E-Sun Sky Network relating to the management of our users’ registration information and accounts, while Guangtiandi Technology provides services to E-Sun Sky Network relating to the implementation of the technical interface with the provincial lottery administration centers, the maintenance of our lottery ticket database, and the printing of lottery tickets when needed for the purpose of prize collection. Our contractual arrangements with E-Sun Network, Guangtiandi Technology, Youlanguang Technology and their respective shareholders (i) enable us to exercise effective control over these entities, and (ii) give us the obligation to absorb losses and the right to receive benefits of these entities, requiring us to treat them as our consolidated affiliated entities and to consolidate their operating results.

We cannot assure you, however, that we will be able to enforce these contracts. Although we believe we are in compliance with current PRC regulations, we cannot assure you that the PRC government would agree that these contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are open to varying interpretations and the relevant government authorities have broad discretion in interpreting these laws and regulations. If the PRC government determines that we are not in compliance with applicable laws and regulations, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, block our websites, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, or take other regulatory or enforcement actions against us that could be harmful to our business. The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

We rely on contractual arrangements with our consolidated affiliated entities in China and their shareholders for our operations, which may not be as effective as direct ownership in providing operational control.

Since PRC laws restrict foreign equity ownership in companies engaged in the Internet and lottery businesses in China, we rely on contractual arrangements with our consolidated affiliated entities and their respective shareholders to operate our business in China. If we had direct ownership of E-Sun Network, Guangtiandi Technology or Youlanguang Technology, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of E-Sun Network, Guangtiandi Technology or Youlanguang Technology, which in turn could effectuate changes at the management level, subject to any applicable fiduciary obligations. However, under the current contractual arrangements that were executed on June 1, 2011, amended on May 2, 2013 and supplemented on December 28, 2013, we rely on our consolidated affiliated entities and their respective shareholders’ performance of their contractual obligations to exercise effective control over our business in China. In addition, our contractual arrangements generally have a term of 10 years with an automatic extension for a number of years to be determined by E-Sun Sky Computer, which is subject to E-Sun Sky Computer’s unilateral termination right. In general, neither our consolidated affiliated entities nor their respective shareholders may terminate the contracts prior to the expiration date. However, the shareholders of E-Sun

Network, Guangtiandi Technology or Youlanguang Technology may not act in the best interests of our company or may not perform their obligations under these contracts, including the obligation to renew these contracts when their initial term expires. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with our consolidated affiliated entities and their respective shareholders. We may replace the shareholders of our consolidated affiliated entities at any time pursuant to our contractual arrangements with them and their shareholders. However, if any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law, arbitration and courts and therefore will be subject to uncertainties in the PRC legal system. See “—Any failure by our consolidated affiliated entities or their respective shareholders to perform their obligations under our contractual arrangements with them may have a material adverse effect on our business.” Therefore, these contractual arrangements may not be as effective as direct ownership in providing us with control over these consolidated affiliated entities.

Any failure by our consolidated affiliated entities or their respective shareholders to perform their obligations under our contractual arrangements with them may have a material adverse effect on our business.

Our consolidated affiliated entities and their respective shareholders may fail to take certain actions required for our business or follow our instructions despite their contractual obligations to do so. If they fail to perform their obligations under their respective agreements with us, we may have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, which may not be effective.

All of these contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as compared to certain other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements, which may make it difficult to exert effective control over our consolidated affiliated entities, and our ability to conduct our business may be adversely affected.

Contractual arrangements with our consolidated affiliated entities may result in adverse tax consequences to us.

Under applicable PRC tax laws and regulations, arrangements and transactions among related parties may be subject to audit or scrutiny by the PRC tax authorities within 10 years after the taxable year when the arrangements or transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities were to determine that the contractual arrangements among 500.com Limited, E-Sun Sky Computer, our wholly owned subsidiary in China, our consolidated affiliated entities in China and their respective shareholders were not entered into on an arm’s-length basis and therefore constituted unfavorable transfer pricing arrangements. Unfavorable transfer pricing arrangements could, among other things, result in an upward adjustment of income subject to taxation. Under the contractual agreements we agreed to provide unconditional financial support, through the nominee shareholders, to each consolidated affiliated entity in manners permitted by PRC laws and regulations and further agreed to waive the repayment of any such financial support if needed by such consolidated affiliated entity, which may also result in income tax burden on the nominee shareholders and the consolidated affiliated entities. In addition, the PRC tax authorities may impose interest on late payments on our consolidated affiliated entities for the adjusted but unpaid taxes. Our results of operations may be materially and adversely affected if our consolidated affiliated entities’ tax liabilities increase significantly or if they are required to pay interest on late payments.

The shareholders of our consolidated affiliated entities may have potential conflicts of interest with us, which may materially and adversely affect our business.

We provide no incentives to the shareholders of our consolidated affiliated entities for the purpose of encouraging them to act in our best interests in their capacity as the shareholders of our consolidated affiliated entities. We may replace any of the shareholders of our consolidated affiliated entities at any time pursuant to the exclusive option agreements. In addition, each of the shareholders of our consolidated affiliated entities has executed a shareholder’s voting power assignment agreement to authorize any person or entity designated by 500.com Limited as permitted by applicable law to vote on their behalf and exercise full voting rights as shareholders of the consolidated affiliated entities. We cannot assure you that when conflicts arise, the shareholders of our consolidated affiliated entities will act in the best interests of our company or that conflicts will be resolved in our favor. If we cannot resolve any conflicts of interest or disputes between us and the shareholders of our consolidated affiliated entities, we would have to rely on legal proceedings, which may be expensive, time-consuming and disruptive to our operations. There is also substantial uncertainty as to the outcome of any such legal proceedings.

We may rely principally on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we rely principally on dividends and other distributions on equity paid by our wholly owned PRC subsidiary, E-Sun Sky Computer, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If E-Sun Sky Computer incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements E-Sun Sky Computer currently has in place with our consolidated affiliated entities in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us.

Under PRC laws and regulations, E-Sun Sky Computer, as a wholly foreign-owned enterprise in the PRC, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise such as E-Sun Sky Computer is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a statutory reserve fund, until the aggregate amount of such a fund reaches 50% of its registered capital. At its discretion, it may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends. Any limitation on the ability of E-Sun Sky Computer to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, pay interest on the Notes, or otherwise fund and conduct our business.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may limit our use of the proceeds we receive from this offering and the Concurrent ADS Offering to fund our expansion or operations.

In utilizing the proceeds we receive from this offering and the Concurrent ADS Offering in the manner described in “Use of Proceeds,” as an offshore holding company with a PRC subsidiary, we may (i) make additional capital contributions to our existing PRC subsidiary, E-Sun Sky Computer, (ii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, (iii) make loans to our PRC subsidiaries or consolidated affiliated entities, or (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

•	capital contributions to our PRC subsidiaries, whether existing or newly established ones, must be approved by the PRC Ministry of Commerce or its local counterparts;

•

loans by us to our PRC subsidiaries, each of which is a foreign-invested enterprise, to finance their activities cannot exceed the statutory limit, which is the difference between the registered capital and the amount of total investment as approved by the Ministry of Commerce or its local counterparts, and must be registered with the PRC State Administration of Foreign Exchange, or SAFE, or its local branches; and

•

loans by us to our consolidated affiliated entities, which are domestic PRC entities, must be approved by the National Development and Reform Commission and must also be registered with SAFE or its local branches.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into Renminbi by restricting how the converted Renminbi may be used. SAFE Circular 142 provides that the Renminbi capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC, unless it is provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the Renminbi capital converted from foreign currency registered capital of a foreign-invested company. The use of such Renminbi capital may not be altered without SAFE approval, and such Renminbi capital may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. Violations of SAFE Circular 142 could result in severe monetary or other penalties. We expect that if we convert the net proceeds we receive from this offering and the Concurrent ADS Offering into Renminbi pursuant to SAFE Circular 142, our use of Renminbi funds will be for purposes within the approved business scope of our PRC subsidiary. Such business scope includes “technical services,” which we believe permits our PRC subsidiary to purchase or lease servers and other equipment for their own technical data and research and to provide operational support to our consolidated affiliated entities. However, we may not be able to use such Renminbi funds to make equity investments in the PRC through our PRC subsidiary. Furthermore, SAFE promulgated a circular on November 9, 2010, or Circular 59, which requires the authenticity of settlement of net proceeds from offshore offerings to be closely examined and the net proceeds to be settled in the manner described in the offering documents. SAFE further promulgated the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses, or Circular 45, on November 9, 2011, which expressly prohibits foreign-invested enterprises from using the registered capital settled in Renminbi converted from foreign currencies to grant loans through entrustment arrangements with a bank, repay inter-company loans or repay bank loans that have been transferred to a third party. Circular 142, Circular 59 and Circular 45 may significantly limit our ability to transfer the net proceeds from an offering to our PRC subsidiaries and convert the net proceeds into Renminbi, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We expect that the PRC regulations of loans and direct investment by offshore holding companies to PRC entities may continue to limit our use of the proceeds we receive from this offering and the Concurrent ADS Offering. There are no costs associated with registering loans or capital contributions with relevant PRC governmental authorities, other than nominal processing charges. Under the relevant PRC laws and regulations, the PRC governmental authorities are required to process such approvals or registrations or deny our application within a prescribed time period, which is usually less than 90 days. The actual time taken, however, may be longer due to administrative delays. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to our future plans to use the U.S. dollar proceeds we receive from this offering and the Concurrent ADS Offering for our expansion and operations in China. If we fail to receive such registrations or approvals, our ability to use the proceeds of this offering and the Concurrent ADS Offering and to capitalize our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and ability to fund and expand our business.

Risks Related to Doing Business in China

The complexities, uncertainties and rapid changes in PRC regulation of Internet business and companies require significant resources for compliance.

The PRC government extensively regulates the Internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the Internet industry. These Internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violations of applicable laws and regulations. Issues, risks and uncertainties relating to PRC regulation of the Internet business include, but are not limited to, the following:

•

There are uncertainties relating to the regulation of the Internet business in China, including evolving licensing practices. This means that permits, licenses or operations at some of our companies may be subject to challenge, or we may fail to obtain permits or licenses that may be deemed necessary for our operations or we may not be able to obtain or renew certain permits or licenses. The major permits and licenses that could be involved include, without limitation, the Permit for Operation of Value-Added Telecom Services, or VAS license, issued by the Ministry of Industry and Information Technology, or the MIIT. Pursuant to the VAS license issued to E-Sun Sky Network by Telecommunication Management Bureau of Guangdong Province in February 2013, E-Sun Sky Network is permitted to provide internet information services within Guangdong Province. The license is effective until September 2017. We need to renew each of the licenses upon its expiration, and apply for permits and alteration of the license in advance of any change to the license holder regarding its shareholding structure, controlling shareholders, merger and acquisition, business scope and etc, and apply for alteration of the license for any change to the name, legal representative of the license holder. However, we cannot assure you that each of the licenses will be successfully and timely renewed, or that the license will continue to cover all aspects of our online lottery service business upon its renewal. If we fail to maintain any of these required licenses or approvals, we may be subject to various penalties, including fines and the discontinuation of or restriction on our operations. Any such disruption in our operations may have a material and adverse effect on our results of operations.

•

New laws and regulations that regulate Internet activities, including online lottery services, may be promulgated. If these new laws and regulations are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties.

•

We only have contractual control over our operating websites, namely, www.500wan.com and www.500.com. We do not directly own our websites due to the restriction of foreign investment in businesses providing value-added telecom services in China, including Internet content provision services. If the authorities challenge our corporate structure or rights to our websites, it could significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other adverse effects on us.

The interpretation and application of existing PRC laws, regulations and policies and any new laws, regulations or policies relating to the Internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, the Internet business in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain any new licenses required under any new laws or regulations. There are also risks that we may be found to violate existing or future laws and regulations given the uncertainty and complexity of China’s regulation of Internet business.

In addition, new laws and regulations governing the use of the Internet could be issued at the national or provincial level, or existing regulations could be interpreted more strictly. No assurance can be given that business on the Internet in general or our online services in particular will not be adversely impacted by further regulations. Technical limitations on Internet use can also be developed or implemented. For example, restrictions can be implemented on personal Internet use in the workplace in general or access to our site in particular. This could lead to a reduction of user activities or a loss of users which in turn could have a material adverse effect on our financial condition and results of operations.

The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering. Any requirement to obtain prior CSRC approval could delay, or create uncertainties regarding, this offering, and our failure to obtain this approval, if required, could have a material adverse effect on our business, results of operations, reputation and trading price of our ADSs.

On August 8, 2006, six PRC regulatory authorities, including the CSRC, jointly promulgated the 2006 M&A Rules, which were later amended on June 22, 2009. According to the 2006 M&A Rules, an offshore special purpose vehicle, or SPV, refers to an overseas company controlled directly or indirectly by domestic companies or individuals for purposes of overseas listing of equity interests in domestic companies (defined as enterprises in the PRC other than foreign-invested enterprises). If an SPV purchases, for the purpose of overseas listing, the equity interests of any PRC company that are held by PRC companies or individuals controlling such SPV, then the overseas listing by the SPV must be approved by the CSRC. The application of the 2006 M&A Rules remains unclear, with no consensus currently existing among PRC law firms regarding the scope of CSRC jurisdiction. The CSRC currently has not issued any definitive rule concerning whether offerings like this offering are subject to the 2006 M&A Rules.

Our PRC counsel has advised that the 2006 M&A Rules do not require us to obtain prior CSRC approval for the trading of our ADSs on the NYSE, given that:

•	the CSRC approval requirement applies to SPVs that acquired equity interests of any PRC company that are held by PRC companies or individuals controlling such SPV and seek overseas listing; and

•

our PRC operating subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition by our company of the equity interest or assets of any “domestic company” as defined under the 2006 M&A Rules, and no provision in the 2006 M&A Rules classifies the contractual arrangements between our company, our PRC subsidiary and any of our consolidated affiliated entities, including, among others, the Equity Interests Pledge Agreements and the Shareholder’s Voting Power Assignment Agreements, either by each agreement itself or taken as a whole, as a type of acquisition transaction falling under the 2006 M&A Rules.

However, if the CSRC subsequently determines that its prior approval is required, we may face regulatory action or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our operating privileges, delay or restrict our remittance of the proceeds from this offering into China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the ADSs offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that such settlement and delivery may not occur.

We cannot predict when the CSRC may promulgate additional rules or other guidance, if at all. If implementing rules or guidance are issued prior to completion of this offering and consequently we conclude that we are required to obtain CSRC approval, this offering will be delayed until we obtain CSRC approval, which may take several months or longer. Moreover, implementing rules or guidance, to the extent issued, may fail to resolve current ambiguities under the 2006 M&A Rules. Uncertainties or negative publicity regarding the 2006 M&A Rules could have a material adverse effect on the trading price of our ADSs.

The 2006 M&A Rules establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it difficult for us to pursue growth through acquisitions in China.

The 2006 M&A Rules include provisions that purport to require approval of the Ministry of Commerce for acquisitions by offshore entities established or controlled by domestic companies, enterprises or natural persons of onshore entities that are related to such domestic companies, enterprises or natural persons, and prohibit offshore entities from using their foreign-invested subsidiaries in China, or through “other means,” to circumvent such requirement. As part of our growth strategy, we obtained control over E-Sun Network, E-Sun Sky Network, Youlanguang and Guangtiandi in June 2011 by entering into contractual arrangements with VIEs and their respective shareholders. We did not seek the approval of the Ministry of Commerce for this transaction based on the legal advice we obtained from our PRC legal counsel in those transactions that such approval was unnecessary. However, the 2006 M&A Rules also prohibit companies from using any “other means” to circumvent the approval requirement set forth therein and there is no clear interpretation as to what constitutes “other means” of circumvention of the requirement under the 2006 M&A Rules. The Ministry of Commerce and other applicable government authorities would therefore have broad discretion in determining whether an acquisition is in violation of the 2006 M&A Rules. If PRC regulatory authorities take a view that is contrary to ours, we could be subject to severe penalties. In addition, we may in the future grow our business in part by acquiring complementary businesses in China. If we are required to obtain the approval from the Ministry of Commerce, completion of such transaction may be delayed or even inhibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

In addition, in August 2011 the Ministry of Commerce issued the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Rules. The MOFCOM Security Review Rules, effective from September 1, 2011, require certain merger and acquisition transactions to be subject to merger control review or security review. The MOFCOM Security Review Rules further provide that, when deciding whether a specific merger or acquisition of a PRC enterprise by foreign investors is subject to the security review by the Ministry of Commerce, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision in the MOFCOM Security Review Rules stating that our business fall into the scope subject to the security review. However, as these rules are relatively new and there is a lack of clear statutory interpretation on the implementation of these new rules, there can be no assurance that the Ministry of Commerce will not apply these rules to our contractual arrangements with E-Sun Network, E-Sun Sky Network, Youlanguang and Guangtiandi. If we are found to be in violation of the MOFCOM Security Review Rules, or fail to obtain any required approvals, the relevant regulatory authorities would have broad discretion in dealing with such violation, including levying fines, confiscating income, revoking our PRC consolidated affiliated entities’ business or operating licenses or requiring us to restructure or unwind the relevant ownership structure or operations. Any of these actions could cause significant disruption to our business operations and may materially and adversely affect our business, financial condition and results of operations. Further, if the business of any target company that we would like to acquire in the future falls into the ambit of security review, complying with the requirements of the relevant rules could be prohibitively time consuming or we may be legally prohibited from acquiring such company either by equity or asset acquisition, capital contribution or through any contractual arrangement, which could have a material and adverse impact on our ability to expand our business or maintain our market share.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of foreign currency out of China. We receive all of our service fees in Renminbi. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiary. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency-denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from SAFE or its local branch is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Fluctuations in exchange rates of the Renminbi could materially affect our reported results of operations.

The exchange rates between the Renminbi and the U.S. dollar and other foreign currencies is affected by, among other things, changes in China’s political and economic conditions. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi was permitted to fluctuate within a band against a basket of certain foreign currencies. As a result, the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. During the period between July 2008 and June 2010, the Renminbi has traded stably within a narrow range against the U.S. dollar. Since June 2010, the Renminbi has started to slowly appreciate further against the U.S. dollar. See “Exchange Rate Information.” However, the People’s Bank of China regularly intervenes in the foreign exchange market in Renminbi exchange rates and achieve policy goals. In March 2014, the People’s Bank of China widened the band around which the value of the Renminbi is allowed to deviate from the daily reference rate, which may allow for greater volatility in the U.S. dollar and Renminbi exchange rate.

As we may rely on dividends and other fees paid to us by our subsidiaries and affiliated consolidated entities in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, net revenues, earnings and financial position, and the value of, and any dividends payable on, our ADSs in U.S. dollars. To the extent that we need to convert U.S. dollars received from this offering, the Concurrent ADS Offering and our initial public offering into Renminbi for our operations, an appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Our operations may be adversely affected by changes in China’s political, economic and social conditions.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industrial development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decade, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results. Any significant increase in China’s inflation rate could increase our costs and have a negative impact on our operating margins. In addition, any sudden changes to China’s political system or the occurrence of widespread social unrest could have negative effects on our business and results of operations.

Under the EIT Law, we may be classified as a “resident enterprise” of China. Such classification would likely result in unfavorable tax consequences to us.

Under the new enterprise income tax law, or the EIT Law, and its implementation rules, or the Implementation Rules, both of which became effective on January 1, 2008, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and is subject to enterprise income tax, or EIT, at the rate of 25% on its global income. The Implementation Rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following criteria are satisfied: (i) the place where the senior management and core management departments that are in charge of its daily operations perform their duties is mainly located in the PRC; (ii) its financial and human resources decisions are made by or are subject to approval by persons or bodies in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) more than half of the enterprise’s directors or senior management with voting rights frequently reside in the PRC. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those invested in by PRC individuals, like our company, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or controlled by or invested in by PRC individuals. We do not believe that any of 500.com Limited, Fine Brand Limited or 500wan HK Limited meets all of the criteria above. Although we conduct our business principally through contractual arrangements among our wholly owned PRC subsidiary and our consolidated affiliated entities in the PRC, and decisions relating to our financial and human resource matters are made by personnel of our wholly owned PRC subsidiary and our consolidated affiliated entities in the PRC, each of 500.com Limited, Fine Brand Limited or 500wan HK Limited is a company incorporated outside the PRC. As holding companies, these three entities’ key assets and records, including the resolutions of their respective board of directors and the resolutions of their respective shareholders, are located and maintained outside the PRC. While we do not believe we would be considered a resident enterprise, if the PRC authorities were to subsequently determine that we should be so treated, a 25% EIT on our global income could significantly increase our tax burden and materially and adversely affect our financial condition and results of operations.

Pursuant to the EIT Law, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement and provided that relevant tax authorities approved the foreign investors as the beneficial owners of such dividends under applicable tax regulations. We are a Cayman Islands holding company and substantially all of our income may come from dividends from our PRC subsidiary, E-Sun Sky Computer, through our Hong Kong holding company. According to the Mainland and Hong Kong Special Administrative Region Arrangement on Avoiding Double Taxation or Evasion of Taxation on Income between China and Hong Kong entered into in August 2006, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the relevant PRC tax authority to have satisfied the relevant conditions and requirements under the Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. To the extent dividends paid by our PRC subsidiary to our Hong Kong holding company are subject to withholding tax, the amount of funds available to us to meet our cash requirements, including the payment of dividends to our shareholders and ADS holders and the payment of interest to holders of our Notes, will be reduced.

Furthermore, the State Administration of Taxation promulgated the Notice on How to Understand and Determine the Beneficial Owners in Tax Agreement in October 2009, or Circular 601, which provides guidance for determining whether a resident of a contracting state is the “beneficial owner” of an item of income under China’s tax treaties and tax arrangements. According to Circular 601, a beneficial owner generally must be engaged in substantive business activities. An agent or conduit company will not be regarded as a beneficial owner and, therefore, will not qualify for treaty benefits. The conduit company normally refers to a company that is set up for the purpose of avoiding or reducing taxes or transferring or accumulating profits. If we and our Hong Kong holding company are not considered resident enterprises, we cannot assure you that any dividends distributed to our Hong Kong holding company will be eligible for a reduced withholding tax rate under the applicable treaty.

Dividends and/or interest payable to our foreign investors and gains on the sale of our ADSs or ordinary shares or the Notes by our foreign investors may become subject to taxes under PRC tax laws.

Under the EIT Law and the Implementation Rules issued by the State Council, a 10% PRC withholding tax is applicable to dividends and/or interest payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends and/or interest are not effectively connected with such establishment or place of business, to the extent such dividends and/or interest are derived from sources within the PRC. Similarly, any gain realized on the transfer of ADSs or ordinary shares or the Notes by such investors is also subject to PRC tax at a rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends and/or interest paid on our ADSs or ordinary shares or the Notes, and any gain realized from the transfer of our ADSs or ordinary shares or the Notes, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. See “Regulations—Regulations Regarding the Enterprise Income Tax, Individual Income Tax and Withholding Tax.” Furthermore, if we are deemed a PRC resident enterprise, dividends and/or interest payable to investors that are non-PRC individual investors and any gain realized on the transfer of ADSs or ordinary shares or the Notes by such investors may be subject to PRC tax at a rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether, if we are considered a PRC resident enterprise, holders of our ADSs or ordinary shares or the Notes would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas (although we do not expect to withhold at treaty rates if any withholding is required). If dividends and/or interest payable to our non-PRC investors, or gains from the transfer of our ordinary shares or ADSs or the Notes by such investors are subject to PRC tax, the value of your investment in our ADSs or ordinary shares or the Notes may be adversely affected.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by the State Administration of Taxation, on December 10, 2009 with retroactive effect from January 1, 2008, where a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly via disposing the equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax of rate less than 12.5% or (ii) does not tax foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the relevant tax authority of the PRC resident enterprise such Indirect Transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to

PRC withholding tax at a rate of up to 10%. SAT Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

There is uncertainty as to the application of SAT Circular 698. For example, while the term “Indirect Transfer” is not clearly defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax rates in foreign tax jurisdictions, and the process and format for reporting an Indirect Transfer to the relevant tax authority of the PRC resident enterprise. In addition, there are no formal declarations with regard to how to determine whether a foreign investor has adopted an abusive arrangement in order to reduce, avoid or defer PRC tax. SAT Circular 698 may be determined by the tax authorities to be applicable to our offshore restructuring transactions, if any of such transactions were to be determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-resident investors in such transactions may be at risk of being taxed under SAT Circular 698 and we may be required to expend valuable resources to comply with SAT Circular 698 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law, which may have a material adverse effect on our financial condition and results of operations or such non-resident investors’ investments in us.

The PRC legal system embodies uncertainties which could limit the legal protections available to you and us.

As our main operating entities and a substantial majority of our assets are located in China, PRC laws and the PRC legal system in general may have a significant impact on our business operations. Although China’s legal system has developed over the last several decades, PRC laws, regulations and legal requirements remain underdeveloped relative to the United States. Moreover, PRC laws and regulations change frequently and their interpretation and enforcement involve uncertainties. For example, the interpretation or enforcement of PRC laws and regulations may be subject to government rules or policies, some of which are not published on a timely basis or at all. In addition, the relative inexperience of China’s judiciary in some cases may create uncertainty as to the outcome of litigation. These uncertainties could limit our ability to enforce our legal or contractual rights or otherwise adversely affect our business and operations. Furthermore, due to the existence of unpublished rules and policies, and since newly issued PRC laws and regulations may have retroactive effect, we may not be aware of our violation of certain PRC laws, regulations, policies or rules until after the fact.

A failure by our shareholders or beneficial owners who are PRC citizens or residents in China to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition.

In October 2005, SAFE, issued the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE Circular 75 states that PRC citizens or residents must register with the relevant local SAFE branch or central SAFE in connection with their establishment or control of an offshore entity established for the purpose of overseas equity financing involving a roundtrip investment, whereby the offshore entity acquires or controls onshore assets or equity interests held by the PRC citizens or residents. In addition, such PRC citizens or residents must amend their SAFE registrations when the offshore special purpose company undergoes material events relating to increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, long-term equity or debt investments, external guarantees, or other material events that do not involve roundtrip investments. Since May 2007, SAFE has issued guidance to its local branches regarding the operational procedures for such registration, which provides more specific and stringent requirements on the registration relating to SAFE Circular 75.

We are committed to complying, and to ensuring that our shareholders and beneficial owners who are PRC citizens or residents comply, with SAFE Circular 75 requirements. We have requested our beneficial owners who are PRC residents to complete the registration under SAFE Circular 75, if applicable. As of the date of this prospectus, our beneficial owners who are subject to SAFE Circular 75 registrations are in the process of updating their registrations with the Shenzhen Branch of SAFE. However, we may not be fully informed of the identities of all our beneficial owners who are PRC citizens or residents, and we cannot compel our beneficial owners to comply with SAFE Circular 75 requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC citizens or residents have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 75 or other related regulations. Failure by such shareholders or beneficial owners to comply with SAFE Circular 75, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

A failure to comply with PRC regulations regarding the registration of shares and share options held by our employees who are PRC citizens may subject such employees or us to fines and legal or administrative sanctions.

On February 15, 2012, SAFE promulgated the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Share Ownership Plans or Share Option Plans of Overseas Publicly-Listed Companies issued by SAFE on March 28, 2007. Under the Share Option Rules and other relevant rules and regulations, PRC residents who participate in share incentive plan in an overseas publicly-listed company are required to register with SAFE or its local branches and complete certain other procedures. Participants of a share incentive plan who are PRC residents must retain a qualified PRC agent, which could be a PRC subsidiary of such overseas publicly listed company or another qualified institution selected by such PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plan on behalf of its participants. Such participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of share options, the purchase and sale of corresponding shares or interests and fund transfers. In addition, the PRC agent is required to amend the SAFE registration with respect to the share incentive plan if there is any material change to the share incentive plan, the PRC agent or the overseas entrusted institution or other material changes. As of the date of this prospectus, we and our PRC citizen employees who have been granted share options are applying for registration with the Shenzhen branch of SAFE pursuant to the Share Option Rules. See “Regulations—Regulations on Foreign Exchange.”

Our auditor, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by Public Company Accounting Oversight Board, and as such, investors may be deprived of the benefits of such inspection.

Our independent registered public accounting firm issued the audit report included in this prospectus and will issue audit reports filed with the SEC in the future. Generally, an auditor of companies that are traded publicly in the United States is registered with the Public Company Accounting Oversight Board (United States), or PCAOB, and is required by the laws of the United States to undergo regular inspections by PCAOB to assess its compliance with the laws of the United States and professional standards. However, as our auditor is located in China, a jurisdiction where PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, our auditor, like other independent registered public accounting firms operating in China, is currently not inspected by PCAOB.

Inspections of other firms outside of China conducted by PCAOB have identified deficiencies in those firms’ audit procedures and quality control procedures. The inability of PCAOB to conduct inspections of independent registered public accounting firms operating in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

We may be adversely affected by the initial decision issued by the administrative law judge against the Chinese affiliates of the Big Four accounting firms.

In December 2012, the SEC brought administrative proceedings against five accounting firms in China, alleging that the accounting firms refused to produce audit papers and other documents related to certain China-based companies that were under investigation by the SEC for potential accounting fraud. On January 22, 2014, an initial administrative law decision was issued, sanctioning the Chinese affiliates of the Big Four accounting firms and suspending them from practicing before the SEC for a period of six months. The sanction will not take effect until there is an order of effectiveness issued by the SEC. The accounting firms involved have appealed the initial decision to the SEC, and may appeal to the federal appeal court if necessary. The independent registered public accounting firm that will issue the audit reports included in this prospectus and our future annual reports to be filed with the SEC is one of the accounting firms named in the SEC’s proceedings, and we may be adversely affected by the outcome of the proceedings.

The PCAOB announced on May 24, 2013 that it had entered into a Memorandum of Understanding on Enforcement Cooperation, or the MOU, with CSRC and the Ministry of Finance of China. The MOU establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations in the United States and the PRC. The PCAOB continues to engage in discussions with the CSRC and Ministry of Finance of China to permit joint inspections in China of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges. Furthermore, it has been reported in July 2013 that Chinese regulators will hand over some audit documents of China-based U.S.-listed companies to the SEC.

However, it is not clear how these recent developments could affect the SEC’s final decision in the case against the Chinese affiliates of the Big Four accounting firms. Therefore, it is difficult to determine the final outcome of the administrative proceedings and the potential consequences. If our independent registered public accounting firm were denied, even temporarily, the ability to practice before the SEC and we are unable to timely find another registered public accounting firm to audit and issue our financial statements, our financial statements could be determined to not be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to the delisting of our ADSs from the NYSE or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our ADSs in the United States, result in a sharp decline of our market capitalization and materially and adversely affect the value of your investment in our ADSs.

Risks Related to the Notes and This Offering

Servicing the Notes will require a significant amount of cash and we may not have sufficient cash flow to pay the Notes.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance the Notes, and to fund acquisitions, working capital and other general corporate purposes depends on our ability to generate cash in the future. This, to a certain extent, is subject to economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control.

If we do not generate sufficient cash from operations or if future borrowings are not available to us in an amount sufficient to pay our indebtedness, including the Notes, or to fund our liquidity needs, we may be forced to refinance a portion of our indebtedness, including the Notes, on or before the maturity thereof, sell assets, reduce or delay capital expenditures or seek to raise additional capital. In addition, we may not be able to affect any of these actions on commercially reasonable terms or at all. Our ability to refinance our indebtedness will depend on our financial condition at the time, the restrictions in the instruments governing our indebtedness and other factors, including market conditions.

Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on a commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as our ability to satisfy our obligations in respect of the Notes.

We are a holding company. Substantially all of our business is conducted through our subsidiaries and consolidated affiliated entities, which are separate and distinct legal entities. Our ability to repay our debt, including the Notes, depends on the performance of our subsidiaries and consolidated affiliated entities and their ability to make distributions to us.

We are a holding company with no material operations of our own. We conduct our operations primarily through our subsidiaries and our consolidated affiliated entities. The Notes will be our obligations exclusively and will not be guaranteed by any of our subsidiaries or consolidated affiliated entities. As a result, our ability to service our debt, including the Notes, depends on the results of operations of our subsidiaries and consolidated affiliated entities and upon the ability of such subsidiaries or consolidated affiliated entities to provide us with cash, whether in the form of dividends, distributions, loans, advances or otherwise, to meet our payment obligations under the Notes and our other obligations.

Our subsidiaries and consolidated affiliated entities are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries or consolidated affiliated entities may be subject to contractual and other restrictions and are subject to other business considerations. We may face tax or other adverse consequences as a result of obtaining, or legal limitations on our ability to obtain, funds from our subsidiaries and consolidated affiliated entities. In particular, PRC laws and regulations currently permit payment of dividends only out of accumulated profits as determined in accordance with the PRC accounting standards and regulations. In addition, certain of our subsidiaries are required to set aside at least 10% of such subsidiary’s cumulative after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of such subsidiary’s registered capital. Such subsidiaries may also, at their discretion, allocate a portion of their after tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends. Moreover, if our subsidiaries incur any debt in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Any limitation on the ability of our subsidiaries and consolidated affiliated entities to distribute dividends and other distributions to us could materially and adversely limit our ability to service our debt, including the Notes.

The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries and consolidated affiliated entities and effectively subordinated to any of our secured indebtedness.

The Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of our subsidiaries and our consolidated affiliated entities. Our rights and the rights of our creditors, including holders of the Notes, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the existing and future claims of the creditors of our subsidiaries and our consolidated affiliated entities.

The Notes will be our general unsecured obligations; they are not secured by any of our assets or assets of our subsidiaries or consolidated affiliated entities. The Notes will be effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the Notes only after all debt under such secured debt has been repaid in full from such assets. As a result, there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding. In addition, the indenture does not restrict us from incurring any debt or securing debt with our assets, all of which would be effectively senior to the Notes to the extent of the value of such assets.

We may incur substantially more debt or take other actions which would intensify the risks discussed above.

We and our subsidiaries and consolidated affiliated entities may incur substantial additional debt in the future, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the Notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the Notes that could adversely affect the value of the Notes or could have the effect of diminishing our ability to make payments on the Notes when due.

The Notes are not protected by restrictive covenants.

The indenture governing the Notes will not contain restrictive covenants that would protect you from transactions that may adversely affect you. In particular, the indenture will not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, will not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ or consolidated affiliated entities’ ability to incur indebtedness which would be structurally senior to the Notes;

•	limit our ability to incur secured indebtedness which would be effectively senior to the Notes or indebtedness that is equal in right of payment to the Notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the equity interests of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries or consolidated affiliated entities; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our ordinary shares (directly or in the form of ADSs) or other securities ranking junior to the Notes.

Furthermore, the indenture for the Notes contains only limited protections in the event of a fundamental change involving us, only to the extent described under “Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change,” “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” and “Description of the Notes—Consolidation, Merger and Sale of Assets.” For these reasons, you should not consider the covenants in the indenture or the repurchase features of the Notes as a significant factor in evaluating whether to invest in the Notes.

We may be unable to repurchase the Notes upon a fundamental change or on the              repurchase date.

Holders of the Notes will have the right, at their option, to require us to repurchase, for cash, all or a portion of their Notes on              or upon the occurrence of a fundamental change, in each case, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the              repurchase date or fundamental change repurchase date, as the case may be. We may not have sufficient funds or be able to obtain financing on acceptable terms or at all at the time we are required to make repurchases of Notes. In addition, our ability to repurchase the Notes in cash may be limited by law, by regulatory authority or by agreements governing our future indebtedness. If we fail to repurchase the Notes, we will be in default under the indenture governing the Notes, which in turn may constitute a default under existing and future agreements governing our indebtedness. See “Description of the Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “Description of the Notes—Repurchase of Notes by Us at Option of Holder.”

Some significant transactions may not constitute a fundamental change that would obligate us to offer to repurchase the Notes or a make-whole fundamental change that would obligation us to increase the conversion rate.

If we undergo certain fundamental change transactions, you will have the right, subject to certain conditions, to require us to repurchase your Notes for cash, in whole or in part, at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date or, alternatively, if such transaction constitutes a make-whole fundamental change, to increase the conversion rate applicable to Notes converted in connection with such transaction.

These rights will not, however, afford protection to holders of the Notes in the event of all potentially significant transactions. For example, we will not be required to repurchase any Notes upon the occurrence of a transaction that would otherwise constitute a fundamental change if more than 90% of the consideration in the transaction consists of ordinary shares, depositary receipts or other certificates representing common equity interests traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors). Furthermore, transactions such as acquisitions, leveraged recapitalizations, refinancings or restructurings that could substantially affect our capital structure and the value of the Notes and our ADSs may not constitute a fundamental change requiring us to repurchase the Notes or a make-whole fundamental change requiring us to increase the conversion rate. In the event of any such transaction, holders of the Notes may be adversely affected since our leverage may increase and our capital structure and possibly our credit ratings may otherwise be negatively impacted.

The increase in the conversion rate applicable to Notes converted in connection with a make-whole fundamental change or a tax redemption may not adequately compensate the holders for the lost option time value of their Notes as a result of such transaction.

If a make-whole fundamental change occurs prior to the maturity date of the Notes, or in connection with our election to redeem the Notes in respect of a change in tax law as described under “Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction,” we will, under certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change or a tax redemption. The amount of the increase in the conversion rate in connection with a make-whole fundamental change will be determined based on the date on which such make-whole fundamental change becomes effective and the price paid (or deemed to be paid) per ADS in such make-whole fundamental change, as described under “Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change.” The amount of the increase in the conversion rate in connection with a tax redemption will be determined based on the applicable redemption reference date and the redemption reference price, as described under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws.”

Although the increase in the conversion rate is designed to compensate you for the lost option time value of your Notes as a result of such make-whole fundamental change or tax redemption, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, if the price paid (or deemed paid) per ADS in the make-whole fundamental change or the redemption reference price in the case of a tax redemption is greater than US$             per ADS or less than US$             per ADS (in each case, subject to adjustment), no additional ADSs will be added to the conversion rate. Moreover, in no event will the conversion rate per US$1,000 principal amount of Notes as a result of this adjustment exceed                  ADSs, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate upon a make-whole fundamental change or a tax redemption under certain circumstances could be considered a penalty, in which case, the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Volatility in the market price and trading volume of our ADSs could adversely impact the trading price of the Notes.

The market price for our ADSs has been, and may continue to be, highly volatile and subject to wide fluctuations. Since our ADSs became listed on The New York Stock Exchange on November 22, 2013, the trading price of our ADSs has ranged from US$18.14 to US$49.48 per ADS and the last reported sale price of our ADSs on March 24, 2014 was US$41.53 per ADS.

The market price for our ADSs is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly or annual results of operations;

•	announcements by us or our competitors of new services, acquisitions, strategic relationships, joint ventures or capital investments;

•	additions to or departures of our senior management personnel;

•	variance in our operating results and prospects from the expectation of public market analysts and investors, including changes in financial estimates by securities research analysts;

•	regulatory developments affecting us or our industry;

•	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

•	general global macroeconomic conditions;

•	economic, financial, geopolitical, regulatory or judicial events that affect us or financial markets generally;

•	release or expiry of lock-up or other transfer restrictions on our outstanding ordinary shares or ADSs; and

•	risks enumerated in this section or elsewhere in this prospectus.

The trading price of the Notes is expected to be significantly affected by the market price of our ADSs, as well as the general level of interest rates and our credit quality. This may result in significantly greater volatility in the trading price of the Notes than would be expected for nonconvertible debt securities we may issue.

The market price of our ADSs could also be affected by possible sales of our ADSs by investors who view the Notes as a more attractive means of equity participation in our company and by hedging or arbitrage activity involving our ADSs that we expect to develop as a result of the issuance of the Notes. Such hedging or arbitrage activity could, in turn, affect the trading prices of the Notes.

The conversion rate of the Notes may not be adjusted for all dilutive events.

The conversion rate of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain share dividends on our ordinary shares, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers, in each case, on or with respect to our ordinary shares (directly or in the form of ADSs) as described under “Description of the Notes—Conversion rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our ordinary shares or ADSs for cash, that may adversely affect the trading price of the ADSs or the value of the Notes. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate.

The issuance of additional ADSs or instruments convertible into our ADSs or sale, availability for sale or perceived sale of substantial amounts of the ADSs could materially and adversely affect the market price for the ADSs and adversely impact the value of the Notes.

We are not restricted from issuing additional ordinary shares or ADSs or other instruments convertible into our ordinary shares or ADSs during the life of the Notes. In addition, we may issue additional ordinary shares (directly or in the form of ADSs), or options to acquire ordinary shares (directly or in the form of ADSs), under our existing or future stock option plans, employee stock purchase plans or other employee or director compensation plans. We may also increase the ordinary shares or ADSs available for issuance under such plans subject to shareholder approval. The issuance of additional ADSs or instruments convertible into our ordinary shares or ADSs, or the perception that such issuances may occur, may materially and adversely affect the market price of our ADSs and, in turn, the trading price of the Notes.

The ADSs sold in our initial public offering in November 2013 and the ADSs to be offered concurrently with this offering have been or will be registered on a registration statement and as a result have or would become freely tradeable without restriction under the Securities Act immediately upon the effectiveness of the registration statement. In connection with this offering and in connection with the Concurrent ADS Offering, we and our officers, directors, certain of our existing shareholders and option holders have agreed, subject to certain exceptions, not to sell any of the ordinary shares or ADSs or any securities convertible into or exerciseable or exchangeable for such ordinary shares or ADSs for 90 days following the date of this prospectus, without the prior written consent of the representatives.

As of December 31, 2013, options to purchase a total of 31,319,980 of our ordinary shares (directly or in the form of ADSs) were outstanding under our 2011 share incentive plan. We have filed a registration statement with respect to the ordinary shares (directly or in the form of ADSs) issuable under our 2011 share incentive plan and as such, ordinary shares subject to our outstanding share-based awards as of the date of this prospectus including options, restricted shares and other share-based awards, are eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements, any applicable lock-up agreements and Rules 144 and 701 under the Securities Act.

We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of the ADSs or the value of the Notes. In addition, the proposed sale of our ADSs in the Concurrent ADS Offering could have a negative effect on the market price of our ADSs and the value of the Notes.

Conversion of the Notes may dilute the ownership interest of existing shareholders, including holders who had previously converted their Notes, or may otherwise depress the price of our ADSs.

The conversion of some or all of the Notes may dilute the ownership interests of existing shareholders. Any sales in the public market of the ADSs issuable upon such conversion could adversely affect prevailing market prices of our ADSs. In addition, the existence of the Notes may encourage short selling by market participants because the conversion of the Notes could be used to satisfy short positions or the conversion or anticipated conversion of the Notes into ADSs could depress the market price of our ADSs.

If you hold Notes, you will not be entitled to any rights with respect to our ADSs, but you will be subject to all changes made with respect to our ADSs and underlying ordinary shares.

If you hold the Notes, you will not be entitled to any rights with respect to our ADSs or ordinary shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our ordinary shares or ADSs), but you will be subject to all changes affecting our ADSs or ordinary shares. You will only be entitled to rights with respect to our ADSs upon conversion of your Notes and, in limited cases, under the adjustments to the conversion rate. For example, in the event that an amendment is proposed to our amended and restated memorandum and articles of association requiring shareholder approval and the record date for determining shareholders of record entitled to vote on the amendment occurs prior to the conversion of your Notes, you will not be entitled to act through the depositary to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our ordinary shares.

Recent and future regulatory actions and other events may adversely affect the value and liquidity of the Notes.

We expect that many investors in, and potential purchasers of, the Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the Notes. Investors would typically implement such a strategy by selling short the ADSs underlying the Notes and dynamically adjusting their short position while continuing to hold the Notes. Investors may also implement this type of strategy by entering into swaps on the ADSs in lieu of or in addition to short selling the ADSs.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including the ADSs). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Notes to effect short sales of the ADSs, borrow the ADSs or enter into swaps on the ADSs could adversely affect the value and the liquidity of the Notes.

If an active and liquid trading market for the Notes does not develop, the market price of the Notes may decline and you may be unable to sell your Notes.

The Notes are a new issue of securities for which there is currently no public market, and no active trading market might ever develop. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price of our ADSs, our performance and other factors. In addition, we do not know whether an active trading market will develop for the Notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the Notes may be harmed.

We have no plans to list the Notes on any securities exchange or automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes. However, the underwriters are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the underwriters cease to act as the market makers for the Notes, we cannot assure you another firm or person will make a market in the Notes.

The liquidity of any market for the Notes will depend upon the number of holders of the Notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. An active or liquid trading market for the Notes may not develop, and you may be unable to resell your Notes or may only be able to sell them at a substantial discount.

Any adverse rating of the Notes may cause their value to fall.

We do not intend to seek a rating on the Notes. However, if a rating agency were to rate the Notes lower than the rating expected by the investors, or if such rating agency were to lower its rating on the Notes below the rating initially assigned to the Notes or otherwise announces its intention to put the Notes on credit watch, the value of the Notes could decline.

Our management will have considerable discretion as to the use of our net proceeds from this offering.

Our management will have considerable discretion in the application of the net proceeds received by us. You may not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to maintain profitability or increase the price of our ordinary shares or ADSs. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

A U.S. Holder may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though such holder does not receive a corresponding cash distribution.

A U.S. Holder (as defined in “Taxation—Material United States Federal Income Tax Considerations”) may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though such holder does not receive a corresponding cash distribution. The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to holders of our Class A ordinary shares (directly or in the form of

ADSs), such as a cash dividend, a U.S. Holder may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. Holder’s proportionate interest in us could be treated as a deemed taxable dividend to such holder. If a make-whole fundamental change occurs on or prior to the maturity date or upon our election to redeem the notes upon a change in tax law, under some circumstances, we will increase the conversion rate for Notes converted in connection with the make-whole fundamental change or notice of a tax redemption. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Taxation—Material United States Federal Income Tax Considerations.”

The fundamental change repurchase feature of the Notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the Notes require us to repurchase the Notes in the event of a fundamental change. A takeover of our company would trigger an option of the holders of the Notes to require us to repurchase the Notes. This may have the effect of delaying or preventing takeover of our company that would otherwise be beneficial to investors in the Notes.

We may be able to redeem the Notes in whole at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest in the event we are required to pay additional amounts as a result of future changes in law.

As described in “Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction,” in the event we are required to pay additional amounts as a result of future changes in existing tax law, or changes to an existing interpretation, administration or application thereof, which any such change results in our being required to withhold tax, we may redeem the Notes in whole at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest.

Risks Related to Our ADSs

The trading price of our ADSs may be volatile, which could result in substantial losses to investors.

The trading price of our ADSs may be volatile and could fluctuate widely in response to factors relating to our business as well as external factors beyond our control. Factors such as variations in our financial results, announcements of new business initiatives by us or by our competitors, recruitment or departure of key personnel, changes in the estimates of our financial results or changes in the recommendations of any securities analysts electing to follow our securities or the securities of our competitors could cause the market price for our ADSs to change substantially. At the same time, securities markets may from time to time experience significant price and volume fluctuations that are not related to the operating performance of particular companies. For example, in late 2008 and early 2009, the securities markets in the United States, China and other jurisdictions experienced the largest decline in share prices since September 2001. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares.

In addition, the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States may affect the volatility in the price of and trading volumes for our ADSs. In recent years, some of PRC companies having listing their securities on U.S. stock markets have experienced significant volatility, including significant price declines in connection with their initial public offerings. The trading performances of these PRC companies’ securities at the time of or after their offerings may affect the overall investor sentiment towards PRC companies listed in the United States and consequently may impact the trading performance of our ADSs. These broad market and industry factors may significantly affect the market price and volatility of our ADSs, regardless of our actual operating performance. Any of these factors may result in large and sudden changes in the trading volume and price for our ADSs.

The price at which the ADSs are traded after this offering may decline below the offering price, meaning that you may experience a decrease in the value of your ADSs regardless of our operating performance or prospects. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation against that company. If we were involved in a class action suit, it could divert the attention of senior management, and, if adversely determined, could have a material adverse effect on our results of operations.

The Concurrent ADS Offering, which is expected, in part, to facilitate transactions by which investors in the Notes offered in this offering may hedge their investments, may lower the trading price of both the Notes and our ADSs.

Concurrently with this offering of the Notes and by means of a separate prospectus, we are offering up to                  ADSs, the selling shareholders are offering              ADSs (or up to              ADSs if the ADS Underwriters exercise their option to purchase additional ADSs in full), and              borrowed ADSs being offered will be loaned by us to the ADS borrower. We are lending the borrowed ADSs to the ADS borrower under the ADS lending agreement. We will not receive any proceeds from the borrowed ADSs, but we will receive a nominal lending fee from the ADSs borrower for the use of those ADSs. All borrowed ADSs (or identical ADSs or, in certain circumstances, the cash value thereof) must be returned to us on or about the maturity date of the Notes and in other specified circumstances. See “Description of the ADS Lending Agreement.”

The ADS lending agreement and the short sales of the borrowed ADSs or identical ADSs effected in connection with the sale of the Notes offered in this offering, and the related derivatives transactions or any unwind of such short sales or derivatives transactions, and the trading of the Notes following completion of this offering could cause the trading price of our ADSs to be lower over the term of the ADS lending agreement than it would have been had we not entered into that agreement, due to the effect of the increase in the number of outstanding ADSs resulting from the loan of ADSs or otherwise.

In addition, we have been informed by the ADS borrower that it or its affiliates intends to use the short position created by the ADS lending agreement and the concurrent short sales of the borrowed ADSs to facilitate transactions by which investors in the Notes offered in this offering may hedge their investments through short sales or privately negotiated derivative transactions. The market price of our ADSs could be further negatively affected by these or other short sales of our ADSs, including other sales by the purchasers of the Notes offered in this offering hedging their investment therein.

Adjustments by purchasers of the Notes of their hedging positions in our ADSs and the expectation thereof may have a negative effect on the market price of our ADSs.

Hedge position adjustments by purchasers of the Notes who have hedged their exposure to the Notes in our ADSs, and the expectation thereof may have a negative effect on the market price of our ADSs. The borrowed ADSs that may be offered in the Concurrent ADS Offering in connection with the ADS lending agreement are expected to be used by the ADS borrower or its affiliates to facilitate transactions by which investors in the Notes may hedge their investments through short sale transactions or privately negotiated derivative transactions. The number of our ADSs offered in the Concurrent ADS Offering may be more or less than the number of ADSs that will be needed in such hedging transactions. Any buying or selling of our ADSs by those investors to adjust their hedging positions in connection with this offering or the Concurrent ADS Offering or in the future may affect the market price of our ADSs.

Changes in the accounting guidelines relating to the borrowed ADSs could decrease our reported earnings per share and per ADS and potentially the price of our ADSs.

Because the borrowed ADSs that are being offered in the Concurrent ADS Offering (or identical ADSs) must be returned to us on or about the maturity date of the Notes and in other specified circumstances, we believe that under U.S. GAAP, as presently in effect, the Class A ordinary shares underlying the borrowed ADSs will not be considered outstanding for the purpose of computing and reporting our earnings per share. If accounting guidelines were to change in the future, we may be required to treat the Class A ordinary shares underlying the borrowed ADSs as outstanding for purposes of computing earnings per share, our reported earnings per share and per ADS would be reduced and the price of our ADSs could decrease, possibly significantly.

Future sales or perceived sales of our ADSs or ordinary shares by existing shareholders could cause our ADSs price to decline.

If our existing shareholders sell, indicate an intention to sell, or are perceived to intend to sell, substantial amounts of our ordinary shares in the public market after the 90-day contractual lock-up period and the lapse of other legal restrictions on resale discussed in this prospectus, the trading price of our ordinary shares could decline. Upon closing of the Concurrent ADS Offering, we will have              outstanding Class A ordinary shares. All ADSs sold in the Concurrent ADS Offering will be freely tradable, without restriction, in the public market. The representatives of the underwriters may, in their sole discretion, permit any party subject to lock-up agreements to sell shares prior to the expiration of the lock-up agreements. After the lock-up agreements pertaining to the Concurrent ADS Offering expire (90 days or more from the date of this prospectus), all of our outstanding shares will be eligible for sale in the public market, but they will be subject to volume limitations and other restrictions under Rule 144 under the Securities Act. In addition, ordinary shares subject to outstanding options under our share incentive plan will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements, the lock-up agreements and Rules 144 and 701 under the Securities Act. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our ADSs could decline.

Future issuance of share options or restricted shares may have a diluting effect on existing and future shareholders.

The grant and exercise of share options or restricted shares to be issued in the future will likely result in a dilution of the value of our ordinary shares for all shareholders. We established a 2011 Share Incentive Plan under which we are able to issue up to 12% of our issued and outstanding ordinary shares from time to time. We subsequently adjusted the exercise prices of certain options granted in June 2012. For more details, see “Management—Share Incentive Plan.” We may in the future issue additional share options and other share-based awards under the plan, which may dilute the interest of the existing and future shareholders. See “Management—Share Incentive Plan.” Moreover, we may seek authorization to increase the number of shares subject to our 2011 Share Incentive Plan, or sell additional securities and/or rights to purchase such securities at any time in the future. Dilution of the value of the ordinary shares will likely result from such sales, which in turn could adversely affect the market price of our ordinary shares and ADSs.

Holders of ADSs may not be able to participate in rights offerings and may experience dilution of your holdings in relation to any such offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

In addition, the depositary of our ADSs has agreed to pay to holders of ADSs the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. Holders of ADSs will receive these distributions in proportion to the number of ordinary shares such ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property and Holders of ADSs will not receive such distribution.

Holders of our Class B ordinary shares will control the outcome of shareholder actions in our company.

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 10 votes per share. Holders of our Class B ordinary shares hold 262,197,451 Class B ordinary shares, or 79.8% of the combined total outstanding ordinary shares (representing 97.5% of the total voting rights) in our company prior to the Concurrent ADS Offering. Their shareholding, in particular the greater voting rights of the Class B ordinary shares, gives Class B ordinary shareholders the power to control any actions that require shareholder approval under Cayman Islands law, our amended and restated memorandum and articles of association and the NYSE requirements, including the election and removal of any member of our board of directors, mergers, consolidations and other business combinations, changes to our amended and restated memorandum and articles of association, the number of shares available for issuance under share incentive plans and the issuance of significant amounts of our ordinary shares in private placements. Due to the disparate voting rights attached to the two classes of our ordinary shares, holders of our Class B ordinary shares could have sufficient voting rights to determine the outcome of all matters requiring shareholder approval even if it should, at some point in the future, hold considerably less than a majority of the combined total of our outstanding Class A and Class B ordinary shares.

As a result of their ownership of Class B ordinary shares, the voting power of holders of our Class B ordinary shares may cause transactions to occur that might not be beneficial to you as a holder of ADSs and may prevent transactions that would be beneficial to you. For example, their voting power may prevent a transaction involving a change of control of us, including transactions in which you as a holder of our ADSs might otherwise receive a premium for your securities over the then-current market price. Similarly, they may approve a merger or consolidation of our company that may result in holders of ADSs receiving a stake (either in the form of shares, debt obligations or other securities) in the surviving or new consolidated company, which may not operate our current business model and dissenter rights may not be available to holders of ADSs in such an event. In addition, holders of our Class B ordinary shares are not prohibited from selling a controlling interest in us to a third party and may do so without your approval of holders of ADSs. If they sell a controlling interest in us to a third party or otherwise undergo a change of control, any acquiror or successor will be entitled to exercise the voting control and may do so in a manner that could vary significantly from that of our current holders of Class B ordinary shares.

In addition, due to the disparate voting rights attached to these two classes, our Class B ordinary shareholders will have significant voting rights over matters requiring shareholder approval, including the election and removal of directors and certain corporate transactions, such as mergers, consolidations and other business combinations. This concentrated control could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

Anti-takeover provisions in our charter documents may discourage a third party from acquiring us, which could limit our shareholders’ opportunities to sell their shares at a premium.

Our amended and restated memorandum and articles of association include provisions that could limit the ability of others to acquire control of us, modify our structure or cause us to engage in change-of-control transactions. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix the powers and rights of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could thus be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. In addition, if our board of directors issues preferred shares, the market price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares may be adversely affected. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of us in a tender offer or similar transaction.

We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you may have less protection of your shareholder rights than you would under U.S. law.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Cayman Islands Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by noncontrolling shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. You should also read “Description of Share Capital—Differences in Corporate Law” for some of the differences between the corporate and securities laws in the Cayman Islands and the United States.

Holders of ADSs will have limited ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, because we are incorporated in the Cayman Islands, because we conduct our operations exclusively in China and most of our directors and officers reside outside the United States.

We are incorporated in the Cayman Islands and conduct our operations exclusively in China. All of our assets are located outside the United States. Most of our directors and officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for holders of ADSs to bring an action against us or against these individuals in the Cayman Islands or in China in the event that holders of ADSs believe that their rights have been infringed under the applicable securities laws or otherwise. Even if holders of ADSs are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state, and it is uncertain whether such Cayman Islands or PRC courts would be competent to hear original actions brought in the Cayman Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforcement of Civil Liabilities.”

Shareholders of Cayman Islands exempted companies such as ourselves have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our amended and restated articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Your ability to protect your rights as shareholders through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law.

Cayman Islands companies may not have standing to initiate a derivative action in a federal court of the United States. As a result, ability of holders of ADSs to protect their interests if they are harmed in a manner that would otherwise enable holders of ADSs to sue in a United States federal court may be limited to direct shareholder lawsuits.

The voting rights of holders of ADSs are limited in several significant ways by the terms of the deposit agreement.

Holders of our ADSs may only exercise their voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions from a holder of ADSs in the manner set forth in the deposit agreement, the depositary will endeavor to vote the underlying ordinary shares in accordance with these instructions. Under our amended and restated memorandum and articles of association and Cayman Islands law, the minimum notice period required for convening a general meeting is five days. When a general meeting is convened, holders of ADSs may not receive sufficient notice of a shareholders’ meeting to permit holders of ADSs to withdraw your ordinary shares to allow holders of ADSs to cast their vote with respect to any specific matter at the meeting. In addition, the depositary and its agents may not be able to send voting instructions to holders of ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of ADSs in a timely manner, but we cannot assure that holders of ADSs will receive the voting materials in time to ensure that holders of ADSs can instruct the depositary to vote their shares. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote and they may lack recourse if their ordinary shares are not voted as they requested.

The depositary of our ADSs will, except in limited circumstances, grant to us a discretionary proxy to vote the ordinary shares underlying your ADSs if you do not vote at shareholders’ meetings, which could adversely affect your interests and the ability of our shareholders as a group to influence the management of our company.

Under the deposit agreement for the ADSs, the depositary will give us a discretionary proxy to vote our ordinary shares underlying your ADSs at shareholders’ meetings if holders of ADSs do not vote, unless:

•	we have failed to timely provide the depositary with our notice of meeting and related voting materials;

•	we have instructed the depositary that we do not wish a discretionary proxy to be given;

•	we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

•	a matter to be voted on at the meeting would have a material adverse impact on shareholders; or

•	voting at the meeting is made on a show of hands.

The effect of this discretionary proxy is that holders of ADSs cannot prevent our ordinary shares underlying their ADSs from being voted, absent the situations described above, and it may make it more difficult for holders of ADSs to influence the management of our company. Holders of our ordinary shares are not subject to this discretionary proxy.

Holders of ADSs may not receive distributions on our ordinary shares or any value for them if it is unlawful or impractical for us to make them available to them.

The depositary of our ADSs has agreed to pay holders of ADSs the cash dividends or other distributions it or the custodian for our ADSs receives on our ordinary shares or other deposited securities after deducting its fees and expenses. Holders of ADSs will receive these distributions in proportion to the number of our ordinary shares such ADSs represent. However, the depositary is not responsible if it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary is not responsible for making a distribution available to any holders of ADSs if any government approval or registration is required for such distribution. We have no obligation to take any other action to permit the distribution of our ADSs, ordinary shares, rights or anything else to holders of our ADSs. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is unlawful or impractical for us to make them available to holders of ADSs. These restrictions may have a material and adverse effect on the value of such ADSs.

Holders of ADSs may be subject to limitations on the transfer of their ADSs.

Our ADSs, represented by ADRs, are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our books or the books of the depositary are closed, or at any time if we think or the depositary thinks it is necessary or advisable to do so in connection with the performance of its duty under the deposit agreement, including due to any requirement of law or any government or governmental body, or under any provision of the deposit agreement.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-oxley act of 2012 for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We incurred, and will continue to incur, increased costs as a result of being a public company.

As a public company, we have incurred significant accounting, legal and other expenses that we did not incur when we were a private company, including additional costs associated with our public company reporting obligations. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, and NYSE, impose various requirements on the corporate governance practices of public companies.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We may become a passive foreign investment company, or PFIC, which could result in adverse United States tax consequences to United States investors.

Based on our financial statements and the projected composition of our income and valuation of our assets, including goodwill, we do not expect to be a passive foreign investment company, or PFIC, for 2014, and we do not expect to become one in the future, although there can be no assurance in this regard. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, for any taxable year we will be classified as a PFIC for United States federal income tax purposes if either (i) 75% or more of our gross income in that taxable year is passive income or (ii) the average percentage of our assets (which includes cash) by value in that taxable year which produce or are held for the production of passive income is at least 50%. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs, which is subject to change. See “Taxation—Material United States Federal Income Tax Considerations—Passive Foreign Investment Company.”

In addition, there is uncertainty as to the treatment of our corporate structure and ownership of our consolidated affiliated entities for United States federal income tax purposes. If it is determined that we do not own the stock of our consolidated affiliated entities for United States federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), we would likely be treated as a PFIC.

If we are a PFIC for any taxable year during which you hold our Notes, ADSs or ordinary shares, such characterization could result in adverse United States federal income tax consequences to you if you are a United States Holder, as defined under “Taxation—Material United States Federal Income Tax Considerations.” For example, if we are or become a PFIC, you may become subject to increased tax liabilities under United States federal income tax laws and regulations, and will become subject to burdensome reporting requirements. See “Taxation—Material United States Federal Income Tax Considerations—Passive Foreign Investment Company.” We cannot assure you that we will not be a PFIC for 2014 or any future taxable year.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.” In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

•	our goals and strategies;

•	our prospects, business development, growth of our operations, financial condition and results of operations;

•	the expected growth of the online lottery market in China;

•	our plans to enhance user experience, upgrade our infrastructure and increase our service offerings;

•	our expectations regarding demand for and market acceptance of our services;

•	potential regulatory changes;

•	competition in our industry in China;

•	our planned use of proceeds; and

•	fluctuations in general economic and business conditions in China.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Prospectus Summary—Our Challenges,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” “Regulations” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The online lottery industry may not grow at the rate projected by market data, or at all. The failure of this market to grow at the projected rate may have a material adverse effect on our business and the market price of our ADSs. In addition, the rapidly changing nature of the online lottery industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately US$             million consisting of (i) US$             million from this offering and (ii) US$             million from the Concurrent ADS Offering, in each case after deducting underwriting discounts and commissions and the estimated offering expenses payable by us in connection with the respective offering.

We anticipate using the net proceeds of this offering and the Concurrent ADS Offering for the following purposes:

•	approximately US$ million for research and development;

•	approximately US$ million for continuing investment in our technology platform; and

•	the balance for other general corporate purposes, including working capital needs, incremental costs associated with being a public company, and potential acquisitions (although we are not currently negotiating any such acquisitions).

The foregoing represents our intentions as of the date of this prospectus with respect to the use and allocation of the net proceeds of this offering and the Concurrent ADS Offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds of this offering and the Concurrent ADS Offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering and the Concurrent ADS Offering in a manner other than as described in this prospectus.

To the extent that the net proceeds we receive from this offering and the Concurrent ADS Offering are not immediately applied for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing debt instruments or bank deposits. These investments may have a material adverse effect on the United States federal income tax consequences of your investment in our Notes or ADSs. It is possible that we may become a PFIC for United States federal income tax purposes, which could result in negative tax consequences for you. These consequences are described in more detail in “Risk Factors—Risks Related to Our Notes, ADSs and Ordinary Shares—We may become a passive foreign investment company, or PFIC, which could result in adverse United States tax consequences to United States investors” and “Taxation—Material United States Federal Income Tax Considerations—Passive Foreign Investment Company.”

In utilizing the proceeds of this offering and the Concurrent ADS Offering, we, as an offshore holding company, are permitted under PRC laws and regulations to provide funding to our PRC subsidiary through loans or capital contributions and to our consolidated affiliated entities through loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiary or our consolidated affiliated entities or make additional capital contributions to our PRC subsidiary to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related to in Our Corporate Structure—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may limit our use of the proceeds we receive from this offering and the Concurrent ADS Offering to fund our expansion or operations.”

DIVIDEND POLICY

In 2010, we declared and paid dividends of RMB159.9 million to our shareholders. In December 2012, we declared dividends of RMB90.0 million to our shareholders, which was paid in full as of the date of our initial public offering. See “Related Party Transactions—Related Party Loans and Other Payments” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

We currently intend to permanently reinvest all available funds and any future earnings to fund growth and expansion of our business and, therefore, do not expect to pay any cash dividends on our ordinary shares, including those represented by ADSs, in the foreseeable future. We currently have no specific intention to issue share dividends in the future.

Any future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares.” Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

We are a holding company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders and ADS holders, we will rely on dividends distributed by our PRC subsidiary. Certain payments from our PRC subsidiary to us are subject to PRC taxes, such as withholding income tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. Our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserve fund is not distributable as loans, advances or cash dividends. The reserve fund can only be used for specific purposes and are not transferable to the company’s parent in the form of loans, advances or dividends. See “Risk Factors—Risks Related to Our Corporate Structure—We may rely principally on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business.”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2013 presented on:

•	an actual basis;

•

as adjusted to give effect to (i) the issuance and sale of US$             million aggregate principal amount of Notes in this offering and (ii) the issuance of Class A ordinary shares in the form of              borrowed ADSs in the Concurrent ADS Offering, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with the respective offerings, assuming that the underwriters do not exercise their option to purchase additional Notes; and

•

as further adjusted basis to give effect to (i) the issuance and sale of US$             million aggregate principal amount of Notes in this offering and (ii) the issuance and sale of the Class A ordinary shares in the form of              ADSs offered in the Concurrent ADS Offering (including the issuance of Class A ordinary shares in the form of              borrowed ADSs in the Concurrent ADS Offering), in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with the respective offerings, assuming that the underwriters to this offering and the Concurrent ADS Offering do not exercise their option to purchase additional Notes or ADSs in the respective offerings.

The as adjusted information below is illustrative only and our capitalization following the closing of this offering and the Concurrent ADS Offering is subject to adjustment based on the public offering price of the Notes and our ADSs and other terms of this offering and the Concurrent ADS Offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2013
	Actual		As adjusted		As further adjusted for the Concurrent ADS Offering
	RMB	US$	RMB	US$	RMB	US$
	(in thousands)
% Convertible Senior Notes due offered in this offering(1)
Shareholders’ equity:
Class A ordinary shares, par value US$0.00005 per share, 700,000,000 shares authorized; 66,539,000 shares issued and outstanding, shares issued and outstanding on a pro forma as adjusted basis	20	3
Class B ordinary shares, par value US$0.00005 per share, 300,000,000 shares authorized; 262,197,451 shares issued and outstanding	94	16
Additional paid-in capital	967,233	159,776
Accumulated other comprehensive income	10,492	1,733
Accumulated deficit	(168,419)	(27,821)

Total shareholders’ equity	809,420	133,707

Total capitalization(2)	809,420	133,707

Notes:

(1)	Represents the net proceeds after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The presentation of the Notes above assumed the allocation of all proceeds to liabilities and that does not reflect any potential impacts of the conversion option or beneficial conversion features which would need to be further analyzed based on Accounting Standards Codification 470-20. Debt with Conversions and Other Options.
(2)	Total capitalization is the sum of the Notes and total shareholders’ equity.

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China and all of our revenues are denominated in Renminbi. Periodic reports made to shareholders will be expressed in Renminbi with translations of Renminbi amounts into U.S. dollars at the then current exchange rate solely for the convenience of the reader. Conversions of Renminbi into U.S. dollars in this prospectus are based on the noon buying rate as set forth in the H.10 statistical release of the Federal Reserve Board. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB6.0537 to US$1.00, the noon buying rate in effect as of December 31, 2013. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On March 21, 2014, the noon buying rate was RMB6.2248 to US$1.00.

The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated.

	Exchange Rate (Renminbi per US Dollar)(1)
	Period End	Average(2)	Low	High
Period	(RMB per US$1.00)
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.7603	6.8330	6.6000
2011	6.2939	6.4475	6.6364	6.2939
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1477	6.2438	6.0537
September	6.1200	6.1198	6.1213	6.1178
October	6.0943	6.1032	6.1209	6.0815
November	6.0922	6.0929	6.0993	6.0903
December	6.0537	6.0738	6.0927	6.0537
2014
January	6.0590	6.0509	6.0600	6.0504
February	6.1448	6.0816	6.1448	6.0591
March (through March 21, 2014)	6.2248	6.1590	6.2273	6.1183

(1)	The source of the exchange rate is the H.10 statistical release of the Federal Reserve Board.
(2)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

MARKET PRICE INFORMATION OF OUR ADSs

Our ADSs, each representing ten of our Class A ordinary shares, have been listed on the New York Stock Exchange since November 22, 2013 under the symbol “WBAI”. The table below shows, for the periods indicated, the high and low market prices for our ADSs. The closing price for our ADSs on the New York Stock Exchange on March 25, 2014 was US$40.87 per ADS.

	Market Price Per ADS (US$)
	High	Low
Yearly:
2013	39.42	18.14
2014	51.37	31.56
Quarterly:
2013
Fourth quarter	39.42	18.14
2014
First quarter (through March 25, 2014)	51.37	31.56
Monthly:
2013
November	22.04	18.14
December	39.42	19.94
2014
January	44.80	31.56
February	48.00	36.97
March (through March 25, 2014)	51.37	40.52

ENFORCEMENT OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The court system in the Cayman Islands is effective because litigation practice and procedure are based on English law principles of civil procedure. The Grand Court of the Cayman Islands is presided over by the Chief Justice and Grand Court judges permanently residing in the islands. Appeals lie from the Grand Court to the Cayman Islands Court of Appeal, which sits in the Grand Cayman, and from there to the Judicial Committee of the Privy Council in England. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

A substantial portion of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us, our officers and directors.

We have appointed Law Debenture Corporate Services Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder, our counsel as to Cayman Islands law, and Han Kun Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar fiscal or revenue obligations and which was neither obtained in a manner nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the liabilities provision of the federal securities laws in the United States without retrial on the merits if such judgment gives rise to obligations to make payments that may be regarded as fines, penalties or similar charges. Neither the United States or the PRC has a treaty with the Cayman Islands providing for reciprocal recognition and enforcement of civil and commercial judgments of courts of the United States or the PRC, respectively.

Han Kun Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Furthermore, it will be difficult for the United States shareholders to originate actions against us in China based upon PRC laws due to our identity as a company incorporated under the laws of the Cayman Islands. It is also difficult for United States shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

OUR HISTORY AND CORPORATE STRUCTURE

Our History

We began operations in the online lottery service industry in 2001 through one of our consolidated affiliated entities, E-Sun Network, in Shenzhen, China. In May 2006, E-Sun Network established its wholly owned subsidiary, E-Sun Sky Network, which became our major operation entity for our online lottery services business. To enable us to raise equity capital from investors outside of China, we set up a holding company structure by establishing our current Cayman Islands holding company, 500.com Limited, on April 20, 2007 under the name Fine Success Limited, which was changed to 500wan.com Limited on May 9, 2011 and further changed to our current name on October 9, 2013. In June 2007, we established our wholly owned PRC subsidiary, E-Sun Sky Computer. We established two PRC consolidated affiliated entities in December 2008, Youlanguang Technology, and Guangtiandi Technology. In February and March 2011, we established Fine Brand Limited, a company registered in the British Virgin Islands, and 500wan HK Limited, a company registered in Hong Kong, respectively, as our wholly owned subsidiaries. We transferred all the equity interests held by 500.com Limited in E-Sun Sky Computer to 500wan HK Limited in May 2011.

The following diagram illustrates our corporate structure as of the date of this prospectus. See “—Our Subsidiaries and Consolidated Affiliated Entities” for more information on the operations of our corporate entities.

(1)	E-Sun Network is approximately 18.8% owned by Jiepin Fu, our director and beneficial owner, approximately 23.8% owned by Ping Yuan, wife of our founder, chairman and CEO, Man San Law, approximately 14.3% owned by He Li, brother of our director, Qi Li, 11.0% owned by Xue Li, sister of our director, Qi Li, approximately 14.9% owned by Ying Zou, a beneficial owner of ours, approximately 17.1% owned by Bo Zou, our beneficial owner and employee. All shareholders of E-Sun Network are parties to the contractual arrangements. Our online lottery services were primarily provided through E-Sun Sky Network, the wholly owned subsidiary of E-Sun Network.
(2)	Youlanguang Technology is 50% owned by Jin Li and 50% owned by Jing Zhang, both of whom are our employees and parties to the contractual arrangements. Youlanguang Technology provides services to E-Sun Sky Network relating to the management of our users’ registration information and accounts.
(3)	Guangtiandi Technology is 50% owned by Ying Wang and 50% owned by Liangdong Yuan, both of whom are our employees and parties to the contractual arrangements described below. Guangtiandi Technology provides services to E-Sun Sky Network relating to the implementation of the technical interface with the provincial lottery administration centers and the printing of the lottery tickets.

Our Subsidiaries and Consolidated Affiliated Entities

As of the date of this prospectus, we conduct our operations through the following subsidiaries and consolidated affiliated entities:

Non-PRC Subsidiaries

•	Fine Brand Limited, our wholly owned subsidiary incorporated in the British Virgin Islands, was established on February 9, 2011.

•	500wan HK Limited, a wholly owned subsidiary of Fine Brand Limited, was incorporated in Hong Kong on March 8, 2011.

PRC Subsidiary and Consolidated Affiliated Entities

We currently conduct substantially all of our operations through our PRC subsidiary and our consolidated affiliated entities:

•

E-Sun Sky Computer, our wholly owned subsidiary in the PRC, established on June 18, 2007, provides technical and business support as well as consulting services to our consolidated affiliated entities, including platform and software support and technical services to E-Sun Sky Network, the operating company of our online lottery service platform.

•	E-Sun Network, our consolidated affiliated entity, established on December 7, 1999, is the holding company of E-Sun Sky Network, the main operating company of our online lottery service business.

•

E-Sun Sky Network, a wholly owned subsidiary of E-Sun Network, established on May 22, 2006, is the main operating company for our online lottery service business. E-Sun Sky Network primarily provides online lottery services through our online operation platforms, including our operating websites, namely, www.500wan.com and www.500.com. Through cooperation with the relevant lottery administration centers, E-Sun Sky Network provides online lottery sales services, develops online lottery markets and constructs online distribution channels and network for sports lottery products.

•

Youlanguang Technology, our consolidated affiliated entity, established on December 16, 2008, is the management service provider of our online lottery service platform. Youlanguang Technology used to provide services to E-Sun Sky Network in user account registration and information management as well as lottery prize collection and account management. We may adjust the services provided by Youlanguang Technology according to the development of our business.

•

Guangtiandi Technology, our consolidated affiliated entity, established on December 16, 2008, provides technical support to our online lottery service platform, including services to E-Sun Sky Network relating to the construction of ticket printing system, and the implementation and management of the technical interface with the relevant lottery administration centers.

Our PRC subsidiary and our consolidated affiliated entities have entered into a series of contractual arrangements. See “—Contractual Arrangements with Our Consolidated Affiliated Entities.”

Contractual Arrangements with Our Consolidated Affiliated Entities

PRC laws and regulations currently restrict foreign ownership in companies providing value-added telecommunications services and do not allow foreign investments in the lottery industry. Because we are a Cayman Islands company, we are classified as a foreign enterprise under PRC laws and regulations and our wholly owned PRC subsidiary, E-Sun Sky Computer, is a foreign-invested enterprise. To comply with PRC laws and regulations, we conduct our operations in China through a series of contractual arrangements with our consolidated affiliated entities and their respective shareholders.

In September 2007, our PRC subsidiary, E-Sun Sky Computer entered into a set of control agreements with E-Sun Sky Network and its shareholders, which include the Exclusive Technology Consultation and Service Agreement, the Business Operation Agreement, the Equity Interest Disposal Agreement, the Equity Pledge Agreement and the Power of Attorney, or the control agreements. The control agreements, including the Business Operation Agreement, the Equity Interest Disposal Agreement and the Equity Pledge Agreement, were further amended in January 2010 and December 2010, respectively.

Following the establishment of Youlanguang Technology and Guangtiandi Technology in December 2008, E-Sun Computer entered into an identical set of control agreements with each of Youlanguang Technology and Guangtiandi Technology and their respective shareholders. The control agreements between E-Sun Sky Computer and Youlanguang Technology and its shareholders, including the Business Operation Agreement, the Equity Interest Disposal Agreement and the Equity Pledge Agreement, were further amended in August 2009 and September 2010. The control agreements between E-Sun Sky Computer and Guangtiandi Technology and its shareholders, including the Business Operation Agreement, the Equity Interest Disposal Agreement and the Equity Pledge Agreement, were amended in August 2009.

We have been relying and expect to continue to rely on our consolidated affiliated entities to operate our online lottery service business in China as long as PRC laws and regulations do not allow us to directly operate such business in China. We revised our contractual arrangements with the consolidated affiliated entities and their respective shareholders on June 1, 2011, and further amended our contractual arrangements on May 2, 2013 and supplemented on December 28, 2013, respectively. These revised contractual arrangements continue to enable us to:

•	exercise effective control over E-Sun Network, Youlanguang Technology, and Guangtiandi Technology;

•

receive substantially all of the economic benefits and assume substantially all the losses of E-Sun Network, E-Sun Sky Network, Youlanguang Technology, and Guangtiandi Technology in consideration for the services provided by E-Sun Sky Computer, our PRC subsidiary;

•	have an exclusive option to purchase all of the equity interest in E-Sun Network, Youlanguang Technology, and Guangtiandi Technology to the extent permitted under PRC law; and

•

provide appropriate funds to the consolidated affiliated entities through the respective shareholders of consolidated affiliated entities for major losses resulting from their business and operations if any are incurred.

Accordingly, under U.S. GAAP, we consolidate E-Sun Network, Youlanguang Technology, and Guangtiandi Technology as our “variable interest entities” in our consolidated financial statements.

Our contractual arrangements with our consolidated affiliated entities and their shareholders are described in further detail as follows:

Agreements that Transfer Economic Benefits to Us

Exclusive Business Cooperation Agreements.    The exclusive business cooperation agreements are entered into by E-Sun Sky Computer and each of our consolidated affiliated entities. Pursuant to these exclusive business cooperation agreements, E-Sun Sky Computer provides technical services, business consultations, marketing consultancy, product research and development to the affiliated consolidated entities, in exchange for a service fee. The service fee is payable at such time as agreed between E-Sun Sky Computer and the relevant consolidated affiliated entity and approved by the board of such consolidated affiliated entity. The term of each exclusive business cooperation agreement is 10 years from the effective date.

Agreements that Provide Us with Effective Control

Exclusive Option Agreement.    The exclusive option agreements are entered into by E-Sun Sky Computer and the consolidated affiliated entities and each of their respective shareholders. Pursuant to these exclusive option agreements, the shareholders irrevocably granted E-Sun Sky Computer or its designated representative exclusive options to purchase, to the extent permitted under PRC law, all or part of their equity interest in the consolidated affiliated entities. E-Sun Sky Computer or its designated representative has sole discretion as to when to exercise these options, whether in part or in full. These agreements are for terms of 10 years and are renewable at E-Sun Sky Computer’s discretion.

In November 2012, E-Sun Sky Computer, the consolidated affiliated entities (excluding E-Sun Sky Network) and each of their respective shareholders entered into certain supplementary agreements to exclusive option agreements, pursuant to which the shareholders shall, in the manner permitted by PRC laws, transfer all the capital and assets (including but not limited to dividends, bonuses or any other rights and interests) they gain from the consolidated affiliated entities to E-Sun Sky Computer unconditionally per its request.

Equity Interests Pledge Agreements.    The equity interests pledge agreements are entered into by E-Sun Sky Computer and the consolidated affiliated entities and each of their respective shareholders. Pursuant to these equity interests pledge agreements, the shareholders have pledged their respective equity interests in the relevant consolidated affiliated entity to E-Sun Sky Computer to secure the obligations of such consolidated affiliated entity under its exclusive business cooperation agreement with E-Sun Sky Computer. In addition, except for the performance of the exclusive option agreement executed by them, the shareholders have agreed not to transfer, place or permit the existence of any security interest or other encumbrance on their respective equity interest, without the prior written consent of E-Sun Sky Computer.

Shareholder’s Voting Power Assignment Agreements.    Each shareholder of the consolidated affiliated entities executed an irrevocable power of attorney appointing E-Sun Sky Computer as his or her representative to attend shareholders’ meetings of the consolidated affiliated entities and to vote on his or her behalf on all matters requiring shareholder approval, including but not limited to, the sale, transfer, pledge, or disposition of his or her shareholding in the consolidated affiliated entities on June 1, 2011 and May 2, 2013 respectively. Such irrevocable power of attorney was terminated by the shareholder’s voting power assignment agreements entered into among 500.com Limited, E-Sun Sky Computer and the nominee shareholders of the consolidated affiliated entities on December 28, 2013. Pursuant to these shareholder’s voting power assignment agreements, the nominee shareholders of each consolidated affiliated entity assigned the rights to vote on all of the matters in each consolidated affiliated entity that require shareholders’ approval on shareholders’ meetings to persons or entities designated by 500.com Limited as permitted by applicable laws. Unless terminated by 500.com Limited or otherwise required by applicable laws, the shareholder’s voting power assignment agreements will remain valid and irrevocable from the date of their execution, so long as each shareholder remains the shareholder of the respective consolidated affiliated entities.

Guangzhou Shu Lian Information Investment Co., Ltd. and Xiaojun Xu, two former shareholders of E-Sun Network, jointly entered into a share transfer agreement with Bo Zou on November 15, 2012, pursuant to which Guangzhou Shu Lian Information Investment Co., Ltd. and Xiaojun Xu transferred all the equity interest they respectively held in E-Sun Network to Bo Zou. E-Sun Network completed registration with relevant branch of SAIC for the aforementioned share transfer on December 5, 2012. Shijie Zhang, a former shareholders of Guangtiandi Technology, entered into a share transfer agreement with Liangdong Yuan on October 31, 2012, pursuant to which Shijie Zhang transferred all the equity interest he held in Guangtiandi Technology to Liangdong Yuan. Guangtiandi Technology completed registration with relevant branch of SAIC for the aforementioned share transfer on March 27, 2013. Accordingly, we updated certain control agreements on

May 2, 2013 entered into by and among E-Sun Sky Computer, E-Sun Network and Bo Zou, including the Equity Interests Pledge Agreement, the Exclusive Option Agreement, and its supplementary agreement to replace those entered into by and among E-Sun Sky Computer, E-Sun Network, Guangzhou Shu Lian Information Investment Co., Ltd. and Xiaojun Xu respectively. We also updated the Irrevocable Power of Attorney executed by Bo Zou on May 2, 2013 to replace those executed by Guangzhou Shu Lian Information Investment Co., Ltd. and Xiaojun Xu respectively. In addition, we superseded agreements entered into by and among E-Sun Sky Computer, Guangtiandi Technology and Shijie Zhang, including the Equity Interests Pledge Agreement, the Exclusive Option Agreement and its supplementary agreement with agreements entered into by and among E-Sun Sky Computer, Guangtiandi Technology and Liangdong Yuan respectively on May 2, 2013. We also superseded the Irrevocable Power of Attorney executed by Shijie Zhang with the Irrevocable Power of Attorney executed by Liangdong Yuan on May 2, 2013. Moreover, in May 2013, Bo Zou executed a confirmation letter, under which he agrees to succeed to and assume any and all the rights and obligations of Xiaojun Xu and Guangzhou Shu Lian Information Investment Co., Ltd. under the aforementioned supplementary agreements immediately after the share transfer among Bo Zou, Xiaojun Xu and Guangzhou Shu Lian Information Investment Co., Ltd. completed and Bo Zou was registered as E-Sun Network’s shareholder. On the same date, Liangdong Yuan executed an identical confirmation letter, pursuant to which Liangdong Yuan agrees to succeed to and assume any and all the rights and obligations of Shijie Zhang under the aforementioned supplementary agreements immediately after the share transfer between Liangdong Yuan and Shijie Zhang completed and Liangdong Yuan was registered as Guangtiandi Technology’s shareholder.

On December 28, 2013, 500.com Limited entered into a financial support agreement with each of our consolidated affiliated entities, under which 500.com Limited agreed to provide unconditional financial support, through the nominee shareholders of such consolidated affiliated entity, to each consolidated affiliated entity in manners permitted by PRC laws and regulations for the consolidated affiliated entities’ operations.

We have been advised by our PRC legal counsel, Han Kun Law Offices, that the structure for operating our business in China (including our corporate structure and our contractual arrangements with our consolidated affiliated entities) complies, and immediately after completion of this offering will continue to comply, with all applicable PRC laws, rules and regulations, and does not violate any applicable PRC laws, rules or regulations. However, there are uncertainties regarding the interpretation and application of PRC laws, rules and regulations that are relevant to our business operations. Accordingly, there can be no assurance that the PRC regulatory authorities will not take a view that is contrary to the opinion of our PRC legal counsel. Our PRC legal counsel has further advised us that if a PRC government authority determines that our corporate structure, the contractual arrangements or the reorganization to establish our current corporate structure violates any applicable PRC laws, rules or regulations, the contractual arrangements may become invalid or unenforceable, and we could be subject to severe penalties and required to obtain additional governmental approvals from the PRC regulatory authorities. See “Risk Factors—Risks Related to Our Corporate Structure—If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC governmental restrictions on foreign investment in the Internet and the lottery business, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations”.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following selected consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Our selected consolidated financial data presented below for the years ended December 31, 2011, 2012 and 2013 and the selected consolidated balance sheet data as of December 31, 2012 and 2013 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our audited consolidated financial statements are prepared in accordance with U.S. GAAP and have been audited by Ernst & Young Hua Ming LLP, an independent registered public accounting firm.

	Year ended December 31,
	2011	2012	2013	2013
	RMB	RMB	RMB	US$
Consolidated Statement of Comprehensive Income Data:
	(in thousands, except for per share data)

Net Revenues	232,332	171,527	259,534	42,872
Operating expenses:
Cost of services	(24,425)	(18,476)	(27,818)	(4,595)
Sales and marketing	(52,471)	(45,794)	(84,596)	(13,974)
General and administrative	(101,996)	(57,784)	(73,190)	(12,090)
Service development expenses	(19,566)	(26,571)	(28,686)	(4,739)
Write-off of deferred initial public offering expenses	—	(6,404)	—	—

Total operating expenses	(198,458)	(155,029)	(214,290)	(35,398)
Other operating income	6,455	4,193	14,560	2,405
Government grant	1,778	2,242	2,792	461
Other operating expenses	(296)	(1,821)	(2,678)	(442)

Operating profit	41,811	21,112	59,918	9,898
Interest income	243	1,132	2,058	340
Interest expense	—	—	(5,407)	(893)
Change in fair value of derivative component of the convertible note	—	—	(26,809)	(4,429)

Income before income tax	42,054	22,244	29,760	4,916
Income tax benefit (expenses)	(28,497)	(18,001)	76,294	12,603

Net income	13,557	4,243	106,054	17,519

Other Comprehensive income, net of tax
Foreign currency translation gain (loss)	(224)	58	(5,496)	(908)

Comprehensive income	13,333	4,301	100,558	16,611

Earnings per share for Class A and Class B ordinary shares outstanding:
Basic	0.06	0.02	0.45	0.07
Diluted	0.06	0.02	0.41	0.07
Weighted average number of Class A and Class B ordinary shares outstanding:
Basic	230,768,220	229,374,777	238,342,685	238,342,685
Diluted	237,243,569	233,678,481	259,729,367	259,729,367
Non-GAAP financial data(1)
Net income	13,557	4,243	106,054	17,519
Adjustment for share-based compensation	50,154	13,704	7,561	1,249
Adjustment for deferred tax expense relating to outside basis differences	21,482	11,919	(88,796)	(14,668)
Adjustment for changes in fair value of the derivative component of the convertible note	—	—	26,809	4,429
Adjustment for interest expense relating to the convertible note	—	—	3,933	650
Adjusted net income (non-GAAP)	85,193	29,866	55,561	9,179

(1)	As a supplement to net income, we use the non-GAAP financial measure of adjusted net income which is U.S. GAAP net income as adjusted to exclude share-based compensation, deferred tax expense relating to outside basis differences in our consolidated affiliated entities and costs incurred on convertible note. This non-GAAP financial measure is provided as additional information to help our investors compare business trends among different reporting periods on a consistent basis and to enhance investors’ overall understanding of our current financial performance and prospects for the future. This non-GAAP financial measure should not be considered in addition to or as a substitute for or superior to U.S. GAAP net income. In addition, our definition of adjusted net income may be different from the definition of such term used by other companies, and therefore comparability may be limited.

The following table sets forth our selected consolidated balance sheet data as of the indicated dates:

	As of December 31,
	2012	2013
	RMB	RMB	US$
	(in thousands)
Consolidated Balance Sheet Data:

Total current assets	329,821	909,876	150,302
Total assets	379,343	958,300	158,301
Total current liabilities	281,315	118,567	19,587
Total liabilities	381,963	148,880	24,594
Total shareholders’ equity (deficit)	(2,620)	809,420	133,707
Total liabilities and shareholders’ equity	379,343	958,300	158,301

The following tables set forth our user information and their purchase amounts during the indicated years:

	Year ended December 31,
	2011	2012	2013
	(in thousands)
Active Accounts(1):
Newly Registered Accounts(2)	1,287	430	1,180
Existing Accounts(3)	606	518	327

Total	1,893	948	1,507

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
	(in thousands)
Purchase Amount:
Newly Registered Accounts(2)	1,026,761	374,005	1,214,920	200,690
Existing Accounts(3)	1,489,472	1,299,493	1,831,590	302,557

Total	2,516,233	1,673,498	3,046,510	503,247

(1)	Defined as registered accounts which made at least one purchase during the year.

(2)	Defined as accounts registered during the year.

(3)	Defined as accounts registered prior to the year.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the sections entitled “Summary Consolidated Financial and Operating Data” and “Selected Consolidated Financial and Operating Data” and our audited consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a leading online sports lottery service provider in China with the largest market share in the six months ended June 30, 2013 and the second largest market share in 2012 in terms of purchase amount of sports lottery products, according to the iResearch Report. We act as an aggregator and processor of lottery purchase orders from our registered user accounts and currently derive substantially all of our revenues from service fees paid to us by provincial sports lottery administration centers for the purchase orders of sports lottery products that we direct to such centers. We offer a comprehensive and integrated suite of online lottery services, information, user tools and virtual community venues to our users. We were among the first companies to provide online lottery services in China, and we are one of the two entities that are authorized by the Ministry of Finance, or the MOF, to provide online lottery sales services on behalf of China Sports Lottery Administration Center, the government authority in charge of the issuance and sale of sports lottery products in China.

Prior to 2013, we provided online sales services for, and generated service fees from, both sports and welfare lottery product. During the voluntary suspension from March to November 2012, we continued to provide lottery sales services via our mobile applications to mobile users and via our online platform to a limited number of loyal customers as a means of customer maintenance. Approximately 78.5% of our service fees during the voluntary suspension period were generated from our mobile applications. We resumed online lottery sales services for sports lottery products in November 2012 after we obtained the relevant approval for such lottery products from the MOF. Simultaneously, we ceased to provide sales services for welfare lottery products.

Our net revenues were RMB232.3 million, RMB171.5 million and RMB259.5 million (US$42.9 million) in 2011, 2012 and 2013, respectively, representing a 26.2% decrease from 2011 to 2012, and a 51.3% increase from 2012 to 2013, respectively. The majority of our service fees were generated from sports lottery products, which accounted for 78.7%, 86.0% and 100.0% of our total service fees in 2011, 2012 and 2013, respectively. The increases in percentages of revenue contribution from sports lottery products were results of our efforts to promote the sales of such products during the periods. Our net income was RMB13.6 million, RMB4.2 million and RMB106.1 million (US$17.5 million) in 2011, 2012 and 2013, respectively, representing a 69.1% decrease from 2011 to 2012 and a significant increase from 2012 to 2013. Our net income in 2011, 2012 and 2013 was adversely impacted by share-based compensation expenses of RMB50.2 million, RMB13.7 million and RMB7.6 million (US$1.3 million), respectively. In addition, our net income in 2011 and 2012 was adversely impacted by deferred tax expenses relating to outside basis differences in our consolidated affiliated entities of RMB21.5 million and RMB11.9 million, respectively. Our net income in 2013 was favorably impacted by reversal of deferred tax liabilities arising from outside basis differences of RMB88.8 million (US$14.7 million).

Factors Affecting Our Results of Operations

There are a number of factors that affect our results of operations, including:

•	continued growth in China’s economy and in the PRC lottery market in general;

•	growth in China’s Internet, e-commerce and online lottery industry;

•	number of registered and active accounts;

•	our ability to implement our strategies and enter into and maintain service agreements with provincial lottery administration centers; and

•	PRC regulations affecting the Internet and online lottery industries.

Continued growth in China’s economy and in the PRC lottery market in general

We conduct all of our business and operations in China. Accordingly, our results of operations have been, and are expected to continue to be, affected by the general performance of China’s economy. Since the inception of our business, we have benefited significantly from overall economic growth in China. The lottery market in China has experienced higher growth rates compared with the growth rates of China’s economy in recent years. According to the National Bureau of Statistics of China, from 2000 to 2012, China’s GDP grew from RMB9.9 trillion to RMB51.9 trillion (US$8.5 trillion), while in the same period the total lottery sales amount grew from RMB18 billion to RMB261.5 billion (US$42.6 billion) according to the MOF, representing a growth of more than 10 times. Although there is no assurance that the lottery market in China will continue to grow faster than China’s GDP, as a leading online lottery service provider, our financial results have been, and are expected to continue to be, affected by the performance of the lottery market in China. In addition, introduction of new lottery products by lottery administration centers will enable us to provide new services to our users and as a result increase our revenue.

Growth in China’s Internet, e-commerce and online lottery industry

We are an online service provider. As such, our results of operations are heavily dependent on the successful and continued development of China’s Internet, e-commerce and online lottery sectors. According to the iResearch Report, the Internet users in China grew from 457.3 million in 2010 to 513.1 million in 2011. The Internet has emerged as an increasingly attractive and cost-effective lottery distribution channel in China, especially as the number of Internet users, disposable income and network infrastructure in China has increased. According to the iResearch Report, the percentage of online lottery purchasers to the number of Internet users also grew from 1.1% in 2010 to 2.7% in 2012. As a result of increasing Internet penetration and usage in China, we anticipate demand for online lottery services in China will continue to grow. In addition, the continued development and improvement of the online payment system will also benefit the growth of the online lottery industry.

Number of registered and active accounts

Our online lottery services depend on our ability to maintain and expand our highly engaged user base. Active accounts as of the year end are registered accounts which had at least one purchase order during the year. The growth of number of active accounts is driven by our ability to continue to, among other things, enhance recognition of our brand, increase types of lottery products we service and offer high-quality services to our users. Although our user active level in 2012 was adversely affected by the voluntary suspension, the number of our registered accounts and active accounts have increased significantly in 2011 and 2013. We had 13.8 million, 16.6 million and 19.1 million total registered accounts as of December 31, 2011 and 2012 and 2013, respectively. Among total registered accounts, 1.9 million, 0.9 million and 1.5 million were active accounts in 2011, 2012 and 2013, respectively. Since we resumed online sales services for sports lottery products in November 2012, we have experienced a recovery of our user activity level. The purchase amount of our users was RMB540.0 million, RMB699.9 million, RMB735.6 million and RMB1,071.0 million in the three months ended March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively, representing a 63.8%, 29.6%, 5.1% and 45.6% increase from their respective preceding quarters. Our number of active accounts was approximately 297,000, 389,000, 374,000 and 894,000 in the three months ended March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively, representing a 6.0% and 5.3% increase, a 3.9% decrease and a 139% increase from their respective preceding quarters. As the Chinese online lottery industry continues to grow, we expect further expansion of our user base in the near future.

Our ability to implement our strategies and maintain service agreements with provincial lottery administration centers

We currently derive substantially all our net revenues from service fees paid to us by the provincial lottery administration centers for orders we direct to such centers. We have established mutually beneficial partnerships with provincial lottery administration centers, such as Jiangxi Sports Lottery Administration Center with which we have ongoing service agreement that is effective until March 2018. We have been strengthening our partnerships with provincial lottery administration centers in recent years to implement our strategy to promote sales of sports match lottery products, as this particular type of lottery products are most suitable to be purchased online. The chances of winning of sports match lottery products depend on results of the respective sports matches and as a result have greater information and knowledge requirements of lottery purchasers than other types of lottery products whose chances of winning are purely based on mathematic odds. We promote sales of sports match lottery products in a number of ways. Firstly, we provide comprehensive information on soccer and basketball matches on our websites which helps our users to make informed purchase decision. Secondly, our pool purchase service offers inexperienced users a chance to follow more experienced users in choosing sports match lottery products to enhance their chances of winning. Thirdly, our online user platform offers our users a forum to discuss sports matches and fosters a sense of community. As a result, service fees generated from sports match lottery products accounted for 57.3%, 70.2% and 86.2% of total service fees generated from lottery products in 2011, 2012 and 2013, respectively.

PRC regulations affecting the Internet and online lottery industries

The PRC government regulates the Internet and online lottery industries in China extensively. PRC laws, rules and regulations cover virtually every aspect of these industries, including entry into the industries, the scope of permissible business activities and foreign investment in the industries. The PRC government also exerts considerable direct and indirect influence over these industries by imposing industry policies and other economic measures. Many of these regulations have recently been implemented and are expected to be refined and adjusted over time. It also regulates Internet access and the distribution of news, information or other content, as well as provision of products and services, through the Internet.

The PRC laws governing the online sales of lotteries are relatively new. On September 26, 2010, the MOF issued the Interim Measures for the Administration of the Internet Sales of Lottery, which is the first comprehensive regulation governing the sales of lotteries through the Internet. This regulation allows qualified service providers to provide online lottery services once approved by the MOF. On January 18, 2012, the MOF, the Ministry of Civil Affairs and the General Administration of Sports of China jointly promulgated the Implementing Rules of Regulation on Administration of Lottery which set forth, among other things, detailed requirements and qualifications for entities to obtain approval to conduct online lottery sales. From March to November 2012, we voluntarily suspended our online lottery sales services to substantially all of our customers in response to the Urgent Notice, which resulted in a decrease in our net revenues in 2012 as compared to 2011. We obtained the relevant approval to conduct online sales services for sports lottery products from the MOF in November 2012. Since the relevant rules and regulations are relatively new, our results of operations may be affected by their interpretation and implementation in the future.

Net Revenues

We currently derive substantially all of our net revenues from service fees paid to us by the provincial lottery administration centers for orders we direct to such centers. The remaining of our net revenues were derived from service fees paid to us by third party aggregators for orders we direct to such aggregators, who in turn direct such orders to provincial lottery administration centers. Our net revenues were RMB232.3 million, RMB171.5 million and RMB259.5 million (US$42.9 million) in 2011, 2012 and 2013, respectively, representing a 26.2% decrease from 2011 to 2012 and a 51.3% increase from 2012 to 2013, respectively. The table below sets forth our net revenues in aggregate and derived from service fees paid to us by provincial lottery administration centers and from service fees paid to us by third-party aggregators for the periods indicated:

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
	(in thousands)
Provincial lottery administration centers	221,216	169,444	316,754	52,324
Third party aggregators	25,110	15,107	15,152	2,503

Total service fees	246,326	184,551	331,906	54,827

Deductibles(1)	(13,994)	(13,024)	(72,372)	(11,955)

Net revenues	232,332	171,527	259,534	42,872

(1)	The table below sets forth the breakdowns of the deductibles for the periods indicated:

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
	(in thousands)
Residual payments to complete lottery pool purchases	9,526	3,111	13,671	2,258
Super VIP incentive	4,468	1,667	31,688	5,234
Promotional incentives granted to users	—	8,246	27,013	4,463

Total	13,994	13,024	72,372	11,955

The following table sets forth our net revenues by lottery type for the periods indicated:

	Year ended December 31,
	2011		2012		2013
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Sports Lottery	193,874	78.7	158,683	86.0	331,906	54,827	100
Welfare Lottery	52,452	21.3	25,868	14.0	—	—	—

Total service fees	246,326	100	184,551	100	331,906	54,827	100

Deductibles	(13,994)		(13,024)		(72,372)	(11,955)

Net revenues	232,332		171,527		259,534	42,872

Service fees generated from sports lottery products accounted for 78.7%, 86.0% and 100% of total service fees generated from lottery products in 2011, 2012 and 2013, respectively. The increases in percentage of revenue contribution from sports lottery products from 2010 to 2012 were results of our efforts to promote the sales of sports match lottery products during the periods. After we ceased to provide sales services for welfare lottery products in November 2012, all our service fees were generated from sports lottery products.

Lottery products can also be divided into three types as set forth by the MOF, namely, sports match lottery, Lotto (including high frequency lottery) and instant lottery. Both sports lottery administration centers and welfare lottery administration centers issue Lotto and instant lottery products, while only sports lottery administration centers issue sports match lottery products. We do not provide services for any instant lottery products as they are currently only sold through traditional channels. The table below sets forth the breakdown of our net revenues by lottery type for the periods indicated. We list high frequency lottery products as a separate revenue category because of its relatively significant proportion of our net revenues.

	Year ended December 31,
	2011		2012		2013
	RMB	%	RMB	%	RMB	US$	%
	(in thousand, except for percentages)
Sports match lottery	141,116	57.3	129,562	70.2	285,998	47,244	86.2
Lotto*	58,260	23.7	35,629	19.3	12,262	2,025	3.7
High frequency lottery	46,950	19.0	19,360	10.5	33,646	5,558	10.1

Total service fees	246,326	100	184,551	100	331,906	54,827	100

Deductibles	(13,994)		(13,024)		(72,372)	(11,955)

Net Revenues	232,332		171,527		259,534	42,872

*	excluding high frequency lottery

We derived the majority of our service fees from sports match lottery products, which accounted for 57.3%, 70.2% and 86.2% of total service fees generated from lottery products in 2011, 2012 and 2013, respectively. We expect sales from the three types of lottery products to grow in the next few years, due to the continued growth of the online lottery market as well as introductions of new types of lottery products by lottery administration centers. In particular, we expect the growth of service fees generated from sports match lottery products to increase the fastest among the three types of lottery products, due to our continued efforts to promote sales of such lottery products. For more details, see “—Factors Affecting Our Results of Operations—Our ability to implement our strategies and maintain service agreements with provincial lottery administration centers.”

Operating Expenses

The table below sets forth our operating expenses by amount and as a percentage of our net revenues for the periods indicated:

	Year ended December 31,
	2011			2012			2013
	RMB		%	RMB		%	RMB		US$	%
	(in thousands, except for percentages)
Operating Expenses:
Cost of services	24,425		10.5	18,476		10.8	27,818		4,595	10.7
Sales and marketing	52,471		22.6	45,794		26.7	84,596		13,974	32.6
General and administrative	101,996	(1)	43.9	57,784	(2)	33.7	73,190	(3)	12,090	28.2
Service development expenses	19,566		8.4	26,571		15.5	28,686		4,739	11.1
Write-off of deferred initial public offering expense	—		—	6,404		3.7	—		—	—

Total operating expenses	198,458		85.4	155,029		90.4	214,290		35,398	82.6

(1)	including share-based compensation expenses of RMB47.4 million and the audit fees of RMB8.9 million for professional services rendered by our principal auditor related to our initial public offering.
(2)	including share-based compensation expenses of RMB10.9 million.
(3)	including share-based compensation expenses of RMB6.2 million (US$1.0 million).

Our operating expenses consist primarily of cost of services, sales and marketing expenses, general and administrative expenses and service development expenses.

Cost of Services

Our cost of services is primarily related to the online lottery services we provide, and is largely directly linked to the level of our net revenues. Our cost of services as a percentage of our net revenues was 10.5%, 10.8% and 10.7% in 2011, 2012 and 2013, respectively. As our business continues to recover and grow, we expect the absolute amount of our cost of service will continue to increase but we expect the cost of service as a percentage of our net revenues to gradually stabilize.

Our cost of services primarily consists of:

•

business tax, which consists of business taxes, surcharges and cultural development fees that are levied on our online lottery services, was RMB7.6 million, RMB5.5 million and RMB7.5 million (US$1.2 million) in 2011, 2012, and 2013, respectively, representing 3.3%, 3.2%, and 2.9% of our net revenues in the corresponding years;

•

account handling expenses, which consist primarily of transaction fees payable to banks and third-party payment processors for cash transfers between our users’ accounts on our websites and their accounts with banks or third-party payment processors, were RMB5.2 million, RMB2.4 million and RMB7.0 million (US$1.2 million) in 2011, 2012, and 2013, respectively, representing 2.2%, 1.4%, and 2.7% of our net revenues in the corresponding years;

•

salary and benefit expenses for our lottery ticket processing staff were RMB3.4 million, RMB3.1 million and RMB3.6 million (US$0.6 million) in 2011, 2012 and 2013, respectively, representing 1.5%, 1.8%, and 1.4% of our net revenues in the corresponding years; and

•

server leasing and maintenance expenses, which consist primarily of leasing expense of servers and other equipment used in providing online services, were RMB4.8 million, RMB4.7 million and RMB6.2 million (US$1.0 million) in 2011, 2012, and 2013, respectively, representing 2.1%, 2.7%, and 2.4% of our net revenues in the corresponding years.

Sales and marketing expenses

Our sales and marketing expenses as a percentage of our net revenues were 22.6%, 26.7% and 32.6% in 2011, 2012 and 2013, respectively.

Our sales and marketing expenses consist primarily of:

•

commissions to third-party Internet companies, which are the portion of service fees we pay to third-party Internet companies for purchase orders placed on our websites by users redirected from their websites. The amount of such commissions paid to third-party Internet companies for each redirected order depends on an agreed-upon allocation ratio. The commissions to third-party Internet companies were RMB14.5 million, RMB8.1 million and RMB13.6 million (US$2.2 million) in 2011, 2012, and 2013, respectively, representing 6.2%, 4.7%, and 5.3% of our net revenues in the corresponding years;

•

salary and benefit expenses for sales and marketing staff, which were RMB3.6 million, RMB4.2 million and RMB4.7 million (US$0.8 million) in 2011, 2012 and 2013, respectively, representing 1.6%, 2.5%, and 1.8% of our net revenues in the corresponding years;

•

advertising expenses, which consist primarily of expenses associated with advertisements we placed on TV channels and other media, were RMB20.8 million, RMB12.1 million and RMB30.8 million (US$5.1 million) in 2011, 2012 and 2013, respectively, representing 9.0%, 7.1%, and 11.8% of our net revenues in the corresponding years; and

•

promotional event expenses, which primarily consist of expenses associated with various promotional events including our sponsorship for the CFA 500.com Star Project and Hangzhou Greentown Soccer Club, were RMB5.3 million, RMB13.7 million and RMB16.1 million (US$2.7 million) in 2011, 2012 and 2013, respectively, representing 2.3%, 8.0%, and 6.2% of our net revenues in the corresponding years.

General and administrative expenses

Our general and administrative expenses as a percentage of our net revenues were 43.9%, 33.7% and 28.2% in 2011, 2012 and 2013, respectively. We expect that our general and administrative expenses will continue to increase as we incur additional costs in growing our business, including share-based compensation expenses for management, depreciation of new property, plant and equipment purchased and costs to enhance our internal control, but we expect general and administrative expense as a percentage of our net revenues to gradually decrease.

Our general and administrative expenses consist primarily of:

•

salary and benefit expenses for our management and general administrative staff, which were RMB21.3 million, RMB23.3 million and RMB29.7 million (US$4.9 million) in 2011, 2012 and 2013, respectively, representing 9.2%, 13.6% and 11.5% of our net revenues in the corresponding years;

•

office expenses, which consist primarily of office rental and other office administrative expenses, were RMB13.6 million, RMB10.7 million and RMB13.5 million (US$2.2 million) in 2011, 2012 and 2013, respectively, representing 5.8%, 6.2%, and 5.2% of our net revenues in the corresponding years;

•

travel, communication and other business expenses, which consist primarily of expenses associated with business travels, were RMB5.7 million, RMB6.0 million and RMB10.0 million (US$1.7 million) in 2011, 2012 and 2013, respectively, representing 2.4%, 3.5%, and 3.9% of our net revenues in the corresponding years;

•

third-party professional service fees, which consist primarily of professional service fees paid to third-party professionals, were RMB11.1 million, RMB2.4 million and RMB4.6 million (US$0.8 million) in 2011, 2012 and 2013, respectively, representing 4.8%, 1.4%, and 1.8% of our net revenues in the corresponding periods; and

•

share-based compensation expenses, which were RMB47.4 million, RMB10.9 million and RMB6.2 million (US$1.0 million) in 2011, 2012 and 2013, representing 20.4%, 6.4%, and 2.4% of our net revenues in the corresponding years.

Service development expenses

Our service development expenses are primarily related to our research and development activities. Service development expenses as a percentage of our net revenues were 8.4%, 15.5% and 11.1% in 2011, 2012 and 2013, respectively.

Our service development expenses consist primarily of salary and benefit expenses for our research and development staff, which were RMB15.5 million, RMB19.2 million and RMB21.7 million (US$3.6 million) in 2011, 2012 and 2013, respectively, representing 6.7%, 11.2% and 8.4% of our net revenues in the corresponding years.

Other Operating Income

Our other operating income consists primarily of pool purchase prize amounts to which we are entitled from pool purchase prize distributions in respect of residual payments we make to complete lottery pool purchases. Our other operating income was RMB6.5 million, RMB4.2 million and RMB14.6 million (US$2.4 million) in 2011, 2012 and 2013, respectively.

Government Grant

In 2011, 2012 and 2013, we obtained grants from Shenzhen local government in an aggregate amount of RMB1.8 million, RMB2.2 million, and RMB2.8 million (US$0.5 million), respectively, including grants to key local Internet businesses, project development, and a reimbursement for expense incurred in connection with the proposed listing. We might obtain similar grants from time to time in the future, but there is no assurance that we will continue to obtain such grants on a regular basis.

Taxation

Cayman Islands

We are incorporated in the Cayman Islands. Under the current law of the Cayman Islands, we are not subject to income or capital gains tax. In addition, dividend payments made by us are not subject to withholding tax in the Cayman Islands.

British Virgin Islands

Certain of our subsidiaries are established in the British Virgin Islands and under the current laws of the British Virgin Islands, such subsidiaries are not subject to income tax.

United States

We did not have any assessable profits subject to United States federal income or state tax in 2011, 2012 and 2013. We do not anticipate having any income subject to income taxes in the United States in the foreseeable future.

Hong Kong

We did not have any assessable profits subject to the Hong Kong profits tax in 2011, 2012 and 2013. We do not anticipate having any income subject to income taxes in Hong Kong in the foreseeable future.

Singapore

We did not have any assessable profits subject to the Singapore profits tax 2011, 2012 and 2013. We do not anticipate having any income subject to income taxes in Singapore in the foreseeable future.

People’s Republic of China

The EIT Law became effective on January 1, 2008. The EIT Law applies a uniform 25% enterprise income tax, or EIT, rate to both foreign invested enterprises and domestic enterprises. Accordingly, Youlanguang Technology was subject to an EIT rate of 25% in 2011, 2012 and 2013, respectively.

The EIT Law provides a transition period from its effective date for the enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential tax treatment such as a reduced tax rate or a tax holiday. According to the transitional rule, certain categories of enterprises, including the enterprises located in Shenzhen Special Economic Zone which previously enjoyed a preferential EIT rate of 15%, were eligible for a five-year transition period during which the EIT rate was gradually increased to the uniform rate of 25%. Therefore, E-Sun Network was subject to transitional EIT rates of 24%, 25% and 25% in 2011, 2012 and 2013, respectively.

E-Sun Sky Network, which is qualified as “Software Enterprise”, was granted an exemption from EIT for its first two years of operations and a half reduction in tax rate for the succeeding three years commencing from the first profit-making year. 2006 was the first year of EIT exemption for E-Sun Sky Network. In addition, E-Sun Sky Network was subject to the aforesaid transition rule. As a result, E-Sun Sky Network was subject to EIT at the rate of 11%, 24% and 25% in 2011, 2012 and 2013, respectively. In October 2011, E-Sun Sky Network obtained the certificate of “High-tech Enterprise” and was granted a preferential income tax rate of 15% for the three years commencing from 2011. In 2013, E-Sun Sky Network obtained the certificate of “Key Software Enterprise” and therefore was granted a preferential income tax rate of 10% for the two years ended December 31, 2012. Thus, E-Sun Sky Network complied with the lower preferential tax rate of 10% in 2011 and 2012. As such title is granted to the enterprises on an annual basis and as no approval is granted to the Company for the year ended December 31, 2013, preferential income tax rate of 15% is applied for the “High-tech Enterprise” certification.

In March 2011, E-Sun Sky Computer obtained the certificate of “Software Enterprise”, and was granted an exemption from EIT for its first two years of operations and a half reduction in tax rate for the succeeding three years commencing from the first profit-making year. 2011 was the first year of EIT exemption for E-Sun Sky Computer. E-Sun Sky Computer was subject to EIT at the rate of 0%, 0% and 12.5% in 2011, 2012 and 2013, respectively.

In June 2013, Guangtiandi Technology obtained the certificate of “Software Enterprise”, and was granted an exemption from EIT for its first two years of operations and a half reduction in tax rate for the succeeding three years commencing from the first profit-making year. 2013 was the first year of EIT exemption for Guangtiandi Technology. Guangtiandi Technology was subject to EIT at the rate of 25%, 25% and 0% in 2011, 2012 and 2013, respectively.

Our tax expenses include a deferred tax expense relating to outside basis differences in our consolidated affiliated entities. This deferred tax expense relating to outside basis differences was RMB21.5 million and RMB11.9 million in 2011 and 2012. The deferred tax expense relating to outside basis differences arises from (i) aggregate undistributed earnings and share capital of the consolidated affiliated entities that are available for distribution to E-Sun Sky Computer, a PRC tax resident company, and (ii) aggregate undistributed earnings of our PRC subsidiary, E-Sun Sky Computer, that are available for distribution to the Company, a non-PRC tax resident company. The decrease in the income tax expense from 2010 to 2012 is mainly due to the decrease in the deferred tax liabilities arising from aggregate undistributed earnings of the consolidated affiliated entities that are available for distribution to E-Sun Sky Computer. On December 28, 2013, we amended our contractual arrangement with our consolidated affiliated entities. We agreed to provide unconditional financial support to our consolidated affiliated entities through the nominee shareholders of our consolidated affiliated entities in manners permitted by PRC laws and regulation and we entered into shareholder’s voting power assignment agreements. Therefore, we have replaced E-Sun Sky Computer as the primary beneficiary of the entities under the US GAAP. In addition, we have undertaken to indefinitely reinvest the undistributed earnings of the subsidiaries located in PRC. As we are indefinitely reinvesting the undistributed earnings of the subsidiaries in the PRC, we recognized a reversal of the outside basis differences of RMB88.8 million (US$14.7 million) in 2013.

As of December 31, 2011, the aggregate undistributed earnings of the foreign subsidiaries that were available for distribution to the Company were considered to be indefinitely reinvested and accordingly, no provision was made for income taxes that would be payable upon the distribution of those amounts to us. Determination of the amount of unrecognized deferred tax liabilities related to these earnings was not practicable. For the year ended December 31, 2012, our management reassessed the adequacy of working capital and determined that the foreign earnings are no longer indefinitely reinvested. As a result, we recorded a deferred tax liability related to the aggregate undistributed earnings of the foreign subsidiaries. As of December 31, 2013, we have recognized RMB28.9 million (US$4.8 million) as an accrual for unrecognized tax positions and related interest and penalties.

Critical Accounting Policies

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect the reported amounts of our assets and liabilities, disclosure of contingent assets and liabilities on the date of each set of financial statements and the reported amounts of revenues and expenses during each financial reporting period. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates and assumptions is an integral component of the financial reporting process, actual results could differ from those estimates and assumptions.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically could materially impact the consolidated financial statements. We believe the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of our consolidated financial statements. The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included elsewhere in this prospectus.

Revenue Recognition

Our revenues are derived principally from online lottery purchase services. We recognize revenues only when (i) there is persuasive evidence of an arrangement exists; (ii) the service has been rendered; (iii) the fees are fixed or determinable; and (iv) collectability is reasonably assured. Specifically, we recognize revenues based on the following revenue recognition principles:

Online lottery purchase services

We earn service fees for online lottery purchase services and revenues that are generated from processing lottery purchase orders from our registered users which we refer to as “service fees.” The registered users enter into certain terms and conditions when they first open their accounts with us. Lottery purchase orders are placed by users through our websites. Then we process these orders with the lottery administration centers. Prior to processing orders, users prepay all purchase amounts. Service fees that we receive from the lottery centers are based on pre-determined and negotiated service fee rates and the total amount of the processed orders. Pursuant to ASC 605-45, Principal Agent Considerations, we record service fees on a net basis because we are not the primary obligor in the arrangement, but instead we act as an agent in providing such purchase services.

Contingent service fee

We are entitled to receive additional service fees from lottery centers when the total amounts of our purchase orders reach an agreed threshold, which we refer to as “contingent service fees.” As we are the agent in providing lottery purchase services, when the agreed thresholds are reached, any contingent service fees received are recorded as net revenues. A monthly reconciliation is performed by us to determine whether such thresholds are reached. Once the agreed threshold is reached, the contingent service fee is then fixed and not subject to any adjustments.

Super VIP incentives

Certain qualified registered users, or Super VIPs, are entitled to receive incentives from us based on actual purchase amount of each transaction. As we do not receive an additional service or benefit from the Super VIP other than service fee earned from lottery administration centers by us from the transaction, the incentives are recognized as a reduction of revenue at each year end in accordance with ASC 605-50, Customer Payments and Incentives.

Lottery pool purchase service

A user may start a lottery pool on our websites. As we contribute the residual amount to the lottery pool in order to complete the lottery pool and earn service fees from the purchase made by the lottery pool, we recognize the lottery fees that we pay to the lottery centers in respect of residual amounts of lottery pools as a reduction in revenue. As our principal activity is to provide lottery purchase services to our users, we recognize the residual amount of the lottery pool we receive after distribution of the prizes as other income upon the announcement of lottery results.

Income Taxes

We follow the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. We record a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Our analyses of future taxable income are subject to a wide range of variables, many of which involve estimates. Uncertainty regarding future events and changes in tax regulation could materially alter our valuation of deferred tax liabilities and assets. If we determine that we would not be able to realize all or part of our deferred tax assets in the future, we would increase our valuation allowance and make a corresponding change to our earnings for the period in which we make such determination. If we later determine that we are more likely than not to realize our deferred tax assets, we would reverse the applicable portion of the previously provided valuation allowance. On January 1, 2007, we adopted ASC 740-10, Income taxes: Overall, to account for uncertainties in income taxes. There was no cumulative effect of the adoption of ASC 740-10 to beginning retained earnings. Interest and penalties arising from underpayment of income taxes are computed in accordance with the related PRC tax law. The amount of interest expense is computed by applying the applicable statutory rate of interest to the difference between the tax position recognized and the amount previously taken or expected to be taken in a tax return. Interest and penalties recognized in accordance with ASC 740-10 is classified in the consolidated statements of comprehensive income as income tax expense.

In accordance with the provisions of ASC 740-10, we recognize the impact of a tax position if a tax return position or future tax position is “more likely than not” to prevail based on the facts and technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold are measured at the largest amount of tax benefit that has a greater than a fifty percent likelihood of being realized upon settlement. Our estimated liability for unrecognized tax benefits which is included in “long-term payables” is periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and developments with respect to tax audits, and expiration of the statute of limitations. The outcome for a particular audit cannot be determined with certainty prior to the conclusion of the audit and, in some cases, appeal or litigation process. The actual benefits ultimately realized may differ from our estimates. As each audit is concluded, adjustments, if any, are recorded in our financial statements. Additionally, in future periods, changes in facts, circumstances, and new information may require us to adjust the recognition and measurement estimates with regard to individual tax positions. Changes in recognition and measurement estimates are recognized in the period in which the changes occur. In certain situations, the PRC tax authorities may challenge positions adopted in our income tax filings. In accounting for uncertain tax positions in the financial statements presented, we have made estimates based on assumptions with respect to the expectations of the outcome of the tax position we have taken. If those expectations were to change, our financial position and results of operations could be materially affected.

Share-based compensation

On March 28, 2011, our shareholders and board of directors approved the 2011 Share Incentive Plan (the “Plan”). The Plan provides for the grant of options, restricted shares and other share-based awards. All options granted under the Plan shall have their exercise prices denominated in U.S. dollars, which is the functional currency of the Company. The board of directors has authorized under the Plan the issuance of up to 12% of our issued and outstanding ordinary shares from time to time, on an as-exercised and fully diluted basis, upon exercise of awards granted under the Plan. The maximum term of any issued stock option is 10 years from the grant date.

On April 8, 2011, we granted 13,864,000 stock options to a director and certain employees with an exercise price of US$0.40. For these awards, 5,506,600 options will be vested upon the first anniversary of the grant date, 5,225,800 options will be vested upon the second anniversary of the grant date, 1,565,800 options will be vested upon the third anniversary of the grant date, and 1,565,800 options will be vested upon the fourth anniversary of the grant date. On the same day, we granted 5,003,980 stock options to another director with an exercise price of US$0.40 per share, and all were vested on the grant date. On the same day, we granted 12,600,000 stock options to certain consultants with an exercise price of US$0.40 per share, and all were vested on the grant date.

On October 22, 2013, the Company granted 2,660,000 share options to employees with an exercise price of US$0.40 per share. For these awards, 600,000 options will be vested 180 days after the grant date, 1,620,000 options will be vested upon the first anniversary of the grant date, 220,000 options will be vested upon the second anniversary of the grant date, and 220,000 options will be vested upon the third anniversary of the grant date.

Share options granted to employees and the directors are accounted for under ASC 718, Share-Based Payment. In accordance with ASC 718, we determine whether a share option should be classified and accounted for as a liability award or an equity award. All grants of share options to employees and the director classified as equity awards are recognized in the financial statements based on their grant date fair values. There were no liability awards granted during any of the periods stated herein. We recognize compensation expenses using the straight-line method for share options granted with graded vesting based on service conditions. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in the subsequent period if actual forfeitures differ from initial estimates. Forfeiture rate is estimated based on historical and future expectation of employee turnover rate and is adjusted to reflect future change in circumstances and facts, if any. Share-based compensation expense is recorded net of estimated forfeitures such that expense was recorded only for those share-based awards that are expected to vest. To the extent we revise this estimate in the future, the share-based payments could be materially impacted in the period of revision, as well as in subsequent periods.

We record share-based compensation expense for awards granted to consultants in exchange for services at fair value in accordance with the provisions of ASC 505-50, Equity based payment to non-employees. As the share options granted to non-employees were fully vested on the grant date, the related compensation expense was fully recognized in the consolidated statement of comprehensive income on the grant date.

On June 8, 2012 (the “modification date”), the Board of Directors modified the exercise price of both vested and unvested options that were previously granted to 88 employees from US$0.4 to US$0.2. The modification was intended to provide additional incentives for these employees.

In accordance with ASC 718-20, Compensation—Stock Compensation, the effects of a modification resulted in incremental compensation cost of US$0.7 million, which was measured as the excess of the fair value of the modified award of US$3.5 million over the fair value of the original award of US$2.8 million at the modification date.

We, with the assistance of an independent valuation firm, determined the fair values of the share-based compensation options recognized in the consolidated financial statements. The binomial option pricing model is applied in determining the estimated fair value of the options granted to employees and non-employees.

The binomial model requires the input of highly subjective assumptions, including the expected stock price volatility and the sub-optimal early exercise factor. For expected volatilities, we have made reference to historical volatilities of several comparable companies. The sub-optimal early exercise factor was estimated based on the vesting and contractual terms of the awards and management’s expectation of exercise behavior of the grantees. The risk-free rate for periods within the contractual life of the options is based on market yield of U.S. Treasury Bond in effect at the time of grant. The assumptions used to estimate the fair value of the stock options granted are as follows:

	For the year ended December 31,
	2011	2012	2013
Expected volatility	50.34%	50.11%	49.86%
Risk-free interest rate	3.69%	1.34%	2.60%
Dividend yield	0.00%	0.00%	0.00%
Forfeiture rate	0.00%	0.00%	0.00%
Suboptional early exercise factor	2	2	2.2

Fair value of our ordinary shares

While we were a private company with no quoted market prices for our ordinary shares, we had to make estimates of the then fair value of our ordinary shares at each date of the grant of share options to our senior management. The fair value of our ordinary shares as of April 8, 2011, June 8, 2012 and October 22, 2013 was US$0.67, US$0.46 and US$0.99 per share, respectively. Given the absence of an active market for our ordinary shares prior to our initial public offering, we engaged a third party appraisal firm to assist in performing contemporaneous valuations of our ordinary shares. The appraisal was performed using the retrospective method to determine the fair value of our ordinary shares as of each valuation date. Such appraisal provided us with guidelines in determining the fair value of the ordinary shares, but the determination was made by our management. The fair value of our ordinary shares was developed through the application of the income valuation technique known as the discounted cash flow method, or the DCF method. The determination of the fair value of our ordinary shares requires complex and subjective judgments to be made regarding our projected financial and operating results, our unique business risks, our operating history and prospects as of the valuation date, the liquidity of our shares such as the anticipated timing of a sale of our company or an initial public offering, which is based on the plans made by our board and management. In addition to our estimated cash flows, which were based on our business prospects and financial forecasts as of different valuation dates, the following major assumptions were used in calculating the fair value of our ordinary shares:

Weighted average cost of capital or WACC

The WACCs were determined by using the capital asset pricing model, or CAPM, a method that market participants commonly use to price securities. Under CAPM, the discount rate was estimated based on a consideration of a number of factors, including risk-free rate, country risk premium, equity risk premium, company size, the company’s state of development and company-specific factors as of the valuation date. The risks associated with achieving our forecasts were appropriately assessed in our determination of the appropriate discount rates. If different discount rates had been used, the valuations could have been significantly different.

Comparable companies: In deriving the WACCs, which are used as the discount rates under the income approach, certain publicly traded companies in the e-commerce industry were selected for reference as our guideline companies.

To reflect the operating environment in China and the general sentiment in the U.S. capital markets towards the direct marketing and customer loyalty industry, the guideline companies were selected with consideration of the following factors: (i) the comparable companies should operate the direct marketing and customer loyalty business; and (ii) the comparable companies should either have their principal operations in Asia Pacific, as we mainly operate in China, or be publicly listed in the United States, as we plan to become a public company in the United States.

Discount for lack of marketability, or DLOM

The independent third-party valuation firm applied a DLOM of 7.35%, 26.00% and 8.51% for the valuation as of April 8, 2011, June 8, 2012 and October 22, 2013, respectively, by taking into consideration factors such as timing of a liquidity event (such as an initial public offering) and estimated volatility of equity securities. The further the valuation date is from an expected liquidity event, the higher the put option value and thus the higher the implied DLOM. The lower DLOM is used for the valuation, the higher is the determined fair value of the ordinary shares. The DCF method involves applying appropriate discount rates to estimated cash flows that are based on earnings forecasts.

However, these fair values are inherently uncertain and highly subjective. The assumptions used in deriving the fair values are consistent with our business plan. These assumptions include: no material changes in the existing political, legal and economic conditions in China; our ability to retain competent management, key personnel and staff to support our ongoing operations; and no material deviation in market conditions from economic forecasts.

Internal Control over Financial Reporting

In preparing our consolidated financial statements as of December 31, 2013, a material weakness in our internal control over financial reporting was identified, as defined in the standards established by the U.S. Public

Company Accounting Oversight Board. The material weakness identified relates to insufficient personnel with U.S. GAAP expertise in the preparation of the financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements. As a result, there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis.

We are in the process of implementing improvements and remedial measures in response to these assessments and recommendations. We:

•	appointed a chief risk officer with the relevant accounting expertise and adequate experience in compliance with the Sarbanes-Oxley Act;

•

assembled a team from our finance department to be responsible for the preparation of financial statements under U.S. GAAP. We hired a reporting manager with the knowledge and experience in the preparation of financial statements to join our finance department and will continue to hire additional qualified personnel if necessary;

•

organized regular training sessions on U.S. GAAP for our finance department in the form of workshops, seminars and newsletters as well as requiring our finance personnel to participate in annual in-house or public U.S. GAAP training courses; and

•	set up an internal audit department to review our internal control processes, policies and procedures to ensure compliance with the Sarbanes-Oxley Act.

Although we have implemented these measures, we cannot assure you that such measures will fully rectify the material weakness described above.

We are a public company in the United States subject to Sarbanes-Oxley. Section 404 of Sarbanes-Oxley and applicable rules and regulations thereunder require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2014.

JOBS Act and Adoption of Accounting Standards

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. For as long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” Under the JOBS Act, “emerging growth companies” are not required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act for up to December 31, 2019. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

Results of Operations

The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and related notes. Our historical results do not necessarily indicate our results to be expected for any future period.

	Year ended December 31,
	2011	2012	2013	2013
	RMB	RMB	RMB	US$
	(in thousands, except for per share data)
Consolidated Statement of Comprehensive Income Data:
Net Revenues	232,332	171,527	259,534	42,872
Operating expenses:
Cost of services	(24,425)	(18,476)	(27,818)	(4,595)
Sales and marketing	(52,471)	(45,794)	(84,596)	(13,974)
General and administrative	(101,996)	(57,784)	(73,190)	(12,090)
Service development expenses	(19,566)	(26,571)	(28,686)	(4,739)
Write-off of deferred initial public offering expenses	—	(6,404)	—	—

Total operating expenses	(198,458)	(155,029)	(214,290)	(35,398)
Other operating income	6,455	4,193	14,560	2,405
Government grant	1,778	2,242	2,792	461
Other operating expenses	(296)	(1,821)	(2,678)	(442)

Operating profit	41,811	21,112	59,918	9,898
Interest income	243	1,132	2,058	340
Interest expense	—	—	(5,407)	(893)
Changes in fair value of derivative component of the convertible note	—	—	(26,809)	(4,429)

Income before income tax	42,054	22,244	29,760	4,916
Income tax benefit (expenses)	(28,497)	(18,001)	76,294	12,603

Net income	13,557	4,243	106,054	17,519

Other Comprehensive income, net of tax
Foreign currency translation gain (loss)	(224)	58	(5,496)	(908)

Comprehensive income	13,333	4,301	100,558	16,611

Earnings per share for Class A and Class B ordinary shares outstanding:
Basic	0.06	0.02	0.45	0.07
Diluted	0.06	0.02	0.41	0.07
Weighted average number of Class A and Class B ordinary shares outstanding:
Basic	230,768,220	229,374,777	238,342,685	238,342,685
Diluted	237,243,569	233,678,481	259,729,367	259,729,367
Non-GAAP financial data(1)
Net income	13,557	4,243	106,054	17,519
Adjustment for share-based compensation	50,154	13,704	7,561	1,249
Adjustment for deferred tax expense relating to outside basis differences	21,482	11,919	(88,796)	(14,668)
Adjustment for changes in fair value of the derivative component of the convertible note	—	—	26,809	4,429
Adjustment for interest expense relating to the convertible note	—	—	3,933	650
Adjusted net income (non-GAAP)	85,193	29,866	55,561	9,179

(1)	As a supplement to net income, we use the non-GAAP financial measure of adjusted net income which is U.S. GAAP net income as adjusted to exclude share-based compensation, deferred tax expense relating to outside basis differences in our consolidated affiliated entities and costs incurred on convertible note. This non-GAAP financial measure is provided as additional information to help our investors compare business trends among different reporting periods on a consistent basis and to enhance investors’ overall understanding of our current financial performance and prospects for the future. This non-GAAP financial measure should not be considered in addition to or as a substitute for or superior to U.S. GAAP net income. In addition, our definition of adjusted net income may be different from the definition of such term used by other companies, and therefore comparability may be limited.

The year ended December 31, 2013 compared with the year ended December 31, 2012

Net revenue

Our net revenues increased by 51.3% from RMB171.5 million in the year ended December 31, 2012 to RMB259.5 million (US$42.9 million) in the year ended December 31, 2013, primarily due to an increase of total service fees by 79.8% from RMB184.6 million in the year ended December 31, 2012 to RMB331.9 million (US$54.8 million) in the year ended December 31, 2013 as a result of the recovery and growth of the activity level of our users since we resumed online lottery sales services for sports lottery products in November 2012. The increase in service fees was partially offset by an increase of deductibles from RMB13.0 million in the year ended December 31, 2012 to RMB72.4 million (US$12.0 million) in the year ended December 31, 2013, primarily due to the increase in super VIP incentive and promotional incentives granted to users.

Operating expenses

Our operating expenses increased by 38.3% from RMB155.0 million in the year ended December 31, 2012 to RMB214.3 million (US$35.4 million) in the year ended December 31, 2013. Our operating expenses consisted of the following:

Cost of Services.    Our cost of services increased by 50.3% from RMB18.5 million in the year ended December 31, 2012 to RMB27.8 million (US$4.6 million) in the year ended December 31, 2013. The increase was primarily due to a 191.7% increase in account handling expenses from RMB2.4 million in the year ended December 31, 2012 to RMB7.0 million (US$1.2 million) in the year ended December 31, 2013, primarily attributable to additional transaction fees we paid to banks and third-party payment processors for transferring cash from users’ accounts on our websites to their bank accounts starting in 2013.

Sales and marketing expenses.    Sales and marketing expenses increased by 84.7% from RMB45.8 million in the year ended December 31, 2012 to RMB84.6 million (US$14.0 million) in the year ended December 31, 2013. The increase was primarily due to our increased sales and marketing efforts after we obtained the approval for online sales services for sports lottery products, including:

•

a 154.5% increase in advertising expense from RMB12.1 million in the year ended December 31, 2012 to RMB30.8 million (US$5.1 million) in the year ended December 31, 2013, which was primarily due to our increased advertising, such as advertisement with CCTV and other media; and

•

a 67.9% increase in commissions to third-party Internet companies from RMB8.1 million in the year ended December 31, 2012 to RMB13.6 million (US$2.2 million) in the year ended December 31, 2013, which was primarily due to additional third-party Internet companies that redirected user purchase orders to our websites in 2013.

General and administrative expenses.    General and administrative expenses increased by 26.6% from RMB57.8 million in the year ended December 31, 2012 to RMB73.2 million (US$12.1 million) in the year ended December 31, 2013. The increase was primarily due to:

•	a 27.5% increase in salary and benefit expenses from RMB23.3 million in the year ended December 31, 2012 to RMB29.7 million (US$4.9 million) in the year ended December 31, 2013; and

•

a 66.7% increase in travel, communication and other business expenses from RMB6.0 million in the year ended December 31, 2012 to RMB10.0 million (US$1.7 million) in the year ended December 31, 2013 primarily due to the increase in business travels.

Service development expenses.    Service development expenses increased by 7.9% from RMB26.6 million in the year ended December 31, 2012 to RMB28.7 million (US$4.7 million) in the year ended December 31, 2013. The increase was primarily due to an increase in salary and benefit expenses for our research and development staff.

Other operating income

Other operating income increased significantly from RMB4.2 million in the year ended December 31, 2012 to RMB14.6 million (US$2.4 million) in the year ended December 31, 2013. The increase was primarily due to:

•

a 295.2% increase in residual prize amounts to which we were entitled from pool purchase prizes from RMB2.1 million in the year ended December 31, 2012 to RMB8.3 million (US$1.4 million) in the year ended December 31, 2013 primarily due to the increase in the amount of pool purchases from our users; and

•

a significant increase in tax refund from government from RMB1.0 million in the year ended December 31, 2012 to RMB4.7 million (US$0.8 million) in the year ended December 31, 2013 due to a discrete event of government refund of VAT tax.

Operating profit

As a result of the forgoing, our operating profit increased by 183.9% from RMB21.1 million in the year ended December 31, 2012 to RMB59.9 million (US$9.9 million) in the year ended December 31, 2013.

Income before income tax

Our income before income tax increased by from RMB22.2 million in the year ended December 31, 2012 to RMB29.8 million (US$4.9 million) in the year ended December 31, 2013. Income before income tax in the year ended December 31, 2013 was adversely impacted by change in fair value of derivatives component of the convertible note in the amount of RMB26.8 million (US$4.4 million), which was attributable to the automatic conversion upon our initial public offering of convertible notes previously issued and sold to Sequoia Capital 2010 CGF Holdco, Ltd. at a conversion price that equaled to 80% of the initial public offering price of our ADSs.

Income tax benefit/(expense)

We recorded income tax benefit of RMB76.3 million (US$12.6 million) in the year ended December 31, 2013, as compared to income tax expense of RMB18.0 million in the year ended December 31, 2012. On December 28, 2013, we amended our contractual arrangement with our consolidated affiliated entities. We agreed to provide unconditional financial support to our consolidated affiliated entities through the nominee shareholders of our respective consolidated affiliated entities in manners permitted by the PRC laws and obtained the rights to exercise the shareholders’ voting power of these entities through the entities or persons we designated as permitted by the PRC laws pursuant to the shareholder’s voting power assignment agreements. Therefore, we have replaced E-Sun Sky Computer as the primary beneficiary of the under the US GAAP. In addition, we have undertaken to indefinitely reinvest the undistributed earnings of the subsidiaries located in PRC. As we are indefinitely reinvesting the undistributed earnings of the subsidiaries in the PRC, we recognized a reversal of the outside basis differences of RMB88.8 million (US$14.7 million) in 2013.

Net income

As a result of the forgoing factors, we recorded net income of RMB106.1 million (US$17.5 million) in the year ended December 31, 2013, as compared to RMB4.2 million in the year ended December 31, 2012. We also recorded Non-GAAP net income of RMB55.6 million (US$9.2 million) in the year ended December 31, 2013, as compared to RMB29.9 million in the year ended December 31, 2012.

Year ended December 31, 2012 compared to year ended December 31, 2011

Net revenues

Our net revenues decreased by 26.2% from RMB232.3 million in 2011 to RMB171.5 million in 2012. This decrease in net revenues was primarily attributable to the voluntary suspension from March to November 2012. In particular, our net revenues in 2012 were RMB63.1 million, RMB78.4 million and RMB30.0 million prior to, during and after the voluntary suspension. Service fees generated by our mobile applications accounted for 78.5% of the total service fees during the voluntary suspension period. The decrease in net revenue was specifically attributable to:

•	an 8.3% decrease in service fees from sports match lottery from RMB141.1 million in 2011 to RMB129.6 million in 2012;

•	a 38.9% decrease in service fees from Lotto (excluding high frequency lottery) from RMB58.3 million in 2011 to RMB35.6 million in 2012; and

•	a 58.7% decrease in service fees from high frequency lottery from RMB47.0 million in 2011 to RMB19.4 million in 2012.

The impact of the voluntary suspension was also reflected in our active accounts, which decreased by 52.6% from 1.9 million in 2011 to 0.9 million in 2012. Total purchase amounts also decreased by 32% from RMB2.5 billion in 2011 to RMB1.7 billion in 2012. In particular, we had purchase amount of RMB605.9 million, RMB848.0 million and RMB219.8 million prior to, during and after the voluntary suspension, respectively, representing approximately purchase amount of RMB9.5 million, RMB3.4 million and RMB4.4 million per day, respectively.

Historically the substantial majority of our service fees were generated from service fees for sports lottery products. We resumed the suspended online sales services for sports lottery products in November 2012 after we obtained the relevant approval by the MOF.

Operating expenses

Our operating expenses decreased by 22% from RMB198.5 million in 2011 to RMB155.0 million in 2012. The decrease was in line with the decrease of our net revenues in the same periods. Our operating expenses consisted of the following:

Cost of services.    Our cost of services decreased by 24.2% from RMB24.4 million in 2011 to RMB18.5 million in 2012. The decrease was primarily due to:

•	a 28.0% decrease in business tax from RMB7.6 million in 2011 to RMB5.5 million in 2012, which was in line with the decrease in our net revenues; and

•	a 54.0% decrease in account handling expenses from RMB5.2 million in 2011 to RMB2.4 million in 2012 which was in line with the decrease of our net revenues.

Sales and marketing expenses.    Sales and marketing expenses decreased by 13.0% from RMB52.5 million in 2011 to RMB45.8 million in 2012. The decrease was primarily due to:

•	a 42.0% decrease in advertising expenses from RMB20.8 million in 2011 to RMB12.1 million in 2012, due to our increased advertising and marketing efforts to promote our websites and brand name in 2011;

•

a 44.0% decrease in commissions to third-party Internet companies from RMB14.5 million in 2011 to RMB8.1 million in 2012, primarily attributable to the discontinuation of our collaboration with certain third-party websites to redirect users to our websites for lottery purchase, which was in turn resulted from the voluntary suspension.

The decrease was partially offset by:

•	a 158.5% increase in promotional events expenses from RMB5.3 million in 2011 to RMB13.7 million in 2012, due to expenses related to our sponsorship for the CFA 500.com Star Project.

General and administrative expenses.    General and administrative expenses decreased by 43.3% from RMB102.0 million in 2011 to RMB57.8 million in 2012. The decrease was primarily due to:

•

a significant decrease in share-based compensation expenses from RMB47.4 million in 2011 to RMB10.9 million in 2012, as we granted options to directors, management and administration staff and consultants on April 8, 2011; and

•

a significant decrease in third-party professional service fees from RMB11.1 million in 2011 to RMB2.4 million in 2012 primarily attributable to audit fees paid in connection with our initial public offering in 2011.

Service development expenses.    Service development expenses increased by 36.0% from RMB19.6 million in 2011 to RMB26.6 million in 2012. The increase was primarily due to a 23.9% increase in salary and benefit for our research and development staff from RMB15.5 million in 2011 to RMB19.2 million in 2012, attributable to our continued effort in research and development.

Other operating income

Our other operating income decreased by 35.4% from RMB6.5 million in 2011 to RMB4.2 million in 2012. The decrease was primarily due to a decrease in residual prize amounts to which we were entitled from pool purchase prize distributions in respect of payments we made to complete lottery pool purchases, attributable to a decrease in total pool purchase amount and in line with the decrease of our net revenues in 2012.

Operating profit

As a result of the forgoing and in particular due to the voluntary suspension, our operating profit decreased by 49% from RMB42.0 million in 2011 to RMB21.1 million in 2012.

Income tax

Our income tax expense decreased by 36.8% from RMB28.5 million in 2011 to RMB18.0 million in 2012. This was primarily due to (i) the decrease in the applicable income tax for E-Sun Sky Network from RMB7.0 million in 2011 to RMB5.4 million in 2012; and (ii) the decrease in outside basis difference from RMB21.5 million in 2011 to RMB11.9 million in 2012 in relation to our consolidated affiliated entities.

Net income

As a result of the foregoing factors, we recorded a net income of RMB4.2 million in 2012 as compared to a net income of RMB13.6 million in 2011. We also recorded Non-GAAP net income of RMB29.9 million in 2012 as compared to RMB85.2 million in 2011.

Selected Quarterly Results of Operations

The following table sets forth our unaudited condensed consolidated quarterly results of operations for each of the eight quarters in the period from January 1, 2012 to December 31, 2013. You should read the following table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. We have prepared the unaudited condensed consolidated quarterly financial information on the same basis as our audited consolidated financial statements. The unaudited condensed consolidated financial information includes all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of our operating results for the quarters presented.

	Three months ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
	(RMB in thousands)
Net Revenues	73,165	34,481	23,090	40,791	39,485	54,689	69,237	96,123
Operating expenses:
Cost of services	(6,565)	(3,997)	(3,360)	(4,554)	(5,339)	(6,729)	(7,496)	(8,254)
Sales and marketing	(16,486)	(11,106)	(8,730)	(9,472)	(15,875)	(20,659)	(24,667)	(23,395)
General and administrative	(14,527)	(12,431)	(12,941)	(17,885)	(16,657)	(14,875)	(14,985)	(26,673)
Service development expenses	(5,739)	(5,901)	(6,033)	(8,898)	(6,033)	(6,201)	(6,690)	(9,762)
Write-off of deferred initial public offering expenses	(6,365)	(39)	—	—	—	—	—	—

Total operating expenses	(49,682)	(33,474)	(31,064)	(40,809)	(43,904)	(48,464)	(53,838)	(68,084)
Other operating income	2,705	1,126	308	54	1,945	6,849	2,577	3,189
Government grant	—	2,200	3	39	46	46	47	2,653
Other operating expense	(223)	(23)	(1,336)	(239)	(344)	(2,028)	(275)	(31)

Operating profit	25,965	4,310	(8,999)	(164)	(2,772)	11,092	17,748	33,850
Interest income	277	287	249	319	101	79	71	1,807
Change in fair value of the derivative component of the convertible note	—	—	—	—	—	—	—	(26,809)
Interest expense	—	—	—	—	—	(152)	(278)	(4,977)

Income before income tax	26,242	4,597	(8,750)	155	(2,671)	11,019	17,541	3,871
Income tax benefit (expense)	(8,482)	(3,693)	544	(6,370)	(933)	703	(5,061)	81,585

Net income/(loss)	17,760	904	(8,206)	(6,215)	(3,604)	11,722	12,480	85,456

Adjusted net income/(loss) (non-GAAP)(1)(2)	27,124	6,009	(5,205)	1,938	1,455	14,455	13,598	26,054

(1)	As a supplement to net income, we use the non-GAAP financial measure of adjusted net income which is U.S. GAAP net income as adjusted to exclude share-based compensation, deferred tax expense relating to outside basis differences in our consolidated affiliated entities and costs incurred on convertible note. This non-GAAP financial measure is provided as additional information to help our investors compare business trends among different reporting periods on a consistent basis and to enhance investors’ overall understanding of our current financial performance and prospects for the future. This non-GAAP financial measure should not be considered in addition to or as a substitute for or superior to U.S. GAAP net income. In addition, our definition of adjusted net income may be different from the definition of such term used by other companies, and therefore comparability may be limited.

(2)	We present adjusted net income (non-GAAP) excluding share-based compensation, deferred tax expense relating to outside basis differences in our consolidated affiliated entities and costs incurred on convertible note. The following table reconciles our adjusted net income (non-GAAP) for each of the eight quarters in the period from January 1, 2012 to December 31, 2013 to the net income calculated and presented in accordance with U.S. GAAP.

	Three months ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
	(RMB in thousands)
Net income/(loss)	17,760	904	(8,206)	(6,215)	(3,604)	11,722	12,480	85,456
Adjustment for share-based compensation	4,911	3,373	2,716	2,704	1,983	519	519	4,541
Adjustment for deferred tax expense relating to outside basis differences	4,453	1,732	285	5,449	3,076	2,214	599	(94,685)
Adjustment for changes in fair value of the derivative component of the convertible note	—	—	—	—	—	—	—	26,809
Adjustment for interest expense relating to the convertible note	—	—	—	—	—	—	—	3,933
Adjusted net income/(loss) (non-GAAP)	27,124	6,009	(5,205)	1,938	1,455	14,455	13,598	26,054

Our net revenues in the first three quarters of 2012 decreased as compared to their respective preceding quarters as a result of the voluntary suspension. Our net revenues increased in the fourth quarter in 2012 and the last three quarter in 2013 as compared to their respective preceding quarters after we resumed online sales services for sports lottery products. Although there is no guarantee the recovery of revenue growth can be maintained, we expect our net revenues to continue a trend of growth in the foreseeable future.

Our quarterly operating results have fluctuated in the past and may continue to fluctuate depending upon a number of factors, including seasonality of sports events on which sport lotteries are based, changes in the lottery issuance schedules by the lottery issuance authorities, and general economic conditions. Historically, the expenditures on online lottery purchase in China tend to decrease during the first quarter of each year primarily due to the Chinese New Year holiday in that quarter. See “Risk Factors—Risk Related to Our Business and Industry—Our quarterly revenues and operating results may fluctuate, which makes our results of operations difficult to predict and may cause our quarterly results of operations to fall short of expectations.”

Liquidity and Capital Resources

Prior to our initial public offering in November 2013, our principal sources of liquidity had been cash generated from our operating activities and proceeds from our issuances of preferred shares and ordinary shares. As of December 31, 2013, we had RMB544.3 million (US$89.9 million) in cash and cash equivalents. On December 6, 2012, our board of directors declared a distribution of dividends totaling RMB90.0 million to our ordinary shareholders.

As a holding company with no material operations of our own, we conduct our operations primarily through our wholly owned subsidiary and our consolidated affiliated entities in China. Our PRC subsidiary’s ability to make dividends or other cash payments to us are subject to various restrictions under PRC laws and regulations. See “Risk Factors—Risks Related to Our Corporate Structure—We may rely principally on dividends and other distributions on equity paid by our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC and Hong Kong subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business.” and “Risk Factors—Risks Related to Doing Business in China—Governmental control of currency conversion may affect the value of your investment.” Although we consolidate the results of our PRC consolidated affiliated entities, we do not have direct access to their cash and cash equivalents or future earnings. However, we can direct the use of their cash through agreements that provide us with effective control of these entities. Moreover, we are entitled to receive service fees from them in exchange for certain technology consulting and other services provided by us and the use of certain intellectual properties owned by us. In October 2013, we issued a convertible note in the aggregate principal amount of US$20 million to Sequoia, which was automatically converted into our Class B ordinary shares upon completion of our initial public offering.

We believe that our current cash, anticipated cash flow from operations, and the net proceeds we expect to receive from this offering and the Concurrent ADS Offering will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures, for at least the next 12 months. We may, however, require additional cash due to changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our existing cash is insufficient to meet our requirements, we may seek to sell additional equity securities or debt securities or borrow from lending institutions. Financing may be unavailable in the amounts we need or on terms acceptable to us, if at all. The sale of additional equity securities, including convertible debt securities, would dilute our earnings per share. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and our ability to pay dividends to our shareholders. If we are unable to obtain additional equity or debt financing as required, our business operations and prospects may suffer.

The following table sets forth a summary of our cash flows for the years indicated.

	Year ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$
	(in thousands)
Net cash generated from operating activities	69,425	92,499	29,170	4,819
Net cash generated from (used in) investing activities	(35,334)	(124,869)	51,965	8,583
Net cash generated from (used in) financing activities	(2,830)	(5)	436,440	72,095
Effect of exchange rate change on cash and cash equivalents	—	—	(4,812)	(795)
Cash and cash equivalents at the beginning of the period	32,669	63,930	31,555	5,213

Cash and cash equivalents at the end of the period	63,930	31,555	544,318	89,915

Net cash generated from operating activities

Net cash generated from operating activities in the year ended December 31, 2013 was RMB29.2 million (US$4.8 million), which was primarily attributable to (i) net income of RMB106.1 million (US$17.5 million) adjusted by subtracting RMB97.1 million (US$16.0 million) deferred tax benefit; (ii) an RMB22.9 million (US$3.8 million) increase in accrued expenses and other current liabilities as compared to the year ended December 31, 2012; and (iii) an RMB 26.8 million (US$4.4 million) of changes in fair value of derivate component of the convertible note due to the automatic conversion upon our initial public offering of convertible note at a conversion price equal to 80% of the public offering price of our ADSs. Net cash generated from operating activities in the year ended December 31, 2013 was partially offset by (i) an RMB39.6 million (US$6.5 million) increase in accounts receivable due to the increase in service fee in the fourth quarter of 2013 as compared to the fourth quarter of 2012; and (ii) an RMB25.6 million (US$4.2 million) increase in prepayments and other current assets as compared to December 31, 2012.

Net cash generated from operating activities in the year ended December 31, 2012 was RMB92.5 million, which was primarily attributable to (i) an RMB25.7 million decrease in prepayments and other current assets primarily due to a decrease in deposits we paid for the purchase of lottery products as of December 31, 2012 as compared to December 31, 2011, which was in line with the decrease in our net revenues during the same periods; (ii) an RMB12.5 million decrease in account receivables as of December 31, 2012 as compared to December 31, 2011, which was in line with the decrease in our net revenues during the same year.

Net cash generated from operating activities was RMB69.4 million in the year ended December 31, 2011, which was primarily attributable to (i) net income of RMB13.6 million; (ii) an RMB50.2 million adjustment to net income to reconcile net cash for shared-based compensation in connection with the options we granted; (iii) an RMB20.6 million adjustment to net income to reconcile net cash for deferred tax expense; and (iv) an RMB28.1 million increase in accrued expenses and other current liabilities as of December 31, 2011 as compared to December 31, 2010 primarily due to increases in advance payments from our users prior to purchase of lottery products, which was in line with the increase in our net revenues during the same period. Increase in net cash generated from operating activities in 2011 was partially offset by (i) an RMB29.6 million increase in prepayments and other current assets primarily due to increase in receivables from financial institutions and lottery administration centers which was in line with the increase in our net revenues during the same period; and (ii) an RMB16.1 million increase in account receivables from lottery administration centers which was in line with the increase in our net revenues during the same year.

Net cash generated from (used in) investing activities

Net cash generated from investing activities in the year ended December 31, 2013 was RMB52.0 million (US$8.6 million), which was primarily attributable to an RMB188.2 million (US$31.1 million) decrease in amounts due from related parties as of December 31, 2013 as compared to December 31, 2012, partially offset by (i) an RMB 121.1 million (US$20.0 million) increase in time deposits; and (ii) cash paid for acquisition of property and equipment of RMB9.1 million (US$1.5 million) in connection with the purchase of information-related equipment.

Net cash used in investing activities in the year ended December 31, 2012 was RMB124.9 million, which was primarily attributable to (i) an RMB85.6 million increase in the amount of loans we granted to certain related parties as of December 31, 2012 as compared to December 31, 2011; and (ii) cash paid for acquisition of property and equipment of RMB29.8 million in connection with the decoration of our new office building.

Net cash used in investing activities in the year ended December 31, 2011 was RMB35.3 million, which was primarily attributable to (i) an RMB23.8 million increase in the amount of loans we granted to certain related parties as of December 31, 2011 as compared to December 31, 2010; and (ii) cash paid for acquisition of property and equipment of RMB9.3 million in connection with the purchase of information-related equipment.

Net cash generated from (used in) financing activities

Net cash generated from financing activities in the year ended December 31, 2013 was RMB436.4 million (US$72.1 million) which was primarily attributable to (i) RMB456.8 million (US$75.5 million) net proceeds from our initial public offering; (ii) RMB201.3 million (US$33.3 million) proceeds from short-term bank borrowings; (iii) RMB122.6 million (US$20.3 million) proceeds from issuance of the convertible note we issued to Sequoia in October 2013, and (iv) RMB92.0 million (US$15.2 million) proceeds in connection with the private placement with Sequoia concurrently with our initial public offering; partially offset by (i) an RMB194.5 million (US$32.1 million) payment of dividends; (ii) an RMB188.5 million (US$31.1 million) repayment of short-term bank borrowings; and (iii) an RMB56.5 million (US$9.3 million) increased in restricted cash as of December 31, 2013 as compared to December 31, 2012.

Net cash used in financing activities in the year ended December 31, 2012 was RMB5 thousand, which was primarily attributable to (i) an RMB39.5 million used in repurchasing ordinary shares; and (ii) an RMB3.5 million used in payment for our initial public offering expenses, partially offset by an RMB43.0 million proceeds from issuance of ordinary shares.

Net cash used in financing activities in 2011 was RMB2.8 million which was attributable to cost incurred in connection with our initial public offering.

Capital Expenditures

We made capital expenditures, including for property and equipment and intangible assets, of RMB10.1 million, RMB32.1 million and RMB9.5 million (US$1.6 million) in the years ended December 31, 2011, 2012 and 2013, respectively. In addition, our capital expenditures in 2012 included decoration expenses of our office building in Shenzhen. Our capital expenditures in 2013 primarily consisted of purchases of additional information technology-related equipment. We expect that our capital expenditures will increase in the future as we make technological improvements to our transaction and service platform.

Contractual Obligations and Commercial Commitments

The following table sets forth our future minimum payments under non-cancelable operating leases of office rent with initial terms in excess of one year as of the indicated dates.

	As of December 31, 2013
	RMB	US$
	(in thousands)
2014	4,091	676
2015	3,236	535
2016	1,376	227
2017	1,376	227
2018 and thereafter	2,751	454

Total	12,830	2,119

The following table sets forth our contractual obligations and sponsorship commitments.

	As of December 31, 2013
	RMB	US$
	(in thousands)
2014	2,000	330

As of December 31, 2013, we did not have any long-term debt obligations or purchase obligations.

Off-Balance Sheet Commitments and Arrangements

We do not currently have any outstanding off-balance sheet arrangements or commitments. We have no plans to enter into transactions involving, or otherwise form relationships with, unconsolidated entities or financial partnerships established for the purpose of facilitating off-balance sheet arrangements or commitments.

Inflation

Since our inception, inflation in China has not materially affected our results of operations. According to the National Bureau of Statistics of China, the annual average percent changes in the consumer price index in China for 2010, 2011 and 2012 were a decrease of 0.7%, an increase of 3.3% and an increase of 2.02%, respectively. Although we have not been materially affected by inflation in the past, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

Substantially all of our revenues and expenses are denominated in RMB. We do not believe that we currently have any significant direct foreign exchange risk and have not used any derivative financial instruments to hedge our exposure to such risk. Although in general, our exposure to foreign exchange risks should be limited, the value of investment in the Notes and our ADSs will be affected by the exchange rate between the U.S. dollar and the RMB because the value of our business is effectively denominated in RMB, while the Notes and the ADSs will be traded in U.S. dollars.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The conversion of RMB into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the revised policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy resulted in a more than 20% appreciation of the RMB against the U.S. dollar in the following three years. Since July 2008, however, the RMB has traded within a narrow range against the U.S. dollar. As a consequence, the RMB has fluctuated significantly since July 2008 against other freely traded currencies, in tandem with the U.S. dollar. On June 20, 2010, the People’s Bank of China announced that the PRC government would further reform the RMB exchange rate regime and increase the flexibility of the exchange rate. It is difficult to predict how this new policy may impact the RMB exchange rate. To the extent that we need to convert U.S. dollars we receive from this offering and the Concurrent ADS Offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert the RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amounts available to us.

Interest Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest-bearing bank accounts. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in market interest rates. However, our future interest income may fall short of expectations due to changes in market interest rates.

Recent Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740) or ASU 2013-11, to provide guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, similar tax loss, or tax credit carryforward exists. This ASU requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, with certain exceptions. The modifications to ASC Topic 740 resulting from the issuance of ASU 2013-11 are effective for fiscal years beginning after December 15, 2013 and interim periods within those years. Early adoption is permitted. We adopted ASU 2013-11 on January 1, 2014. The adoption of this ASU is not expected to have a significant effect on our consolidated financial statements.

OUR BUSINESS

Overview

We are a leading online sports lottery service provider in China with the largest market share in the six months ended June 30, 2013 and the second largest market share in 2012 in terms of purchase amount of sports lottery products, according to the iResearch Report. We act as an aggregator and processor of lottery purchase orders from our registered user accounts and currently derive substantially all of our revenues from service fees paid to us by provincial sports lottery administration centers for the purchase orders of sports lottery products that we direct to such centers. We offer a comprehensive and integrated suite of online lottery services, information, user tools and virtual community venues to our users. We were among the first companies to provide online lottery services in China, and we are one of the two entities that are authorized by the MOF to provide online lottery sales services on behalf of China Sports Lottery Administration Center, the government authority in charge of the issuance and sale of sports lottery products in China. To the best of our knowledge, the other approved entity has not commenced the provision of online lottery sales services as of the date of this prospectus. Through continued and significant investments in the past 13 years, we have built a prominent brand, 500wan, which means “five million” in Chinese and is the typical amount of top prizes of most lottery products in China. We believe our brand is known in the industry and by our users for its credibility and reliability.

Historically, we provided online sales services for, and generated service fees from, both sports and welfare lottery products. From March to November 2012, we effectuated the voluntary suspension in response to the Urgent Notice which mandates, among other things, that online lottery sales services can only be provided by entities approved by the MOF. During this period, we continued to provide lottery sales services via our mobile applications to mobile users and via our online platform to a limited number of loyal customers as a means of customer maintenance. Approximately 78.5% of our service fees during the voluntary suspension period were generated from our mobile applications. We resumed online lottery sales services for sports lottery products in November 2012 after we obtained the relevant approval for such lottery products from the MOF. Simultaneously, we ceased to provide sales services for welfare lottery products.

Historically, we have one of the largest and fastest-growing user bases among online lottery service providers in China. We had 13.8 million, 16.6 million and 19.1 million registered user accounts as of December 31, 2011, 2012 and 2013, respectively. The activity level of our users was adversely affected by the voluntary suspension. We had 1.9 million, 0.9 million and 1.5 million active accounts in 2011, 2012 and 2013, respectively. The purchase amount of our users was RMB2.5 billion, RMB1.7 billion and RMB3.0 billion (US$503.2 million) in 2011, 2012 and 2013, respectively. Since we resumed online lottery sales services for sports lottery products on November 12, 2012, our user activity level has been recovering steadily.

Our net revenues were RMB232.3 million, RMB171.5 million and RMB259.5 million (US$42.9 million) in 2011, 2012 and 2013, respectively, representing a 26.2% decrease from 2011 to 2012, and a 51.3% increase from 2012 to 2013, respectively. The majority of our service fees were generated from sports lottery products, which accounted for 78.7%, 86.0% and 100.0% of our total service fees in 2011, 2012 and 2013, respectively. The increases in percentages of revenue contribution from sports lottery products were results of our efforts to promote the sales of such products during the periods. Our net income was RMB13.6 million, RMB4.2 million and RMB106.1 million (US$17.5 million) in 2011, 2012 and 2013, respectively, representing a 69.1% decrease from 2011 to 2012 and a significant increase from 2012 to 2013. Our net income in 2011, 2012 and 2013 was adversely impacted by share-based compensation expenses of RMB50.2 million, RMB13.7 million and RMB7.6 million (US$1.3 million), respectively. In addition, our net income in 2011 and 2012 was adversely impacted by deferred tax expenses relating to outside basis differences in our consolidated affiliated entities of RMB21.5 million and RMB11.9 million, respectively. Our net income in 2013 was favorably impacted by reversal of deferred tax liabilities arising from outside basis differences of RMB88.8 million (US$14.7 million).

Our Competitive Strengths

We believe the following strengths have helped to make us a leading online lottery service provider in China and differentiate us from other companies in our industry:

A leading online lottery service platform in China with established and trusted brand

We are a leading sports online lottery service provider in China with a highly regarded brand name. According to the iResearch Report, we had the largest market share in the six months ended June 30, 2013 and the second largest market share in 2012 in terms of purchase amount of sports lottery products, and are recognized by users as a reputable service provider due to our established track record of operations. We were among the earliest online lottery service providers and enjoyed first mover advantage in China. Our market leader position and the quality of our services have contributed to the establishment of our prominent brand name, “500wan”, which is known for its credibility and reliability. The strength of our brand name in the industry have also helped us to attract new users. The purchase amount of our users was RMB2.5 billion, RMB1.7 billion and RMB3.0 billion (US$0.5 billion) in 2011 and 2012 and 2013, respectively. The decrease in 2012 was primarily due to the voluntary suspension, but we have recovered our user activity steadily since we resumed online sales services for sports lottery products in November 2012. Our purchase amount of sports lottery products in the third quarter of 2013 became the highest on a quarterly basis in our operational history, and the trend of growth was sustained in the fourth quarter of 2013. We believe, as the only MOF-approved online lottery sales service provider with an operational track record and expertise in the online lottery industry, we will continue our reputation as a reliable and trustworthy source for online lottery purchases in the future. With 13 years of operating experience in the industry, we believe we have built a strong brand name and extensive user base.

Comprehensive and innovative services that enhance user experience

As one of the earliest online lottery service providers in China, our goal has been to provide specialized and sophisticated lottery services to our users, which we believe solidify our reputation as the professional service provider dedicated to online lottery services. Over the 13 years of operations, our continued focus and investment on research and development has enabled us to provide our users with innovative and proprietary tools with increasing utility and variety. Such tools are designed to address various aspects of users’ needs in the lottery purchase process, such as availability of information on a real-time basis, assistance of professional analysis on odds and trends, and capability to combine purchases to increase payout amounts. As a result, the combination of such tools enables our users to make well-informed and carefully-planned lottery purchases and enhance their purchase experience.

Information platform.    We strive to provide our users with most comprehensive and up-to-date lottery related information, which is crucial to decision-making for most sports lottery products. We are among the few online lottery service providers that have dedicated and direct data interface with China Sports Lottery Administration Center, which enables us to publish real-time sports match scores and odds for sports match lottery products. In addition, in September 2013, we entered into an agreement with BetBrain, a European professional odds publisher, from which we will obtain a real-time feed of odds information published in Europe and provide our users an additional channel of reference.

Analytic tools.    We are dedicated to fostering a community experience and increasing the adhesion of our users by assisting them in making informed and planned lottery purchases. We offer a variety of tools which enable users to analyze, through filtering, modeling and other means, the abundant information available on our websites before their purchases. In addition, in March 2013, we started to offer a self-developed purchase toolbox service, which, among other things, enables users to browse their individual purchase histories, analyze their purchase patterns, and review their winning records for soccer match lottery products.

Innovative purchase modes.    Our services also feature a variety of self-developed purchase modes within the framework of the lottery purchase system in China. We developed and first offered the lottery pool purchase services which has became a standard feature offered by all online lottery service providers. We also developed purchase modes such as automatic tag-along, recurring purchase and locked-in numbers which simplify and streamline lottery purchases. In August 2013, we started to offer a new service, namely, optimization of prize allocation, which helps users decide allocation of purchase amounts in the combined purchases.

In addition, we have established a strong and effective online lottery service platform capable of handling high levels of user traffic and transaction volume, to ensure expediency, security and reliability in purchase order placement and prize-collection process.

Large and active user base

Our online lottery service platform hosts one of the largest communities of users in the online lottery industry. We had 13.8 million, 16.6 million and 19.1 million total registered accounts as of December 31, 2011, 2012 and, 2013, respectively. Our trusted brand name, comprehensive and diversified services and user support, extensive user base and strong partnerships with lottery administration centers continue to attract new users to our websites and retain existing users. In addition, these attributes also help to attract third-party e-commerce and directory portal websites to form strategic relationships with us and redirect users to our websites.

A loyal and growing user base is a valuable asset and a key element for success of an online service business. In 2011, we had 1.9 million active accounts and each active account entered into an average of 67 transactions, spending an average of RMB1,329. The activity level and loyalty of our active accounts have contributed significantly to our revenues during that period. In 2012, our user activity level was adversely impacted by the voluntary suspension. In 2012 we had 0.9 million active accounts and each active account placed an average of 62 lottery purchase orders and spent an average of RMB1,766. Both our number of active accounts and purchase amount began to grow again after we resumed our online lottery sales services for sports lottery products on November 12, 2012. In 2013, we increased our sales and marketing efforts to recover and grow our user base and user activity level. Our number of active accounts was approximately 1.5 million in 2013. Each active account spent an average of RMB2,021 (US$337) in 2013. For more details, see “—Our users”.

The only MOF-approved online lottery sales service provider with an operational track record and expertise among the online lottery sales service providers that currently operate in China

In October 2012, we became one of the two entities that were approved by the MOF to provide online lottery sales services on behalf of China Sports Lottery Administration Center. Such approval is the first ever granted by the MOF pursuant to the Lottery Measures and the Implementing Rules. The regulatory framework for the online lottery market in China is still in its development phase, and the approval process implemented by the MOF and the relevant governmental authorities manifests PRC government’s intention to strengthen the market regulation and serves as a significant entry barrier to the market. Following the implementation of the Urgent Notice, the relevant government authorities have initiated investigations and levied penalties on a number of online lottery sales service providers who do not have the relevant approvals, according to the iResearch Report. According to the same report, the Urgent Notice and the subsequent government actions brought significant risks and uncertainties to online lottery sales service providers who do not have the relevant approvals. Although the MOF approval process is relatively new and there is uncertainty as to when and how many approvals the MOF would issue going forward, the scarcity of companies approved by the MOF to conduct online lottery sales to date allows us to enjoy a unique and advantageous position in the current online lottery market in China.

Between the two approved entities, we are the only one that has operational experience in the online lottery service business. To the best of our knowledge, the other approved entity has not commenced the provision of online lottery sales services as of the date of this prospectus. We believe we were granted the approval because the MOF valued our track record and accumulated expertise in the online lottery service business. The application submitted to the MOF on our behalf included our management and employee qualifications, infrastructure status and financial statements for 2009, 2010 and 2011, which demonstrated that we had accumulated valuable operational expertise and brand recognition as one of the earliest online lottery service providers in China. In addition, we believe the MOF acknowledged our reliable and secured operations and excellent customer services, as evidenced by our large customer base and good market reputation, and issued its approval for us to be one of the two authorized entities to provide online lottery sales services under the new regulations so that we can act as an example for the developing the online lottery market in China.

Experienced and dedicated management team

Under our management’s leadership, our business has experienced significant growth. We were an early market entrant into the online lottery service business and our founders and management team include leaders and pioneers in the industry. Our founder, chairman and CEO, Mr. Man San Law, was the key person behind the establishment of our company, which was among the earliest online lottery service providers in China. Mr. Law has been at the forefront of developing innovative online products and solutions and establishing strategic partnerships with market participants. Our long-term track record as a leader in the market under Mr. Law’s leadership has strengthened our market position and enhanced our brand name. Most of the members of our senior management team have over 13 years of experience in information technology or Internet related industries. Although the past achievements of our management team may not be indicative of similar future performance, we believe the continued services of our management team provides us with a competitive advantage. In addition, our focus, dedication and track record in online lottery service business differentiates us from other service providers that have entered the market more recently and offer online lottery products as an ancillary part of their business.

Our Strategies

Our goal is to maintain and enhance our position as a leading online lottery service provider in China and to accelerate our growth by building an integrated online service platform. To achieve our goal, we intend to leverage our existing strengths and pursue the following strategies:

Strengthen our brand name by concerted sales and marketing efforts

Having obtained the MOF approval, we intend to intensify our marketing campaigns with major media channels and sports event sponsors to strengthen our brand name and solidify our market leadership. We plan to promote our brand simultaneously on the three major media channels of the sports market in China, namely, television, online and newspaper, in 2013 and the near future. In 2013, we placed commercials on the sports channel of CCTV, the central and most watched television station in China. We also entered into online advertisement arrangements with PPTV, one of the largest online sports live broadcasters in China, and placed print advertisement with Sports Weekly, the most popular sports newspaper in China.

We also actively sponsor major sports events to promote our brand. We were the official and sole sponsor of the CFA 500.com Star Project, a project we jointly launched with the Chinese Football Association, or the CFA, from August 2011 to 2013. The launch of the project received wide media coverage and positive feedback from major Chinese Internet portals. In 2013, we became an official sponsor of Hangzhou Greentown Soccer Club, a professional soccer team in Chinese Football Association Super League. We will continue to explore opportunities of strategic alliances with and joint sponsorships of sports teams and official athletic organizations to promote public awareness of sports lottery and our brand name. In particular, we plan to focus our sales and marketing efforts on events in connection with the World Cup for Soccer in 2014.

Further enhance our specialized and sophisticated lottery purchase services

We believe our reputation as a professional service provider dedicated to online lottery services is essential to our continued success. We plan to enhance and diversify our specialized and sophisticated lottery services by further pursuing following goals:

Promoting one-stop shop services.    Our information platform and analytic tools are integral to our sales services. In addition to being a purchase servicer and facilitator, we plan to continue to seek innovative means to assist with the lottery purchase behaviors of our users, to foster their community experience and to increase their loyalty. For example, we plan to further enhance functionality and expand lottery coverage of our newly developed purchase toolbox feature, in order to provide users with greater latitude to analyze and optimize their own purchase behaviors. Moreover, in addition to expanding our data coverage, we plan to continue to research and develop our data mining capability to offer our users more meaningful assistance with such data.

Building professional and specialized teams.    We believe compartmentalizing various aspects of our business creates synergy, which is also essential to offer all-around satisfactory user experience. Towards that end, we plan to continue to build our professional teams of research and development, customer service and sales and marketing through active training and recruiting.

Focus on the development of mobile services

We plan to focus on the development of our mobile services in the near feature, which we believe will diversify our revenue sources and expand our user base. We have a department of 45 employees dedicated to mobile business development that covers marketing, operation, product design, product testing and research and development of our mobile services. In 2013, we have been continuously updating and optimizing our mobile applications, which are offered in over 20 app stores and mobile download cites on iOS, Android and other major mobile platforms. In 2013, purchase amount through mobile applications was RMB463.1 million (US$76.5 million), representing 15.2% of our total purchase amount in the same period. We plan to continue to broaden our customer reach through the mobile channel by:

•

actively seeking cooperations with major mobile service providers and portal sites, such as Alipay, 91.com and UC mobile browser, to provide diversified lottery sales and information services to mobile phone users;

•	further improving our mobile applications on all major mobile platforms by providing more features and optimizing cross-platform services; and

•	enhancing our customer services in connection with mobile sales of lottery products.

We plan to use part of the proceeds from this offering and the Concurrent ADS Offering to fund the research and development of our mobile services.

Enhance infrastructure and security system to ensure reliability and better user satisfaction

We believe our platform will play an increasingly important role in our operations as we continue to gain new users and add new functions and tools, and focus on expanding our presence into new channels. We will continue to devote management and IT resources to enhance the scope and functionality of our information infrastructure and systems. This will enable our management to better monitor our operations and analyze user preferences and purchase behavior in order to provide our users with greater functionality and easier access. In enhancing our information infrastructure and operating platform, we also intend to ensure the ongoing strength and reliability of our security systems. Maintaining strong security systems ensures that our major lottery administration center partners and our users have confidence in our ability to provide reliable and uncompromised information and services. We believe that continued improvement in our information infrastructure and security systems will improve our services, facilitate our expansion into new distribution channels and enhance partner and user loyalty.

Pursue strategic partnerships and acquisitions

In order to maintain and strengthen our market position and expand our service offerings, we intend to selectively pursue business partnerships or acquisitions of businesses whose user bases, content, products and distribution channels are complementary to ours. We believe potential strategic partnerships will reinforce our competitive advantages as a leading lottery service provider in China and will open up new e-commerce opportunities for us. In addition, although currently we do not have any definitive acquisition plan or specific acquisition target, we will seek prudent opportunities for strategic acquisitions, as we expect the online lottery sales services market to undergo consolidation as a result of the continued tightening of regulations on the market and further implementation of the licensing and approval process following the implementation of relevant rules and regulations on the online lottery industry.

Our Services

We provide our registered users with a variety of services as described below.

Lottery Sales Services

Individual Lottery Purchase.    Historically, we provided online purchase services for both sports lottery products and welfare lottery products. Currently, we only provide our users with online purchase services to sports lottery products. Users place purchase orders for sports lottery products through our websites after registering, opening and funding an online account.

Lottery Pool Purchase.    Lottery pools enable individual users to purchase a share in a pooled lottery outcome or group of outcomes with other users. Lottery pool purchase is a service developed and first offered by us in China utilizing the unique advantages of the Internet, and it has become a standard feature on all websites that offer online lottery services. Lottery pool purchasing has become the purchase mode most favored by our users, with total lottery pool purchases amounting to RMB640.3 million, RMB169.8 million and RMB524.4 million (US$86.6 million) in 2011, 2012 and 2013, respectively, which accounted for 25.4%, 10.1% and 17.2% of total purchase amount of the same periods, respectively. The decrease in 2012 was primarily attributable to the voluntary suspension.

Automatic Tag-along Purchase.    Automatic tag-along purchase is another service we provide that distinguishes us from traditional offline lottery agents. Through this service, a user can choose to automatically and periodically join a lottery pool initiated by another user. A user can customize the automatic tag-along feature by specifying the pools he wishes to automatically join, the commitment to be put down for each automatic pool and other specifications. Users may also use the “following” feature to be notified of the pooling activities initiated by certain users without automatically tagging-along. We place the option to automatically join or follow a user’s pool on such user’s profile page. A profile page also contains a user’s basic information, such as winning record, number of pools initiated and consummated, number of followers and date of registration, to allow other users to judge whether to follow or join pools initiated by this particular user.

Recurring Purchase.    Users may select our recurring purchase service to repeatedly purchase a particular number or a combination of numbers. The user sets the combination once, and specifies the type and number of rounds or dates of lotteries he wants to purchase with the selected combination. We process the purchase orders automatically. Users may cancel a recurring purchase prior to the date of any particular lottery. We also offer a filtering tool that helps users set certain parameters in choosing the combination of numbers.

Locked-in Lottery Number Purchase.    For number-based lottery products, some users like to lock in certain numbers for each of their purchases. For instance, a user may prefer the number “8” to occur somewhere in their selected combination. The number locked-in service lets users specify numbers they want and randomly generate the remaining to form a lottery pick.

Information Platform

We operate a proprietary and in-house developed information platform that offers real-time and historical lottery related news and data to help our users make purchase decisions and provides them with updated information regarding the lottery business. Our information services cover the latest news in the lottery business, including comprehensive information on all 13 national level lottery products and 57 provincial level lottery products as of December 31, 2013. For number-based lottery products, we provide sophisticated analytical charts of probabilities and distributions for upcoming lottery draws, based on comprehensive historical data of such lottery products as well as analysis on probabilities and numerical distributions of winning numbers of many other lottery products. For sports match lottery products, we have a dedicated information channel, which provides a variety of information, including analytical data we purchased from a professional sports information agency, historical charts, and in-depth analysis of matches by experts in relation to official odds, as well as real-time scores and league standings for major global soccer and basketball matches. Content generated by our users are also an important source of information that is appreciated by our users. We have many experienced users who frequently post analyses and discussion on various lottery products of interest to them on our online forum. Posts from more experienced and reputable users are particularly well-received and actively discussed by other users.

Analytic Tools

We developed and offer a number of analytic tools in order to assist our users with making informed and planned lottery purchases, including:

Purchase toolbox.    Purchase toolbox is a bundle of features that, among other things, enable users to browse their individual purchase histories, analyze their purchase patterns, and review their winning records for soccer match lottery products. Such features enable users to analyze their purchasing behavior, adjust their methodology and potentially enhance their winning odds.

Instant filter.    Instant filter is a customizable tool which users can use to filter sports matches and real-time information related to such sports matches, such as published odds. This feature helps users to choose from a wide variety of sport match lottery products available for purchase at any given moment, and is especially helpful for picking sport matches for combo purchases.

Optimization of purchase allocation.    Optimization of prize allocation is a feature that is complementary to the combo purchase services, by assisting users in designing a payout scheme for their combo purchases. This feature calculates theoretical minimum and maximum prize amounts for a payout scheme based on purchase allocation and winning odds, which helps users in their efforts to maximize potential prize amount for a given purchase amount.

Mobile Applications

Starting from April 2011, we offer our users mobile applications that provide a comprehensive set of lottery services, including purchase, result inquiry, and purchase account management. Users can purchase sports lottery products through such mobile applications. The mobile applications utilize encoded data transfer system to ensure data security. The mobile applications are offered for smart phones that operate under iOS, Android and other major mobile platforms in over 20 app stores and mobile download sites. From January to December 2013, we published fourteen major updates of our mobile applications and added various new functions and performance upgrades. In addition, we maintain a mobile website that offers a variety of general and mobile-specific functions including registration, payment, account management, and push messages. Net revenues generated from our mobile applications accounted for 28.4% of our total net revenues in 2012. In particular, net revenues generated from our mobile applications accounted for 10.3%, 78.5% and 11.3% of our total net revenue prior to, during and after the voluntary suspension in 2012. Net revenues generated from our mobile applications accounted for 17.1% of our total net revenue for 2013.

Our Users

From 2010 to 2011, our user base has shown loyalty to our platform through their high activity levels. In 2012, our user activity level was adversely impacted by the voluntary suspension from March to November 2012. As a result, we experienced decreases in both the number of active accounts and the purchase amount in the second and third quarter of 2012 from their respective preceding quarters. After we resumed our online lottery sales services for sports lottery products on November 12, 2012, our user activity level has been recovering steadily. Both the number of active accounts and the purchase amount increased in the fourth quarter of 2012 and in each quarter of 2013 from their respective preceding quarters. Purchase amount increased in the third quarter of 2013 from the previous quarter even though the total number of active accounts decreased slightly. The following table sets forth the number of our active accounts, purchase amount and purchase amount per active account for the periods indicated:

	Active accounts	Purchase amount	Purchase amount per active account
		RMB	RMB
	(in thousands)	(in thousands)
Three months ended
March 31, 2012	635	725,740	1,143
June 30, 2012	309	371,029	1,200
September 30, 2012	266	247,048	929
December 31, 2012	282	329,680	1,169
March 31, 2013	297	540,000	1,818
June 30, 2013	389	699,851	1,799
September 30, 2013	374	735,640	1,967
December 31, 2013	894	1,071,025	1,198

Purchase Order Processing and Prize Collection

We take special care to ensure the credibility and transparency of our purchase price collection and delivery process. Every registered user has an online cash account which can be funded directly from the user’s bank account or through other online payment methods. When an order is placed, the purchase price is deducted from the user’s online cash account. A user needs to have enough balance in his online cash account before he can submit a purchase order. To reduce chances of misappropriation, we keep balances in our users’ accounts in designated separate bank accounts.

When a user wins a prize, we distribute the equivalent prize money amount to such user’s account immediately after the prize announcement date. We then collect the prize money from the lottery administration center later. Under the current prize payout scheme of national and provincial lottery products, prize money can only be claimed by natural persons who present the winning lottery tickets at the time of collection. Since we do not distribute physical tickets to individual users and need to collect prizes on behalf of winning users, we rely on certain of our employees to maintain bank accounts opened in their individual names for the purpose of prize money collections. We employ several measures to ensure that the individual bank accounts are under our control to the best extent possible. We keep a record of the account numbers, passwords, online login information and electronic banking keys of such individual accounts, and monitor the account activities constantly. We also designate an employee to accompany the individual account holder to collect prize money from the lottery administration center. Upon collection, the prize money is immediately deposited into the appointed individual account and our accounting department is notified. The bank also sends an automatic SMS notification generated by its system to the accounting manager immediately after the deposit has taken place. Upon receipt of the SMS notification, the accounting manager transfers the prize money online into our corporate account using the electronic key and passwords. The accounting department then verifies the transfer amount to ensure the entire prize money amount is transferred into our corporate account.

Our Revenue Model

All of our net revenues come from service fees paid to us by provincial lottery administration centers for purchase orders of national and provincial lottery products we direct to them. Historically, we provided online sales services for both sports and welfare lotteries. From March to October 2012, we voluntarily suspended our online lottery sales services to substantially all of our customers in response to the implementation of the Urgent Notice, which mandate, among other things, that lottery services can only be provided by authorized agencies with the relevant approvals by the MOF. During this period, we continued to provide lottery sales services via our mobile applications to mobile users and via our online platform to a limited number of loyal customers as a means of customer maintenance. We resumed our online lottery sales services for sports lotteries in November 2012 after obtaining the relevant approval for sports lottery products from the MOF, and simultaneously ceased to provide sales services for welfare lottery products. Currently we provide our users comprehensive information on various national and provincial level welfare lottery products but not online purchase services for such welfare lottery products.

We have entered into service agreements with a number of provincial lottery administration centers. Pursuant to these service agreements, each provincial lottery administration center generally pays us a fixed percentage of the total purchase amount received from us as a service fee.

Aside from our operating websites, namely, www.500wan.com and www.500.com, we also offer our services in a number of other service channels. We provide content to third-party websites that offer lottery information services to their users. Such third-party websites offer their users an option to submit lottery purchase order through us by redirecting such users to our websites. We pay the third-party websites a pre-determined fixed percentage of the total purchase amount generated from such redirected orders with third-party websites pursuant to agreed-upon allocations ratios.

The residual amount of lottery pool purchases we contribute is recognized as a reduction of revenue. If the lottery pool wins a prize, we distribute the prize money to the pool participants based on the predetermined payout ratio, and the residual amount after distribution is received by us and recorded as other operating income.

User Support Operations

We have a user support team to provide high-quality user support services on a 24/7 basis, including service consulting, user hotline, and complaint processing. To ensure availability and efficiency of our user support services, we provide our users with access through a variety of channels, including telephone, instant messaging, email and bulletin board services. We have a dedicated team that provides services to our VIP users, including purchase reminder, application training, purchase order enhancement and customizable services. In addition, our user support team continuously improves our operation systems, which now consist of, among others, a user management system, a case management system, an information database and a quality control system.

We also have a service team dedicated to the prize collection process, which monitors the winning results of all lottery products we service and initiates the prize collection process as soon as a user wins a prize. We give users detailed instructions and are available to answer inquiries throughout the prize collection process which is especially helpful to first-time prize winners. We have an identity verification process to ensure prizes are distributed to the correct users while protecting their anonymity, which is particularly important for high prize winners. Since our inception, there has not been any legal claim brought against us by users in connection with lottery prize distribution.

Sales, Marketing and Branding

We were among the first companies to offer online lottery services in China and have built a strong brand name and reputation.

Our sales and marketing team conducts various traditional and online marketing programs and promotional activities, including in-game events and announcements, online and traditional advertising, and offline promotions. We regularly advertise on portals and directory portal websites in China. We advertise through sports-related websites and portals, through advertising at sporting events, and in national and regional newspapers and magazines. We also selectively sponsor sporting events to promote our services and enter into arrangements with sports promoters to cross-market our services.

In addition, due to our longer operating history compared to other online lottery service websites in China and the larger purchase volume platform we offer compared to traditional offline lottery agents, we currently record the largest number of prize winning lotteries. As of December 31, 2013, three prizes of over RMB10 million, 57 prizes between RMB5 million and RMB10 million, and 365 prizes between RMB1 million and RMB5 million have been awarded to users who purchased their lottery products using our online lottery service platform. We believe this record influences player sentiment and helps to strengthen our brand name, increase loyalty of existing users and attract new users. We are also continuing to expand our partnership with third-party websites to further enrich our user acquisition channels. In August 2011, we launched the CFA 500.com Star Project jointly with the CFA. As the official and sole sponsor of this project, we financed the dispatch of 24 young Chinese soccer players to study, train and play in a dozen soccer clubs in the Portuguese primary and secondary leagues for two years. This project is the CFA’s third major project in the last two decades to send young talents to be trained overseas in order to improve China’s competitiveness in soccer, one of the most popular sports in China. Like the previous two projects, CFA 500.com Star Project has received wide media coverage and positive feedback from major Chinese Internet portals as well as various newspapers. In addition, we officially sponsored a tennis open tournament in association with Women’s Tennis Professionals in Shenzhen at end of 2012 and 2013. Our brand name and logo was featured in the advertisement, promotional materials and relevant media in connection with the tournament. In 2013, we increased our sales and marketing efforts following the receipt of the approval for online sales services for sports lottery products in order to recover and grow our user base and activity level. We placed TV commercials with CCTV and other online and traditional media and we became an official sponsor of Hangzhou Greentown Soccer Club, a professional soccer team in China. As a result, we experienced a steady recovery of user activity level, evidenced by the increase in purchase amounts and active accounts in 2013 compared to 2012.

Competition

Our main competitors are the other online lottery service providers and traditional offline lottery agents. We believe we currently possess distinctive competitive advantages over our competitors in both online and offline channels.

In October 2012, we became one of the two entities that are approved by the MOF to provide online lottery sales services on behalf of China Sports Lottery Administration Center. Such approvals were the first ever granted by the MOF. Although the MOF approval process is relatively new and there is uncertainty as to when and how many approvals the MOF would issue going forward, the scarcity of companies approved by the MOF to conduct online lottery sales to date serves as a significant entry barrier to the market and puts us in a unique and advantageous position in the current online lottery market in China.

We believe there are certain other significant entry barriers to the online lottery service industry, such as brand and reputation development, cost and experience barriers. Brand and reputation development in particular would require substantial investment. We believe our users’ winning record is one of the factors in our ability to attract new users and retain existing users. Such a record has been built over the past 13 years of our operation and we believe is not easily replicable by new market entrants. In addition, it is difficult to assemble an experienced management team in this highly specialized market. Online lottery service providers that operate professionally and on a relatively large scale also need to enter into service agreements with state or provincial lottery administration centers in order to ensure stable and economical transaction processing and competitive commissions. Such agreements are entered into at the discretion of these lottery administration centers, to which a candidate’s lack of operating experience and prior history of cooperation are major deterring factors. In addition, structures and functions of online lottery websites are usually complicated, and users who are familiar with an existing website are less likely to spend time and effort to learn and switch to new structures and functions, which is an additional barrier for setting up a new competing website. In addition, we believe our in-depth and user-friendly online lottery information and database differentiate us from most of our competitors.

We also compete with traditional lottery agents that distribute lotteries at physical locations. Traditional lottery agents were until very recently the only sales channel of lotteries in China. Compared with online lottery agents, traditional lottery agents do not face the same level of regulatory uncertainty. Although online lottery sales are rapidly gaining market share, physical lottery sales is, and for the foreseeable future will, continue to be the dominant distribution channel for lotteries in China.

Product Development

We had a technology and product development team of 140 employees as of December 31, 2013, representing 38.8% of our total number of employees. The members of the core development team all have previous experience in major Chinese Internet enterprises, some of whom are the first generation Internet professionals in China. We are dedicated to expanding our product development team and to attracting highly experienced professionals. We provide our team members with frequent and up-to-date training to ensure that they are fully updated on industry trends and developments, and are capable of and efficient in handling any technical challenges we might face in our operations. Our current focus is on the development of new functions and improvement of existing technologies in a number of crucial areas, such as sever capacity, user interface, client-side software, mobile site and mobile client side software, infrastructure optimization and user data mining. The product development department has subgroups that focus on various areas of research and development, such as product design, user interface design, product operation and product support. The product design group focuses on enhancing existing services and researching and developing new lottery services. The product operation and support groups are dedicated to building a safe, stable and highly efficient operating environment to handle our high volume of user traffic and data transmission. As a result, we operate an online lottery service platform that is stable, secure and fast. We plan to develop and improve our systems and technologies, and co-develop new lottery products in cooperation with lottery administration centers, which we believe will help to distinguish us from our competitors.

Employees

Our ability to maintain a trained management team and other employees is critical to the success of our business. We had a total of 403, 353 and 361 employees as of December 31, 2011, 2012 and 2013, respectively. The table below sets forth the number of employees categorized by function as of December 31, 2013.

Function	Number of employees
Management and Administration	11
Sales, Marketing and Website Operation	68
Service and User Support	93
Technology and Product Development	140
Administrative Support	49

Total	361

The remuneration package of our employees includes salary, bonus, stock options and other cash benefits. In accordance with applicable regulations in China, we participate in a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a personal injury insurance plan, a maternity insurance plan and a housing reserve fund for the benefit of all of our employees.

We have not experienced any material labor disputes or disputes with the labor department of the PRC government since our inception.

Intellectual Property

We rely on a combination of trademark, copyright and trade secret protection laws in the PRC and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. “500wan” is a registered trademark in the PRC owned by E-Sun Network. We have also registered domain names including “500wan.com,” “500wan.com.cn,” “500wan.cn,” “500wan.net.cn,” and “500.com.” We owned 38 software copyright registrations in PRC through Guangtiandi Technology and E-Sun Sky Computer and E-Sun Sky Network as of the date of this prospectus, mostly for our client software. We have registered 43 trademarks relating to “500wan” and 41 trademarks relating to “500.com” with the PRC Trademark Office of the State Administration for Industry and Commerce, or the Trademark Office.

Facilities

Our principal executive offices are located at 500.com Building, Shenxianling Sports Center, Longgang District, Shenzhen, China and occupy a total of 8,188 square meters. We also have a representative office in Beijing. We lease our premises from unrelated third parties. Each of the lessors for the leased premises either has valid title to the property or has proper authorization from the title owner to sublease the property.

Legal and Administrative Proceedings

We are currently not a party to any material legal or administrative proceedings and are not aware of any pending or threatened material legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

REGULATIONS

Regulation of Our Industry

This section sets forth a summary of the most significant regulations or requirements that affect our business activities in China or our shareholders’ rights to receive dividends and other distributions from us.

As regulations on the online lottery services industry are developing and evolving in China, authorities may adopt from time to time new laws and regulations that will address new issues or require us to obtain licenses and permits in addition to those that we currently have. As a result, substantial uncertainties exist regarding the interpretation and implementation of current and any future Chinese laws and regulations applicable to the online lottery services industry. See “Risk Factors—Risks Related to Our Business and Industry—The rules and regulations on online lottery sales service market in China are relatively new and subject to interpretation, and their implementation involves uncertainty.”

As an online lottery service provider in China, our core business is to provide services that enable our users to place purchase orders for national and provincial sports lotteries issued by the relevant authorities. In addition, we provide other services such as information services and user online forum service to our users. Our operations are subject to laws and regulations generally applicable to the telecommunication and Internet information services as well as laws and regulations governing the lottery services in particular.

We maintain policies and procedures to ensure that orders for lottery products from IP addresses from the United States will not be accepted through our websites. Accordingly, we do not believe our operations are subject to the regulatory authority of the United States.

Regulations on Lottery Services Industry and Online Lottery Sales

Since 1991, the Chinese government has promulgated a series of rules and regulations to regulate the lottery industry in China. The major rules and regulations currently in effect and applicable to our online lottery services include Regulation on Administration of Lottery, promulgated by the State Council on May 4, 2009 and effective as of July 1, 2009, or the Lottery Regulation, and the Interim Measures for the Administration of Online Sales of Lottery, promulgated by the MOF on September 26, 2010, or the Lottery Measures, and effective upon the promulgation. On January 18, 2012, the MOF, the Ministry of Civil Affairs and the General Administration of Sports of China jointly promulgated the Implementing Rules, which became effective on March 1, 2012. On February 28, 2012, General Administration of Sports of China promulgated the Urgent Notice. Under currently effective rules and regulations, only qualified service providers approved by the MOF may engage in online lottery sales. Such qualified service providers will act as agencies for the relevant lottery administration centers and must obtain a Lottery Agency License from and enter into lottery agency agreements with the competent lottery administration centers before engaging in lottery sales on their behalf.

Certain rules and regulations previously promulgated by the MOF and other regulatory authorities had previously prohibited the sales of lotteries through the Internet, but after the promulgation of the Lottery Measures those rules and regulations have ceased to have legal effect.

Online Lottery Sales

The Lottery Measures set forth detailed requirements for the administration of online lottery sales as well as the requirements for qualified online lottery service providers. According to the Lottery Measures, the MOF is the supervisory and regulatory body of online lottery sales in the PRC, and China Welfare Lottery Issuance and Administration Center and China Sports Lottery Administration Center (collectively, “Lottery Issuance Agencies”) are responsible for the overall planning and management of online lottery sales for welfare lottery and sports lottery, respectively. The Lottery Issuance Agencies may collaborate with other entities or authorize relevant lottery sales agencies to conduct online lottery sales, or appoint qualified entities as their online lottery sales agents. The Lottery Measures require qualified online lottery service providers to meet certain criteria, including, among others, that (i) they have a minimum registered capital of RMB50 million, (ii) they maintain adequate organizational, internal control and risk management systems, (iii) they and their senior management have a clean criminal and credit history for the past five years, and (iv) they have obtained an Internet content provider license. The Lottery Issuance Agencies are required to selectively submit to the MOF information on the online lottery service providers that apply to become qualified to engage in online lottery business under the Lottery Measures. Jiangxi Sports Lottery Administration Center notified us that it submitted an application for qualification and approval for the online lottery sales services for sports lottery products that we provided on our websites to the China Sports Lottery Administration Center in January 2011, and that this application would be further submitted by China Sports Lottery Administration Center to the MOF for approval. In October 2012, we were notified by China Sports Lottery Administration Center that we were approved by the MOF to provide online sales services for sports lottery products on its behalf. Chongqing Welfare Lottery Administration Center notified us that it submitted an application for qualification and approval for the online lottery sales services for welfare lottery products to the China Welfare Lottery Issuance and Administration Center on November 15, 2010, and such application will be further submitted by the China Welfare Lottery Issuance and Administration Center to the MOF for approval. As of the date of this prospectus, we were still waiting for notification from the Chongqing Welfare Lottery Administration Center with regard to the status of the application for welfare lottery products. Since the relevant regulations do not set forth a specific time limit for the MOF to issue such approval, it is not clear when we will be able to obtain the MOF’s approval, or at all.

Lottery Regulatory Authorities

Under the current regulations and provisions, the State Council is vested with the power to authorize the issuance of welfare lottery and sports lottery, and is also the highest authority for granting the right to issue lotteries. The MOF is responsible for administering, regulating and supervising the national lottery industry. The Ministry of Civil Affairs and the General Administration of Sport of China are responsible for administering and regulating welfare lottery and sports lottery, respectively, and have established China Welfare Lottery Issuance and Administration Center and China Sports Lottery Administration Center, respectively, pursuant to regulations for the issuance and sales of welfare lottery and sports lottery. The civil affairs departments and sports administration departments of provincial governments are responsible for the administration of welfare lotteries and sports lotteries within their respective administrative regions. The following organization chart illustrates the overall governmental administrative authority in the China lottery operation:

Regulations on Lottery Administration

On May 4, 2009, the State Council promulgated the Lottery Regulation, which sets forth general provisions for the issuance, sales and administration of lottery products. According to the Lottery Regulation, the welfare and sports lotteries sold in China must be issued by the lottery issuance authorities, established by the civil affairs’ department and sports administration department of the PRC State Council, or the Lottery Issuance Agencies, and must be sold through Lottery Issuance Agencies or lottery sales offices established by the civil affairs’ departments and sports administration departments of the people’s government at the provincial level (“Lottery Sales Agencies”). Lottery Issuance Agencies and Lottery Sales Agencies may, by entering into agency agreements, appoint other entities or individuals as their agents in distributing lotteries. The Lottery Regulation also listed circumstances where the Lottery Issuance Agencies and Lottery Sales Agencies may terminate such agency agreements, including situations where the agent subcontracts the sales of the lottery products to any other persons or entities or sells lottery products to underage buyers.

The Lottery Regulation prohibits the Lottery Issuance Agencies, the Lottery Sales Agencies and their sales agents from (i) advertising false or misleading information, (ii) competing unfairly by discrediting others in the same industry, (iii) selling lottery or paying lottery prizes to underage purchasers and (iv) selling lottery on credit. If the Lottery Issuance Agencies or the Lottery Sales Agencies fail to comply with these requirements, the MOF or its relevant branches will have the power to (i) require the Lottery Issuance Agencies or the Lottery Sales Agencies to correct or cease their operations; (ii) confiscate the illegal income received by the Lottery Issuance Agencies or the Lottery Sales Agencies and impose fines; and/or (iii) impose administrative sanctions against persons that are responsible. If any lottery sales agent sells lotteries to the underage buyers, its relevant income may be confiscated and it may be subject to administrative fines up to RMB10,000, and the Lottery Issuance Agencies or the Lottery Sales Agencies may have the right to terminate the agency agreement with the lottery sales agent. In addition, the Lottery Measures prohibits the opening of online lottery accounts for or the granting of lottery prizes to underage buyers.

Prior to the promulgation of the Lottery Regulation, the issuance and sales of the lottery products were governed by the Interim Provisions for the Administration of the Lottery Issuance and Sales, or the Interim Provisions, promulgated by the MOF on March 1, 2002. The Interim Provisions were replaced by the Administrative Measures for Lottery Issuance and Sales promulgated by the MOF on December 28, 2012. The Administrative Measures for Lottery Issuance and Sales provided that any Lottery Issuance Agency, which wishes to apply to create, change or abolish a specific type of welfare or sports lottery, is required to apply to the Ministry of Civil Affairs or the General Administration of Sport of China for creating, changing or abolishing a specific type of welfare or sports lottery. If the application has been approved by the Ministry of Civil Affairs or the General Administration of Sport of China, such application will be further submitted to the MOF for the MOF’s examination and approval before the implementation. After the creation or change of specific type of welfare or sports lottery has been approved by the MOF, the Lottery Issuance Agency receiving MOF approval or its related Lottery Sales Agencies shall submit sales implementation plans to the MOF or its provincial counterparts for approval prior to the sales of the specific type of lottery. The sales implementation plan shall include, among other things, the proposed sales commencement date, promotion plans and risk control measures. In order to sell the specific type of welfare or sports lottery so created or changed, the Lottery Issuance Agencies or the Lottery Sales Agencies may engage specific sales agents by entering into lottery sales agency agreements with such sales agents.

Regulation of Telecommunication Services

The telecommunication industry, including the Internet sector, is highly regulated in China. Regulations issued or implemented by the State Council of China, the MIIT, and other relevant government authorities cover many aspects of the operation of telecommunication and the Internet information services, including access to the telecommunication industry, the scope of permissible business activities, and licenses and permits required for various business activities and foreign investment.

The principal regulations governing telecommunication and Internet information services include:

•	the Telecommunication Regulations promulgated by the State Council on September 25, 2000;

•	the Administrative Measures for Telecommunications Business Operating License promulgated by the MIIT on March 5, 2009; and

•	the Catalogue of Classes of Telecommunications Businesses promulgated by the Ministry of Information Industry, former of MIIT, also as MIIT on February 21, 2003.

Under these regulations, telecommunication services in China are categorized as either basic telecommunication services or value-added telecommunication services, both of which require relevant operating licenses.

Regulations on Value-Added Telecommunication and Internet Information Services

On September 25, 2000, the State Council promulgated the Telecommunication Regulations, or the Telecom Regulations. The Telecom Regulations categorize all telecommunication businesses in the PRC as either basic or value-added. Value-added telecommunication services are defined as telecommunication and information services provided through public network infrastructure. The “Catalog of Classes of Telecommunication Business,” an attachment to the Telecom Regulations and updated by the MII’s Notice on Adjusting the Catalog of the Class of Telecommunication Business, effective from April 1, 2003, categorizes various types of telecommunication and telecommunication-related activities into basic or value-added telecommunication services, according to which, Internet content provision services, or ICP services, are classified as value-added telecommunication businesses, or VAS business. Under the Telecom Regulations, commercial operators of value-added telecommunication services must first obtain an operating license for value-added telecommunication services, or the VAS license, from the MIIT or its provincial level counterparts before commencing any operations.

The State Council issued the Administrative Measures on Internet Information Services, or the Internet Measures, on September 25, 2000 and subsequently amended the Internet Measures on January 8, 2011. According to the Internet Measures, a commercial ICP service operator must obtain an VAS license from the relevant government authorities before providing any commercial ICP service within the PRC. When the ICP service involves regulated industries, such as news, publication, education, medicine, health, pharmaceuticals and medical equipment, prior approval from the respective regulating authorities must be obtained prior to applying for the VAS license from MIIT or its local branch at the provincial level. Moreover, an ICP service operator must display its VAS license number in a conspicuous location on its website and must monitor its website to remove categories of harmful content that are broadly defined.

On December 26, 2001, the MIIT promulgated the Administrative Measures for Telecommunication Business Operating License, or the Telecom License Measures. On March 5, 2009, the MIIT issued amended Telecom License Measures, which took effect on April 10, 2009. The Telecom License Measures set forth more specific provisions regarding the types of licenses required to operate value-added telecommunication services, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. For example, the appendix to the VAS license is to detail the permitted activities to be conducted by the VAS operator and the VAS operator must conduct its business in accordance with the specifications recorded on its VAS license. The VAS license is subject to annual review and results of the annual review is to be recorded as an appendix to the VAS license, published to the public and notified to the Administration for Industry and Commerce.

Currently, E-Sun Sky Network holds a regional value-added telecommunication business operating license issued by MIIT, that is effective until September 5, 2017, for providing Internet information services within the Guangdong province.

Regulations on Internet Content Services

Under various laws and regulations governing ICP services, ICP services operators are required to monitor and censor the content on their websites. They may not produce, duplicate, post or disseminate, and must remove from their websites, any content that falls within the prohibited categories, including any content that: (i) opposes the fundamental principles determined in the PRC constitution; (ii) compromises state security, divulges state secrets, subverts state power or damages national unity; (iii) harms the dignity or interests of the State, incites ethnic hatred or racial discrimination or damages inter-ethnic unity; (iv) sabotages China’s religious policy or propagates heretical teachings or feudal superstitions; (v) disseminates rumors, disturbs social order or disrupts social stability; (vi) propagates obscenity, pornography, gambling, violence, murder or fear or incites the commission of crimes; (vii) insults or slanders a third party or infringes upon the lawful rights and interests of a third party; or (viii) or includes other content prohibited by laws or administrative regulations.

The PRC government may shut down the websites of VAS license holders that violate any of the content restrictions and requirements, revoke their VAS licenses or impose other penalties pursuant to the applicable laws and regulations.

Regulations on Foreign Investment in Lottery and Value-Added Telecommunications Services.

According to the Catalogue for the Guidance of Foreign Investment Industries (the “Guidance Catalogue”) jointly promulgated by the National Development & Reform Commission and the Ministry of Commerce on December 24, 2011 and effective from January 30, 2012, foreign investments are not allowed to operate in the lottery industry. As the development of the lottery industry is still in its early stage, there are no further regulations relating to foreign investment in the lottery industry.

Under the Guidance Catalogue, foreign ownership in value-added telecommunication services shall not exceed 50%. Aside from the Guidance Catalogue, the Regulations for Administration of Foreign-Invested Telecommunication Enterprises, or the FITE Regulations, promulgated by the State Council on December 11, 2001 and amended on September 10, 2008, set forth detailed requirements with respect to, among other things, capitalization, investor qualifications and application procedures in connection with the establishment of a foreign-invested telecommunication enterprise. Under the FITE Regulations, a foreign entity is prohibited from owning more than 50% of the total equity interest in any value-added telecommunication service providers in China and the major foreign investor in any value-added telecommunication service business in China is to have a good track record in the industry.

On July 13, 2006, the MIIT issued the Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunication Business. Under this circular, a domestic PRC company that holds a VAS license is prohibited from leasing, transferring or selling the VAS license to foreign investors in any form, and from providing any assistance, including resources, sites or facilities, to foreign investors that conduct value-added telecommunication business illegally in China. Further, the domain names and registered trademarks used by an operating company providing value-added telecommunication service is to be legally owned by a domestic PRC company and/or its shareholders. In addition, the company’s operation premises and equipment would have to comply with its approved VAS license, and the company should establish and improve its internal Internet and information security policies and standards and emergency management procedures.

We conduct our businesses in China primarily through contractual arrangements among our company 500.com Limited, E-Sun Sky Computer, our consolidated affiliated entities and their respective shareholders. There is no explicit provision under the Guidance Catalogue, the FITE Regulations or the Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunication Business, which classifies the contractual arrangements between our PRC subsidiary and each of our consolidated affiliated entities, including, among others, the Equity Interests Pledge Agreements, either by each agreement itself or taken as a whole, as a transaction that is subject to the approval of relevant government authorities. E-Sun Sky Network currently holds a regional VAS business operating license.

Regulations on Intellectual Property

Trademark

The PRC Trademark Law, adopted on August 23, 1982 and amended in 1993, 2001 and 2013 respectively, protects the proprietary rights of registered trademarks. The Trademark Office handles trademark registrations and grants proprietary rights for an initial term of 10 years to registered trademarks. Upon the expiration of the initial term, a second term of 10 years may be granted upon renewal. Trademark licensing agreements must be filed with the Trademark Office or its regional offices. In addition, if a registered trademark is recognized as a well-known trademark in a specific case, proprietary rights of the trademark holder may be extended beyond the registered scope of products and services to which the trademark relates.

Software Products

On October 27, 2000, the MIIT issued the Administrative Measures on Software Products, or the Software Measures, to strengthen the regulation of software products and to encourage the development of the PRC software industry. On March 5, 2009, the MIIT issued amended Software Measures, which became effective on April 10, 2009. The Software Measures provide a registration and filing system with respect to software products made in or imported into China. These software products may be registered with competent local authorities in charge of software industry administration. Registered software products may enjoy preferential treatment status granted by relevant software industry regulations. Software products can be registered for five years and the registration is renewable upon expiration.

In order to further implement the Computer Software Protection Regulations, promulgated by the State Council on December 20, 2001 and amended on January 30, 2013, the National Copyright Administration of the PRC issued Computer Software Copyright Registration Procedures on February 20, 2002, which apply to the registration of the software copyright, licensing agreements and transfer agreements.

Domain Names

The Implementing Rules for Domain Name Registration, issued and amended by China Internet Network Information Center, or CNNIC, in September 2002 and May 2012, respectively, sets forth detailed rules for the registration of domain names. On November 5, 2004, the MIIT promulgated the Measures for Administration of Domain Names for the Chinese Internet, or the Domain Name Measures. The Domain Name Measures regulate the registration of domain names, such as the first-tier domain name “.cn.” The Measures on Domain Name Dispute Resolution and its implementing rules, issued and amended by CNNIC in February 2006 and May 2012, respectively, allows the CNNIC to authorize a domain name dispute resolution institution to resolve disputes.

Regulations on Foreign Exchange

Regulations on Foreign Exchange Registration of Overseas Investment by PRC Residents

In October 2005, SAFE issued the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE Circular 75 states that PRC citizens or residents must register with the relevant local SAFE branch or central SAFE in connection with their establishment or control of an offshore entity established for the purpose of overseas equity financing involving a roundtrip investment whereby the offshore entity acquires or controls onshore assets or equity interests held by the PRC citizens or residents. In addition, such PRC citizens or residents must amend their SAFE registrations when the offshore special purpose company undergoes material events relating to increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, long-term equity or debt investments, external guarantees, or other material events that do not involve roundtrip investments. Since May 2007, SAFE has issued guidance to its local branches regarding the operational procedures for such registration, which provides more specific and stringent requirements on the registration relating to SAFE Circular 75. The latest guidance was issued by SAFE on November 19, 2012 and took effect on December 17, 2012.

We conduct businesses in China primarily through our consolidated affiliated entities. We enter into contractual arrangements with our PRC consolidated affiliated entities and their respective shareholders, some of whom are PRC residents and also beneficial owners of our company. As of the date of this prospectus, our beneficial owners who are subject to SAFE Circular 75 registrations are in the process of updating their registrations with the Shenzhen Branch of SAFE. However, we cannot assure you that our beneficial owners can successfully amend their foreign exchange registrations with SAFE in full compliance with Circular 75 for development of our company. See “Risk Factors—Risks Related to Doing Business in China—A failure by our shareholders or beneficial owners who are PRC citizens or residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition.”

Regulations on Employee Stock Option Granted by Offshore Listed Companies

In December 2006, the People’s Bank of China promulgated the Administrative Measures on Individual Foreign Exchange, or the Individual Foreign Exchange Regulations, setting forth the requirements for foreign exchange transactions by individuals (both PRC and non-PRC citizens) under the current account and the capital account. In January 2007, SAFE issued the implementation rules for the Individual Foreign Exchange Regulations, which, among other things, specified the approval and registration requirement for certain capital account transactions, such as a PRC citizen’s participation in employee share ownership and share option plans of overseas listed companies.

The Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, promulgated by SAFE on February 15, 2012, replacing the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Share Ownership Plans, or Share Option Plans of Overseas Publicly-Listed Companies, issued by SAFE on March 28, 2007, require (i) PRC residents who are granted shares or share options by companies listed on overseas share exchanges based on share incentive plans to register with SAFE or its local branches, and (ii) PRC residents participating in the share incentive plans of an overseas publicly-listed companies to retain a qualified PRC agent, which could be a PRC subsidiary of the overseas publicly-listed company or another qualified institution selected by such PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of these participants.

Such participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of share options, purchase and sale of corresponding shares or interests, and fund transfer. In addition, the PRC agents are required to amend the SAFE registration with respect to the share incentive plan if there is any material change to the share incentive plan, the PRC agents, or the overseas entrusted institution. The PRC agents shall, on behalf of the PRC residents who have the right to exercise the employee share options, apply to SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares granted under the share incentive plans and dividends distributed by the overseas listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents before distribution to such PRC residents. In addition, the PRC agents is to file the form for record-filing of information of the domestic individuals participating in the share incentive plans of overseas listed companies with SAFE or its local branches every quarter. We and our PRC citizen employees who have been granted share options are subject to these rules upon the listing and trading of our ADSs on the NYSE. As of the date of this prospectus, we and our PRC citizen employees who have been granted share options are applying for registration with the Shenzhen branch of SAFE pursuant to the Share Option Rules.

M&A Regulations and Overseas Listings

On August 8, 2006, six PRC regulatory authorities, including the CSRC, promulgated the 2006 M&A Rules, which were later amended on June 22, 2009. Pursuant to the 2006 M&A Rules, an offshore special purpose vehicle, or SPV, refers to an overseas company controlled directly or indirectly by PRC domestic companies or individuals for purposes of overseas listing of equity interests in domestic companies (defined as enterprises in the PRC other than foreign-invested enterprises). If an SPV purchases, for the purpose of overseas listing, equity interests of any PRC company that are held by PRC companies or individuals controlling such SPV, then the overseas listing by the SPV must obtain the approval of the CSRC. The application of the 2006 M&A Rules remains unclear and there is currently no consensus among PRC law firms regarding the scope of CSRC’s jurisdiction. As of the date of this prospectus, the CSRC has not issued any rules or written interpretation clarifying whether offerings like ours under this prospectus are subject to this new procedure.

Our PRC counsel, Han Kun Law Offices, has advised us that the 2006 M&A Rules do not require us to obtain prior CSRC approval for the listing and trading of our ADSs on the NYSE, given that:

•	the CSRC approval requirement applies to SPVs that acquired equity interests of any PRC company that are held by PRC companies or individuals controlling such SPV and seek overseas listing; and

•

our PRC operating subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition by our company of the equity interest or assets of any “domestic company” as defined under the 2006 M&A Rules, and no provision in the 2006 M&A Rules classifies the contractual arrangements between our company, our PRC operating subsidiary and any of the affiliated consolidated entities as a type of acquisition transaction falling under the 2006 M&A Rules.

Regulations on Foreign Currency Exchange

Pursuant to applicable PRC regulations on foreign currency exchange, the Renminbi is freely convertible only to the extent that it relates to current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from the SAFE or its local branch for conversion of Renminbi into a foreign currency, such as U.S. dollars. Payments for transactions that take place within the PRC must be made in Renminbi. Domestic companies or individuals can repatriate foreign currency payments received from abroad into the PRC, or deposit these payments abroad, subject to compliance with the requirements promulgated by the SAFE. Foreign currencies received for current account items can be either retained or sold to financial institutions that have foreign exchange settlement or sales business without prior approval from the SAFE, subject to certain regulations. Foreign exchange income under capital account can be retained or sold to financial institutions that have foreign exchange settlement and sales business, with prior approval from the SAFE, unless otherwise provided.

In addition, another notice issued by the SAFE, the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or Circular 142, regulates the conversion by foreign-invested enterprises of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that Renminbi converted from the foreign currency-dominated capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the relevant government authority and may not be used to make equity investments in the PRC, unless specifically provided otherwise. The SAFE further strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a foreign-invested enterprise. The use of such Renminbi may not be changed without approval from the SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used. Any violation of Circular 142 may result in severe penalties, including substantial fines. On November 9, 2011, SAFE issued the Notice on Further Clarifying and Standardizing Related Issues Concerning Foreign Exchange Administration for Part of Capital Account Items to further regulate the payment and settlement of foreign currency exchange of foreign-invested enterprises.

Regulations on Dividend Distribution

Under applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, foreign-invested enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund statutory reserve funds, unless these reserves have reached 50% of the registered capital of the respective enterprises. These reserves are not distributable as cash dividends.

Regulations Regarding the Enterprise Income Tax, Individual Income Tax and Withholding Tax

The EIT Law, effective on January 1, 2008, imposes a uniform enterprise income tax at the rate of 25% on all domestic enterprises, including foreign-invested enterprises unless they qualify for certain exceptions, and terminates most of the tax exemptions, reductions and preferential treatments available under previous tax laws and regulations. Under the EIT Law and a notice issued by the PRC State Council on transition preferential policies, commencing January 1, 2008, (i) those enterprises that were established before March 16, 2007 and were formerly entitled to preferential policies of lower taxation will undergo a gradual transition to statutory tax rates within five years; and (ii) those enterprises that were established before March 16, 2007 and were formerly entitled to preferential income tax reduction policies, such as “two-years exempt and three-years halved” and “five-years exempt and five-years halved”, shall continue to enjoy such preferential policies as stipulated in the former taxation laws, administrative regulations and relevant documents until the end of the terms of these policies, provided however that for those enterprises not profitable enough to enjoy the aforementioned tax preferences, the preference time limits shall commence from 2008.

Pursuant to the EIT Law and its Implementation Rules, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise” for PRC EIT purposes. The term “de facto management body” is defined as the establishment that carries out substantial and overall management and control over the manufacturing and business operation, production, personnel, accounting and properties of an enterprise. Pursuant to Circular 82, a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following requirements are satisfied: (i) the place where the senior management and core management departments that are in charge of its daily operations perform their duties is mainly located in the PRC; (ii) its financial and human resources decisions are made by or are subject to approval by persons or bodies in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) more than half of the enterprise’s directors or senior management with voting rights frequently reside in the PRC. Although the circular only applies to offshore enterprises controlled by PRC enterprises and not those controlled by PRC individuals or foreigners, it is believed that the determining criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners. However, given that the EIT Law is relatively new and contains ambiguous definitions, requirements and procedures, it remains uncertain how tax authorities will determine tax residency status based on the facts of each case.

Furthermore, the EIT Law and its Implementation Rules provide that the “non-resident enterprises” are subject to the EIT rate of 10% on their income derived from China, if such “non-resident enterprises” (i) do not have establishments or premises of business in China or (ii) have establishments or premises of business in China, but the relevant income does not have actual connection with their establishments or premises of business in China. Such income tax may be exempted or reduced by the PRC State Council or pursuant to a tax treaty with China that provides for a different withholding agreement between China and the jurisdictions in which the non-resident enterprise reside. The Cayman Islands, where we are incorporated, does not have such tax treaty with China.

Under the Foreign Invested Enterprise and Foreign Enterprise Income Tax Law, effective prior to January 1, 2008, dividends paid to foreign investors by foreign-invested enterprises were exempt from PRC withholding tax. Pursuant to the EIT Law, which became effective on January 1, 2008, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors, interest payable to foreign investors who are non-resident enterprises, or gains realized from transfer of equity interests or notes by such investors, to the extent such dividends, interest or gains are regarded as income derived from sources within the PRC, will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement and the foreign investor is approved by competent tax authorities as the beneficial owners of such dividends under applicable tax regulations.

Furthermore, the State Administration of Taxation issued the Notice on How to Understand and Determine the Beneficial Owners in Tax Agreement in October 2009, or Circular 601, which provides guidance for determining whether a resident of a contracting state is the “beneficial owner” of an item of income under China’s tax treaties and tax arrangements. According to Circular 601, a beneficial owner must generally be engaged in substantive business activities. An agent or conduit company will not be regarded as a beneficial owner and, therefore, will not qualify for treaty benefits.

Moreover, non-resident individual investors may be required to pay PRC individual income tax at a rate of 20% on interest or dividends payable to the investors or any capital gains realized from the transfer of the Notes or the ADSs or ordinary shares received upon the conversion of the Notes if such interest, dividends or gains are deemed income derived from sources within the PRC. Under the PRC Individual Income Tax Law, or IIT Law, a “non-resident individual” refers to an individual who has no domicile in China and does not stay in the territory of China or who has no domicile in China and has stayed in the territory of China for less than one year. Pursuant to the IIT Law and its implementation rules, for purposes of the PRC capital gains tax, taxable income is the balance of the total income obtained from the transfer of the ADSs or ordinary shares or the Notes minus all the costs and expenses that are permitted under PRC tax laws to be deducted from the income. Therefore, if we are considered a PRC “resident enterprise” and the relevant competent PRC tax authorities consider the interest we pay with respect to the Notes, dividends we pay with respect to our ADSs or ordinary shares received upon the conversion of the Notes or the gains realized from the transfer of the Notes or the ADSs or ordinary shares received upon the conversion of the Notes to be income derived from sources within the PRC, such interest, dividends or gains earned by non-resident individuals may also be subject to PRC withholding tax at a rate of 20%. Furthermore, according to the IIT Law and its implementation rules, a “resident individual” refers to an individual who, by reason of his or her permanent residence, family or economic interests, habitually resides in the territory of China or who has no domicile but has stayed in the territory of China for one year or longer. A PRC resident individual shall file tax returns with the competent tax authority for the income he or she receives from outside the territory of China. Such income includes, among others, interest, dividends or gains realized from transfer of securities, which shall be subject to a tax rate of 20%.

If the PRC tax authorities determine that our Cayman Islands holding company is a “resident enterprise” for PRC EIT purposes, a number of unfavorable PRC tax consequences could follow: (i) we may be subject to EIT at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations; (ii) a 10% withholding tax may be imposed on interest or dividends we pay to our foreign investors who are non-resident enterprises and gains derived by them from transferring our Notes or the ADSs or ordinary shares received upon the conversion of the Notes, if such income is considered as PRC-sourced income by relevant PRC authorities; and (iii) a potential 20% withholding tax may be imposed on interest or dividends we pay to our foreign investors who are non-resident individuals or gains derived by them from transferring our Shares or ADSs received upon the conversion of the Notes, if such income is considered as PRC-sourced income by relevant PRC authorities.

Pursuant to SAT Circular 698, issued by the State Administration of Taxation on December 10, 2009 with retroactive effect from January 1, 2008, where a non-resident enterprise transfers its equity interests in a PRC resident enterprise through an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the relevant tax authority of the PRC resident enterprise this Indirect Transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at a rate of up to 10%. SAT Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

There is uncertainty as to the application of SAT Circular 698. For example, while the term “Indirect Transfer” is not clearly defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax rates in foreign tax jurisdictions, and the process and format of reporting an Indirect Transfer to the relevant tax authority of the PRC resident enterprise. In addition, there are no formal declarations with regard to how to determine whether a foreign investor has adopted an abusive arrangement in order to reduce, avoid or defer PRC tax.

PRC Business Tax and Value-added Tax

In November 2011, the PRC Ministry of Finance and the State Administration of Taxation jointly issued two circulars setting out the details of the pilot value-added tax, or VAT, reform program, which change the charge of sales tax from business tax to VAT for certain pilot industries. The pilot VAT reform program initially applied only to the pilot industries in Shanghai, and has been expanded to eight additional regions, including, among others, Shenzhen, in 2012. According to two circulars jointly issued by the PRC Ministry of Finance and the State Administration of Taxation in May and December 2013, the pilot program has been expanded nationwide.

6% of VAT, which replaced the original 5% business tax in Shenzhen as a result of the PRC government’s pilot VAT reform program, applies to certain services provided by E-Sun Sky Computer and E-Sun Sky Network since November 2012.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information relating to our directors and executive officers as of the date of this prospectus. The business address of each of our directors and executive officers is 500.com Building, Shenxianling Sports Center, Longgang District, Shenzhen, People’s Republic of China.

Directors and Executive Officers	Age	Position/Title
Man San Law	45	Chairman and Chief Executive Officer

Qi Li	44	Director

Jiepin Fu	47	Director

Qian Sun	40	Director

Jinping Ma	48	Independent Director

Jun Niu	48	Independent Director

Honghui Deng	44	Independent Director

Zhe Wei	43	Independent Director

Min Fan	48	Independent Director

Catherine Qin Zhang	48	Independent Director

Yu Wei	44	Independent Director

Zhengming Pan	36	Chief Financial Officer

Lei Zheng	34	Chief Operating Officer

Punleung Liu	35	Chief Risk Officer

Zhaofu Tian	39	Chief Technology Officer

Mr. Man San Law is our founder, chairman of our board of directors and chief executive officer. Mr. Law founded E-Sun Network Co., Ltd. in 1999 and has been a pioneer in the online lottery service industry having focused on this field since 2001. Mr. Law oversees the strategic direction of our company and has transformed our company from a small start-up to an established and leading online lottery service provider in China. From 1990 to 1999, Mr. Law served in various positions at Shenzhen Yangguang Co., Ltd. Mr. Law received a bachelor’s degree from Wuhan University in 1990, and an Executive Master of Business Administration degree from Cheung Kong Graduate School of Business in 2009.

Mr. Qi Li has served as a director of our company since January 2010. Before joining us, Mr. Li held many senior management positions, including chairman and CEO of Beijing Fragrance Forever Investment Co. Ltd. from 2006 to 2010, CEO and president of Shenzhen Changan New Media Co., Ltd. from 2004 to 2006, executive president at Yundianguangcai Investment Co. Ltd. from 2002 to 2004, and head of investment securities department in China Finance Institute from 1999 to 2002. Mr. Li has over 10 years of experience in the Internet service industry. Mr. Li received a bachelor’s degree in engineering from the Beijing University of Science & Technology in 1991, a master’s degree in engineering of Beijing University of Science and Technology in 1994, and a Ph.D. in economics from Renmin University of China in 1997.

Mr. Jiepin Fu has served as a director of our company since September 2007. Mr. Fu also serves as chairman of the board of directors of China High-Speed (Holding) Limited and served as the executive director of China High-Speed (Group) Co., Ltd., a company listed on Hong Kong stock exchange, from 2004 to 2009, and a director of Huayu Expressway Group Limited since 2009. Before 2004, Mr. Fu has over 10 years of experience in administrative management in public security research center of Guangdong province, personnel exchange center of Guangdong province, and Shenzhen Huayu Investment and Development Group. Mr. Fu received a bachelor’s degree from Sun Yat-Sen University in 1989.

Mr. Qian Sun has served as our director from October 21, 2013. Mr. Sun is a managing director of Sequoia Capital China, where he focuses on consumer and technology related investment. Prior to joining Sequoia Capital China in 2006, Mr. Sun worked at General Atlantic from 2003 to 2005, focusing on technology related growth investment in China. He also worked as a management consultant at Monitor Group in Hong Kong from 1997 to 1999. Mr. Sun received a BA degree in applied mathematics from Harvard College in 1997, an MBA from Harvard Business School and a J.D. from Harvard Law School in 2003.

Mr. Jinping Ma has served as our independent director since May 2013. Mr. Ma has also served as the chief executive officer of Huishang Investment Management Ltd., Co. since 2005. Mr. Ma served as an investment manager at Hongfu Capital Management from 2002 to 2005, and as an attorney at Nutrexpa Food Co., Ltd. from 1996 to 1998. Mr. Ma received a Bachelor’s degree from Shaanxi Normal University, a master’s degree in law from China University of Political Science and Law, an LLM degree from McGill University and an MBA from INSEAD.

Mr. Jun Niu has served as our independent director since May 2011. Mr. Niu has also served as the chairman of the board of directors of the Foshan XinJinSheng Electronic Co., Ltd since September 2004. Mr. Niu served as the general manager of the Foshan XinJinSheng Electronic Co., Ltd from September 2004 to October 2007. Mr. Niu was the chairman of the board of directors and the general manager of Shenzhen Zhichengwei Optical Disc Production Co., Ltd., a state owned enterprise, from August 2000 to July 2004. Mr. Niu held different positions in a number of PRC government authorities from July 1986 to August 2004. Mr. Niu received a bachelor’s degree in law from the NorthWest College of Politics and Law (now known as NorthWest University of Politics and Law) in July 1986, and a master’s degree in economics and administration from the Party School of Central Committee of the Communist Party of China in July 2002.

Mr. Honghui Deng has served as our independent director since May 2011. Mr. Deng has served as a fellow at the Innovation Creativity Capital Institute (IC2) of the University of Texas at Austin since 2010. He has taught as an EMBA/MBA professor at Peking University Guanghua School of Management since 2005. He has also taught as an assistant professor and associate professor at the School of Business of University of Nevada, Las Vegas since 2003. Mr. Deng was the founder and served as the chief executive officer of HHD Consulting Service LLC from 2003 to 2008. Mr. Deng has extensive consulting experiences for business firms on long-term strategy, finance and management. Mr. Deng received a bachelor’s degree in electronic engineering and business administration from the School of Electronic Engineering of Chongqing University in 1990 and 1994, and a Ph.D. degree in business administration from University of Texas at Austin in 2003.

Mr. Zhe Wei has served as our independent director from October 21, 2013. Mr. Wei is the founding partner and Chairman of Vision Knight Capital. Prior to that, Mr. Wei was the CEO of Alibaba.com Limited from 2006 to 2011. Mr. Wei worked in Kingfisher plc from 2000 to 2006, and was chief representative for Kingfisher’s Asia sourcing office, and also the CFO then CEO of B&Q China, a subsidiary of Kingfisher plc. Mr. Wei was also head of investment banking of Orient Securities Co. and then corporate finance manager at Coopers & Lybrand. Mr. Wei was also the vice president of China Chain Store & Franchise Association and is a Director of PCCW Limited. Mr. Wei holds a Bachelor’s degree in International Business Management from Shanghai International Studies University and is a graduate of the corporate finance program at the London Business School.

Mr. Min Fan has served as our independent director since November 2013. Mr. Fan is the co-founder of Ctrip.com International, Ltd. in 1999, and has served as the chief executive officer of Ctrip.com International Ltd. since 2006. Mr. Fan is now Vice Chairman and President of Ctrip.com International Ltd.. Mr. Fan graduated from Shanghai Jiaotong University in 1990 with an industrial management engineering bachelor’s degree and master’s degree.

Ms. Catherine Qin Zhang has served as our independent director since November 2013. Ms. Catherine Qin Zhang has served as AutoNavi Holdings Ltd.’s director, president, and chief operating officer since August 2013. Prior to that, Ms. Zhang had previously served as the AutoNavi Holdings Ltd.’s chief financial officer since 2006. Prior to joining AutoNavi Holdings Ltd., Ms. Zhang held management positions at the finance and business operation divisions of UTStarcom from April 2003 to July 2006. Ms. Zhang also has extensive experience in financial accounting, auditing and consulting from her time at Deloitte & Touche LLP, Sara Lee

Corporation, Accrue Software Inc. and Sun Microsystems, Inc. from January 1994 to April 2003. Ms. Zhang is a certified public accountant in the states of California and Illinois. Ms. Zhang received a bachelor’s degree in English language and literature from Peking University and a post baccalaureate certificate in accountancy from Oregon State University.

Mr. Yu Wei has served as our independent director since November 2013. Mr. Wei is the founder and director of Artix International Group Co., Ltd. Mr. Wei has served as vice president of China Railway Modern Logistics Technology Co., Ltd. since 2007 and vice president of . Mr. Wei of Guiyang Longyuan Realestate Co., Ltd. since 2011. Mr. Wei has served as director in Guangxi Dirun Mining Industry Investment Co., Ltd. and Beijing Happy Forever Investment Management Co., Ltd. in 2011 and 2012, and has served as vice president of Guangzhou China Railway Taibo Real Estate Co., Ltd. since 2013. Mr. Wei graduated from Beijing Jiaotong University, Institute of Economics and Logistics in 1990, and received an EMBA degree from Cheung Kong Graduate School of Business in 2009.

Mr. Zhengming Pan has served as our chief financial officer since April 2011. Prior to joining us, Mr. Pan served as a vice president at Deutsche Bank AG, Hong Kong Branch from 2007 to April 2011 and an attorney at Simpson Thacher & Bartlett LLP from 2003 to 2007. Mr. Pan received a Master of Law degree and a Juris Doctor degree from Columbia University Law School in 2001 and 2003, respectively, a Master of Law degree from the University of Edinburgh in 2000 and a bachelor’s degree in law from Fudan University in 1999.

Mr. Lei Zheng has served as our chief operating officer since 2009. Mr. Zheng has 10 years of experience in the information technology industry. From 2007 to 2009, Mr. Zheng worked at Shenzhen Youshou Digital Co., Ltd. From 2004 to 2007, Mr. Zheng worked at Tencent Inc. From 2001 to 2004, Mr. Zheng worked at Huawei Technologies Co., Ltd. Mr. Zheng received a bachelor’s degree from Wuhan University in 2001.

Mr. Punleung Liu joined our company in February 2011 and was appointed as our chief risk officer in August 2013. Prior to joining us, Mr. Liu served in various positions at Ernst & Young (China) Advisory Limited, Ernst & Young Hua Ming LLP and Ernst & Young Hong Kong since 2000. Mr. Liu is a member of Hong Kong Institute of Certified Public Accountants and Institute of Internal Auditors. Mr. Liu received a bachelor’s degree in accountancy from the City University of Hong Kong in 2000.

Mr. Zhaofu Tian has served as our chief technology officer since October 2012. Mr. Tian has over 10 years of experience in the information technology industry. From 2007 to 2009, Mr. Tian served as a director in Tencent Engineering. From 2001 to 2007, Mr. Tian worked in UTStarcom Shenzhen R&D Center. From 1997 to 1999, Mr. Tian worked in SONY Precise Devices (Huizhou) Co. LTD. Mr. Tian received a bachelor’s degree from Harbin Institute of Technology in 1997, a master degree from Harbin Institute of Technology in 2001, and a Master of Business Administration degree from Hong Kong University of Science and Technology in 2011.

Duties of Directors

Under Cayman Islands law, our directors have a fiduciary duty to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that they actually possess and such care and diligence as a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•	issuing authorized but unissued shares;

•	declaring dividends and distributions;

•	exercising the borrowing powers of our company and mortgaging the property of our company;

•	approving the transfer of shares of our company, including the registering of such shares in our register of members; and

•	exercising any other powers conferred by the shareholders’ meetings or under our amended and restated memorandum and articles of association.

Terms of Directors and Executive Officers

We currently have 11 directors, seven of whom are independent directors, on our board of directors. Any director on our board may be appointed or removed by way of an ordinary resolution of shareholders. Any vacancies on our board of directors or additions to the existing board of directors can be filled by the affirmative vote of a majority of the remaining directors, provided that any candidate for the vacancy or addition must be nominated by our nominating and corporate governance committee. Each of our directors holds office until he or she is removed by an ordinary resolution of shareholders or by a resolution of the board.

All of our executive officers are appointed by and serve at the discretion of our board of directors. Our executive officers are elected by and may be removed by a majority vote of our board of directors, provided that any candidate for an executive officer position must be nominated by our nominating and corporate governance committee.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a strategy committee. Our board of directors can amend the charter of a committee by the affirmative vote of two thirds of the directors.

Audit Committee

Our audit committee currently consists of Catherine Qin Zhang, Min Fan and Jun Niu. Catherine Qin Zhang is the chairman of our audit committee. Catherine Qin Zhang satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. All three committee members satisfy the requirements for an “independent director” within the meaning of NYSE rules and will meet the criteria for independence set forth in Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act.

The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our audit committee is responsible for, among other things:

•	selecting the independent auditor;

•	pre-approving auditing and non-auditing services permitted to be performed by the independent auditor;

•

annually reviewing the independent auditor’s report describing the auditing firm’s internal quality control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors and all relationships between the independent auditor and our company;

•	setting clear hiring policies for employees and former employees of the independent auditors;

•	reviewing with the independent auditor any audit problems or difficulties and management’s response;

•	reviewing and approving all related party transactions on an ongoing basis;

•	reviewing and discussing the annual audited financial statements with management and the independent auditor;

•	reviewing and discussing with management and the independent auditors major issues regarding accounting principles and financial statement presentations;

•	reviewing reports prepared by management or the independent auditors relating to significant financial reporting issues and judgments;

•	discussing earnings press releases with management, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	reviewing with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements;

•	discussing policies with respect to risk assessment and risk management with management, internal auditors and the independent auditor;

•

timely reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company, all alternative treatments of financial information within U.S. GAAP that have been discussed with management and all other material written communications between the independent auditor and management;

•

establishing procedures for the receipt, retention and treatment of complaints received from our employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	annually reviewing and reassessing the adequacy of our audit committee charter;

•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

•	meeting separately, periodically, with management, internal auditors and the independent auditor; and

•	reporting regularly to the full board of directors.

Compensation Committee

Our compensation committee currently consists of Qi Li, Jinping Ma and Zhe Wei. Qi Li is the chairman of our compensation committee. Jinping Ma and Zhe Wei satisfy the requirements for an “independent director” within the meaning of NYSE rules.

Our compensation committee is responsible for, among other things:

•	reviewing and evaluating and, if necessary, revising our compensation policy;

•	reviewing and evaluating the performance of our executive officers and determining the compensation of our executive officers;

•	reviewing and approving our executive officers’ employment agreements and severance arrangements, if any;

•	reviewing and evaluating the performance of our directors and recommending to our board the compensation for our directors;

•

reviewing all annual bonus, long-term incentive compensation, share option, employee pension and welfare benefit plans, setting performance targets of the executive officers under all annual bonus and long-term incentive compensation plans as appropriate, certifying that any and all performance targets of the executive officers have been met, and granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to the executive officers;

•	periodically reviewing our policies concerning perquisite benefits, change of control or “parachute” payments, if any;

•	reviewing and approving our executive officer and director indemnification and insurance matters; and

•	such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Man San Law, Qian Sun and Yu Wei. Man San Law is the chairman of our nominating and corporate governance committee. Yu Wei satisfies the requirements for an “independent director” within the meaning of NYSE rules. Our nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and executive officers and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•

identifying qualified candidates as consistent with the criteria approved by our board of directors for director nominees and recommending such candidates to the board for selection for all directorships to be filled by the board or by the shareholders;

•

identifying qualified candidates as consistent with the criteria approved by our board of directors for executive officer nominees and recommending such candidates to our board of directors for selection;

•	conducting annual reviews of our board of directors’ independence, qualifications and experiences in light of the availability of potential board members; and

•

monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our internal rules and procedures to ensure compliance with applicable laws and regulations.

Strategy Committee

Our strategic planning committee currently consists of Honghui Deng, Qi Li and Jiepin Fu. Our strategic planning committee assists the board of directors in designing the strategic plan of our business. Our strategic planning committee is responsible for, among other things:

•	reviewing and providing guidance to our management and the board of directors with respect to our strategy for strategic transactions;

•	reporting to our board of directors any strategic transactions being considered, or authorized and approved, by our management;

•	notifying our nominating and corporate governance committee of any conflict of interest or related party transaction that comes to its attention; and

•	exercising such additional powers and duties as may be reasonable, necessary or desirable, in the committee’s discretion, to fulfill its duties.

Corporate Governance

Our board of directors has adopted a code of ethics, which is applicable to our senior executive and financial officers. In addition, our board of directors has adopted a code of conduct, which is applicable to all of our directors, officers and employees. We will make our code of ethics and our code of conduct publicly available on our websites.

In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our amended and restated memorandum and articles of association.

Remuneration and Borrowing

The directors may determine remuneration to be paid to the directors. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures or other securities whether outright or as security for any debt obligations of our company or of any third party.

Qualification

There is no requirement for our directors to own any shares in our company in order for them to qualify as a director.

Employment Agreements

We have entered into employment agreements with each of our executive officers. We may terminate an executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts of the officer, including, but not limited to, a conviction or plea of guilty to a felony, willful misconduct to our detriment or a failure to perform agreed duties. We may also terminate an executive officer’s employment under certain conditions, including, but not limited to, incapacity or disability of the officer, by a one-month prior written notice or upon paying compensation of one-month salary to the officer. An executive officer may terminate his or her employment with us with or without cause by a one-month prior written notice.

Compensation of Directors and Executive Officers

For the year ended December 31, 2013, we paid an aggregate of RMB4.8 million (US$0.8 million) in cash to our executive officers, and we did not pay any such compensation to our non-executive directors. Our PRC subsidiary and consolidated affiliated entities are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, housing fund, unemployment and other statutory benefits.

Share Incentive Plan

We have adopted our 2011 share incentive plan to attract and retain the best available personnel, provide additional incentives to our employees, directors and consultants, and promote the success of our business. The 2011 share incentive plan provides for the grant of options, restricted shares and other share-based awards, collectively referred to as “awards.” The board has authorized under the plan the issuance of up to 12% of our issued and outstanding ordinary shares from time to time, on an as-exercised and fully diluted basis, upon exercise of awards granted under our 2011 share incentive plan.

The following table summarizes the share options granted to our employees under the 2011 share incentive plan that were outstanding as of the date of this prospectus:

Name	Number of Ordinary Shares Underlying Options	Exercise Price (US$/Share)	Vesting Commencement Date	Date of Grant	Date of Expiration
Qi Li	5,003,980	0.20(1)	April 8, 2011	April 8, 2011	April 8, 2021
Lei Zheng	2,000,000	0.20(1)	April 8, 2012	April 8, 2011	April 8, 2021
Man San Law	660,000 1,400,000	0.20(1) 0.40	April 8, 2012 October 22, 2014	April 8, 2011 October 22, 2013	April 8, 2021 October 22, 2023
Zhengming Pan	600,000	0.40	April 22, 2014	October 22, 2013	October 22, 2023
Zhaofu Tian	*	0.20(1) 0.40	April 8, 2012 October 22, 2014	April 8, 2011 October 22, 2013	April 8, 2021 October 22, 2023
Punleung Liu	*	0.20(1) 0.40	April 8, 2012 October 22, 2014	April 8, 2011 October 22, 2013	April 8, 2021 October 22, 2023
Jinping Ma	—	—	—	—	—
Jiepin Fu	—	—	—	—	—
Jun Niu	—	—	—	—	—
Honghui Deng	—	—	—	—	—
Zhe Wei	—	—	—	—	—
Min Fan	—	—	—	—	—
Catherine Qin Zhang	—	—	—	—	—
Qian Sun	—	—	—	—	—
Yu Wei	—	—	—	—	—
Directors and officers as a group	8,909,980 2,240,000	0.20(1) 0.40
Other Individuals as a group	19,898,420 420,000	0.20(1) 0.40

*	Options to purchase less than 1% of our issued and outstanding share capital from time to time on an as-exercised and fully diluted basis as of the date of this prospectus.

(1)	The exercise price of all the options was set by our board of directors at US$0.40 per share on the respective date of grant. The exercise price was adjusted to US$0.20 per share by our board of directors on June 8, 2012 as it believed the voluntary suspension would materially and adversely affect our revenues for 2012 and the fair value of our ordinary shares. All the other terms of the options remain unchanged.

The following paragraphs describe the principal terms of our Share Incentive Plan.

Plan Administration.     Our compensation committee administers the 2011 share incentive plan. The committee or the full board of directors, as appropriate, will determine the participants to receive awards, the type and number of awards to be granted, and the terms and conditions of each award grant.

Option Agreements.     Awards granted under our 2011 share incentive plan are evidenced by an option agreement that sets forth the terms, conditions and limitations for each grant, which may include the term of the award, the provisions applicable in the event that the grantee’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

Transfer Restrictions.     The right of a grantee in an award granted under our 2011 share incentive plan may not be transferred in any manner by the grantee other than by will or the laws of succession and, with limited exceptions, may be exercised during the lifetime of the grantee only by the grantee.

Option Exercise.     The term of options granted under the 2011 share incentive plan may not exceed 10 years from the date of grant. The consideration to be paid for our ordinary shares upon exercise of an option or purchase of ordinary shares underlying the option may include cash, check or other cash-equivalent, ordinary shares, consideration received by us in a cashless exercise, or any combination of the foregoing methods of payment.

Acceleration upon a Change of Control.     If a change of control of our company occurs, (i) the compensation committee may determine that any outstanding unexercisable, unvested or lapsable awards shall automatically be deemed exercisable, vested and not subject to lapse immediately prior to the event triggering the change of control and (ii) the compensation committee may cancel such awards for fair value, provide for the issuance of substitute awards or provide that for a period of at least 15 days prior to the event triggering the change of control, such options shall be exercisable and that upon the occurrence of the change of control, such options shall terminate and be of no further force and effect.

Termination and Amendment.     Unless terminated earlier, our share incentive plan will expire after 10 years. Our board of directors has the authority to amend or terminate our share incentive plan, subject to shareholder approval, to the extent necessary to comply with applicable laws. Shareholders’ approval is required for any amendment to the 2011 share incentive plan that (i) increases the number of ordinary shares available under the 2011 share incentive plan, or (ii) changes the maximum number of shares for which awards may be granted to any participant, or (iii) diminishes any of the rights of the participant under any award previously granted to such participant under the plan without such participant’s consent.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of the date of this prospectus with respect to the beneficial ownership of our ordinary shares, by:

•	each person known to us to own beneficially more than 5.0% of our ordinary shares; and

•	each of our directors and executive officers.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership for each of the persons listed below is determined by dividing (i) the number of ordinary shares beneficially owned by such person, including ordinary shares such person has the right to acquire within 60 days after the date of this prospectus, by (ii) the total number of ordinary shares outstanding plus the number of ordinary shares such person has the right to acquire within 60 days after the date of this prospectus. The total number of ordinary shares outstanding as of the date of this prospectus consists of 66,539,000 Class A ordinary shares and 262,197,451 Class B ordinary shares. The underwriters may choose to exercise the over-allotment option in full, in part or not at all.

	Shares Beneficially Owned
	Number	Percent
Directors and Executive Officers:
Man San Law(1)	54,933,854	16.6%
Qi Li(2)	30,753,168	9.2%
Jiepin Fu(3)	23,878,221	7.3%
Zhengming Pan(4)	2,400,000	0.7%
Lei Zheng	*	*
Zhaofu Tian	*	*
Punleung Liu	*	*
Jinping Ma	—	—
Jun Niu	—	—
Honghui Deng	—	—
Zhe Wei	—	—
Min Fan	—	—
Catherine Qin Zhang	—	—
Qian Sun	—	—
Yu Wei	—	—

Principal Shareholders:
Delite Limited(5)	29,008,836	8.8%
Brothers Union International Limited(6)	25,749,188	7.8%
Smart Mega Holdings Limited(7)	25,265,018	7.7%
Clear Treasure Groups Limited(3)	23,878,221	7.3%
Sequoia Capital 2010 CGF Holdco, Ltd.(8)	35,042,735	10.7%

*	Less than 1% of our outstanding ordinary shares.

(1)	represents (i) 29,008,836 Class B ordinary shares owned by Delite Limited, a BVI company with the address of P.O. Box 3321, Road Town, Tortola, British Virgin Islands, which shares are held in irrevocable discretionary family trusts established by Mr. Law, (ii) 330,000 Class A ordinary shares issuable upon the exercise of options within 60 days of the date of this prospectus granted to Mr. Law under our 2011 Share Incentive Plan, and (iii) 25,265,018 Class B ordinary shares owned by Smart Mega Holding Limited, a BVI company with the address of P.O. Box 957, Offshore, which shares are held in irrevocable discretionary family trusts established by Ms. Ping Yuan, wife of Mr. Law. Mr. Law, by virtue of the relationship described above, may be deemed to beneficially own such 25,265,018 Class B ordinary shares.

(2)	represents (i) 25,749,188 Class B ordinary shares owned by Brothers Union International Limited, a BVI company wholly and beneficially owned by Mr. Li, and (ii) 5,003,980 Class A ordinary shares issuable upon the exercise of options within 60 days of the date of this prospectus granted to Mr. Li under our 2011 Share Incentive Plan.

(3)	represents 23,878,221 Class B ordinary shares owned by Clear Treasure Group Limited, a BVI company wholly owned by Mr. Fu, with the address of P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands. Mr. Fu, by virtue of his sole ownership of Clear Treasure Group Limited, may be deemed to beneficially own such 23,878,221 Class B ordinary shares.

(4)	represents 2,400,000 Class B ordinary shares owned by Ace Chance Global Limited, a BVI company wholly and beneficially owned by Mr. Pan, with the address of P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands. Mr. Pan, by virtue of his sole ownership of Ace Chance Global Limited, may be deemed to beneficially own such 2,400,000 Class B ordinary shares.

(5)	represents 29,008,836 Class B ordinary shares owned by Delite Limited, a BVI company with the address of P.O. Box 3321, Road Town, Tortola, British Virgin Islands. Delite Limited is wholly owned by Jackpot International Ltd, a Cayman Islands company which is wholly owned by The Jackpot Trust, a revocable discretionary trust established by Mr. Law with Mr. Law as settlor and Mr. Law and his family members as beneficiaries, which include Ms. Ping Yuan, wife of Mr. Law, Ms. Yuhan Law, daughter of Mr. Law, Mr. Lin Law, father of Mr. Law, and Ms. Ruihua Hu, mother of Mr. Law. The 29,008,836 Class B ordinary shares are held by Merrill Lynch Bank and Trust Company (Cayman) Limited as trustee of The Jackpot Trust.

(6)	represents 25,749,188 Class B ordinary shares owned by Brothers Union International Limited, a BVI company wholly and beneficially owned by our director, Qi Li. The address of Brothers Union International Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(7)	represents 25,265,018 Class B ordinary shares owned by Smart Mega Holdings Limited, a BVI company with the address of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. Smart Mega Holdings Limited is wholly owned by Vibrant Jade Ltd., a Cayman Islands company which is wholly owned by The Vibrant Jade Trust, a revocable discretionary trust established by Ms. Ping Yuan, wife of Mr. Law, with Ms. Yuan as settlor and Mr. Law and Ms. Yuhan Law, daughter of Ms. Ping Yuan, as beneficiaries. The 25,265,018 Class B ordinary shares are held by Merrill Lynch Bank and Trust Company (Cayman) Limited as trustee of The Vibrant Jade Trust.

(8)	represent 35,042,735 Class B ordinary shares owned by Sequoia Capital 2010 CGF Holdco, Ltd. Sequoia Capital 2010 CGF Holdco, Ltd. is wholly owned by Sequoia Capital China Growth 2010 Fund, L.P., Sequoia Capital China Growth 2010 Partners Fund, L.P. and Sequoia Capital China Growth 2010 Principals Fund, L.P. (collectively “SCC 2010 Growth Funds”). The SCC 2010 Growth Funds’ general partner is SC China Growth 2010 Management, L.P. The general partner of SC China Growth 2010 Management, L.P. is SC China Holding Limited, a company incorporated in the Cayman Islands. SC China Holding Limited is wholly owned by SNP China Enterprises Limited, a company wholly owned by Mr. Neil Nanpeng Shen. Mr. Neil Nanpeng Shen has the power to direct Sequoia Capital 2010 CGF Holdco, Ltd. as to the voting and disposition of shares directly or indirectly held by Sequoia Capital 2010 CGF Holdco, Ltd. Mr. Shen disclaims beneficial ownership of the shares held by Sequoia Capital 2010 CGF Holdco, Ltd., except to the extent of his pecuniary interest therein. The registered address of Sequoia Capital 2010 CGF Holdco, Ltd. is Cricket Square, Hutchins Drive, PO box 2681, Grand Cayman, KY1-1111, Cayman Islands.

The business address of our directors and executive officers is 500.com Building, Shenxianling Sports Center, Longgang District, Shenzhen, 518057, People’s Republic of China.

As of the date of this prospectus, we are not aware of any of our shareholders being a resident in the United States or affiliated with a registered broker-dealer or being in the business of underwriting securities.

Our shareholders prior to our initial public offering hold our Class B ordinary shares and may choose to convert their Class B ordinary shares into the same number of Class A ordinary shares at any time. See “Description of Share Capital” for a more detailed description of our Class A ordinary shares and Class B ordinary shares.

For details of our equity compensation plan, see “Management—Share Incentive Plan.”

History of Recent Security Issuances

The following is a summary of our securities issuances during the past three years.

Our current holding company, 500.com Limited, was incorporated in the Cayman Islands in April 2007 by Delite Limited, a BVI company owned by Man San Law. In September 2007, we issued 1,200,000 series A preferred shares to certain independent investors including Yuzhen Fu, Xianzhen Liu and Jinxia Chen. We also issued an aggregate of 1,513,768 series B preferred shares to entities including SIG China Investment One, Ltd., IDG-ACCEL China Growth Fund L.P., IDG-ACCEL China Growth Fund-A L.P. and IDG-ACCEL China Investors L.P., and issued 692,305 series B-1 preferred shares to TSE Holdings Limited in September 2007.

In February 2010, all series A preferred shares held by Yuzhen Fu, Xianzhen Liu and Jinxia Chen were transferred to Brothers Union Investment Holdings Limited, a Cayman Islands company owned at the time of the transfer by He Li and Xue Li who are brother and sister of Qi Li, and such transferred shares are converted to ordinary shares upon the transfer.

In March 2010, we redeemed all series B preferred shares and series B-1 preferred shares owned by SIG China Investment One, Ltd., IDG-ACCEL China Growth Fund L.P., IDG-ACCEL China Growth Fund-A L.P., IDG-ACCEL China Investors L.P., and TSE Holdings Limited, and cancelled the registrations of such shares. In March 2010, we issued 607,285 Class B ordinary shares to Coherent Pioneer Enterprises Limited, 607,285 ordinary shares to Dai Fan, 262,761 ordinary shares to Brother Union Investment Holding Limited and 728,742 ordinary shares to HWL Partners Limited.

In April 2012, we redeemed 11,250,000, 6,000,000 and 2,000,000 Ordinary Shares from IDG, Delite Limited and Nanpeng Shen, respectively. In April 2012, we issued 9,250,000 and 8,000,000 ordinary shares to Dragon Global International Ltd. and WinWin Solution Enterprise Ltd., respectively.

On October 21, 2013, pursuant to a convertible note purchase agreement, we issued a convertible note due on June 30, 2014 in the aggregate principal amount of $20 million to Sequoia. The convertible note bears interest at 10% per annum, or 13% per annum upon an event of default, in both cases uncompounded and computed on the basis of the actual number of days elapsed. The convertible note was automatically converted into 19,230,769 Class B ordinary shares upon completion of our initial public offering. In connection with the conversion, the convertible note was deemed interest free between the date of issuance and the date of conversion.

After completion of our initial public offering and in connection with the issuance and automatic conversion of the convertible note, we recognized the interest expense of the convertible note and the change in the fair value of the embedded derivative relating to the convertible note in the aggregate amount of US$5 million through the consolidated statements of comprehensive income for the year ended December 31, 2013.

On October 22, 2013, we issued 660,000 and 2,000,000 ordinary shares to Delite Limited and Ace Chance Global Limited, respectively, at the purchase price of US$0.20 per share, upon receipt of the exercise notices from Mr. Man San Law and Mr. Zhengming Pan of their vested options granted to them under our 2011 share incentive plan.

On November 22, 2013, our ADSs began trading on the New York Stock Exchange under the ticker symbol “WBAI.” We issued and sold a total of 6,653,900 ADSs, representing 66,539,000 Class A ordinary shares, at an initial offering price of US$13.00 per ADS.

Concurrently with our initial public offering on November 22, 2013, we issued to Sequoia 11,538,462 Class B ordinary shares in a private placement, at the public offering price of US13.00 per ADS, adjusted to reflect our ADS-to-ordinary share ratio, for a total purchase price of US$15 million.

RELATED PARTY TRANSACTIONS

Contractual Arrangements with Our Consolidated Affiliated Entities and Their Shareholders

Due to certain restrictions under PRC law on foreign ownership of businesses engaged in the Internet and lottery business, we conduct our operations in China principally through contractual arrangements among our wholly owned PRC subsidiary, E-Sun Sky Computer, our consolidated affiliated entities in China and their shareholders. For a description of these contractual arrangements, see “Our History and Corporate Structure.”

Non-Interest Bearing Borrowings from Related Parties

Historically, we extended loans to certain directors and entities controlled by certain directors, executive officers and a principal shareholder of our company. As of December 31, 2011, 2012 and 2013, the total outstanding balance due from these related parties was RMB102.6 million, RMB188.2 million and nil, respectively, which were due on demand, interest free and uncollateralized. Such loans were repaid in full as of November 22, 2013.

We made a due on demand, interest free and uncollateralized loan to Shenzhen Bozhi Consulting Co., Ltd., an entity controlled by our chief executive officer and chairman of our board of directors, Man San Law, the largest amount outstanding was RMB192.6 million (US$31.8 million) during the period from 2009 to 2013. Such loan was repaid in full as of November 22, 2013.

We made a due on demand, interest free and uncollateralized loan to Delite Limited, an entity controlled by our chief executive officer and chairman of our board of directors, Man San Law, with the largest amount outstanding of RMB976,000 (US$161,224) during the period from 2009 to 2013. Such loan was repaid in full as of November 22, 2013.

We receive a due on demand, interest free and uncollateralized loan from Mr. Man San Law, with the largest aggregate balance of RMB1.1 million as of December 31, 2010. We repaid the loan in full in March 2011.

We received a due on demand, interest free and uncollateralized loan from Delite Limited, with the largest aggregate balance of RMB8.4 million (US$1.4 million) as of September 30, 2013. Such loan was repaid in full as of November 22, 2013.

We have settled all outstanding amounts of loans extended to and borrowed from related parties and we do not plan to enter into similar transactions with related parties in the future.

Employment Agreements

See “Management—Employment Agreements.”

Share Options

See “Management—Share Incentive Plan.”

DESCRIPTION OF THE NOTES

We will issue the notes under an indenture to be dated as of             , 2014, (the “indenture”), between us and Deutsche Bank Trust Company Americas, as trustee. The terms of the notes include those expressly set forth in the notes and the indenture and those made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. You may request a copy of the indenture (which includes a form of note) from us as set forth under the heading “Where You Can Find More Information.” We urge you to read the indenture (including the form of note) because it, and not this description, defines your rights as a holder of the notes.

For information about our ADSs issuable upon conversion of the notes, see “Description of American Depositary Shares” and “Description of Share Capital” in this prospectus.

For purposes of this description, references to:

•	the “we,” “our” and “us” refer only to 500.com Limited, and not to its subsidiaries or consolidated affiliated entities;

•

“consolidated affiliated entities” of any person refer to any corporation, association or other entity which is or is required to be consolidated with such person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles;

•	“open of business” means 9:00 a.m., New York City time;

•	“close of business” means 5:00 p.m., New York City time; and

•

“business day” means with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in the Cayman Islands, Hong Kong or Beijing are, or the Federal Reserve Bank of New York is, authorized or obligated by law or executive order to close or be closed.

Unless otherwise explicitly stated, all references to interest in this “Description of the Notes” include additional interest, if any, payable at our election as the sole remedy during certain periods for an event of default relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

General

The notes:

•	will be:

•	our general senior unsecured obligations;

•	equal in right of payment with all of our other senior unsecured indebtedness;

•	senior in right of payment to all indebtedness that is contractually subordinated to the notes;

•	structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and our consolidated affiliated entities; and

•	effectively subordinated to all of our future secured indebtedness to the extent of the value of collateral securing such indebtedness;

•	will initially be limited to an aggregate principal amount of $ (or $ if the underwriters exercise their option to purchase additional notes in full);

•	will mature on , unless earlier converted, redeemed or repurchased;

•	will bear interest at a rate of % per year, payable semi-annually in arrears in cash on and of each year, beginning on , 2014;

•

will be redeemable by us upon the occurrence of certain tax-related events as described under “—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction” at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but not including, the redemption date;

•

will be subject to repurchase for cash by us at the option of the holders on              and following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), in each case, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but not including, the              repurchase date (as defined below) or the fundamental change repurchase date (as defined below), as the case may be;

•	will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•

will initially be represented by one or more registered notes in global form in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”), but in certain limited circumstances described under the heading “—Global Notes, Book-Entry Form” below may be represented by notes in definitive form.

The notes may be converted at any time prior to the close of business on the second business day prior to maturity into our American Depositary Shares (“ADSs”), each representing as of the date of this prospectus ten Class A ordinary shares of 500.com Limited, par value $0.00005 per share (the “Class A ordinary shares” and, together with the Class B ordinary shares of 500.com Limited, the “ordinary shares”), at an initial conversion rate of              ADSs per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per ADS). The conversion rate is subject to adjustment if certain events described below occur. You will not receive any separate cash payment for interest accrued and unpaid to the conversion date (as defined below), except under the limited circumstances described below.

We are a holding company with no material operations of our own. We conduct our operations primarily through our wholly owned subsidiaries and our consolidated affiliated entities. As a result, we rely upon distributions and advances from our subsidiaries in order to help us meet our payment obligations under the notes and our other obligations. Our subsidiaries are distinct legal entities and do not have any obligation (legal or otherwise) to provide us with distributions or advances. We may face tax or other adverse consequences as a result of obtaining, or legal limitations on our ability to obtain, funds from our subsidiaries. The notes will not be guaranteed by any of our subsidiaries or consolidated affiliated entities. Consequently, our subsidiaries will have no obligation to pay any amounts due on our debt securities, including the notes, or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the notes will be effectively subordinated to all liabilities of our subsidiaries and our consolidated affiliated entities, including trade payables, and to any future preferred stock of our subsidiaries, to the extent of its liquidation preference.

Our rights and the rights of our creditors, including holders of the notes, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the existing and future claims of those subsidiaries’ creditors. We cannot assure you that the agreements governing future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to satisfy our obligations under the indenture and the notes. In particular, there can be no assurance that sufficient funds will be available at the time of any fundamental change or on the              repurchase date to make any required repurchases, as described below. See “Risk Factors—Risks Related to the Notes and this Offering—We may be unable to repurchase the notes upon a fundamental change or on the              repurchase date.”

Neither we nor our subsidiaries are prohibited by the indenture from incurring additional debt or other liabilities. In addition, the indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. See “Risk Factors—Risks Related to the Notes and this Offering—The Notes are not protected by restrictive covenants.”

The registered holder of a note will be treated as the owner of it for all purposes. We use the term “note” in this prospectus to refer to each $1,000 principal amount of notes.

We do not intend to list the notes on a national securities exchange or to arrange for the notes to be quoted on any automated interdealer quotation system.

Additional Notes

We may, from time to time, without notice to, or the consent of, the holders of the notes, issue additional notes under the indenture with the same terms as the notes offered hereby (except for any differences in the issue price, issue date and interest accrued, if any) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes and securities laws, such additional notes will have a separate CUSIP number from the notes initially offered hereby. The notes offered by this prospectus and any such additional notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture. No additional notes may be issued if any event of default has occurred and is continuing with respect to the notes.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to repurchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Repurchase of Notes by Us at Option of Holder,” and we may, at our option, elect to redeem the notes as described under “—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction.”

We (whether ourselves or through our subsidiaries or consolidated affiliated entities) may, to the extent permitted by law, at any time and from time to time, directly or indirectly, purchase the notes in the open market, by tender offer or exchange offer, pursuant to negotiated transactions or otherwise without prior notice to holders. Any notes repurchased by us may, at our option, be surrendered to the trustee for cancellation, but may not be reissued or resold by us. Any notes surrendered for cancellation will be promptly cancelled and will no longer be considered “outstanding” under the indenture. We may also enter into cash settled swaps or other derivatives with respect to the notes.

Payments on the Notes; Paying Agent and Registrar

Through our paying agent, we will pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes. If notes are issued in certificated form in the future, we will pay the principal of, and interest on, those certificated notes at the office or agency designated by us in the Borough of Manhattan in New York City.

We have initially designated Deutsche Bank Trust Company Americas as our paying agent, transfer agent, conversion agent and registrar and certificated notes may be presented for payment or for registration of transfer at the specified office of such paying agent at DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of such notes and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by a holder to the paying agent not later than the relevant record date or by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

If we maintain an additional paying agent in a European Union member state, we will ensure that we maintain such paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive (so long as there is such a member state).

Transfer and Exchange

A holder of certificated notes may transfer or exchange notes at the office of the trustee in accordance with the indenture. The registrar, the trustee or the transfer agent may require a holder, among other things, to offer indemnity and/or security satisfactory to it and to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the registrar, the trustee or the transfer agent for any registration of transfer or exchange of notes, but we, the registrar, the trustee or the transfer agent may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion, redemption or repurchase.

A holder of beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See “—Global Notes; Book-Entry Form.”

Ranking

The notes will be our general senior unsecured obligations, ranking equally in right of payment with all of our future senior unsecured indebtedness, and senior in right of payment to any of our future indebtedness that is expressly subordinated to the notes. The notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the collateral securing those obligations and structurally subordinated to the existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and of our consolidated affiliated entities. As of December 31, 2013, our total consolidated indebtedness was RMB12.8 million (US$2.1 million), all of which was indebtedness of our subsidiaries and consolidated affiliated entities.

Interest

The notes will bear cash interest at a rate of             % per year from the date of original issuance, expected to be             , 2014, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on              and              of each year, beginning on             , 2014. Interest will be paid to the person in whose name a note is registered at the close of business on              or             , as the case may be (each, a “regular record date”), immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any earlier fundamental change repurchase date or redemption date or the              repurchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

Additional Amounts

All payments and deliveries made by, or on behalf of, us or any successor to us under or with respect to the notes, including, but not limited to, payments of principal (including the fundamental change repurchase price (as

defined below), if applicable, the              repurchase price (as defined below), if applicable, and the redemption price, if applicable), payments of interest and deliveries of ADSs (together with payments of cash for any fractional ADS, if applicable) upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which we or any successor are, or are deemed to be, organized or otherwise resident or doing business for tax purposes or from or through which payment is made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “relevant taxing jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we will pay to the holder of each note such additional amounts (“additional amounts”) as may be necessary to ensure that the net amount received by the holder after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such holder had no such withholding or deduction been required; provided that no additional amounts will be payable:

(1)	for or on account of:

(a)	any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(i)	the existence of any present or former connection between the relevant holder or beneficial owner of such note and the relevant taxing jurisdiction, other than merely holding such note or the receipt of payments or the enforcement of rights thereunder, including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of such relevant taxing jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii)	the presentation of such note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the fundamental change repurchase price, if applicable, the repurchase price, if applicable, and the redemption price, if applicable) and interest on, such note or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the holder would have been entitled to additional amounts had such note been presented for payment on the last day of such 30-day period); or

(iii)	the failure of the holder or beneficial owner to comply with a timely request from us or any successor, addressed to the holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the relevant taxing jurisdiction, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the relevant taxing jurisdiction to reduce or eliminate any withholding or deduction as to which additional amounts would have otherwise been payable to such holder or beneficial owner;

(b)	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(c)	any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the notes;

(d)	any withholding or deduction that is imposed or levied on a payment pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the

ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(e)	any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(f)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b), (c), (d) or (e); or

(2)	with respect to any payment of the principal of (including the fundamental change repurchase price, if applicable, the repurchase price, if applicable, and the redemption price, if applicable) and interest on, such note to a holder, or delivery of ADSs (together with payment for cash for any fractional ADS) upon conversion of such note to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the relevant taxing jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof.

In addition to the foregoing, we will also pay and indemnify the holder for any present or future stamp, issue, registration, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including related penalties, interest and additions to tax) which are levied by any relevant taxing jurisdiction on the execution, delivery, registration or enforcement of any of the notes, the indenture or any other document or instrument referred to therein.

If we are or become obligated to pay additional amounts with respect to any payment under or with respect to the notes, we will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay additional amounts arises after the 30th day prior to that payment date, in which case we will notify the trustee promptly thereafter) an officers’ certificate stating the fact that additional amounts will be payable and the amount estimated to be so payable. The officers’ certificate must also set forth any other information reasonably necessary to enable the paying agent to pay additional amounts to holders on the relevant payment date. The trustee shall be entitled to rely solely on such officers’ certificate as conclusive proof that such payments are necessary and the amount of such payments. We will provide the trustee with documentation evidencing the payment of additional amounts and the trustee will make such documentation available to the holders of the notes.

We will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. Upon request, we will provide to the trustee an official receipt or, if official receipts are not obtainable, other documentation satisfactory to the trustee evidencing the payment of any taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the holders of the notes.

Whenever there is mentioned in any context the delivery of ADSs (together with payments of cash for any fractional ADS) upon conversion of the notes or the payment of principal of (including the fundamental change repurchase price, if applicable, the              repurchase price, if applicable, and the redemption price, if applicable), and any interest on, any note or any amount payable with respect to such note, such mention shall be deemed to include payment of additional amounts provided for in the indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction

Other than as described in this section, the notes may not be redeemed by us at our option prior to maturity. If we have, or on the next interest payment date would, become obligated to pay to the holder of any note additional amounts that are more than a de minimis amount, as a result of:

•

any change or amendment that is announced or becomes effective on or after the date of this prospectus (or, in the case of a jurisdiction that becomes a relevant taxing jurisdiction after such date, after such later date) in the laws or any rules or regulations of a relevant taxing jurisdiction; or

•

any change on or after the date of this prospectus (or, in the case of a jurisdiction that becomes a relevant taxing jurisdiction after such date, after such later date) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);

(each, a “change in tax law”), we may, at our option, redeem all but not part of the notes (except in respect of certain holders that elect otherwise as described below) at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including the redemption date, including, for the avoidance of doubt, any additional amounts with respect to such redemption price; provided that we may only redeem the notes if:

•	we cannot avoid these obligations by taking commercially reasonable measures available to us; and

•

we deliver to the trustee an opinion of outside legal counsel of recognized standing in the relevant taxing jurisdiction and an officers’ certificate attesting to such change in tax law and obligation to pay additional amounts.

If the redemption date occurs after a regular record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, due on such interest payment date to the record holder of the notes on the regular record date corresponding to such interest payment date, and the redemption price payable to the holder who presents a note for redemption will be equal to 100% of the principal amount of such note, including, for the avoidance of doubt, any additional amounts with respect to such redemption price.

We will give holders of notes not less than 30 days’ nor more than 60 days’ notice prior to the redemption date. Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time. The redemption date must be a business day.

Upon receiving such notice of redemption, each holder will have the right to elect to not have its notes redeemed, in which case we will not be obligated to pay any additional amounts on any payment with respect to such notes solely as a result of such change in tax law that resulted in the obligation to pay such additional amounts (whether upon conversion, required repurchase in connection with a fundamental change or the              repurchase date, maturity or otherwise, and whether in ADSs, reference property or otherwise) after the redemption date (or, if we fail to pay the redemption price on the redemption date, such later date on which we pay the redemption price), and all future payments with respect to such notes will be subject to the deduction or withholding of such relevant taxing jurisdiction and taxes required by law to be deducted or withheld as a result of such change in tax law; provided that, notwithstanding the foregoing, if a holder electing not to have its notes redeemed converts its notes in connection with our election to redeem the notes in respect of such change in tax law as described under “—Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws,” we will be obligated to pay additional amounts, if any, with respect to such conversion.

A holder electing to not have its notes redeemed must deliver to the paying agent a written notice of election so as to be received by the paying agent prior to the close of business on the second business day immediately preceding the redemption date; provided that, a holder that complies with the requirements for conversion described under “—Conversion Rights—Conversion Procedures” will be deemed to have delivered a notice of its election to not have its notes so redeemed. A holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the redemption date (or, if we fail to pay the redemption price on the redemption date, such later date on which we pay the redemption price). If no election is made or deemed to have been made, the holder will have its notes redeemed without any further action.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Conversion Rights

General

Holders may convert their notes, in whole or in part, into our ADSs at an initial conversion rate of              ADSs per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $             per ADS, at any time prior to the close of business on the second business day immediately preceding             . As of the date of this prospectus, each ADS represents ten Class A shares. See “Description of Share Capital” and “Description of American Depositary Shares” in this prospectus.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and the applicable conversion rate will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the notes converted are $1,000 principal amount or an integral multiple of $1,000 in excess thereof.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, except as described below. Our delivery of ADSs upon conversion, as described below under “—Settlement upon Conversion,” will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest on the note to, but not including, the conversion date.

As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the immediately preceding paragraph, if notes are surrendered for conversion after the close of business on any regular record date and prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from and after the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted (regardless of whether the converting holder was the holder of record on the corresponding regular record date), except that no such payment need be made:

•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the corresponding interest payment date;

•	if the repurchase date is after a regular record date and on or prior to the corresponding interest payment date;

•	if we have specified a redemption date that is after a regular record date and on or prior to the corresponding interest payment date;

•	to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such notes; or

•	in respect of any conversions that occur after the regular record date immediately preceding the maturity date.

For the avoidance of doubt, all holders on the regular record date immediately preceding the maturity date will receive and retain the full interest payment due on the maturity date regardless of whether their notes are converted following such regular record date.

Upon conversion, we will deliver our ADSs as described under “—Settlement upon Conversion” below. We will not deliver fractional ADSs upon conversion of notes. Instead, we will pay cash in lieu of fractional ADSs as described under “—Settlement Upon Conversion.”

If our ADS facility maintained with the depositary is terminated for any reason but our Class A ordinary shares are then listed for trading on a U.S. national securities exchange, all references to “our ADSs” will be deemed to refer to “our Class A ordinary shares” and all references to the “last reported sale price of our ADSs” will be deemed to refer to the “last reported sale price of our Class A ordinary shares” and other appropriate adjustments will be made to reflect such change.

If a holder converts notes, no service charge will be imposed by us and we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any of our ADSs upon the conversion, but we, the trustee or the conversion agent may require the holder to pay a sum sufficient to cover any such tax that is due because the holder requests any ADSs to be issued in a name other than the holder’s name.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must:

•	comply with DTC’s procedures for converting a beneficial interest in a global note;

•	if required, pay funds equal to interest payable on the next interest payment date as described above;

•	pay any transfer or similar taxes or duties for which you are responsible as described above; and

•	pay the applicable fees and expenses of the depositary for the issuance of the ADSs as described in the deposit agreement.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, furnish written acknowledgements, certifications and agreements in connection with the issuance of the ADSs by the depositary upon deposit of our Class A ordinary shares;

•	if required, pay funds equal to interest payable on the next interest payment date as described above;

•	pay any transfer or similar taxes or duties for which you are responsible as described above; and

•	pay the applicable fees and expenses of the depositary for the issuance of the ADSs pursuant to the deposit agreement.

The date you comply with these requirements is the “conversion date” under the indenture. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date and the converting holder will be treated as a holder of record of our ADSs issuable upon conversion as of the close of business on the conversion date.

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or “—Repurchase by Us at Option of Holder” with respect to a note, such holder may not surrender that note for conversion until the holder has withdrawn the applicable repurchase notice in accordance with the indenture. If we have designated a redemption date as described under “—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction,” a holder that complies with the requirements for conversion described above will be deemed to have delivered a notice of its election to not have its notes so redeemed.

Settlement upon Conversion

Upon conversion, we will deliver to the holder of the notes a number of our ADSs equal to (i)(x) the aggregate principal amount of notes to be converted divided by (y) $1,000, multiplied by (ii) the applicable conversion rate on the relevant conversion date. We will deliver our ADSs due in respect of any conversion to the holder of the notes on the third business day immediately following the relevant conversion date.

Notwithstanding the foregoing, we will deliver cash in lieu of any fractional ADSs deliverable upon conversion based on the last reported sale price of our ADSs on the relevant conversion date (or, if such conversion date is not on a trading day, the next following trading day). We will determine the number of fractional ADSs for which cash will be delivered by aggregating all of the notes that you have surrendered for conversion, rather than by delivering cash in lieu of fractional ADSs for each individual note.

For purposes of the indenture:

“Trading day” means a day during which trading in our ADSs generally occurs on The New York Stock Exchange or, if our ADSs are not then listed on The New York Stock Exchange, on the other principal U.S. national or regional securities exchange or market on which our ADSs are listed or admitted for trading or, if our ADSs are not listed or admitted for trading on any U.S. national or regional securities exchange or market, a business day.

The “last reported sale price” on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and average asked prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our ADSs are listed for trading. If our ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the average of the last quoted bid and ask prices for our ADSs in the over-the-counter market on the relevant date as reported by the OTC Markets Group Inc. or similar organization. If our ADSs are not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

In accordance with the deposit agreement, dated as of November 21, 2013, among 500.com Limited, Deutsche Bank Trust Company Americas, as depositary, and the owners and beneficial owners of our ADSs, we will undertake to deliver to the custodian thereunder such Class A ordinary shares required for the issuance of the ADSs by the depositary upon conversion of the notes, plus written delivery instructions (if requested by the depositary or the custodian) for such ADSs and any other information or documentation reasonably required by the depositary or the custodian in connection with each deposit of Class A ordinary shares and issuance and delivery of ADSs. The delivery of ADSs by the depositary to holders upon conversion of their notes or their designated transferees will be governed by the terms of the deposit agreement.

We expect that any newly issued ADSs will be accepted into the book-entry system maintained by the DTC, and no person receiving ADSs shall receive or be entitled to receive physical delivery of ADSs, except in the limited circumstances set forth in the deposit agreement.

Conversion Rate Adjustments

As of the date of this prospectus, each ADS represents ten Class A ordinary shares. If the number of our Class A ordinary shares represented by ADSs is changed, we will make appropriate adjustments to the conversion rate such that the number of Class A ordinary shares represented by ADSs upon which conversion of the notes is based remains the same.

Notwithstanding the adjustment provisions described below, if we distribute to all or substantially all holders of our ordinary shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of ours (but excluding expiring rights (as defined below)) and, in lieu of a corresponding distribution to holders of our ADSs, our ADSs will instead represent, in addition to our Class A ordinary shares, such cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of ours, then a conversion rate adjustment described below will not be made unless and until a corresponding distribution (if any) is made to holders of our ADSs, in which case such conversion rate adjustment will be based on the distribution made to the holders of our ADSs and not on the distribution made to the holders of our ordinary shares. However, in the event that we issue or distribute to all or substantially all holders of our ordinary shares any expiring rights, notwithstanding the immediately preceding sentence, we will adjust the conversion rate pursuant to the provisions set forth under clause (2) below (in the case of expiring rights entitling holders of our ordinary shares for a period of not more than 60 days after the announcement date of such issuance to subscribe for or purchase our ordinary shares or ADSs) or clause (3) below (in the case of all other expiring rights). “Expiring rights” means any rights, options or warrants to purchase our ordinary shares or ADSs that expire on or prior to the maturity date of the notes.

For the avoidance of doubt, if any event described in clause (1) through (5) below results in a change to the number of our Class A ordinary shares represented by our ADSs, then such a change will be deemed to satisfy our obligation to adjust the conversion rate on account of such event to the extent, but only to the extent, that such change produces the same economic effect as the relevant conversion rate adjustment would have produced in the absence of the change to the number of Class A ordinary shares represented by the ADSs.

In the event holders of our Class A ordinary shares and Class B ordinary shares are no longer afforded the same rights and protections (including rights to dividends and distributions, but other than the special voting and conversion rights attached to our Class B ordinary shares as described in this prospectus), references to “our ordinary shares” in the adjustment provisions described in this subsection “—Conversion Rate Adjustments” shall mean “our Class A ordinary shares.”

Subject to the foregoing, the conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes may participate as a result of holding the notes, and at the same time and upon the same terms as holders of our ADSs participate in any of the transactions described below without having to convert their notes as if such holders of the notes held a number of our ADSs equal to the applicable conversion rate, multiplied by the principal amount of notes held by such holders divided by $1,000.

Adjustment Events.

(1) If we issue our ordinary shares as a dividend or distribution on our ordinary shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or combination, as the case may be;

CR1 = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution or immediately after the open of business on the effective date of such share split or combination, as the case may be;

OS0 = the number of our ordinary shares outstanding immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or combination, as the case may be; and

OS1 = the number of our ordinary shares that would be outstanding immediately after giving effect to such dividend or distribution or such share split or combination, as the case may be.

Any adjustment made pursuant to this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution or immediately after the open of business on the date on which such share split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not paid or made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to the conversion rate that would be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all or substantially all holders of our ordinary shares (directly or in the form of ADSs) any rights, options or warrants entitling them for a period of not more than 60 days after the date of such distribution to subscribe for or purchase our ordinary shares (directly or in the form of ADSs) at a price per ordinary share less than the average of the last reported sale prices of our ADSs divided by the number of Class A ordinary shares then represented by each ADS over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the first public announcement of such distribution, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0+X
OS0+Y

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 = the conversion rate in effect immediately after the close of business on the record date for such distribution;

OS0 = the number of our ordinary shares outstanding immediately prior to the close of business on the record date for such distribution;

X = the total number of our ordinary shares issuable pursuant to such rights, options or warrants or, in the case of any rights, options or warrants entitling holders thereof to subscribe for or purchase our ADSs, the total number of Class A ordinary shares represented by the total number of our ADSs issuable pursuant to such rights, options or warrants; and

Y = the number of our ordinary shares equal to the aggregate exercise or conversion price payable to exercise such rights, options or warrants divided by the quotient of (a) the average of the last reported sale prices of our ADSs over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the first public announcement of such distribution, divided by (b) the number of Class A ordinary shares then represented by one ADS.

Any increase in the conversion rate made pursuant to this clause (2) shall become effective immediately after the close of business on the record date for such distribution.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holder to subscribe for or purchase our ordinary shares (directly or in the form of ADSs) at a price per ordinary share that is less than such average of the last reported sale prices of our ADSs divided by the number of Class A ordinary shares then represented by one ADS, and in determining such aggregate price payable for such ordinary shares (directly or in the form of ADSs), there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by our board or directors or a committee thereof.

In the event such right, option or warrant described in this clause (2) are not so distributed, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announce its decision not to distribute such rights, options or warrants, to the conversion rate that would then be in effect if such distribution had not been declared. If any right, option or warrant described in this clause (2) is not exercised prior to the expiration thereof or ordinary shares or ADSs are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights or warrants, the conversion rate shall be readjusted to the conversion rate that would have been in effect had the adjustment made upon the distribution of such rights, options or warrants been made on the basis of the delivery of only the number of ordinary shares or ADSs actually delivered.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours (subject to the exclusions below, the “distributed property”) to all or substantially all holders of our ordinary shares (directly or in the form of ADSs), excluding:

•	dividends or distributions referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash referred to in clause (4) below; and

•	spin-offs described below in this clause (3);

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 = the conversion rate in effect immediately after the close of business on the record date for such distribution;

SP0 = (x) the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution, divided by (y) the number of Class A ordinary shares then represented by one ADS; and

FMV = the fair market value, as determined by our board of directors or a committee thereof, of the distributed property with respect to each outstanding ordinary share on the ex-dividend date for such distribution.

Any increase made pursuant to the foregoing paragraph of this clause (3) shall become effective immediately after the close of business on the record date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as the holders of our ADSs, the amount and kind of distributed property that such holder would have received had such holder owned a number of our ADSs equal to the conversion rate in effect on the record date for the distribution. However, the depositary will not make such distribution to a holder of the ADSs if it determines in its discretion that such distribution is not practicable with respect to such holder of ADSs. In addition, in the case of a distribution of rights to purchase additional ordinary shares or other rights, the depositary will not make such distribution unless we provide satisfactory evidence that the depositary may lawfully distribute such rights. If the depositary determines it is not practicable to distribute such rights or we do not furnish such evidence, the depositary may (1) sell such rights, if practicable, and distribute the net proceeds as cash or (2) allow such rights to lapse, in which case holders of ADSs will receive nothing. In the case of a distribution of securities or property other than cash, ordinary shares or rights, the depositary may either (1) distribute such securities or property in any manner it deems equitable and practicable, (2) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash or (3) hold the distributed property in which case the ADSs will also represent the distributed property.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our ordinary shares in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary, a consolidated affiliated entity or another business unit, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off) on a major U.S. or non-U.S. securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date of the spin-off;

CR1 = the conversion rate in effect immediately after the close of business on the record date of the spin-off;

FMV = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our ordinary shares (directly or in the form of ADSs) applicable to one ordinary share (determined by reference to the definition of “last reported sale price” as if references therein to our ADSs were to such capital stock or similar equity interest) over the 10 consecutive trading day period beginning on, and including, the effective date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our ADSs over the valuation period divided by the number of our Class A ordinary shares then represented by one ADS.

The increase in the conversion rate under the preceding paragraph will be determined on the last trading day of the valuation period but will be given effect immediately after the close of business on the record date of the spin-off; provided that, in respect of a conversion of a note during the valuation period, the reference in the above definition of “valuation period” to 10 consecutive trading days shall be deemed replaced with a reference to such lesser number of trading days as have elapsed from, and including, the effective date of such spin-off to, and including, the conversion date in determining the applicable conversion date.

If any dividend or distribution described in this clause (3) is declared but not paid or made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announce its decision not to pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4) If we pay any cash dividends or distributions to all or substantially all holders of our ordinary shares (directly or in the form of ADSs), the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 = the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution, divided by the number of Class A ordinary shares then represented by one ADS; and

C = the amount in cash per ordinary share we distribute to holders of our ordinary shares (directly or in the form of ADSs).

Any adjustment made pursuant to this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If any such dividend or distribution described in this clause (4) is declared but not paid or made, the conversion rate shall be readjusted, effective as of the date our board of directors publicly announce its decision not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0”(as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of our ADSs, the amount of cash that such holder would have received if such holder owned a number of our ADSs equal to the conversion rate on the record date for such cash dividend or distribution.

(5) If we or any of our subsidiaries or consolidated affiliated entities make a payment in respect of a tender offer or exchange offer for our ordinary shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per ordinary share exceeds the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period beginning on, and including, the trading day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, divided by the number of Class A ordinary shares then represented per one ADS, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
SP1 × OS0

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the trading day immediately following the date such tender or exchange offer expires;

CR1 = the conversion rate in effect immediately after the close of business on the trading day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by our board of directors or a committee thereof paid or payable for our ordinary shares or ADSs, as the case may be, purchased or exchanged in such tender or exchange offer;

OS0 = the number of our ordinary shares outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all our ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of our ordinary shares outstanding immediately after the time such tender or exchange offer expires (after giving effect to the purchase or exchange of all our ordinary shares or ADSs, as the case may be, accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 = the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period beginning on, and including, the trading day immediately following the date such tender or exchange offer expires, divided by the number of Class A ordinary shares then represented by one ADS.

The adjustment to the conversion rate under this clause (5) will be determined at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires but will be given effect immediately after the close of business on the date such tender or exchange offer expires; provided that if the conversion date occurs within the 9 consecutive trading day period beginning on, and including, the trading day immediately following the date such tender or exchange offer expires, each reference in this clause (5) with respect to 10 consecutive trading days shall be deemed replaced with a reference to such lesser number of trading days as have elapsed from, and including, the trading day immediately following the date such tender or exchange offer expires to, and including, the conversion date in determining the applicable conversion rate.

If we are obligated to purchase shares pursuant to any tender offer or exchange offer referred to in this clause (5), but we are ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected.

Limitation and Definitions: If the application of any of the foregoing formulas (other than in respect of a reverse share split or share combination) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

We will not take any action that would result in an adjustment to the conversion rate pursuant to the provisions described in this subsection “—Conversion Rate Adjustments” in such a manner as to result in the reduction of the conversion price to less than the par value of our ordinary shares.

“Ex-dividend date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us, the depositary for the ADSs or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Record date” means, with respect to any issuance, dividend or distribution to holders of our ordinary shares (directly or in the form of ADSs), the date fixed for determination of holders of our ordinary shares (directly or in the form of ADSs) entitled to receive such issuance, dividend or distribution (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Events that Will Not Result in Adjustments. Except as described herein, we will not adjust the conversion rate. Without limiting the foregoing, the applicable conversion rate will not be adjusted:

•

upon the issuance of Class A ordinary shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our Class A ordinary shares or ADSs under any plan;

•

upon the issuance of Class A ordinary shares or ADSs or options or rights to purchase or acquire our Class A ordinary shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries or consolidated affiliated entities;

•

upon the issuance of our Class A ordinary shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued, except as described below under “—Treatment of Rights”;

•

upon the issuance of our Class A ordinary shares or ADSs not described in the preceding bullets that is not expressly covered by a transaction described in “—Adjustment Events” above, regardless of the price at which such Class A ordinary shares or ADSs are issued;

•

upon the repurchase of our Class A ordinary shares or ADSs pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in “—Adjustment Events” above, including structured or derivative transactions;

•	upon the issuance of our Class A ordinary shares or ADSs upon conversion of our Class B ordinary shares pursuant to the terms of our amended and restated memorandum and articles of association;

•	for a change in the par value of our Class A ordinary shares; or

•	for accrued and unpaid interest, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of an ADS. No adjustment to the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate that we elect not to make and take them into account upon the earliest of (1) any conversion of notes and (2) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the conversion rate by at least 1%.

Treatment of Reference Property. In the event of:

•	any fundamental change described in clause (2) of the definition thereof;

•	any reclassification of our Class A ordinary shares (other than changes resulting from a subdivision or combination);

•	a consolidation, binding share exchange, recapitalization, merger, combination or other similar event involving us; or

•

a sale, conveyance, transfer, lease or other disposition to another person of all or substantially all of the consolidated property and assets of us and our subsidiaries and our consolidated affiliated entities, in which our ADSs would be converted into, or exchanged for, cash, securities or other property or combination thereof (each a “specified transaction”), we or the successor or purchasing corporation, as the case may be, will execute with the trustee a supplemental indenture providing that, at and after the effective time of the specified transaction, the right to convert each $1,000 principal amount of notes into ADSs will be changed into a right to convert such principal amount of note into the type and amount of cash, securities or other property or combination thereof (the “reference property”) that a holder of a number of ADSs equal to the conversion rate immediately prior to such specified transaction would have owned or been entitled to receive upon such specified transaction.

For purposes of the foregoing, the type and amount of consideration that a holder of our ADSs would have been entitled to in the case of any such transactions that cause our ADSs to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of shareholder election, will be deemed to be (i) if holders of the majority of our ADSs affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of our ADSs that affirmatively make such an election or (ii) if the holders of a majority of our ADSs do not affirmatively make such an election, the weighted average of the types and amount of consideration actually received by such non-electing holders. We will provide written notification to holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

The supplemental indenture will also provide for anti-dilution and other adjustments that are as near equivalent as practicable to the adjustments described under “—Conversion Rate Adjustments” above (it being understood that no such adjustment shall be required with respect to any portion of the reference property that does not consist of shares of common equity (however evidenced) or depositary receipts in respect thereof). If the property in respect to any such specified transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing company, as the case may be, in such specified transaction, such other company will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions to protect the interests of the holders.

We will agree in the indenture not to become a party to any of such specified transaction unless its terms are consistent with the foregoing.

Treatment of Rights. If we have a shareholder rights agreement or a rights plan in effect upon conversion of the notes into ADSs, holders of the notes will receive, in addition to ADSs received in connection with such conversion, the rights under the shareholder rights agreement or the rights plan, unless prior to such conversion, the rights have separated from our Class A ordinary shares (directly or in the form of ADSs), in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our Class A ordinary shares (directly or in the form of ADSs), the distributed property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a shareholder agreement or a rights plan that would allow you to receive upon conversion, in addition to any of our ADSs, the rights described therein with respect to such ADSs (unless such rights or warrants have separated from our Class A ordinary shares) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the conversion rate.

Voluntary Increases of Conversion Rate. In addition to the adjustments pursuant to clauses (1) through (5) above, to the extent permitted by law and rules of The New York Stock Exchange or any other securities exchange on which any of our securities are then listed, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest, which determination will be conclusive. We will notify the holders of the notes and the trustee of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect, and otherwise in accordance with law. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our Class A ordinary shares or ADSs or rights to purchase our Class A ordinary shares or ADSs in connection with a dividend or distribution of our Class A ordinary shares or ADSs (or rights to acquire our Class A ordinary shares or ADSs) or similar event.

Tax Effect. A holder of the notes or our Class A ordinary shares (directly or in the form of ADSs) may in some circumstances be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment to the conversion rate or a failure to adjust the conversion rate upon the occurrence of certain events. For instance, if the conversion rate is adjusted upon the distribution of cash dividends to holders of our Class A ordinary shares (directly or in the form of ADSs), holders of the notes may be deemed to receive a distribution or dividend. For a discussion of the U.S. federal income tax consequences of certain adjustments to the conversion rate or a failure to adjust the conversion rate upon the occurrence of certain events, see “Taxation—Material United States Federal Income Tax Considerations.”

Adjustment of Prices. Whenever any provision of the indenture requires us to calculate the last reported sale prices over a span of multiple days (including the “ADS price” for purposes of a make-whole fundamental change or a tax redemption), we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the record date or effective date of the event occurs, at any time during the period when the last reported sale prices are to be calculated.

Notice of Adjustment. Whenever the conversion rate is adjusted as described above, we will notify the trustee, the conversion agent and the paying agent of such conversion rate adjustment and file with the trustee, the conversion agent and the paying agent an officers’ certificate and the trustee, the conversion agent and the paying agent may conclusively rely on the accuracy of the conversion rate adjustment provided by us. Unless and until a responsible officer of the trustee shall have received such officers’ certificate, neither the trustee, the conversion agent nor the paying agent will be deemed to have knowledge of such conversion rate adjustment and may assume without inquiry that the last conversion rate of which it has been notified by us is still in effect. Promptly after providing such notice to the trustee, the conversion agent and the paying agent we will provide notice of such conversion rate adjustment and the date on which each adjustment becomes effective to all holders of the notes at their addresses shown in the register of the registrar within 5 business days of the date on which the conversion rate adjustment is made. We will also publicly announce the relevant information through a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time. Our failure to deliver such notice will not affect the legality or validity of any such conversion rate adjustment.

Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change

If you elect to convert your notes in connection with a make-whole fundamental change (as defined below), the conversion rate will be increased by a number of additional ADSs (the “additional ADSs”) as described below. A conversion shall be deemed to be in connection with a make-whole fundamental change if such conversion occurs on or after the make-whole reference date (as defined below) and prior to the close of business on the business day immediately preceding the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the first bullet under clause (2) of the definition thereof, the 35th trading day immediately following the make-whole reference date). We will notify holders and the trustee of the make-whole reference date and issue a press release on such date no later than five business days after such make-whole reference date.

A “make-whole fundamental change” means any transaction or event that constitutes a fundamental change under clause (1), (2) or (4) of the definition of fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below (in the case of any fundamental change described in clause (2) of the definition thereof, determined without regard to the proviso in such definition, but subject to the proviso immediately following clause (4) of the definition thereof).

The number of additional ADSs by which the conversion rate will be increased in the event of a make-whole fundamental change will be determined by reference to the table below, based on the date on which such make-whole fundamental change occurs or becomes effective (the “make-whole reference date”) and the price (the “ADS price”) paid (or deemed to be paid) per ADS in the make-whole fundamental change. If holders of our ADSs receive only cash consideration for their ADSs (in a single per ADS amount, other than with respect to appraisal and similar rights) in connection with a make-whole fundamental change, the ADS price will be the cash amount paid per ADS in such make-whole fundamental change. Otherwise, the ADS price will be the average of the last reported sale prices of our ADSs over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the applicable make-whole reference date.

The ADS prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted ADS prices will equal the ADS prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate immediately prior to the adjustment giving rise to the ADS price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional ADSs will be adjusted from time to time in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional ADSs by which the conversion rate per $1,000 principal amount of the notes will be increased for each ADS price and make-whole reference date set forth below:

ADS Price
Make-Whole Reference Date	$	$	$	$	$	$	$	$	$	$	$	$

The exact ADS prices and make-whole reference dates may not be set forth in the table above, in which case:

•

If the ADS price is between two ADS price amounts in the table or the make-whole reference date is between two dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS price amounts and the two make-whole reference dates, as applicable, based on a 365-day year.

•

If the ADS price is greater than $             per ADS, subject to adjustment from time to time in the same manner as the ADS prices set forth in the column headings of the table above, no additional ADSs will be added to the conversion rate.

•

If the ADS price is less than $             per ADS, subject to adjustment from time to time in the same manner as the ADS prices set forth in the column headings of the table above, no additional ADSs will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed              ADSs per $1,000 principal amount of notes, subject to adjustment from time to time in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws

If you elect to convert your notes in connection with our election to redeem the notes in respect of a change in tax law as described under “—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction,” the conversion rate will be increased by a number of additional ADSs as described below. We will settle conversions of notes as described above under “—Settlement upon Conversion” and, for the avoidance of doubt, pay additional amounts, if any, with respect to any such conversion.

A conversion shall be deemed to be in connection with our election to redeem the notes in respect of a change in tax law if such conversion occurs during the period from, and including, the date we provide the related notice of redemption to holders until the close of business on the business day immediately preceding the redemption date (or, if we fail to pay the redemption price, such later date on which we pay the redemption price).

Simultaneously with providing such notice of redemption, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

The number of additional ADSs by which the conversion rate will be increased in the event we elect to redeem the notes in respect of a change in tax law will be determined by reference to the table under “—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change,” based on the redemption reference date and the redemption reference price (each as defined below), but determined for purposes of this section as if (x) the holder had elected to convert its notes in connection with a make-whole fundamental change, (y) the applicable redemption reference date were the “make-whole reference date” and (z) the applicable redemption reference price were the “ADS price” (and subject, for the avoidance of doubt, to the two paragraphs immediately following such table).

“Redemption reference date” means, for any conversion in connection with our election to redeem the notes in respect of a change in tax law, the date 30 days prior to the applicable redemption date.

“Redemption reference price” means, for any conversion in connection with our election to redeem the notes in respect of a change in tax law, the average of the last reported sale prices of our ADSs over the ten consecutive trading day period ending on, and including, the applicable redemption reference date.

If we have designated a redemption date as described under “—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction,” a holder that complies with the requirements for conversion described under “—Conversion Rights—Conversion Procedures” will be deemed to have delivered and not withdrawn a notice of its election to not have its notes so redeemed.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below) occurs at any time, you will have the right, at your option, to require us to repurchase all of your notes, or any portion of the principal amount thereof that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof, on a date (the “fundamental change repurchase date”) of our choosing that is not less than 20 nor more than 35 days after the date of the fundamental change repurchase right notice (as defined below). The price we are required to pay (the “fundamental change repurchase price”) for such a repurchase will be an amount equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest to, but not including, the fundamental change repurchase date, unless such fundamental change repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record as of the close of business on the corresponding regular record date and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased. Any notes repurchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our ordinary shares (including Class A ordinary shares held in the form of ADSs) representing more than 50% of the voting power of all outstanding classes of our ordinary shares entitled to vote generally in the election of our directors;

(2)	(i) we merge or consolidate with or into any other person, another person merges with or into us and in connection therewith all or substantially all of our ordinary shares or ADSs are exchanged for or converted into cash, securities or other property, or we convey, sell, transfer or lease all or substantially all of the consolidated assets of us and our subsidiaries and consolidated affiliated entities, taken as a whole, in one transaction or a series of transactions, to another person other than one of our subsidiaries or (ii) we engage in any recapitalization, reclassification, binding share exchange or other transaction in which all or substantially all of our ordinary shares or ADSs are exchanged for or converted into cash, securities or other property; provided that:

•

a transaction described in clause (i) pursuant to which the holders of our ordinary shares (including Class A ordinary shares held in the form of ADSs) immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of our voting securities immediately prior to the transaction shall not be a fundamental change; and

•

any merger or consolidation pursuant to subsection (i) above or any transaction pursuant to subsection (ii) above, in either case, which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of our outstanding ordinary shares (including ordinary shares held in the form of ADSs) solely into common stock of the surviving entity or a direct or indirect parent of the surviving entity (provided that such parent owns, directly or indirectly, 100% of the equity of the surviving entity) shall not be a fundamental change;

(3)	we are liquidated or dissolved or holders of our ordinary shares approve any plan or proposal for our liquidation or dissolution; or

(4)	if none of our ADSs, our Class A ordinary shares represented by our ADSs, depositary receipts or shares of, or certificates representing, any common stock or equity interest into which the notes are convertible pursuant to the terms of the indenture, is listed for trading on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a fundamental change pursuant to clause (1) or clause (2) shall not be deemed to occur, in each case, if at least 90% of the consideration paid for our ADSs (excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of ordinary shares, depositary receipts or other certificates representing common equity interests traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the notes become convertible into the reference property as described under “—Conversion Rights—Conversion Rate Adjustments—Treatment of Reference Property” above.

The phrase “all or substantially all” as it is used in the definition of fundamental change will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. There is a substantial degree of uncertainty in interpreting this phrase. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, sale, transfer or lease of less than all of the consolidated assets of us and our subsidiaries and consolidated affiliated entities, taken as a whole, may be uncertain.

On or before the 20th calendar day after (i) in the case of a fundamental change pursuant to clause (1) of the definition thereof, the date we become aware that a fundamental change has occurred or become effective or (ii) in the case of any other fundamental change, the date on which the fundamental change occurs or becomes effective, we will notify all holders of the notes and the trustee and paying agent of the occurrence of the fundamental change and of the resulting repurchase right, if any (the “fundamental change repurchase right notice”). Such notice shall state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent;

•	the applicable conversion rate and any adjustments to the applicable conversion rate, including any additional ADSs;

•

that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the close of business on the second business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a duly completed written repurchase notice in the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your fundamental change repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 principal amount or an integral multiple of $1,000 in excess thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are held in global form, such delivery (and the related fundamental change repurchase notice) must comply with all applicable DTC procedures.

You may withdraw any fundamental change repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the fundamental change repurchase notice.

If the notes are held in global form, your notice must comply with all applicable DTC procedures.

In connection with any repurchase of the notes in connection with a fundamental change, we will:

•	comply with the applicable provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•	if required, file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes; and

•	otherwise comply with all applicable U.S. federal and state securities laws.

We will be required to repurchase the notes properly surrendered for purchase on the fundamental change repurchase date. If you have exercised your repurchase rights, you will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of your notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase to the paying agent and not validly withdrawn:

•	the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

•

all other rights of the holder will terminate (other than (x) the right to receive the fundamental change repurchase price and (y) if the fundamental change repurchase date falls after a regular record date but on or prior to the corresponding interest payment date, the right of the holder of record on such regular record date to receive on such interest payment date the accrued and unpaid interest to, but not including, such interest payment date).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of the management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See “Risk Factors—Risks Related to the Notes and this Offering—We may be unable to repurchase the notes upon a fundamental change or on the              repurchase date.” Our ability to repurchase the notes for cash on the fundamental change repurchase date may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and payments from our consolidated affiliated entities. Current and future agreements relating to any of our indebtedness and the indebtedness of our subsidiaries may contain restrictions or prohibitions on our ability to repurchase the notes. In the event a fundamental change occurs at a time when we are prohibited from repurchasing the notes, we could seek the consent of the applicable lenders under the debt agreements to purchase the notes or could attempt to refinance the borrowings that contain such prohibition or restriction. If we do not obtain such consent or refinance such indebtedness, we may remain prohibited or restricted from repurchasing the notes. In such case, our failure to repurchase the notes when required following a fundamental change would constitute a default under the indenture, which in turn may constitute an event of default under other agreements governing our indebtedness.

No notes may be repurchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Repurchase of Notes by Us at Option of Holder

On              (the “             repurchase date”), you will have the right, at your option, to require us to repurchase all of your notes, or any portion of the principal amount thereof that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof, at a price (the “             repurchase price”) equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest to, but not including, the              repurchase date; provided that such accrued and unpaid interest payable on such interest payment date will be paid not to the holder submitting the notes for repurchase on the              repurchase date but will be paid on the interest payment date to the holder of record as of the close of business on the corresponding regular record date. Any notes repurchased by us will be paid for in cash.

In connection with the repurchase of notes on the              repurchase date, we will notify the trustee, the paying agent and the holders of notes, not less than 20 business days prior to the              repurchase date, of their

right to require us to repurchase their notes, the              repurchase price, the last date on which a holder may exercise the repurchase right, the name and address of the paying agent, and the repurchase procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise this repurchase right, you must deliver, on or before the close of business on the second business day immediately preceding the              repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a duly completed written repurchase notice in the form entitled “Form              Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your              repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 principal amount or an integral multiple of $1,000 in excess thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are held in global form, such delivery (and the related              repurchase notice) must comply with all applicable DTC procedures.

You may withdraw any              repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the              repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the repurchase notice.

If the notes are held in global form, your notice must comply with applicable DTC procedures.

In connection with any repurchase of the notes on the              repurchase date, we will:

•	comply with the applicable provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•	if required, file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes; and

•	otherwise comply with all applicable U.S. federal and state securities laws.

We will be required to repurchase the notes properly surrendered for purchase on the              repurchase date. You will receive payment of the              repurchase price promptly following the later of the              repurchase date or the time of book-entry transfer or the delivery of your notes. If the paying agent holds money sufficient to pay the              repurchase price of the notes on the              repurchase date, then, with respect to the notes that have been properly surrendered for repurchase to the paying agent and not validly withdrawn:

•	the notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

•

all other rights of the holder will terminate (other than (x) the right to receive the              repurchase price and (y) the right of the holder of record on the regular record date immediately preceding the              repurchase date to receive the accrued and unpaid interest to, but not including, the interest payment date).

We may not have enough funds to pay the              repurchase price. See “Risk Factors—Risks Related to the Notes and this Offering—We may be unable to repurchase the Notes upon a fundamental change or on the

             repurchase date.” Our ability to repurchase the notes for cash on the              repurchase date may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and payments from our consolidated affiliated entities. Current and future agreements relating to any of our indebtedness and the indebtedness of our subsidiaries may contain restrictions or prohibitions on our ability to repurchase the notes. In the event the              repurchase date occurs at a time when we are prohibited from repurchasing the notes, we could seek the consent of the applicable lenders under the debt agreements to purchase the notes or could attempt to refinance the borrowings that contain such prohibition or restriction. If we do not obtain such consent or refinance such indebtedness, we may remain prohibited or restricted from repurchasing the notes. In such case, our failure to repurchase the notes on the              repurchase date would constitute a default under the indenture, which in turn may constitute an event of default under other agreements governing our indebtedness.

No notes may be repurchased at the option of holders if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the              repurchase date.

Consolidation, Merger and Sale of Assets

The indenture provides that we will not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the consolidated properties and assets of us and our subsidiaries and our consolidated affiliated entities, taken as a whole, to, another person, unless:

•

the resulting, surviving, transferee or successor person, if not us, is a corporation organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, Hong Kong, the United States of America or any State thereof or the District of Columbia, and such person, if not us, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture (including, for the avoidance of doubt, the obligation to pay additional amounts as set forth above under “—Additional Amounts”); and

•	immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture.

Upon any such consolidation, merger, sale, conveyance, transfer, lease or other disposal, the resulting, surviving, transferee or successor person shall succeed to, and may exercise, every right and power of ours under the indenture. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the indenture and the notes, except in the case of a lease of all or substantially all of our properties and assets.

An assumption by any person of our obligations under the notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

Each of the following is an event of default:

(1)	default for 30 days in payment of any interest when due and payable on the notes;

(2)	default in payment of principal of the notes when due and payable at maturity, upon redemption, upon required repurchase following a fundamental change, upon required repurchase on the repurchase date, upon declaration of acceleration or otherwise;

(3)	default in our obligations to satisfy our conversion obligation upon exercise of a holder’s conversion right and such default is not cured or such conversion is not rescinded within 10 business days;

(4)	failure by us to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;

(5)	default in our notice obligations under “—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction,” “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “—Repurchase of Notes by Us at Option of Holders,””—Conversion Rights—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change,” or under “—Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws,” in each case, when due and such failure continues for a period of five business days;

(6)	default by us or any of our subsidiaries in the payment of principal, interest or premium when due under any other instruments of indebtedness having an aggregate outstanding principal amount of US$20 million (or its equivalent in any other currency or currencies) or more in the aggregate of us and/or any of our subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable or (ii) from a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise and, in each case, such default continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; provided that any such event of default shall be deemed cured and not continuing upon payment of such indebtedness, rescission of such declaration of acceleration or waiver or with consent of the lender;

(7)	default in our performance of any other covenants or agreements contained in the indenture or the notes for 60 days after written notice to us from the trustee or the holders of at least 25% in aggregate principal amount of the notes;

(8)	failure by us or any of our subsidiaries to pay final judgments aggregating in excess of US$20 million (or its equivalent in any other currency or currencies) (excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days; or

(9)	certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries within the meaning of Rule 1`-02(w) of Regulation S-X promulgated by the SEC (“Rule 1-02(w)”) or any group of subsidiaries that, if they were one entity, would be a significant subsidiary within the meaning of Rule 1-02(w).

For the avoidance of doubt, each of our consolidated affiliated entities will be deemed to be a “subsidiary” for purposes of the definition of “significant subsidiary” in Rule 1-02(w).

The trustee shall not be deemed to have knowledge of an event of default unless and until it receives written notification of such event of default describing the circumstances of such, and identifying circumstances constituting such event of default.

Subject to the provisions of the following paragraph, if an event of default occurs and is continuing (other than an event of default described in clause (9) above with respect to us (and not with respect to a significant subsidiary or group of subsidiaries that, if they were one entity, would be a significant subsidiary)), the trustee by notice to us, or the holders of at least 25% of the aggregate principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders accompanied by security and/or indemnity satisfactory to it, shall declare 100% of the principal of and accrued and unpaid interest on, all the notes to be due and payable. Upon such a declaration of acceleration, all principal and accrued and unpaid interest on the notes will be due and payable immediately. However, upon an event of default as described in clause (9) involving us (and not with respect to a significant subsidiary or group of subsidiaries that, if they were one entity, would be a significant subsidiary), the aggregate principal amount and accrued and unpaid interest will automatically become due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under “—Reports,” will, for the first 180 days after the occurrence of such an event of default (which will be the 60th day after written notice is provided to us in accordance with an event of default pursuant to clause (7) above), consist exclusively of the right to receive additional interest on the notes at an annual rate equal to:

•	0.25% of the outstanding principal amount of the notes for the first 90 days such event of default is continuing in such 180-day period; and

•	0.50% of the outstanding principal amount of the notes for the remaining 90 days such event of default is continuing in such 180-day period.

If we so elect, such additional interest will be payable on all outstanding notes from, and including, the date on which such event of default first occurs (which will be the 60th day after written notice is provided to us in accordance with an event of default pursuant to clause (7) above) to, but not including, the 181st day thereafter (or such earlier date on which the event of default relating to a failure to comply with such requirements has been cured or waived or ceases to exist). On the 181st day following the event of default relating to the reporting obligations under the indenture, if such event of default has not been cured or waived prior to such 181st day, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. To the extent we elect to pay additional interest, it will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes.

In order to elect to pay additional interest on the notes as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in the indenture in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs. If we fail to timely give such notice, the notes will be immediately subject to acceleration as provided above.

The holders of a majority of the aggregate principal amount of the outstanding notes may waive all past defaults (except with respect to (i) nonpayment of principal of, or interest on any note or in the payment of amounts due upon redemption, upon repurchase in connection with the              repurchase date or required purchase in connection with a fundamental change of any note; (ii) our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right; or (iii) any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected thereby) and rescind any such acceleration with respect to the notes and its consequences if:

•	rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

•

all existing events of default, other than the uncured nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change purchase price, if applicable, the repurchase price, if applicable, or the redemption price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•

the consideration due upon conversion of, its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity and/or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due or to receive amounts due to it upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an event of default is continuing;

(2)	holders of at least 25% of the aggregate principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such written request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

(5)	the holders of a majority of the aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority of the aggregate principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification and/or security satisfactory to it against all losses and expenses caused by taking or not taking such action. In addition, the trustee will not be required to expend its own funds under any circumstances.

We are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a default, the status of those events and what action we are taking or propose to take in respect thereof. If a default occurs and is continuing and is notified in writing to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating that we have fulfilled our obligations under the indenture and whether the signers thereof know of any default that occurred during the previous year.

Modification and Amendment

Except as provided below, the indenture or the notes may be amended with the consent of the holders of at least a majority of the aggregate principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and, subject to certain exceptions, any past default may be waived with the consent of the holders of a majority of the aggregate principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the rate, or extend the stated time for payment, of interest on any note;

(3)	reduce the principal, or extend the stated maturity, of any note;

(4)	make any change that adversely affects the conversion rights of any notes;

(5)	reduce the redemption price, the fundamental change repurchase price or the repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	change the place or currency of payment of principal or interest in respect of any note;

(7)	impair the right of any holder to receive payment of principal of and interest on such holder’s notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes or consideration due upon conversion;

(8)	adversely affect the ranking of the notes as our senior unsecured indebtedness;

(9)	change our obligation to pay additional amounts on any note; or

(10)	make any change in the amendment provisions or in the waiver provisions which require each holder’s consent.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Without the consent of any holder, we and the trustee may amend the indenture and the notes to:

(1)	cure any ambiguity, manifest error or defect or cure any omission or inconsistency;

(2)	provide for the assumption by a successor corporation of our obligations under the indenture;

(3)	upon the occurrence of a specified transaction (as defined under “Conversion Rights—Conversion Rate Adjustments—Treatment of Reference Property” above), (a) provide that the notes are convertible into the reference property and (b) effect the related changes to the terms of the notes described under “Conversion Rights—Conversion Rate Adjustments—Treatment of Reference Property” above, in each case in accordance with the applicable provisions of the indenture;

(4)	add guarantees with respect to the notes;

(5)	secure the notes;

(6)	increase the conversion rate;

(7)	provide for a successor trustee in accordance with the terms of the indenture;

(8)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(9)	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(10)	make any change that does not adversely affect the rights of any holder in any material respect; provided, however, that any amendment to conform the provisions of the indenture or the notes to the “Description of the Notes” section in this prospectus will be deemed not to be adverse to any holder.

After an amendment under the indenture becomes effective, we are required to issue a notice to the holders briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, on a redemption date, on a fundamental change repurchase date, on the              repurchase date, or upon declaration of acceleration, and/or have been converted, cash and/or, solely to satisfy outstanding conversions, our ADSs (or reference property, if applicable) sufficient to pay all of the outstanding notes and/or satisfy all conversions, as the case may be, and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the last reported sale prices of our ADSs, accrued interest payable on the notes, any additional amounts, if any, on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the trustee, the conversion agent and the holders of notes. Neither the trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by us which will be conclusive and binding on the holders, absent manifest error. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee

Deutsche Bank Trust Company Americas is the trustee, registrar, paying agent, transfer agent and conversion agent. Deutsche Bank Trust Company Americas, in each of its capacities, including without limitation as trustee, registrar, paying agent, transfer agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Except during the continuance of an event of default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture and no implied covenant or obligation shall be read into the indenture against the trustee. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder, unless such holder shall have offered to the trustee security and/or indemnity reasonably satisfactory to it against any loss, liability or expense.

Pursuant to the terms of the indenture, we will reimburse the trustee, registrar, paying agent, transfer agent and conversion agent for all fees, costs and expenses. The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with us, including normal banking and trustee relationships, provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR, it being understood that the trustee shall have no responsibility to determine if such filings have been made. We also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

No Shareholder Rights for Holders of Notes

Holders of the notes, as such, will not have any rights as shareholders of 500.com Limited (including, without limitation, voting rights and rights to receive any dividends or other distributions on our ADSs).

In addition, upon conversion of the notes, if applicable, you will receive our ADSs. As a holder of ADSs, you will not be treated as a shareholder of 500.com Limited. For information about your rights as a holder of ADSs (if applicable), see “Description of American Depositary Shares” in this prospectus.

Currency Indemnity

The U.S. dollar is the sole currency of account and payment for all sums payable by us under the indenture. Any amount received or recovered in a currency other than U.S. dollar in respect of the notes (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in our winding-up or dissolution or otherwise) by the holder in respect of any sum expressed to be due to it from us will constitute a discharge of us only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any note, we will indemnify the recipient against any loss sustained by it as a result. In any event we will indemnify the recipient against the cost of making any such purchase.

For the purposes of this indemnity, it will be sufficient for the holder to certify that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from our other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any note or any other judgment or order.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator, shareholder or partner of ours, as such, shall have any liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy. In addition, such waiver and release may not be effective under the laws of Cayman Islands.

Governing Law

The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Consent to Jurisdiction and Service of Process

The indenture provides that we will irrevocably appoint Law Debenture Corporate Services Inc. as our agent for service of process in any suit, action or proceeding with respect to the indenture and the notes brought in any federal or state court located in the Borough of Manhattan of the City of New York and that each of the parties submit to the jurisdiction thereof. If for any reason, Law Debenture Corporate Services Inc. is unable to serve in such capacity, we shall appoint another agent reasonably satisfactory to the trustee.

Global Notes, Book-Entry Form

The notes will be evidenced by one or more global notes. We will deposit the global note or notes with DTC and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

Holders that are not participants may beneficially own interests in a global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.

We will make payments on a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, fundamental change repurchase date, the              repurchase date and the maturity date. Neither we, the trustee nor any agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We have been informed that DTC’s practice is to credit participants’ accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in “street name.” Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

Neither we, the trustee, registrar, paying agent, transfer agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in fully registered certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in fully registered certificated form in exchange for such interest if an event of default has occurred and is continuing.

DESCRIPTION OF THE ADS LENDING AGREEMENT

As described under “Prospectus Summary—Concurrent Transactions” in this prospectus, we are offering concurrently with this Notes offering, pursuant to a separate prospectus:

•	we are offering ADSs, the selling shareholders are offering ADSs (or up to ADSs if the ADS Underwriters exercise their option to purchase additional ADSs in full); and

•

up to              of our ADSs, or the borrowed ADS, to be loaned by us to Deutsche Bank AG, London Branch, or the ADS borrower, an affiliate of an underwriter in this Notes offering and the Concurrent ADS Offering. The ADS borrower will return a portion of the borrowed ADSs if the underwriters in this Notes offering do not exercise their option to purchase additional Notes in full. We will not receive any proceeds from the sale of the borrowed ADSs by the ADS borrower or its affiliates, but we will receive from the ADS borrower a nominal lending fee of US$              per borrowed ADS for the use of those ADSs.

In connection with this Notes offering, we have entered into an ADS lending agreement with the ADS borrower under which we have agreed to lend to the ADS borrower up to              borrowed ADSs during a “loan availability period” beginning on the date we entered into the ADS lending agreement and ending on the earliest to occur of (i) third business day following the              trading day following the maturity date of the Notes, (ii) the third business day immediately following the              trading day following the date as of which all of the Notes cease to be outstanding as a result of repurchase, conversion or other acquisition for value and (iii) certain other circumstances specified in the ADS lending agreement.

ADS loans under the ADS lending agreement will terminate and the borrowed ADSs must be returned to us upon the termination of the loan availability period, as well as under the following circumstances:

•	the ADS borrower terminates all or any portion of a loan at any time; or

•

we or the ADS borrower terminate any or all of the outstanding loans upon a default by the other party under the ADS lending agreement, including certain breaches by the ADS borrower of its representations and warranties, covenants or agreements under the ADS lending agreement, or the bankruptcy of us or the ADS borrower.

If the ADS borrower is legally prevented from returning borrowed ADSs to us or if it is commercially impracticable or, in certain other circumstances, upon our request, the ADS borrower may pay us the value of the borrowed ADSs in cash instead of returning the borrowed ADSs.

The Class A ordinary shares underlying any ADSs that we lend to the ADS borrower will be issued and outstanding for corporate law purposes and, accordingly, the holders of the borrowed ADSs will have all of the rights of a holder of our outstanding ADSs, including the right, through the ADS depositary, to vote the ADSs on all matters on which our ADS holders have a right to vote and the right, through the ADS depositary, to receive any dividends or other distributions that we may pay or make on our outstanding ordinary shares. However, under the ADS lending agreement, the ADS borrower has agreed:

•	to pay to us an amount equal to cash dividends or cash distributions, if any, that we pay on the borrowed ADS;

•

to pay or deliver, as the case may be, to us any other distribution that we make on the borrowed ADSs (other than a dividend or distribution of ADSs and net of any fees and expenses of the ADS depositary and any applicable withholdings or deductions on account of taxes or other governmental charges); and

•	not to vote borrowed ADSs unless in accordance with its generally applicable policies and procedures (although any transferees of the ADS borrower will not be subject to such voting restrictions).

In view of the contractual undertakings of the ADS borrower in the ADS lending agreement, which have the effect of substantially eliminating the economic dilution that otherwise would result from the issuance of the borrowed ADSs, we believe that under U.S. GAAP currently in effect, the borrowed ADSs will not be considered outstanding for the purpose of computing and reporting our earnings per share.

We have been informed by the ADS borrower that it or its affiliates intends to use the short position created by the ADS lending agreement and the concurrent short sales of the borrowed ADSs to facilitate transactions by which investors in this Notes offering may hedge their investments through short sales or privately negotiated derivative transactions. The total number of ADSs that the ADS borrower can borrow under the ADS lending agreement is limited to a maximum of              borrowed ADSs. If less than the maximum number of the borrowed ADSs are sold in the initial borrowed ADS offering, the ADSs borrower or its affiliates may sell the unsold borrowed ADSs at various prices from time to time in transactions, including sales and also block sales on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions or otherwise, including to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the ADS borrower or from purchasers of the borrowed ADSs for whom the dealers may act as agents or to whom they may sell as principals. Over the same period that the ADS borrower or its affiliates sell any unsold borrowed ADSs, it or its affiliates may, in their discretion, purchase at least an equal number of our ADSs on the open market. The ADS borrower or its affiliates may from time to time purchase our ADS in the market and use those ADSs to facilitate transactions by which investors in the Notes may hedge their investments.

The existence of the ADS lending agreement and the short sales of the borrowed ADSs effected in connection with the offer and sale of the Notes hereby, the related derivatives transactions or any unwind of such short sales or derivatives transactions, and the trading of the Notes following completion of this offering could cause the market price of our ADSs to be lower over the term of the ADS lending agreement than it would have been had we not entered into that agreement due to the effect of the increase in the number of outstanding ADSs resulting from the loan of ADSs or otherwise. See “Risk Factors—Risks Related to Our ADSs—The Concurrent ADS Offering, which is expected, in part, to facilitate transactions by which investors in the Notes offered in this offering may hedge their investments, may lower the trading price of both the Notes and our ADSs.”

If the ADS borrower does not return the borrowed ADSs when it is obligated to, those borrowed ADSs will continue to be issued and outstanding, which could further adversely affect the price of the ADSs. See “Risk Factors—Risks Related to Our ADSs” in this prospectus.

In light of the contractual undertakings of the ADS borrower, and the current liquidity situation in our ADSs and the ADS lending market for the ADSs, we have determined that the ADS lending agreement is in our best interests. Particularly, the existence of the ADS lending agreement is a means to facilitate the offer and sale of the Notes hereby on terms more favorable to us than we could have otherwise obtained.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Law (as amended) of the Cayman Islands, which is referred to as the Companies Law below.

Our amended and restated memorandum and articles of association provides for a dual-class share structure, with the 1,000,000,000 authorized ordinary shares divided into: (i) 700,000,000 Class A ordinary shares, par value US$0.00005 per share, and (ii) 300,000,000 Class B ordinary shares, par value US$0.00005 per share. As of the date of this prospectus, we have 66,539,000 Class A ordinary shares and 262,197,451 Class B ordinary shares issued and outstanding. All of our ordinary shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in order to exercise shareholders’ rights with respect to the ordinary shares. The depositary will agree, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the non-discretionary written instructions of the holders of such ADSs. See “Description of the American Depositary Shares.”

Ordinary Shares

General

Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our amended and restated memorandum and articles of association provide that the company shall only issue non-negotiable and not bearer of negotiable shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

(a)	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

(b)	the date on which the name of any person was entered on the register as a member; and

(c)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us to Deutsche Bank Trust Company Americas, as the depositary. Once our register of members has been updated, Deutsche Bank Trust Company Americas, as the depositary, shall be deemed to have legal title to the shares set against their name.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors.

Voting Rights

Subject to any special rights or restrictions as to voting for the time being attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote on a show of hands, and on a poll (i) every shareholder holding Class A ordinary shares present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid Class A ordinary share of which such shareholder is the holder and (ii) every shareholder holding Class B ordinary shares present in person or by proxy (or in the case of a shareholder being a corporation, by its duly appointed representative) shall have 10 votes for each fully paid Class B ordinary share of which such shareholder is the holder. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than three-fourths of votes attached to the ordinary shares cast in a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	the ordinary shares transferred are fully paid and free of any lien in favor of us;

•	any fee related to the transfer has been paid to us; and

•	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

General Meetings and Shareholder Proposals. As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the rules of the NYSE.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association allow our shareholders holding not less than one-third of our voting share capital to requisition a special meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who collectively hold no less than one-third of our voting share capital. Advance notice of at least 14 days is required for the convening of our annual general meeting and other shareholders’ meetings.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors or by a special resolution of our shareholders.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of three-fourths of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Additionally, on the requisition of shareholders holding not less than one-third of our voting share capital, the board shall convene an extraordinary general meeting. Advance notice of at least 14 days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

Election and Removal of Directors

Unless otherwise determined by the Company in the general meeting, our articles provide that our board will consist of not less than two directors. There are no provisions relating to retirement of directors upon reaching any age limit.

The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board, but so that the number of directors so appointed will not exceed any maximum number determined from time to time by the members in general meeting.

Our articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum are appointed by shareholders by a simple majority of the votes cast on the resolution.

A director may be removed with or without cause by a shareholder resolution which has been passed by at least a simple majority of the votes cast by the shareholders having a right to attend and vote at such meeting.

Proceedings of Board of Directors

Our articles provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

Our articles provide that the board may from time to time at its discretion exercise all powers of the Company to raise or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Companies Law, issue debentures, bonds and other securities of the Company, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will in our articles provide our directors the power to allow our shareholders to inspect our list of shareholders and to receive annual audited financial statements. See “Where You Can Find Additional Information.”

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•

sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Memorandum of Association; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Law, we may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Issuance of Additional Ordinary Shares and Preferred Shares

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Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

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Our amended and restated memorandum and articles of association authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

•

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Conversion Rights Attaching to the Shares

Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible under any circumstances.

Difference Between Class A and Class B Ordinary Shares

The difference between the Class A ordinary shares and Class B ordinary shares are the special voting and conversion rights attached to the Class B ordinary shares as disclosed above.

Exempted Company

We are an exempted company with limited liability under the Companies Law of the Cayman Islands. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value, negotiable or bearer shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount, if any, unpaid by the shareholder on the shares of the company, provided that the memorandum and articles of association contains a declaration that the liability of the member is so limited. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, we comply with the NYSE Listing Rules in lieu of following home country practice. The NYSE Listing Rules require that every company listed on NYSE hold an annual general meeting of shareholders. In addition, our articles of association allow directors to call a special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Law is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements

The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

Generally legal proceedings can be originated in the Grand Court of the Cayman Islands. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge:

•	an act which is illegal or ultra vires;

•	an action which requires a resolution with a qualified or special majority which has not been obtained; and

•	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles allow our shareholders holding not less than one-third of our voting share capital to requisition a special meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the rules of the NYSE.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by ordinary resolution.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Law of the Cayman Islands and our memorandum and articles of association, our company may be dissolved, liquidated or wound up by special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debt as they become due.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Law, our memorandum and articles of association may only be amended by special resolution or the unanimous written resolution of all shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our directors are empowered to allow our shareholders to inspect our list of shareholders and to receive annual audited financial statements. See “Where You Can Find More Information.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of 10 Class A ordinary shares deposited with the office in Hong Kong of Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

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Cash.    The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held in a segregated account. It will not invest the foreign currency and it will not be liable for any interest.

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Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole

U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares.    The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

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Elective Distributions in Cash or Shares.    If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make such elective distribution available to you, or it could decide that it is only legal or reasonably practical to make such elective distribution available to some but not all holders of the ADSs. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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Rights to Purchase Additional Shares.    If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may after consultation with us and having received timely notice as described in the deposit agreement of such distribution by us, make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

•

Other Distributions.    Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice: it may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash; or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

In connection with the Concurrent ADS Offering, we will deposit ordinary shares with the custodian for the issuance of ADSs to you by the depositary. Following the offering, the depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

Except for ordinary shares deposited by us in connection with the Concurrent ADS Offering, no shares will be accepted for deposit during a period of 90 days after the date of this prospectus. The 90-day lock-up period is subject to adjustment under certain circumstances as described in the section entitled “Underwriting—No Sales of Similar Securities.”

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us, as described in the deposit agreement, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct, including an express indication that such instruction may be given or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon more than 30 business days in advance of the meeting date.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank:

Service	Fees

• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to US$0.05 per ADS issued

• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled

• Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held

• Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights.	Up to US$0.05 per ADS held

• Distribution of securities other than ADSs or rights to purchase additional ADSs	A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs

• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

• Transfer of ADRs	US$1.50 per certificate presented for transfer

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

•

Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•

Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

•	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

•	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Deutsche Bank Trust Company Americas, as depositary, has agreed to reimburse us for a portion of certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. Further, the depositary has agreed to reimburse us certain fees payable to the depositary by holders of ADSs. Neither the depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of service fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the program are not known at this time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the ordinary shares that are not distributed to you or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 90 days. In such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed from time to time, to the extent not prohibited by law or if any such action is deemed necessary or advisable by the depositary or us, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADRs or ADSs are listed, or under any provision of the deposit agreement or provisions of, or governing, the deposited securities, or any meeting of our shareholders or for any other reason.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

•

are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or share exchange of any applicable jurisdiction, any present or future provisions of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities or any act of God, war or other circumstances beyond our control as set forth in the deposit agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

•

disclaim any liability for any action/inaction in reliance on the advice or information of legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information;

•

disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs; and

•	disclaim any liability for any indirect, special, punitive or consequential damages.

The depositary and any of its agents also disclaim any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, or for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•

payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we think it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the ordinary shares or ADSs to be deposited, (b) assigns all beneficial rights, title and interest in such ordinary shares or ADSs to the depositary for the benefit of the owners, (c) will not take any action with respect to such ordinary shares or ADSs that is inconsistent with the transfer of beneficial ownership, (d) indicates the depositary as owner of such ordinary shares or ADSs in its records, and (e) unconditionally guarantees to deliver such ordinary shares or ADSs to the depositary or the custodian, as the case may be; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so, including (1) due to a decrease in the aggregate number of ADSs outstanding that causes existing pre-release transactions to temporarily exceed the limit stated above or (2) where otherwise required by market conditions.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on, and compliance with, instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

TAXATION

The following is a discussion of the material Cayman Islands, People’s Republic of China and U.S. federal income tax consequences relevant to an investment in our Notes, ADSs or ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state, or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. You are urged to consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of our Notes, ADSs or ordinary shares.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of our Notes, ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Pursuant to Section 6 of the Tax Concessions Law (2011 Revision) of the Cayman Islands, we may obtain an undertaking from the Governor-in-Council:

(1) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

(2) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our shares, debentures or other obligations.

People’s Republic of China Taxation

In the opinion of our PRC counsel, Han Kun Law Offices, the following are the material PRC tax consequences relevant to an investment in our Notes, ADSs and ordinary shares. We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends from our PRC subsidiary. The EIT Law and its Implementation Rules, both of which became effective on January 1, 2008, provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its foreign investor, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. According to the Mainland and Hong Kong Special Administrative Region Arrangement on Avoiding Double Taxation or Evasion of Taxation on Income agreed between China and Hong Kong in August 2006, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the relevant PRC tax authority to have satisfied the relevant conditions and requirements under the Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%.

Under the EIT Law, enterprises established under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered to be PRC tax resident enterprises for tax purposes. If we are considered a PRC tax resident enterprise under the above definition, then our global income will be subject to PRC enterprise income tax at the rate of 25%.

According to the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies issued by the State

Administration of Taxation on April 22, 2009, or Circular 82, a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following requirements are satisfied: (i) the place where the senior management and core management departments that are in charge of its daily operations perform their duties is mainly located in the PRC; (ii) its financial and human resources decisions are made by or are subject to approval by persons or bodies in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) more than half of the enterprise’s directors with voting rights or senior management frequently reside in the PRC. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those invested in by PRC individuals, like our company, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or controlled by or invested in by PRC individuals. We do not believe that any of 500wan.com Limited, Fine Brand Limited or 500wan HK Limited meets all of the conditions above. Though we conduct our business principally through contractual arrangements among our wholly owned PRC subsidiary and our consolidated affiliated entities in the PRC, and decisions relating to our financial and human resource matters are made by personnel of our wholly owned PRC subsidiary and our consolidated affiliated entities in the PRC, each of 500wan.com Limited, Fine Brand Limited or 500wan HK Limited is a company incorporated outside the PRC. As holding companies, these three entities’ key assets and records, including the resolutions of their respective board of directors and the resolutions of their respective shareholders’ meetings, are located and maintained outside the PRC.

The Implementation Rules of the EIT Law provide that, (i) if the enterprise that distributes dividends or interest is domiciled in the PRC, or (ii) if gains are realized from transferring notes or equity interests of enterprises domiciled in the PRC, then such dividends or interest or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for tax purposes, we may be required to withhold a 10% withholding tax from the interest or dividends we pay to non-PRC resident enterprises that are holders of the Notes or that are holders of our ADS or ordinary shares received as a result of conversion of the Notes. In addition, holders of the Notes who are non-PRC residents may be subject to PRC tax on gains realized on the sale or other disposition of the Notes or the ADSs or ordinary shares received upon the conversion of the Notes if such income is treated as sourced from within the PRC.

Moreover, non-resident individual investors may be required to pay PRC individual income tax at a rate of 20% on dividends or interest payable to the investors or any gains realized from the transfer of Notes or the ADSs or ordinary shares received upon the conversion of Notes if such gains are deemed income derived from sources within the PRC. Under the PRC Individual Income Tax Law, or IIT Law, “non-resident individual” refers to an individual who has no domicile in China and does not stay in the territory of China or who has no domicile in China and has stayed in the territory of China for less than one year. Pursuant to the IIT Law and its implementation rules, for purposes of the PRC capital gains tax, taxable income is the balance of the total income obtained from the transfer of the ADSs or ordinary shares minus all the costs and expenses that are permitted under PRC tax laws to be deducted from the income. Therefore, if we are considered a PRC “resident enterprise” and the relevant competent PRC tax authorities consider the interest we pay with respect to the Notes, dividends we pay with respect to our ADSs or ordinary shares received upon the conversion of Notes and the gains realized from the transfer of the Notes or the ADSs or ordinary shares income received upon the conversion of Notes to be income derived from sources within the PRC, such interest, dividends or gains earned by non-resident individuals may also be subject to PRC withholding tax at a rate of 20%. Furthermore, according to the IIT Law and its implementation rules, a “resident individual” refers to an individual who, by reason of his or her permanent residence, family or economic interests, habitually resides in the territory of China or who has no domicile but has stayed in the territory of China for one year or longer. A PRC resident individual shall file tax returns with the competent tax authority for the income he or she receives from outside the territory of China. Such income includes, among others, interest, dividends or gains realized from transfer of securities, which shall be subject to a tax rate of 20%.

Under SAT Circular 698 issued by the State Administration of Taxation on December 10, 2009 with retroactive effect from January 1, 2008, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise in an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5%, or (ii) does not tax foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the PRC competent tax authority of the PRC resident enterprise this Indirect Transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at a rate of up to 10%. SAT Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction. SAT Circular 698 is retroactively effective as of January 1, 2008. There is uncertainty as to the application of SAT Circular 698. SAT Circular 698 may be determined by the tax authorities to be applicable to our offshore restructuring transactions where non-resident investors were involved, if any of such transactions were determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-resident investors in such transactions may become at risk of being taxed under SAT Circular 698 and we may be required to expend valuable resources to comply with SAT Circular 698 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law, which may have a material adverse effect on our financial condition and results of operations or such non-resident investors’ investments in us. See “Risk Factors—Risks Related to Doing Business in China—We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.” In addition, if our non-PRC resident investors who hold our Notes or our ADS or ordinary shares received upon the conversion of the Notes subsequently sell the Notes or our ADS or ordinary shares in our private financing transactions or in the open market and any of such transactions was determined by the tax authorities to lack reasonable commercial purpose, our non-PRC resident investors may be at risk of being required to file a tax return and being taxed under SAT Circular 698.

Pursuant to the EIT Law and the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises promulgated by SAT in January 2009, or the Measures, the entities which have the direct obligation to make the following payments to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise, and such payments include: income from equity investment (including dividends and other return on investment), interest, rents, royalties, and income from assignment of property as well as other income subject to enterprise income tax received by non-resident enterprises in China. Further, in case of an equity transfer between two non-resident enterprises which occurs outside China, the non-resident enterprise which receives the equity transfer payment shall, by itself or engage an agent to, file a tax declaration with the competent PRC tax authority, and the PRC company whose equity has been transferred shall assist the tax authorities to collect taxes from the relevant non-resident enterprise. In addition, pursuant to the IIT Law amended on June 30, 2011 and its Implementation Rules, the entities who are obligated to pay the income from interest, stock dividends and bonuses and income from transfer of property which may be treated as PRC source gain and as a result subject to PRC individual income tax, shall be the relevant tax withholders for the individual receiving the aforesaid income who has no domicile and does not stay in the territory of China or who has no domicile but has stayed in the territory of China for less than one year. The entities, as the tax withholders, shall deduct the tax from the payments to the non-resident enterprise or individual directly. In the event the non-resident enterprise or individual fails to file tax returns, submit the information on tax payment within a prescribed time limit, or pay the taxes as required by PRC laws, the tax authority may pursue the payment of the taxes unpaid or underpaid, or impose fines or penalties on such non-resident enterprise or the individual.

See “Risk Factors—Risks Related to Doing Business in China—Under the EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us,” and “Risk Factors—Risks Related to Doing Business in China—We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Material United States Federal Income Tax Considerations

In the opinion of our United States counsel, Simpson Thacher & Bartlett LLP, the following are the material United States federal income tax consequences of the acquisition, ownership and disposition of the Notes, the ADSs received upon conversion of the Notes and the Class A ordinary shares represented by such ADSs, all as of the date hereof. The discussion is applicable only to United States Holders (as defined below) who acquired the Notes in this offering for cash at their original issue price and who hold the Notes, ADSs or ordinary shares as capital assets. As used herein, the term “United States Holder” means a beneficial owner of the Notes, ADSs or ordinary shares that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding the Notes, ADSs or ordinary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person who owns or is deemed to own 10% or more of our voting stock;

•	a partnership or other pass-through entity for United States federal income tax purposes; or

•	a person whose “functional currency” is not the United States dollar.

The discussion below is based upon the provision of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be replaced, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. In addition, this discussion is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

If a partnership holds the Notes, ADSs or ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, ADSs or ordinary shares, you are urged to consult your tax advisors.

This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, or, except as set forth below with respect to PRC tax considerations, the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of the Notes, ADSs or ordinary shares, you are urged to consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Payments of Interest

This discussion assumes that the Notes will not be issued with more than a de minimis amount of original issue discount. In such case, interest on a Note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance your usual method of accounting for tax purposes. In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, you may be subject to PRC withholding taxes on interest paid to you with respect to the Notes. See “Taxation—People’s Republic of China Taxation.” In that case, the amount of interest taxable as ordinary interest income will include amounts withheld in respect of PRC taxes and any additional amounts paid in respect of such PRC taxes. Any PRC withholding taxes on interest will be treated as foreign taxes eligible, subject to applicable limitations, for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, interest on the Notes will be treated as foreign-source income and will generally constitute passive category income. However, if you have held the Notes for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the interest, you will not be allowed a foreign tax credit for any PRC withholding taxes imposed on interest paid on the Notes. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Sale, Exchange or Repurchase of the Notes

Upon a sale, exchange or repurchase of a Note (other than a conversion into ADSs or a combination of ADSs and cash in lieu of any fractional ADSs, the consequences of which are described below under “—Conversion of the Notes”), you will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between:

•

the amount of cash and the fair market value of any property received on such sale, exchange or repurchase (less any amounts attributable to accrued interest, which will be taxable as interest income to the extent not previously included in income); and

•	your adjusted tax basis in such Note for United States federal income tax purposes.

Your adjusted tax basis in a Note generally will be equal to the price that you paid for such Note. Subject to the discussion under “—Passive Foreign Investment Company” below, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you generally will be treated as United States source gain or loss.

Conversion of the Notes

If you surrender Notes for conversion and receive ADSs (and cash in lieu of any fractional ADSs) in exchange for your Notes, the exchange will not be a taxable event, except that the receipt of cash in lieu of any fractional ADSs will result in recognition of gain or loss (as described below), and except that the fair market value of any amounts received with respect to accrued interest will be taxable as interest income to the extent not previously included in income.

The tax basis of the ADSs received upon the conversion of a Note (other than ADSs attributable to accrued interest, the tax basis of which will equal their fair market value, but including any fractional ADSs deemed received) will equal the adjusted tax basis of such Note. Your holding period for the ADSs will include the period during which you held the Note, except that the holding period of any ADSs received with respect to accrued interest will commence on the day after the date of receipt.

The receipt of cash in lieu of any fractional ADSs generally will be treated as a payment in exchange for such fractional ADSs, and thus generally will result in the recognition of gain or loss (measured by the difference between the cash received in lieu of the fractional ADSs and your tax basis in the fractional ADSs). Subject to the discussion under “—Passive Foreign Investment Company” below, any gain or loss recognized upon conversion will generally be capital gain or loss. Your tax basis in the fractional ADSs will be determined by allocating your tax basis in the ADSs received (including the fractional ADSs deemed received) between the ADSs actually received upon conversion and the fractional ADSs, in accordance with their respective fair market values.

Constructive Distributions

As described in “Description of the Notes—Conversion Rights—Conversion Rate Adjustments,” the conversion rate of the Notes is subject to adjustment under certain circumstances. Although not entirely clear, you may, in certain circumstances, be deemed to have received a distribution of or with respect to our ADSs or ordinary shares if and to the extent that the conversion rate is adjusted. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Notes will generally not be deemed to result in a constructive distribution. Certain of the possible adjustments provided in the Notes may not qualify as being made pursuant to a bona fide reasonable adjustment formula. For example, a constructive distribution could result if the conversion rate were adjusted to compensate holders of Notes for distributions of cash to holders of our Class A ordinary shares (directly or in the form of ADSs). The adjustment to the conversion rate of Notes that are converted in connection with a make-whole fundamental change or tax redemption, as described in “Description of the Notes—Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change” and “Description of the Notes—Adjustment to Conversion Rate upon Conversion in Connection with Our Election to Redeem for Changes in Tax Laws,” may also be treated as a constructive distribution. If such adjustments are made, you may be deemed to have received constructive distributions includible in your income even though you have not received any cash or property as a result of such adjustments. In addition, in certain circumstances, a failure to provide for an adjustment to the conversion rate (or to adequately adjust the conversion rate) after an event that increases your proportionate interest in us may result in a constructive distribution to you.

Subject to the PFIC rules described below, any such constructive distribution will generally be taxable to you as a dividend. It is not clear whether any such dividend will be eligible for the reduced rates of taxation available to certain non-corporate United States Holders with respect to dividends received from a “qualified foreign corporation” as discussed below under “—Taxation of Dividends on ADSs or Ordinary Shares.”

ADSs

If you hold ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

The United States Treasury has expressed concerns that intermediaries in the chain of ownership between the holders of ADSs and the issuer of securities underlying the ADSs may be taking actions (including the pre-release of ADSs) that are inconsistent with the claiming of foreign tax credits by United States Holders of ADSs. Such actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by non-corporate holders. Accordingly, the analysis of the creditability of PRC taxes and the availability of the reduced tax rate for dividends received by non-corporate holders, each described below, could be affected by actions taken by intermediaries in the chain of ownership between the holder of an ADS and our company.

Taxation of Dividends on ADSs or Ordinary Shares

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of distributions on the ADSs or ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including any withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

With respect to non-corporate United States investors, dividends received from a qualified foreign corporation generally will be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on ordinary shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our ADSs, which are listed on the NYSE, are readily tradable on an established securities market in the United States. Thus, we believe that dividends we pay on our ADSs will meet the conditions required for the reduced tax rate. Since we do not expect that our ordinary shares will be listed on an established securities market, we do not believe that dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for these reduced tax rates. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in later years. A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we are deemed to be a PRC resident enterprise under the EIT Law, we may be eligible for the benefits of the income tax treaty between the United States and the PRC, or the Treaty, and if we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by ADSs, would be eligible for the reduced rates of taxation. See “Taxation—People’s Republic of China Taxation.” Non-corporate United States Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are urged to consult your own tax advisors regarding the application of these rules given your particular circumstances.

Non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. See “—Passive Foreign Investment Company” below.

In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, you may be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs or ordinary shares. See “Taxation—People’s Republic of China Taxation.” In that case, PRC withholding taxes on dividends will be treated as foreign taxes eligible, subject to applicable limitations, for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. However, if you have held the ADSs or ordinary shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for any PRC withholding taxes imposed on dividends paid on the ADSs or ordinary shares. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of your ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. However, we do not expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend (as discussed above).

Passive Foreign Investment Company

Based on our financial statements, and the projected composition of our income and valuation of our assets, including goodwill, we do not expect to be a PFIC for 2014, and we do not expect to become one in the future, although there can be no assurance in this regard.

In general, we will be a PFIC for any taxable year in which:

•	at least 75% of our gross income is passive income, or

•	at least 50% of the value (determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income. However, it is not entirely clear how the contractual arrangements between us and our affiliated consolidated entities will be treated for purposes of the PFIC rules. If it is determined that we do not own the stock of our consolidated affiliated entities for United States federal income tax purposes, we would likely be treated as a PFIC.

The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we have valued our goodwill based on the projected market value of our equity, a decrease in the price of our ADSs may result in our becoming a PFIC. The composition of our income and our assets will also be affected by how, and how quickly, we spend the cash raised in this offering and the Concurrent ADS Offering. Under circumstances where the cash is not deployed for active purposes, our risk of becoming a PFIC may increase. If we are a PFIC for any taxable year during which you hold the Notes, ADSs or ordinary shares, you will be subject to special tax rules discussed below.

If we are a PFIC for any taxable year during which you hold the Notes, ADSs or ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” received with respect to the ADSs or ordinary shares and any gain realized from a sale or other disposition, including a pledge, of the Notes, ADSs or ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Notes, ADSs or ordinary shares,

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•

the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

In addition, non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. You will generally be required to file Internal Revenue Service Form 8621 if you hold the Notes, ADSs or ordinary shares in any year in which we are classified as a PFIC.

If we are a PFIC for any taxable year during which you hold the Notes, ADSs or ordinary shares and any of our non-United States subsidiaries is also a PFIC, a United States Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

In lieu of being subject to the excess distribution rules discussed above, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is regularly traded on a qualified exchange. Since our ADSs are listed on the NYSE, which constitutes a qualified exchange, under current law, the mark-to-market election will be available to holders of ADSs if the ADSs are “regularly traded” for purposes of the mark-to-market election (for which no assurance can be given). It should also be noted that only the ADSs and not the Notes or ordinary shares are listed on the NYSE. Consequently, if you are a holder of Notes or ordinary shares that are not represented by ADSs, you generally will not be eligible to make a mark-to-market election if we are or were to become a PFIC.

If you make an effective mark-to-market election, you will include in each year that we are a PFIC as ordinary income the excess of the fair market value of your ADSs at the end of the year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted tax basis in the ADSs over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

Your adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

A U.S. investor in a PFIC generally can mitigate the consequences of the rules described above by electing to treat the PFIC as a “qualified electing fund” under Section 1295 of the Code. However, this option is not available to you because we do not intend to comply with the requirements necessary to permit you to make this election.

We are required to file annual reports on Form 20-F with the U.S. Securities and Exchange Commission in which we will update our expectations as to whether or not we anticipate being a PFIC for such year. We do not intend to make any other annual determination or to otherwise notify you regarding our status as a PFIC for any taxable year. You are urged to consult your tax advisors concerning the United States federal income tax consequences of holding Notes, ADSs or ordinary shares if we are considered a PFIC in any taxable year.

Sale or Exchange of ADSs or Ordinary Shares

For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of ADSs or ordinary shares in an amount equal to the difference between the amount realized for the ADSs or ordinary shares and your tax basis in the ADSs or ordinary shares (as described above under “—Conversion of the Notes”). Subject to the discussion under “—Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. However, if we are treated as a PRC “resident enterprise” for PRC tax purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat such gain as PRC source gain under the Treaty. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you generally would not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our ADSs or ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. You will be eligible for the benefits of the Treaty if, for purposes of the Treaty, you are a resident of the United States, and you meet other factual requirements specified in the Treaty. Because qualification for the benefits of the Treaty is a fact-intensive inquiry which depends upon the particular circumstances of each investor, you are specifically urged to consult your tax advisors regarding your eligibility for the benefits of the Treaty. You are also urged to consult your tax advisors regarding the tax consequences if any PRC tax is imposed on gain on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting will apply to interest or dividends in respect of the Notes, ADSs or ordinary shares and the proceeds from the sale, exchange or redemption of the Notes, ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax generally would apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or, in the case of dividend payments, if you fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

Under the Hiring Incentives to Restore Employment Act of 2010, individuals that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 are required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. United States Holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes, ADSs or ordinary shares.

UNDERWRITING

Deutsche Bank Securities Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the principal amount of the Notes set forth opposite its name below. The address of Deutsche Bank Securities Inc. is 60 Wall Street, New York, NY 10005, United States.

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.

Total	US$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes and the ADSs into which the Notes will convert and the underlying Class A ordinary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Notes are new securities, and there is currently no established market for the Notes. Although the underwriters have informed us that they currently intend to make a market in the Notes, they are not obligated to do so and may discontinue any market-making with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes. We do not intend to apply for a listing of the Notes on any securities exchange or any automated quotation system. Our ADSs are listed on the New York Stock Exchange under the symbol “WBAI”.

Underwriting Discounts

Total underwriting discounts to be paid to the underwriters in the offering of the Notes represent         % of the total amount of the offering of the Notes. After the public offering of the Notes, the public offering price or any other term of the public offering may be changed.

The following table shows the public offering price, underwriting discounts and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Note	Without exercise of over-allotment option	Full exercise of over-allotment option
Public offering price	US$	US$	US$
Underwriting discounts paid by us	US$	US$	US$
Proceeds, before expenses, to us	US$	US$	US$

Over-allotment Option

We have granted an option to the underwriters to purchase from us up to an additional US$              aggregate principal amount of the Notes at the public offering price listed on the cover of this prospectus, less the underwriting discounts. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase additional principal amount of the Notes proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors, certain shareholders and option holders have agreed not to sell or transfer any ordinary shares, ADSs or securities convertible into, exchangeable for, exercisable for, or repayable with our ordinary shares or ADSs, for 90 days after the date of this prospectus without first obtaining the written consent of the representative on behalf of the underwriters. Specifically, we and these other persons have agreed, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any ordinary shares or ADSs;

•	sell any option or contract to purchase any ordinary shares or ADSs;

•	purchase any option or contract to sell any ordinary shares or ADSs;

•	grant any option, right or warrant for the sale of any ordinary shares or ADSs;

•	lend or otherwise dispose of or transfer any ordinary shares or ADSs;

•	request or demand that we file a registration statement related to our ordinary shares or ADSs; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares or ADSs whether any such swap or transaction is to be settled by delivery of ordinary shares or ADSs or other securities, in cash or otherwise.

The restrictions described in the preceding paragraph do not apply to:

•	the sale of the Notes to the underwriters or the sale of the ADSs and the Class A ordinary shares represented by the ADSs in the Concurrent ADS Offering;

•	the issuance by us of ordinary shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of and referred to in this prospectus; and

•	the issuance of Class A ordinary shares or the grant of options to purchase Class A ordinary shares under our 2011 share incentive plan.

This lock-up provision applies to our ordinary shares and ADSs and to securities convertible into or exchangeable or exercisable for or repayable with our ordinary shares and ADSs. It also applies to our ordinary shares and ADSs owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Notes is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ADSs and the Notes. However, the representative may engage in transactions that stabilize the price of our ADSs and the Notes, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of the Notes than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the Notes in the open market. In determining the source of the Notes to close out the covered short position, the underwriters will consider, among other things, the price of the Notes available for purchase in the open market as compared to the price at which they may purchase the Notes through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our ADSs and the Notes made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representative has repurchased the Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs and the Notes or preventing or retarding a decline in the market price of our ADSs and the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs and the Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Concurrent ADS Offering

Concurrently with this offering, we are offering              ADSs, the selling shareholders are offering ADSs (or up to              ADSs if the ADS Underwriters exercise their option to purchase additional ADSs in full), and another              ADSs being offered, or the borrowed ADSs, will be loaned by us to the ADS borrower. The offering of the Notes pursuant to this prospectus is contingent upon the delivery of the borrowed ADSs under the ADS lending agreement and the closing of the borrowed ADSs offering, and the closing of the borrowed ADSs offering is contingent upon the closing of this Notes offering. We expect to make delivery of such borrowed ADSs concurrently with the closing of this Notes offering. See “Description of the Share Lending Agreement” and “Underwriting.” The Concurrent ADS Offering is not otherwise contingent upon the closing of either this Notes offering or the concurrent offering of borrowed ADSs, and the closing of this Notes offering and the concurrent offering of borrowed ADSs are not otherwise contingent upon the closing of the Concurrent ADS Offering.

Electronic Offer, Sale and Distribution of Notes

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the representative may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The representative may allocate the Notes for sale to its online brokerage customers. An electronic prospectus may be made available on the Internet websites maintained by the representative. Other than the prospectus in electronic format, the information on the websites of the representative is not part of this prospectus.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Deutsche Bank Securities Inc. is also acting as an underwriter of the Concurrent ADS Offering. An affiliate of Deutsche Bank Securities Inc. has entered into an ADS lending agreement with us in connection with the ADS borrow facility described under “Description of ADS Lending Agreement.”

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Notes, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material relating to the Notes may be distributed or published, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof.

Australia

This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the company under section 708(12) of the Corporations Act; or Act,

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

(b) you warrant and agree that you will not offer any of the Notes issued to you pursuant to this document for resale in Australia within 12 months of those Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

The Notes may only be offered, sold or distributed, directly or indirectly, in the provinces of Ontario and Quebec, Canada or to residents thereof and not in any other province or territory of Canada or to or for the benefit of any resident of any other province or territory of Canada. Such offers or sales will be made pursuant to an exemption from the requirement to file a prospectus with the regulatory authorities in the provinces of Ontario and Quebec, and will be made only through a dealer duly registered under the applicable securities laws of the province of Ontario or Quebec, as the case may be, or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands

This prospectus does not constitute an intention to offer to the public in the Cayman Islands of the Notes, whether by way of sale or subscription. The Notes will not be offered, sold, directly or indirectly in the Cayman Islands.

Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Notes which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this document you should consult an authorized financial adviser.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of the Notes will be made to the public in that Relevant Member State (other than offers (the “Permitted Public Offers”) where a prospectus will be published in relation to the Notes that has been approved by the competent authority in a Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive), except that with effect from and including that Relevant Implementation Date, offers of ordinary shares may be made to the public in that Relevant Member State at any time:

(a)	to “qualified investors” as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted in the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the Notes shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any Notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor”, and (B) in the case of any Notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive: (i) the Notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale, or (ii) where Notes have been acquired by it on behalf of persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, the offer of those Notes to it is not treated under the Prospectus Directive as having been made to such persons.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any Notes to be offered so as to enable an investor to decide to purchase any Notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71 EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Israel

In the State of Israel, the Notes offered hereby may not be offered to any person or entity other than the following:

(a) a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b) a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c) an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d) a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e) a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f) a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g) an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h) a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i) an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j) an entity, other than an entity formed for the purpose of purchasing the Notes in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the Notes offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the Notes will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been registered with the Financial Supervisory Commission of Korea for public offering in Korea. Furthermore, may not be resold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds”, its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Notes, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Notes may not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia

This prospectus may not be distributed in the Kingdom except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus.

Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Switzerland

This document, as well as any other material relating to the Notes which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The Notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Notes, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The Notes are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the Notes with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the Notes, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

United Arab Emirates

The Notes have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom

No offer of Notes has been made or will be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA. The underwriters: (i) have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to us; and (ii) have complied with, and will comply with all applicable provisions of FSMA with respect to anything done by them in relation to the Notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

We are being represented by Simpson Thacher & Bartlett LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters of United States federal securities and New York State law in connection with this offering will be passed upon for the underwriters by Shearman & Sterling LLP. The validity of the Class A ordinary shares represented by the ADSs into which the Notes offered in this offering can be converted and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by Commerce & Finance Law Offices. Simpson Thacher & Bartlett LLP may rely upon Maples and Calder with respect to matters governed by the laws of the Cayman Islands and upon Han Kun Law Offices with respect to matters governed by PRC law. Shearman & Sterling LLP may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of 500.com Limited at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, included in this prospectus, have been audited by Ernst & Young Hua Ming LLP, an independent registered public accounting firm, as stated in their report appearing herein. The financial statements audited by Ernst & Young Hua Ming LLP have been included in reliance on their report given on their authority as experts in accounting and auditing.

The offices of Ernst & Young Hua Ming LLP are located at 21st Floor, China Resource Building, No. 5001 Shennan Dong Road, Shenzhen, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to the Notes to be sold in this offering. A related registration statement on F-6 will be filed with the SEC to register the ADSs. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You may read the registration statement and its exhibits and schedules for further information with respect to us and our ADSs.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s web site at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

500.com Limited

We have audited the accompanying consolidated balance sheets of 500.com Limited (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income, shareholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of 500.com Limited at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, the People’s Republic of China

March 26, 2014

500.COM LIMITED

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares)

	Notes	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
		RMB	RMB	US$
ASSETS
Current assets:
Cash and cash equivalents		31,555	544,318	89,915
Restricted cash		11,209	71,662	11,838
Time deposits		-	121,085	20,002
Accounts receivable	4	22,937	62,522	10,328
Accounts receivable due from employees		225	-	-
Amounts due from related parties	16	188,242	-	-
Prepayments and other current assets	5	68,659	94,273	15,573
Deferred tax assets	11	6,994	16,016	2,646

Total current assets		329,821	909,876	150,302

Non-current assets:
Property and equipment, net	6	38,102	36,213	5,982
Intangible assets, net	7	2,229	3,377	558
Deposits	5	5,463	5,939	981
Deferred initial public offering expenses		1,496	-	-
Deferred tax assets	11	841	157	26
Other non-current assets		1,391	2,738	452

Total non-current assets		49,522	48,424	7,999

TOTAL ASSETS		379,343	958,300	158,301

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Short-term loans (including short-term loans of the consolidated VIEs without recourse to 500.com Limited of Nil and RMB12,802 (US$2,115) as of December 31, 2012 and 2013, respectively)	12	-	12,802	2,115
Dividends payable	13	194,526	-	-
Amount due to a related party	16	8,520	-	-
Accrued payroll and welfare payable (including accrued payroll and welfare payable of the consolidated VIEs without recourse to 500.com Limited of RMB7,038 and RMB8,336 (US$1,377) as of December 31, 2012 and 2013, respectively)		10,408	13,012	2,149
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of the consolidated VIEs without recourse to 500.com Limited of RMB59,538 and RMB72,857 (US$12,036) as of December 31, 2012 and 2013, respectively)	8	66,307	88,246	14,578
Income tax payable (including income tax payable of the consolidated VIEs without recourse to 500.com Limited of RMB1,554 and RMB1,863 (US$308) as of December 31, 2012 and 2013, respectively)	11	1,554	4,507	745

Total current liabilities		281,315	118,567	19,587

The accompanying notes are an integral part of the consolidated financial statements.

500.COM LIMITED

CONSOLIDATED BALANCE SHEETS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares)

	Notes	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
		RMB	RMB	US$
Non-current liabilities:
Deferred tax liabilities	11	88,796	-	-
Long-term payables (including long-term payables of the consolidated VIEs without recourse to 500.com Limited of RMB11,852 and RMB29,328 (US$4,845) as of December 31, 2012 and 2013, respectively)		11,852	30,313	5,007

Total non-current liabilities		100,648	30,313	5,007

TOTAL LIABILITIES		381,963	148,880	24,594

Commitments and contingencies	17

Shareholders’ equity (deficit):
Class A Ordinary shares, par value US$0.00005 per share, 700,000,000 shares authorized and 66,539,000 shares issued and outstanding as of December 31, 2013	19	-	20	3
Class B Ordinary shares, par value US$0.00005 per share; 931,878,540 and 300,000,000 shares authorized as of December 31, 2012 and 2013, respectively; 228,768,220 and 262,197,451 shares issued and outstanding as of December 31, 2012 and 2013, respectively	19	84	94	16
Additional paid-in capital	19	255,781	967,233	159,776
Accumulated other comprehensive income	20	15,988	10,492	1,733
Accumulated deficit	10	(274,473)	(168,419)	(27,821)

Total shareholders’ equity (deficit)		(2,620)	809,420	133,707

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)		379,343	958,300	158,301

The accompanying notes are an integral part of the consolidated financial statements.

500.COM LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

		For the years ended December 31,
	Notes	2011	2012	2013	2013
		RMB	RMB	RMB	US$
Net Revenues		232,332	171,527	259,534	42,872

Operating expenses:
Cost of services		(24,425)	(18,476)	(27,818)	(4,595)
Sales and marketing		(52,471)	(45,794)	(84,596)	(13,974)
General and administrative		(101,996)	(57,784)	(73,190)	(12,090)
Service development expenses		(19,566)	(26,571)	(28,686)	(4,739)
Write-off of deferred initial public offering expenses		-	(6,404)	-	-

Total operating expenses		(198,458)	(155,029)	(214,290)	(35,398)
Other operating income		6,455	4,193	14,560	2,405
Government grant		1,778	2,242	2,792	461
Other operating expenses		(296)	(1,821)	(2,678)	(442)

Operating profit		41,811	21,112	59,918	9,898
Interest income		243	1,132	2,058	340
Interest expense		-	-	(5,407)	(893)
Changes in fair value of the derivative component of the convertible note	9	-	-	(26,809)	(4,429)

Income before income tax		42,054	22,244	29,760	4,916
Income tax benefit (expenses)	11	(28,497)	(18,001)	76,294	12,603

Net income		13,557	4,243	106,054	17,519

Other Comprehensive income, net of tax
Foreign currency translation gain (loss)		(224)	58	(5,496)	(908)

Comprehensive income		13,333	4,301	100,558	16,611

Earnings per share for Class A and Class B ordinary shares outstanding:	18
Basic		0.06	0.02	0.45	0.07
Diluted		0.06	0.02	0.41	0.07

Earnings per ADS (1 ADS represents 10 Class A ordinary shares)	18
Basic		-	-	4.45	0.74
Diluted		-	-	4.08	0.67

Weighted average number of Class A and Class B ordinary shares outstanding:	18
Basic		230,768,220	229,374,777	238,342,685	238,342,685
Diluted		237,243,569	233,678,481	259,729,367	259,729,367

The accompanying notes are an integral part of the consolidated financial statements.

500.COM LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”))

	For the years ended December 31,
	2011	2012	2013	2013
	RMB	RMB	RMB	US$
Cash flow from operating activities
Net income	13,557	4,243	106,054	17,519
Adjustments to reconcile net income to net cash provided in operating activities:
Depreciation of property and equipment	3,589	5,167	7,847	1,296
Amortization of intangible assets	231	353	659	109
Deferred tax expense (benefit)	20,564	7,145	(97,133)	(16,045)
Share-based compensation	50,154	13,704	7,561	1,249
Losses on disposal of property and equipment	96	904	518	86
Write-off of initial public offering expenses	-	6,404	-	-
Interest expense relating to convertible note	-	-	3,933	650
Changes in fair value of the derivative component of the convertible note	-	-	26,809	4,429
Changes in operating assets and liabilities:
Accounts receivable	(16,104)	12,545	(39,585)	(6,539)
Accounts receivable due from employees	88	5,788	225	37
Prepayments and other current assets	(29,632)	25,662	(25,616)	(4,232)
Deposits	(886)	2,286	(476)	(79)
Accrued expenses and other current liabilities	28,117	511	22,876	3,778
Accrued payroll and welfare payable	2,555	(1,849)	2,604	430
Amount due to a related party	(1,054)	-	(8,520)	(1,407)
Long-term payables	1,122	8,257	18,461	3,050
Income tax payable	(2,972)	1,379	2,953	488

Net cash generated from operating activities	69,425	92,499	29,170	4,819

Cash flows from investing activities
Acquisition of property and equipment	(9,345)	(29,840)	(9,111)	(1,505)
Acquisition of intangible assets	(786)	(2,247)	(416)	(69)
Acquisition of other non-current assets	-	-	(2,738)	(452)
Restricted cash	2,500	(11,209)	(3,941)	(651)
Short-term investments	(4,000)	4,000	-	-
Time deposits	-	-	(121,085)	(20,002)
Change in amounts due from related parties	(23,800)	(85,616)	188,242	31,094
Proceeds from disposal of property and equipment	97	43	1,014	168

Net cash used in investing activities	(35,334)	(124,869)	51,965	8,583

Cash flows from financing activities
Proceeds from short-term bank borrowings	-	-	201,290	33,251
Repayment of short-term bank borrowings	-	-	(188,488)	(31,136)
Restricted cash	-	-	(56,512)	(9,335)
Proceeds from the issuance of the convertible note	-	-	122,584	20,249
Proceeds from the exercise of share options	-	-	3,263	539
Proceeds from the private placement	-	-	91,994	15,196
Proceeds from the issuance of ordinary shares	-	43,006	-	-
Proceeds from the initial public offering (“IPO”), net of issuance cost	-	-	456,835	75,464
Repurchase of ordinary shares	-	(39,460)	-	-
Payment of dividends	-	-	(194,526)	(32,133)
Payment for initial public offering expenses	(2,830)	(3,551)	-	-

Net cash (used in)/generated from financing activities	(2,830)	(5)	436,440	72,095

Effect of exchange rate changes on cash and cash equivalents	-	-	(4,812)	(795)
Net increase (decrease) in cash and cash equivalents	31,261	(32,375)	512,763	84,702
Cash and cash equivalents at beginning of the year	32,669	63,930	31,555	5,213

Cash and cash equivalents at end of the year	63,930	31,555	544,318	89,915

Supplemental disclosures of cash flow information:
Income tax paid	(10,152)	(1,920)	(2,363)	(390)
Interest received	243	1,132	1,750	289

Non-cash movements:
Payable to a related party from repurchase of ordinary shares	-	8,520	-	-

The accompanying notes are an integral part of the consolidated financial statements.

500.COM LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”) except for number of shares)

	Number of Class A ordinary shares	Number of Class B ordinary shares	Ordinary shares	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total shareholders’ equity (deficit)
			RMB	RMB	RMB	RMB	RMB
Balance as of December 31, 2010	-	230,768,220	84	196,897	16,154	(202,273)	10,862
Net income for the year	-	-	-	-	-	13,557	13,557
Other comprehensive loss	-	-	-	-	(224)	-	(224)
Share-based compensation	-	-	-	50,154	-	-	50,154

Balance as of December 31, 2011	-	230,768,220	84	247,051	15,930	(188,716)	74,349

Net income for the year	-	-	-	-	-	4,243	4,243
Other comprehensive income	-	-	-	-	58	-	58
Repurchase and cancellation of ordinary shares	-	(19,250,000)	(5)	(47,975)	-	-	(47,980)
Issuance of ordinary shares	-	17,250,000	5	43,001			43,006
Share-based compensation	-	-	-	13,704	-	-	13,704
Dividend declared	-	-	-	-	-	(90,000)	(90,000)

Balance as of December 31, 2012	-	228,768,220	84	255,781	15,988	(274,473)	(2,620)

Net income for the year	-	-	-	-	-	106,054	106,054
Other comprehensive loss	-	-	-	-	(5,496)	-	(5,496)
Issuance of ordinary shares from private placement	-	11,538,462	3	91,991	-	-	91,994
Issuance of ordinary shares from exercise of share options	-	2,660,000	1	3,262	-	-	3,263
Issuance of ordinary shares from conversion of convertible note	-	19,230,769	6	153,319	-	-	153,325
Issuance of ordinary shares upon IPO	66,539,000	-	20	455,319	-	-	455,339
Share-based compensation	-	-	-	7,561	-	-	7,561

Balance as of December 31, 2013	66,539,000	262,197,451	114	967,233	10,492	(168,419)	809,420

Balance as of December 31, 2013, in US$			19	159,776	1,733	(27,821)	133,707

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

1.	ORGANIZATION

500.com Limited (the “Company”) was incorporated under the laws of the Cayman Islands on April 20, 2007 under the name Fine Success Limited, which was changed to 500wan.com on May 9, 2011 and further changed to the current name on October 9, 2013.

As of December 31, 2013, the Company has three wholly owned subsidiaries in British Virgin Islands, Hong Kong and the People’s Republic of China (“PRC”), respectively and also consolidates three variable interest entities and a subsidiary of a variable interest entity (collectively “VIEs”), details of which are as follows:

Entity	Date of establishment	Place of establishment	Percentage of ownership by the Company	Principal activities

Subsidiaries
Fine Brand Limited (“BVI”)	February 9, 2011	British Virgin Islands	100%	Investment Holding
500wan HK Limited (“500wan HK”)	March 8, 2011	Hong Kong	100%	Investment Holding
E-Sun Sky Computer (Shenzhen) Co., Ltd. (“E-Sun Sky Computer”)	June 18, 2007	PRC	100%	Software Service

VIEs
Shenzhen E-Sun Network Co., Ltd. (“E-Sun Network”)	December 7, 1999	PRC	100%	Online Lottery Service
Shenzhen Youlanguang Science and Technology Co., Ltd. (“Youlanguang Technology”)	December 16, 2008	PRC	100%	Online Lottery Service
Shenzhen Guangtiandi Science and Technology Co., Ltd. (“Guangtiandi Technology”)	December 16, 2008	PRC	100%	Online Lottery Service

Subsidiary of E-Sun Network
Shenzhen E-Sun Sky Network Technology Co., Ltd. (“E-Sun Sky Network”)	May 22, 2006	PRC	100%	Online Lottery Service

The Company, its subsidiaries and VIEs are hereinafter collectively referred to as the “Group”.

The Group provides online lottery purchase services in the PRC. The Group’s principal geographic market is in the PRC. The Company does not conduct any substantive operations on its own but instead conducts its business operations through E-Sun Sky Computer and the VIEs.

PRC laws and regulations prohibit or restrict foreign ownership of Internet businesses. To comply with these foreign ownership restrictions, the Group operates its websites and provides online lottery purchase services in the PRC through the VIEs. Prior to December 28, 2013, the Company entered into exclusive business

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

1.	ORGANIZATION (continued)

cooperation agreements, power of attorney, equity interest pledge agreements, exclusive option agreements, financial support agreements and supplementary agreements to the exclusive option agreements (previously named as exclusive technical consulting and service agreements, power of attorney, equity pledge agreements, equity interest disposal agreements, financial support agreements, business operation agreements and intellectual properties license agreements prior to June 1, 2011) (the “Contractual Arrangements”), with the VIEs through E-Sun Sky Computer, which obligates E-Sun Sky Computer to absorb a majority of the expected losses from the activities of the VIEs’ activities, and entitles E-Sun Sky Computer to receive a majority of residual returns from the VIEs. Through these aforementioned agreements, the Company maintains the ability to approve decisions made by the VIEs, and the ability to acquire the equity interests in the VIEs when permitted by the PRC laws via E-Sun Sky Computer.

As a result of the Contractual Arrangements, the Company consolidates the VIEs as required by Accounting Standards Codification (“ASC”) subtopic 810-10, Consolidation: Overall. Effective on January 1, 2010. The Company is required to continue to consolidate the VIEs under the new guidance in ASU 2009-17 because the Company has been determined to 1) be the most closely associated with the VIEs and the subsidiary of E-Sun Network among the members of the related party group who share the power to direct the activities of the VIEs that most significantly impact their economic performance, and 2) has the obligation to absorb losses or the right to receive benefits of the VIEs that could potentially be significant to the VIEs.

On December 28, 2013, 500.com Limited agreed to provide unlimited financial support to the VIEs for their operations. In addition, pursuant to the power of attorney agreements entered into among 500.com Limited, E-Sun Sky Computer and the nominee shareholders of the VIEs, on December 28, 2013, the nominee shareholders of the VIEs assigned the rights to attend the VIEs’ shareholders' meetings and to vote on all of the matters in the VIEs that require shareholders' approval, which was entrusted to E-Sun Sky Computer to 500.com Limited. As a result of the assignment of power of attorney from E-Sun Sky Computer to 500.com Limited and the provision of unlimited financial support from 500.com Limited to the VIEs, 500.com Limited has been determined to be most closely associated with the VIEs within the group of related parties and replaced E-Sun Sky Computer as the primary beneficiary of the VIEs on December 28, 2013.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

1.	ORGANIZATION (continued)

The carrying amounts of the assets, liabilities and the results of operations of the VIEs included in the Company’s consolidated balance sheets and statements of comprehensive income are as follows:

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
ASSETS
Current assets:
Cash and cash equivalents	16,392	27,831	4,597
Restricted cash	10,609	15,090	2,493
Accounts receivable	13,531	50,778	8,388
Accounts receivable due from employees	225	-	-
Amounts due from related parties	169,266	-	-
Amounts due from intergroup companies	7	105,169	17,373
Prepayments and other current assets	67,759	92,395	15,263
Deferred tax assets, current portion	6,498	15,287	2,525

Total current assets	284,287	306,550	50,639

Non-current assets:
Property and equipment, net	30,929	28,703	4,741
Intangible assets, net	1,338	1,130	187
Deposits	5,295	5,771	967
Deferred initial public offering expenses	250	-	-
Deferred tax assets, non-current	841	157	26
Other non-current assets	-	2,738	439

Total non-current assets	38,653	38,499	6,360

TOTAL ASSETS	322,940	345,049	56,999

LIABILITIES
Current liabilities:
Short-term loans	-	12,802	2,115
Amounts due to intergroup companies	46,322	3,470	573
Accrued payroll and welfare payable	7,038	8,336	1,377
Accrued expenses and other current liabilities	59,538	72,857	12,036
Income tax payable	1,554	1,863	308

Total current liabilities	114,452	99,328	16,409

Non-current liabilities:
Long-term payables	11,852	29,328	4,845

Total non-current liabilities	11,852	29,328	4,845

TOTAL LIABILITIES	126,304	128,656	21,254

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

1.	ORGANIZATION (continued)

	For the years ended December 31,
	2011	2012	2013	2013
	RMB	RMB	RMB	US$
Net revenues	169,463	113,566	182,255	30,106
Net income	39,257	3,720	19,759	3,264

There was no pledge or collateralization of the VIEs’ assets. Creditors of the VIEs have no recourse to the general credit of the Company, which is the primary beneficiary of the VIEs. In addition, the Company has not provided any financial support to its VIEs as of December 31, 2013.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and use of estimates

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in the Group’s financial statements include, but are not limited to, revenue recognition, useful lives of property and equipment, intangible assets, realization of deferred tax assets, share-based compensation and consolidation of variable interest entities. Actual results could materially differ from those estimates.

Changes in Presentation of Comparative Information

Certain comparative amounts have been reclassified to conform with the current year’s presentation.

Principles of consolidation

The consolidated financial statements of the Group include the financial statements of the Company, its subsidiaries and VIEs in which it has a controlling financial interest. The results of the subsidiaries are consolidated from the date on which the Group obtained control and continue to be consolidated until the date that such control ceases. A controlling financial interest is typically determined when a company holds a majority of the voting equity interest in an entity. However, if the Company demonstrates its ability to control the VIEs through its rights to all the residual benefits of the VIEs and its obligation to fund losses of the VIEs then the entity is consolidated. All significant intercompany balances and transactions among the Company, its subsidiaries and VIEs have been eliminated on consolidation.

Convenience translation

Translations of amounts from Renminbi (“RMB”) into United States dollars for the convenience of the reader were calculated at the noon buying rate of US$1.00 to RMB6.0537 on December 31, 2013 in the city of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at such rate.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency

The functional currency of the Company, BVI and 500wan HK is the United States dollars. E-Sun Sky Computer and VIEs determined their functional currencies to be the RMB, which is their respective local currency based on the criteria of ASC subtopic 830-10, Foreign Currency Matters: Overall. The Company uses the monthly average exchange rate for the year and the exchange rate at the balance sheet date to translate the operating results and financial position, respectively. Translation differences are recorded in accumulated other comprehensive income, a component of shareholders’ equity. The Company uses the RMB as its reporting currency.

Transactions denominated in foreign currencies are remeasured into the functional currency at the exchange rates prevailing on the transaction dates. Financial assets and liabilities denominated in foreign currencies are remeasured into the functional currency at the exchange rates prevailing at the balance sheet date. Exchange gains and losses resulting from foreign currency transactions are included in the consolidated statements of comprehensive income.

Cash and cash equivalents

Cash and cash equivalents represents cash on hand and demand deposits which are unrestricted as to withdrawal and use, and which have original maturities of three months or less when purchased.

Restricted cash

Restricted cash represents amounts of cash held by a bank which (i) were granted by the government and designated only for the purchase of fixed assets for certain approved projects, (ii) were drawn from short-term loans and designated only for marketing activities, and (iii) were pledged to the financial institutions as collateral for the Company’s bank loans.

Time deposits

Time deposits represent deposits in commercial banks with original maturities of greater than three months but less than a year. Interest income from time deposits is included in the consolidated statements of comprehensive income. During the years ended December 31, 2011, 2012 and 2013, the Company recorded interest income of RMB243, RMB1,132 and RMB 2,058 (US$340) in the consolidated statements of comprehensive income respectively.

Accounts receivables and allowance for doubtful accounts

Accounts receivables are carried at net realizable value. An allowance for doubtful accounts is recorded when collection of the amount is no longer probable. In evaluating the collectability of receivable balances, the Group considers factors such as customer circumstances or age of the receivable. Accounts receivable are written off after all collection efforts have ceased. Collateral is not typically required, nor is interest charged on accounts receivable.

Accounts receivable due from employees

Under the current prize payout scheme of national and provincial lottery products, prizes can only be claimed by natural persons who present the winning lottery tickets at the time of collection. Accounts receivable

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable due from employees (continued)

due from employees represents cash from winning tickets deposited into certain employees’ personal bank accounts which will be transferred into the Group’s bank accounts prior to allocation to the winner’s accounts. The Company employs several measures to ensure that the employees’ personal bank accounts are under the Company’s control, for example, keeping a record of the account numbers, passwords, online login information and electronic banking keys of such personal accounts, and monitoring the account activities constantly.

Property and equipment, net

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Category	Estimated Useful Life	Estimated Residual
Electronic and office equipment	3-5 years	5%
Motor vehicles	10 years	2-5%
Leasehold improvement	Shorter of lease term or the estimated useful lives of the assets	-

Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterment that extend the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in the consolidated statements of comprehensive income.

Intangible assets

Intangible assets represent computer software and purchased domain name. These intangible assets are amortized on a straight line basis over their estimated useful lives of the respective assets, which are set out as follows:

Category	Estimated Useful Life
Computer software	5 years
Purchased domain name	10 years

Impairment of long-lived assets

The Group evaluates its long-lived assets or asset group with finite lives for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of a group of long-lived assets may not be fully recoverable. When these events occur, the Group evaluates the impairment by comparing the carrying amount of the assets to future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group recognizes an impairment loss based on the excess of the carrying amount of the asset group over its fair value. No impairment charge for the long-lived assets was recognized for any of the years presented.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value Measurements

Financial instruments include cash and cash equivalents, restricted cash, time deposits, accounts receivable, accounts receivable due from employees, amounts due from related parties, amounts due to a related party and the derivative redemption feature (note 9). As of December 31, 2012 and 2013, the carrying values of these financial instruments, approximate their fair values due to their short-term maturities. The Company determined the fair value of the derivative redemption feature with the assistance of an independent third party valuation firm.

The Company applies ASC topic 820 (“ASC 820”), Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value and requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Include other inputs that are directly or indirectly observable in the marketplace.

Level 3—Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach, and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

In accordance with ASC 820, the Group measures the fair value of the derivative redemption feature using an income approach based on inputs that are unobservable (level 3) in the market.

The following table presents a reconciliation of the derivative redemption feature measured at fair value on a recurring basis using significant unobservable inputs (level 3) for the year ended December 31, 2013.

Derivative redemption feature
RMB
Balance as of December 31, 2012	-
Fair value of the derivative redemption feature on issuance date	22,355
Change in fair value of the derivative redemption feature	26,809
Settlement of the derivate redemption feature upon IPO	(49,164)

Balance as of December 31, 2013	-

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value Measurements (continued)

The change in fair value of the derivative redemption feature for the year ended December 31, 2013 was recorded as “Changes in fair value of the derivative component of the convertible note” in the consolidated statements of operations

Revenue recognition

The Group’s revenues are derived principally from online lottery purchase services. Revenue is recognized in accordance with ASC 605-10, Revenue Recognition: Overall, when all of the following four criteria are met: (i) persuasive evidence of an arrangement exists; (ii) the service has been rendered; (iii) the fees are fixed or determinable; and (iv) collectability is reasonably assured.

Online lottery purchase services

The Group earns service income for online lottery purchase services and revenues are generated from processing lottery purchase orders from end users (“Service Fee”). The Group receives purchase orders from end users through its website and processes the orders with the lottery administration centers. Service Fee is received from the lottery administration centers based on the pre-determined service fee rate and the total amount of the processed orders. Pursuant to ASC 605-45, Principal Agent Considerations, the Group records Service Fee on a net basis because the Group is not the primary obligor in the arrangement, but acts as an agent in providing such purchase services.

Contingent service fee

The Group is entitled to receive additional Service Fee from lottery administration centers when the total amounts of purchase orders reach an agreed threshold (“Contingent Service Fee”). As the Group is the agent in providing lottery purchase services, any Contingent Service Fee received is recorded as net revenue when the agreed thresholds are reached. Once the Group reaches the agreed thresholds, the Contingent Service Fee is then fixed and not subject to any adjustments.

The Super VIP incentive

Certain qualified end users (“Super VIP”) are entitled to receive incentives from the Group based on actual purchase amount of each transaction. As the Group does not receive an additional service or benefit from the Super VIP other than service fee earned from lottery administration centers by the Group from the transaction, the incentives are recognized as a reduction of revenue at each year end in accordance with ASC 605-50, Customer Payments and Incentives.

Lottery pool purchase service

Lottery pools involve individual end users purchasing a share in a pooled lottery outcome or group of outcomes with other users. Through the lottery pool purchase service, an end user, an initiator, starts a lottery pool by specifying a range of parameters, such as the lottery portfolio, total purchase amount and payout ratio.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Lottery pool purchase service (continued)

The initiator is required to commit a minimum initial purchase amount when they initiate a pool, usually a certain percentage of the total purchase amount. Other end users then join the pool by agreeing to the parameters set by the initiator and committing on the purchase amount. When the total purchase amount as specified by the initiator is reached, the pooled lottery purchase order will be delivered in the manner specified by the initiator. When the actual purchase amount does not reach the total purchase amount as specified by the initiator but reaches a certain percentage of total purchase amount before the lottery pool purchase deadline, the Group contributes the remaining outstanding purchase amount (i.e., residual amount of lottery pool) in order to complete the lottery pool transaction. If the tickets win prizes from the lottery, the Group distributes the cash prizes to the end users based on the predetermined payout ratio, and the residual amount after distribution is retained by the Group.

Since the Group contributes the residual amount of lottery pool in order to earn Service Fee from the purchase made by the lottery pool and does not provide any service to the lottery administration centers, the residual amount of lottery pool contributed by the Group paid to the lottery administration centers is recognized as a reduction of revenue. The residual amount of the lottery pool retained by the Group after distribution of the prizes are presented as “other operating income”, and recognized upon the announcement of lottery results, as the Group’s principal activity is to provide lottery purchase services to end users.

Cost of services

Cost of services comprises employee costs, business tax and surcharges and other direct costs incurred in providing the purchase services. These costs are expensed as incurred.

Business tax and surcharges

Business tax and surcharges for the years ended December 31, 2011, 2012 and 2013 of RMB7,639, RMB5,485 and RMB7,526 (US$1,243) respectively, were recorded in cost of services in the consolidated statements of comprehensive income. The Group’s online lottery purchase services are subject to business taxes, surcharges and cultural development fees totaling approximately 2.27%-5.61% of revenues before deduction for incentives to certain registered users and residual amount payment to complete the lottery pool purchase.

Sales and marketing expenses

Commission to certain internet companies

The Group is responsible to pay certain internet companies a predetermined fixed percentage of the total purchase or deposit amount only if 1) public users enter the Group’s website by redirection through these internet companies’ website, and/or 2) public users have successfully purchased any lottery tickets or deposited certain amounts of cash into their accounts in the Group’s website. The Group is responsible for providing online lottery purchase services when such public users enter the Group’s website to purchase lottery tickets. Neither online lottery purchase services have been provided by these internet companies, nor have separate lottery service agreements been entered into between internet companies and the public users. Since these internet companies are providing similar services as those services that have been provided by the Group’s internal sales personnel/agent, any relevant costs to be paid by the Group is treated as sales and marketing expenses.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Sales and marketing expenses (continued)

Advertising expenditure

Advertising costs are expensed as incurred and are included in “sales and marketing expenses” in the consolidated statement of comprehensive income. Advertising expenses were approximately RMB20,848, RMB12,143 and RMB30,759 (US$5,081) for years ended December 31, 2011, 2012 and 2013, respectively.

Sponsorship expenses

A significant amount of the Company’s sales and marketing expenses consist of payments under a sponsorship contract. Accounting for sponsorship payments is based upon specific contract provisions.

Generally, sponsorship payments are expensed on a straight-line basis over the term of the contract after giving recognition to periodic performance provisions of the contract. Prepayments made under the contract are included in prepayments based on the period to which the prepayments apply.

Awards granted to certain qualified end users

All new end users are entitled to receive bonus credits from the Group upon the initial registration of their user accounts and all existing users are entitled to receive bonus credits from the Group by depositing a specified amount of cash into their user accounts during a marketing promotion period. The end users can only apply the bonus credits received against future lottery product purchases processed by the Group. The bonus credits are recognized as sales and marketing expenses when the bonus credits are granted to the end users.

All new and existing end users are entitled to receive additional prize money for winning tickets from selected lotteries purchased through the Group during a marketing promotion period. The cost of the additional prize money is to be shared between the lottery administration centers and the Group at a predetermined percentage or funded entirely by the Group. As the Group does not receive an identifiable benefit in return for the consideration that is sufficiently separable from the lottery administration centers’ purchase of lottery processing services from the Group, the additional prize money provided to the lottery administration center, are recognized as a reduction of revenue at each period end in accordance with ASC 605-50, Customer Payments and Incentives.

Service development expenses

Service development expenses consist primarily of personnel-related expenses incurred for the development of, enhancement to, and maintenance of the Group’s website that either (i) did not meet the ASC 350-50-25 capitalization criteria; or (ii) met the capitalization criteria but the capitalizable internal costs cannot be separated on a reasonably cost-effective basis between maintenance and relatively minor upgrades and enhancements. Service development expenses are recognized as expenses when incurred.

Leases

The Group leases certain office facilities under cancelable and non-cancelable operating leases, generally with an option to renew upon expiry of the lease term. In accordance with ASC 840, Leases, leases for a lessee are classified at the inception date as either a capital lease or an operating lease. For the lessee, a lease is a capital

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Leases (continued)

lease if any of the following conditions exist: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the properties estimated remaining economic life or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased property to the lessor at the inception date. A capital lease is accounted for as if there was an acquisition of an asset and an incurrence of an obligation at the inception of the lease. The Group had no capital leases for the years ended December 31, 2011, 2012 and 2013.

Income taxes

The Group follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Group records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statement of comprehensive income in the period that includes the enactment date.

Interest and penalties arising from underpayment of income taxes are computed in accordance with the related PRC tax law and is classified in the consolidated statements of comprehensive income as income tax expense. The amount of interest expense is computed by applying the applicable statutory rate of interest to the difference between the tax position recognized and the amount previously taken or expected to be taken in a tax return.

In accordance with the provisions of ASC 740-10, the Group recognizes in its financial statements the impact of a tax position if a tax return position or future tax position is “more likely than not” to sustained upon examination based solely on the technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold are measured at the largest amount of tax benefit, determined on a cumulative probability basis, that has a greater than fifty percent likelihood of being realized upon settlement. The Group’s estimated liability for unrecognized tax benefits which is included in the “long-term payables” account is periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and/or developments with respect to tax audits, and expiration of the statute of limitations. The outcome for a particular audit cannot be determined with certainty prior to the conclusion of the audit and, in some cases, appeal or litigation process. The actual benefits or liability ultimately realized may differ from the Group’s estimates. As each audit is concluded, adjustments, if any, are recorded in the Group’s financial statements. Additionally, in future periods, changes in facts, circumstances, and new information may require the Group to adjust the recognition and measurement estimates with regard to individual tax positions. Changes in recognition and measurement estimates are recognized in the period in which the changes occur.

In conjunction with ASC 740-10, the Group also applied ASC 740-30, Income Taxes: Other Considerations or Special Areas, to account for the temporary differences arising from the undistributed earnings of the foreign subsidiaries. According to the provision of ASC 740-30, all undistributed earnings of a subsidiary shall be presumed to be transferred to the parent entity. Accordingly, the undistributed earnings of a subsidiary included in consolidated income shall be accounted for as a temporary difference and affect deferred tax expense unless the tax law provides a means by which the investment in a domestic subsidiary can be recovered tax free. The

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

Group estimated deferred tax liability for undistributed earnings and share capital periodically and recognized in accordance with ASC 740-30 in the consolidated statements of comprehensive income as income tax expense.

Share-based compensation

Share options granted to employees and the director

Share options granted to employees and the director are accounted for under ASC 718, Share-Based Payment. In accordance with ASC 718, the Company determines whether a share option should be classified and accounted for as a liability award or an equity award. All grants of share options to employees and the director classified as equity awards, are recognized in the financial statements based on their grant date fair values. There were no liability awards granted during any of the periods stated herein. The Company recognizes compensation expenses using the straight-line method for share options granted with graded vesting based on service conditions, provided that the amount of compensation expense recognized at any date is at least equal to the portion of the grant-date value of the share options that are vested at that date.

ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in the subsequent period if actual forfeitures differ from initial estimates. Forfeiture rate is estimated based on historical and future expectation of employee turnover rate and is adjusted to reflect future change in circumstances and facts, if any. Share-based compensation expense is recorded net of estimated forfeitures such that expense was recorded only for those share-based awards that are expected to vest. To the extent the Company revises this estimate in the future, the share-based payments could be materially impacted in the period of revision, as well as in following periods.

The compensation costs associated with a modification of the terms of the award (“modification award”) are recognized if either the original vesting condition or the new vesting condition has been achieved. Such compensation costs cannot be less than the grant-date fair value of the original award. The incremental compensation cost is measured as the excess of the fair value of the modification award over the fair value of the original award at the modification date. Therefore, in relation to the modification award, the Company recognizes share-based compensation over the vesting periods of the new options, which comprises, (1) the amortization of the incremental portion of share-based compensation over the remaining vesting term and (2) any unrecognized compensation cost of original award, using either the original term or the new term, whichever is higher for each reporting period.

Share options granted to non-employees

The Company records share-based compensation expense for awards granted to consultants in exchange for services at fair value in accordance with the provisions of ASC 505-50, Equity based payment to non-employees. As the share options granted to non-employees were fully vested on the grant date, the related compensation expense was fully recognized in the consolidated statement of comprehensive income on the grant date.

The Company, with the assistance of an independent valuation firm, determined the fair values of the share-based compensation options recognized in the consolidated financial statements. The binomial option pricing model is applied in determining the estimated fair value of the options granted to employees and non-employees.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share split

On April 26, 2011, the Company effected a share split by which each of the Company’s ordinary share, par value US$0.001 per share, was split into 20 ordinary shares, par value US$0.00005 per share. All ordinary share and per share information before April 26, 2011 are adjusted retroactively for this share split for all periods presented in accordance with ASC 260-10-55-12, Earnings Per Share.

Deferred initial public offering (“IPO”) expenses

Direct costs incurred by the Company attributable to its proposed IPO of ordinary shares in the United States have been deferred. Such costs, including legal and other professional fees, are recorded as deferred IPO expenses in the consolidated balance sheets and will be charged against the gross proceeds received from such offering. The Group expensed the previously deferred IPO expenses of RMB6,404 (US$1,058) associated with its prior registration statements on Form F-1 for the year ended December 31, 2012 because this IPO was postponed for a period in excess of 90 days and as a result the Company consider the offering to be aborted in accordance with ASC 340-10-S99-1.

Earnings per share

The Company computes earnings per Class A and Class B ordinary shares in accordance with ASC subtopic 260-10 (“ASC 260-10”), Earnings Per Share: Overall, using the two class method. Under the provisions of ASC 260-10, basic net income per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted net income per share is computed using the weighted average number of ordinary shares and, if dilutive, potential ordinary shares outstanding during the period. Potentially dilutive securities have been excluded from the computation of diluted net income per share if their inclusion is anti-dilutive. Potential ordinary shares consist of the incremental ordinary shares issuable upon the exercise of stock options. The dilutive effect of outstanding stock options is reflected in diluted earnings per share by application of the treasury stock method. The computation of the diluted net income per share of Class A ordinary shares assumes the conversion of Class B ordinary shares, while the diluted net income per share of Class B ordinary shares does not assume the conversion of those shares.

The liquidation and dividend rights of the holders of the Company’s Class A and Class B ordinary shares are identical, except with respect to voting. As a result, and in accordance with ASC 260-10, the undistributed earnings for each year are allocated based on the contractual participation rights of the Class A and Class B ordinary shares as if the earnings for the year had been distributed. As the liquidation and dividend rights are identical, the undistributed earnings are allocated on a proportionate basis. Further, as the conversion of Class B ordinary shares is assumed in the computation of the diluted net income per share of Class A ordinary shares, the undistributed earnings are equal to net income for that computation.

For the purposes of calculating the Company’s basic and diluted earnings per Class A and Class B ordinary shares, the ordinary shares relating to the options that were exercised are assumed to have been outstanding from the date of exercise of such options.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Government grants

Government grants are recognized when there is reasonable assurance that the attached conditions will be complied with. When the grant relates to an expense item, it is recognized in the consolidated statements of comprehensive income as operating income over the period necessary to match the grant on a systematic basis to the related costs. Where the grant relates to an asset acquisition, it is recognized as a deferred government grant and recognized in the consolidated statements of comprehensive income as operating income in proportion to the depreciation of the related assets.

Recent accounting pronouncement

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740) (“ASU 2013-11”) to provide guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, similar tax loss, or tax credit carryforward exists. This ASU requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, with certain exceptions. The modifications to ASC Topic 740 resulting from the issuance of ASU 2013-11 are effective for fiscal years beginning after December 15, 2013 and interim periods within those years. Early adoption is permitted. The Company does not expect the adoption of ASU 2013-11 will have a significant effect on its consolidated financial statements.

3.	CONCENTRATION OF RISKS

Concentration of credit risk

Assets that potentially subject the Group to significant concentration of credit risk primarily consist of cash and accounts receivable. As of December 31, 2013, substantially all of the Group’s cash was deposited in financial institutions located in the PRC and Hong Kong, which management believes are of high credit quality. Accounts receivable are typically unsecured and are derived from commission earned from lottery administration centers in the PRC. The risk with respect to accounts receivable is mitigated by credit evaluations the Group performs on its lottery administration centers and its ongoing monitoring of outstanding balances.

Concentration of suppliers

Approximately 90.3%, 98.3% and 87.3% of total service fees were derived from service fees received from lottery purchased from three lottery administration centers for the years ended December 31, 2011, 2012 and 2013, respectively. The significance of the service fees received from the three lottery administration centers are as follows. The service fees received from the respective lottery administration centers represent net revenues recognized before the reduction of: (i) incentives paid to end users, (ii) the residual amount of lottery pool contributed by the Group and (iii) the cost of additional prize money to be shared between the lottery administration centers and the Group.

	For the years ended December 31,
	2011	2012	2013	2013
	RMB	RMB	RMB	US$
Lottery administration center A	133,809	111,533	169,474	27,995
Lottery administration center B	34,744	43,440	75,212	12,424
Lottery administration center C	41,339	13,653	45,231	7,472

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

3.	CONCENTRATION OF RISKS (continued)

Concentration of serviced lottery products

Approximately 88.0%, 88.0% and 95.9% of total service fees was derived from five lottery products for the years ended December 31, 2011, 2012 and 2013, respectively.

Current vulnerability due to certain other concentrations

The Group’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 30 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

The Group transacts the majority of its business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China (the “PBOC”). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into United States dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. Additionally, the value of the RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

4.	ACCOUNTS RECEIVABLE

Accounts receivable and the related allowance for doubtful accounts are summarized as follows:

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
Accounts receivable	22,937	62,522	10,328
Less: Allowance for doubtful accounts	-	-	-

Accounts receivable, net	22,937	62,522	10,328

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

5.	PREPAYMENTS, OTHER CURRENT ASSETS AND DEPOSITS

Prepayments and other current assets consist of the following:

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
Prepayments	968	824	136
Deposits for future lottery ticket purchase	45,055	55,911	9,236
Receivables from third party payment service providers	5,997	12,416	2,051
Receivables from lottery administration centers for winnings	5,960	15,880	2,623
Deferred sponsorship and advertising expenses	6,891	1,757	290
Others	3,788	7,485	1,237

	68,659	94,273	15,573

Deposits for future lottery ticket purchase represents cash paid in advance by the Group to lottery administration centers for the purchase of lottery tickets.

Deposits consist of the following:

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
Deposits for lottery ticket equipment and office leases	5,463	5,939	981

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
Electronics and office equipment	18,962	23,349	3,857
Motor vehicles	4,772	4,557	753
Leasehold improvements	27,327	25,748	4,253

Property and equipment, cost	51,061	53,654	8,863
Less: Accumulated depreciation	(12,959)	(17,441)	(2,881)

Property and equipment, net	38,102	36,213	5,982

Depreciation expenses were approximately RMB3,589, RMB5,167 and RMB7,847 (US$1,296) for the years ended December 31, 2011, 2012 and 2013, respectively.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

7.	INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
Cost:
Software	2,168	3,975	656
Domain name	658	658	109

	2,826	4,633	765

Accumulated amortization:
Software	(427)	(1,020)	(168)
Domain name	(170)	(236)	(39)

	(597)	(1,256)	(207)

Intangible assets, net	2,229	3,377	558

Amortization expenses were approximately RMB231, RMB353 and RMB659 (US$109) for the years ended December 31, 2011, 2012 and 2013, respectively. Annual estimated amortization expense for each of the five succeeding years is as follows:

	RMB	US$
2014	659	109
2015	659	109
2016	659	109
2017	659	109
2018 and thereafter	741	122

	3,377	558

8.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
Advance from end users	30,505	40,578	6,703
Business tax and other taxes payable	5,396	4,031	666
Deferred government grant	14,001	17,925	2,961
Professional fees payable	4,823	15,442	2,552
Advertising and sponsorship payable	2,653	902	149
Others	8,929	9,368	1,547

	66,307	88,246	14,578

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

8.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES (continued)

Advance from end users represents 1) payments received by the Group in advance from the end users prior to the purchase of lottery tickets, and 2) prize distribution made by the Group to the winning end users’ registered account.

9.	CONVERTIBLE NOTE

On October 21, 2013, pursuant to a convertible note purchase agreement, the Company issued a convertible note due June 30, 2014 in the aggregate principal amount of US$20,000 to Sequoia Capital 2010 CGF Holdco, Ltd., or “Sequoia”. The total principal amount of US$20,000 was received in October 2013. The convertible note bore interest at 10% per annum, uncompounded and computed on the basis of the actual number of days elapsed, or 13% per annum upon an event of default, uncompounded and computed on the basis of the actual number of days elapsed.

The convertible note was automatically converted into the number of Class B ordinary shares equivalent to the outstanding amount of the convertible note divided by the applicable conversion price immediately upon the completion of the Company’s IPO. The applicable conversion price was equal to 80% of the per share issuance price of the Class A ordinary shares issued for the Company’s IPO. In the event of automatic conversion triggered by the IPO, the convertible note shall be deemed interest free between the date of issuance and the date of conversion.

The redemption feature meets the definition of a derivative and is bifurcated from the convertible note and accounted for in accordance with ASC 815, Derivatives and Hedging. The change in fair value of the embedded derivative is recorded in earnings.

Upon completion of the IPO, the conversion of the convertible note into US$25,000 of 19,230,769 Class B ordinary shares was accounted for as an extinguishment in accordance with ASC 405. The sum of: (i) the interest expense arising from the host debt instrument of RMB3,933 (US$650), (ii) change in fair value of the bifurcated redemption feature RMB26,809 (US$4,429), and (iii) extinguishment gain or loss (Nil), equaled to RMB30,742 (US$5,079), which represented the incremental value the holder receives upon the conversion.

10.	ACCUMULATED DEFICIT

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Group’s PRC subsidiary only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s PRC subsidiary.

In accordance with the Regulations on Enterprises with Foreign Investment of China and its Articles of Association, Company’s PRC subsidiary, E-Sun Sky Computer, being a foreign-invested enterprise established in the PRC, is required to provide for certain statutory reserves, namely the general reserve fund, enterprise expansion fund and staff welfare and bonus fund, all of which are appropriated from net profit as reported in its PRC statutory accounts. E-Sun Sky Computer is required to allocate at least 10% of its after-tax profits to the general reserve fund until such fund has reached 50% of its registered capital. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors of the E-Sun Sky Computer.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

10.	ACCUMULATED DEFICIT (continued)

In accordance with the China Company Laws, the Company’s VIEs are PRC domestic companies (i.e. E-Sun Network, E-Sun Sky Network, Youlanguang Technology and Guangtiandi Technology), and they must make appropriations from their after-tax profits as reported in their PRC statutory accounts to non-distributable reserve funds, namely statutory surplus fund, statutory public welfare fund and discretionary surplus fund. The VIEs are required to allocate at least 10% of their after-tax profits to the statutory surplus fund until such fund has reached 50% of their respective registered capital. Appropriation to discretionary surplus is made at the discretion of each individual VIE.

The general reserve fund and statutory surplus fund are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company. The staff welfare and bonus fund and statutory public welfare fund are restricted to the capital expenditures for the collective welfare of employees. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor are they available for distribution except under liquidation.

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
PRC statutory reserved funds	19,724	20,849	3,444
Unreserved accumulated deficit	(294,197)	(189,268)	(31,265)

	(274,473)	(168,419)	(27,821)

Under PRC laws and regulations, there are restrictions on the Company’s PRC subsidiary and VIEs with respect to transferring certain of their net assets to the Company either in the form dividends, loans, or advances. Amounts restricted include paid-in capital, statutory reserve funds and retained earnings of the Company’s PRC subsidiary and VIEs, as determined pursuant to PRC generally accepted accounting principles, totaling approximately RMB336,653 (US$55,611) as of December 31, 2013 therefore in accordance with Rules 504 and 4.08 (e) (3) of Regulation S-X, the condensed parent company only financial statements as of December 31, 2012 and 2013 and for each of the three years in the period ended December 31, 2013 are disclosed in note 22.

Furthermore, cash transfers from the Company’s PRC subsidiary to its subsidiaries outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may restrict the ability of the PRC subsidiary and consolidated affiliated entities to remit sufficient foreign currency to pay dividends or other payments to the Company, or otherwise satisfy their foreign currency denominated obligations.

11.	INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Under the current laws of the British Virgin Islands, the subsidiary of BVI is not subject to tax on income or capital gains.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

11.	INCOME TAXES (continued)

Hong Kong

Under the current laws, profits tax in Hong Kong is generally assessed at the rate of 16.5% of taxable income.

China

A new enterprise income tax law (the “EIT Law”) in the PRC was enacted and became effective on January 1, 2008. The EIT Law applies a uniform 25% enterprise income tax (“EIT”) rate to both foreign invested enterprises and domestic enterprises. Accordingly, Youlanguang Technology is subject to the EIT rate of 25% for the three years ended December 31, 2013.

The EIT Law provides a transition period from its effective date for enterprises which were established before the promulgation date of the EIT Law and were entitled to a preferential tax treatment such as a reduced tax rate or a tax holiday. According to the transitional rule, certain categories of enterprises, including the enterprises located in Shenzhen Special Economic Zone which previously enjoyed a preferential EIT rate of 15%, are eligible for a five-year transition period during which the EIT rate will be gradually increased to the uniform rate of 25%. Therefore, E-Sun Network is subject to the transitional EIT rate of 24% and 25% in 2011 and 2012, respectively. As the five-year transition period has expired, E-Sun Network applies the uniform 25% EIT rate in 2013.

E-Sun Sky Network, which is qualified as “Software Enterprise”, was granted an exemption of EIT for its first two years of operations and a half reduction in tax rate for succeeding three years commencing from the first profit-making year. 2006 was the first year of EIT exemption for E-Sun Sky Network. In addition, E-Sun Sky Network is subject to aforesaid transition rule. As a result, E-Sun Sky Network is subject to EIT at the rate of 11%, 24% and 25% in 2011, 2012 and 2013, respectively. In October 2011, E-Sun Sky Network obtained the certificate of “High-tech Enterprise” and was granted a preferential income tax rate of 15% for the three years commencing from 2011. In 2013, E-Sun Sky Network obtained the certificate of “Key Software Enterprise” and therefore was granted a preferential income tax rate of 10% for the two years ended December 31, 2012. Thus, E-Sun Sky Network complied with the lower preferential tax rate of 10% in 2011 and 2012. As such title is granted to the enterprises on an annual basis and as no approval is granted to the Company for year 2013, preferential income tax rate of 15% is applied for the “High-tech Enterprise” certification.

In March 2011, E-Sun Sky Computer obtained the certificate of “Software Enterprise”, and was granted an exemption of EIT for its first two years of operations and a half reduction in tax rate for the succeeding three years commencing from the first profit-making year. 2011 was the first year of EIT exemption for E-Sun Sky Computer. E-Sun Sky Computer is subject to EIT at the rate of 0%, 0% and 12.5% in 2011, 2012 and 2013, respectively.

In June 2013, Guangtiandi Technology obtained the certificate of “Software Enterprise”, and was granted an exemption of EIT for its first two years of operations and a half reduction in tax rate for the succeeding three years commencing from the first profit-making year. 2013 was the first year of EIT exemption for Guangtiandi Technology. Guangtiandi Technology is subject to EIT at the rate of 25%, 25% and 0% in 2011, 2012 and 2013, respectively.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

11.	INCOME TAXES (continued)

China (continued)

Income (loss) before income taxes consists of:

	2011	2012	2013	2013
	RMB	RMB	RMB	US$
Cayman Islands	(667)	(2,842)	(32,227)	(5,323)
British Virgin Islands	(3)	(22)	(12)	(2)
Hong Kong	-	(159)	(297)	(49)
PRC	42,724	25,267	62,296	10,290

	42,054	22,244	29,760	4,916

The current and deferred components of the income tax expense appearing in the consolidated statements of comprehensive income are as follows:

	2011	2012	2013	2013
	RMB	RMB	RMB	US$
Current tax expense	(7,933)	(10,856)	(20,839)	(3,442)
Deferred tax benefit (expense)	(20,564)	(7,145)	97,133	16,045

Income tax benefit (expense)	(28,497)	(18,001)	76,294	12,603

The reconciliation of tax computed by applying the statutory income tax rate applicable to PRC operations to income tax expense is as follows:

	2011	2012	2013	2013
	RMB	RMB	RMB	US$
Income before income taxes	42,054	22,244	29,760	4,916
Income tax computed at applicable tax rates (25%)	10,513	5,561	7,440	1,229
Effect of different tax rates in different jurisdictions	168	755	8,134	1,344
Non-deductible expenses	15,164	8,603	15,810	2,612
Additional taxable expenses	(1,935)	-	-	-
Effect of tax holiday	(11,783)	(8,449)	(942)	(155)
Effect of tax rate changes	(4,110)	(3,076)	(15,581)	(2,574)
Change in valuation allowance	(79)	1,621	(1,900)	(314)
Changes in interest and penalties on unrecognized tax benefits	305	544	2,222	367
Effect of EIT reversal for previous years	(1,253)	-	(2,741)	(453)
Outside basis differences	21,482	11,919	(88,796)	(14,668)
Others	25	523	60	9

	28,497	18,001	(76,294)	(12,603)

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

11.	INCOME TAXES (continued)

China (continued)

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2011	2012	2013	2013
	RMB	RMB	RMB	US$
Balance at beginning of year	2,833	4,315	11,577	1,912
Increase relating to current year tax positions	2,738	7,464	18,843	3,113
Decrease relating to prior year tax positions	(1,253)	-	(2,955)	(489)
Decrease relating to expiration of applicable statute of limitations	(3)	(202)	(60)	(9)

Balance at end of year	4,315	11,577	27,405	4,527

At December 31, 2011, 2012 and 2013, there are RMB1,150, RMB6,024 and RMB14,342 (US$2,369) of unrecognized tax benefits that would affect the annual effective tax rate if recognized. The unrecognized tax benefits mainly related to non-deductible expenses. It is possible that the amount of unrecognized tax benefits will change in the next 12 months, pending factors such as changes in PRC tax law or administrative practices and precedents, or tax authority inquiries. An estimate of the change cannot be reasonably made.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in taxation expenses. During the years ended December 31, 2011, 2012 and 2013, the Company recognized approximately RMB305, RMB544 and RMB2,463 (US$407) and reversed approximately nil, nil and RMB241 (US$40) in interest and penalties. The Company had accrued approximately RMB547, RMB1,091 and RMB3,313 (US$547) for the payment of interest and penalties accrued as of December 31, 2011, 2012 and 2013, respectively. In general, the PRC tax authorities have up to three to five years to conduct examinations of the Company’s tax filings. The statue of limitation for transfer pricing issues is 10 years. As of December 31, 2013, the PRC subsidiaries 2011-2013 tax returns remain open to examination.

The aggregate amount and per share effect of tax holidays are as follows:

	2011	2012	2013	2013
	RMB	RMB	RMB	US$
The aggregate amount	11,783	8,449	942	155

The aggregate effect on basic and diluted earnings per share
Basic	0.05	0.04	-	-

Diluted	0.05	0.04	-	-

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

11.	INCOME TAXES (continued)

China (continued)

The components of deferred taxes are as follows:

	2012	2013	2013
	RMB	RMB	US$
Deferred tax assets, current portion
Accrued payroll and welfare payable	1,917	1,630	269
Advertising expenditure deductible in future years	3,539	11,675	1,929
Deferred government grants	2,109	2,813	465
Less: valuation allowance	(571)	(102)	(17)

Total deferred tax assets, current portion	6,994	16,016	2,646

Deferred tax assets, non-current portion
Net operating losses	3,349	1,234	204
Less: valuation allowance	(2,508)	(1,077)	(178)

Total deferred tax assets, non-current portion	841	157	26

Deferred tax liabilities, non-current portion
Outside basis differences	(88,796)	-	-

Total deferred tax liabilities, non-current portion	(88,796)	-	-

The Company records a valuation allowance on its deferred tax assets that is sufficient to reduce the deferred tax assets to an amount that is more likely than not to be realized. Future reversal of the valuation allowance will be recognized either when the benefit is realized or when it has been determined that it is more likely than not that the benefit in future earnings will be realized.

As of December 31, 2013, the Company had net operating losses (“NOLs”) of approximately RMB4,936 (US$815) from several of its VIEs, which can be carried forward to offset future net profit for income tax purposes. The NOLs as of December 31, 2013 will expire in years 2014 to 2018 if not utilized.

Reversal of deferred tax liabilities arising from outside basis differences

Deferred tax liabilities arising from outside basis differences of the Company’s investments in subsidiaries are considered under ASC subtopic 740-30 (“ASC 740-30”), Income Taxes: Other Considerations or Special Areas. The deferred tax expense relating to outside basis differences arises from (i) aggregate undistributed earnings and share capital of the VIEs that are available for distribution to E-Sun Sky Computer, a PRC tax resident company, and (ii) aggregate undistributed earnings of the foreign subsidiaries that are available for distribution to the Company.

Before May 31, 2010, the aggregate undistributed earnings of the PRC subsidiaries that were available for distribution to the Company were indefinitely reinvested and accordingly, no provision was made for income taxes that would be payable upon the distribution of those amounts to the Company.

On May 31, 2010 and November 15, 2010, the Company’s management reassessed the adequacy of working capital and declared the distribution of dividends totaling RMB159,901 to all ordinary shareholders of the

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

11.	INCOME TAXES (continued)

Reversal of deferred tax liabilities arising from outside basis differences (continued)

Company. As a result, the Company recorded deferred tax liabilities relating to the aggregate undistributed earnings of the PRC subsidiaries that will be remitted to the Company for the dividends declared. The portion of undistributed earnings of the PRC subsidiaries exceeding the dividend distribution was indefinitely reinvested.

On December 6, 2012, the Company declared the distribution of dividends totaling RMB90,000 to all ordinary shareholders of the Company. Upon the declaration of this distribution of dividends, the Company’s management ceased indefinite reinvestment plan on the undistributed earnings of the PRC subsidiaries. As a result, the Company recorded a deferred tax liability relating to the aggregate undistributed earnings of the PRC subsidiaries that are available for distribution to the Company.

On December 28, 2013, the Company agreed to provide unlimited financial support to the VIEs and replaced E-Sun Sky Computer as the primary beneficiary of the VIEs. In addition, management has asserted to indefinitely reinvest the undistributed earnings of the subsidiaries located in the PRC. As the Company is indefinitely reinvesting the undistributed earnings of the Group’s foreign subsidiaries in the PRC, the deferred tax liabilities (i.e. RMB88,796), arising from the aggregate outside basis differences of the foreign subsidiaries and the VIEs were reversed during the year ended December 31, 2013.

The cumulative amount of the temporary differences in respect of investments in foreign subsidiaries is RMB175,402 and RMB304,191 (US$50,249) as of December 31, 2012 and 2013 respectively. Upon repatriation of the foreign subsidiaries and the VIEs’ earnings, in the form of dividends or otherwise, the Company would be subject to various PRC income taxes including withholding income tax. Determination of the amount of unrecognized deferred US income tax liability is not practicable.

12.	SHORT-TERM LOANS

The short-term loans outstanding as of December 31, 2013 represents RMB denominated loans of an aggregate amount of RMB18,166 (US$3,001) obtained from a financial institution in the PRC, for working capital purposes. The loans have a fixed interest rate of 7.32% per annum and a term of twelve months. The loans are guaranteed by E-Sun Sky Computer, Mr. Man San Law and Ms. Ping Yuan (i.e. shareholder). As of December 31, 2013, the Company has repaid RMB5,364 (US$886).

13.	DIVIDENDS PAYABLE

For the years ended December 31, 2010 and 2012, the board of directors of the Company declared the distribution of dividends of RMB159,901 and RMB90,000 respectively, to all ordinary shareholders of the Company. The remaining unpaid dividends were RMB194,526 as of December 31, 2012, and nil as of December 31, 2013. All dividends payable were paid in the current year prior to the completion of the IPO.

14.	EMPLOYEE DEFINED CONTRIBUTION PLAN

Full time employees of the Group in PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that the PRC subsidiaries of the Group make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Group has no legal obligation for the benefits beyond the contributions made. Such employee benefits, which were expensed as incurred, amounted to approximately RMB4,975, RMB6,595 and RMB 8,848 (US$ 1,461) for the years ended December 31, 2011, 2012 and 2013, respectively.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

15.	SHARE-BASED PAYMENT

On March 28, 2011, the shareholders and board of directors of the Company approved the 2011 Share Incentive Plan (the “Plan”). The Plan provides for the grant of options, restricted shares and other share-based awards. These options were granted with exercise prices denominated in U.S. dollars, which is the functional currency of the Company. The board of directors has authorized under the Plan the issuance of up to 12% of the Company’s issued and outstanding ordinary shares from time to time, on an as-exercised and fully diluted basis, upon exercise of awards granted under the Plan. The maximum term of any issued share option is ten years from the grant date.

On April 8, 2011, the Company granted 13,864,000 share options to a director and employees with an exercise price of US$0.40 per share. For these awards, 5,506,600 options will be vested upon the first anniversary of the grant date, 5,225,800 options will be vested upon the second anniversary of the grant date, 1,565,800 options will be vested upon the third anniversary of the grant date, and 1,565,800 options will be vested upon the fourth anniversary of the grant date.

On April 8, 2011, the Company granted 5,003,980 and 12,600,000 share options to another director and a consultant with an exercise price of US$0.40 per share, and all were vested on the grant date.

On October 22, 2013, the Company granted 2,660,000 share options to employees with an exercise price of US$0.40 per share. For these awards, 600,000 options will be vested on 180 days after the grant date, 1,620,000 options will be vested upon the first anniversary of the grant date, 220,000 options will be vested upon the second anniversary of the grant date, and 220,000 options will be vested upon the third anniversary of the grant date.

A summary of share option activity and related information for the year ended December 31, 2013 is as follows:

Share options granted to employees and directors

	Number of option	Weighted average exercise price	Weighted average grant date fair value per share	Weighted average remaining contractual year	Aggregated intrinsic value
		US$	US$	(Years)	US$’000
Outstanding, January 1, 2013	18,719,980	0.25	0.35	8.27
Granted	2,660,000	0.40	0.95
Exercised	(2,660,000)	0.20	0.36

Outstanding, December 31, 2013	18,719,980	0.28	0.43	7.63	60,936

Vested and expected to vest at December 31, 2013	18,337,300	0.28	0.44	7.64	59,659

Exercisable at December 31, 2013	13,002,380	0.28	0.34	7.27	42,388

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

15.	SHARE-BASED PAYMENT (continued)

Share options granted to consultants

	Number of option	Weighted average exercise price	Weighted average grant date fair value per share	Weighted average remaining contractual year	Aggregated intrinsic value
		US$	US$	(Years)	US$’000
Outstanding, January 1, 2013	12,600,000	0.40		8.27

Outstanding, December 31, 2013	12,600,000	0.40	0.31	7.27	39,526

Vested at December 31, 2013	12,600,000	0.40	0.31	7.27	39,526

Exercisable at December 31, 2013	12,600,000	0.40	0.31	7.27	39,526

The aggregate intrinsic value in the table above represents the difference between the fair value of Company’s common share as of December 31, 2013 and the exercise price. Total intrinsic value of options exercised for the year ended December 31, 2013 was RMB53,741 (US$8,877). No share option granted to the employees and directors were exercised during the year ended December 31, 2011 and 2012.

On June 8, 2012 (the “modification date”), the Company modified the exercise price of both vested and unvested 13,740,000 options that were previously granted to 88 employees, from US$0.4 to US$0.2. The modification was intended to provide additional incentives for these employees.

In accordance with ASC 718-20 Compensation—Stock Compensation, the effects of a modification resulted in incremental compensation cost of US$670, which was measured as the excess of the fair value of the modified award of US$3,460 over the fair value of the original award of US$2,790 at the modification date.

The total compensation cost measured at modification date was US$2,214, representing the portion of the grant-date fair value of the original award for which the requisite service is expected to be rendered (or has already been rendered) at the modification date of US$1,544 and the incremental compensation cost resulting from the modification of US$670.

The incremental compensation cost of US$178 for vested options was recognized immediately at the modification date, while the compensation cost of US$2,036 for unvested options is being amortized on a straight-line basis over the remaining vesting term of the original award.

As of December 31, 2013, there was RMB14,154 (US$2,338) of unvested share-based compensation costs related to equity awards granted to employees that is expected to be recognized over a weighted-average vesting period of 1.3 years. To the extent the actual forfeiture rate is different from original estimate, actual share-based compensation costs related to these awards may be different from the expectation.

As the share options granted to the director and consultants were fully vested at the grant date, the related compensation expenses were fully recognized in the consolidated statement of comprehensive income at the grant date.

The fair value of share options was determined using the binomial option valuation model, with the assistance from an independent third-party appraiser. The binomial model requires the input of highly subjective

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

15.	SHARE-BASED PAYMENT (continued)

Share options granted to consultants (continued)

assumptions, including the expected share price volatility and the suboptimal early exercise factor. For expected volatilities, the Company has made reference to historical volatilities of several comparable companies. The sub-optimal early exercise factor was estimated based on the vesting and contractual terms of the awards and management’s expectation of exercise behavior of the grantees. The risk-free rate for periods within the contractual life of the options is based on market yield of U.S. Treasury Bond in effect at the time of grant. The assumptions used to estimate the fair value of the share options granted are as follows:

	For the year ended December 31
	2011	2012	2013
Expected volatility	50.34%	50.11%	49.86%
Risk-free interest rate	3.69%	1.34%	2.60%
Dividend yield	0.00%	0.00%	0.00%
Forfeiture rate	0.00%	0.00%	0.00%
Suboptimal early exercise factor	2.0	2.0	2.2

The total fair value of the vested equity awards granted to a director and consultants during the year ended December 31, 2011 was RMB9,970 (US$1,647) and RMB25,104 (US$4,147), respectively. No equity awards granted to the employees were vested during the year ended December 31, 2011. The total fair value of the vested equity awards granted to the employees during the year ended December 31, 2012 and 2013 was RMB12,437 (US$2,054) and RMB11,457 (US$1,893), respectively.

The exercise price of options granted during the years 2011 and 2013 equaled the market price of the ordinary shares on the grant date. The weighted-average grant-date fair value per share granted to directors and employees during the year ended December 31, 2011 was US$0.35, while those granted to the consultants was US$0.31. No share options were granted during the year ended December 31, 2012. The weighted-average grant-date fair value per share granted to employees during the year ended December 31, 2013 was US$0.95.

Total share-based compensation expenses relating to options granted to employees, the director and consultants for the years ended December 31, 2011, 2012 and 2013 are included in:

	For the year ended December 31, 2011
	Employees	Directors	Consultants	Total	Total
	RMB	RMB	RMB	RMB	US$
Cost of services	206	-	-	206	34
Sales and marketing	749	-	-	749	124
General and administrative	12,290	9,970	25,104	47,364	7,824
Service development expenses	1,835	-	-	1,835	303

	15,080	9,970	25,104	50,154	8,285

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

15.	SHARE-BASED PAYMENT (continued)

Share options granted to consultants (continued)

	For the year ended December 31, 2012
	Employees	Directors	Consultants	Total	Total
	RMB	RMB	RMB	RMB	US$
Cost of services	222	-	-	222	37
Sales and marketing	780	-	-	780	129
General and administrative	10,892	-	-	10,892	1,799
Service development expenses	1,810	-	-	1,810	294

	13,704	-	-	13,704	2,259

	For the year ended December 31, 2013
	Employees	Directors	Consultants	Total	Total
	RMB	RMB	RMB	RMB	US$
Cost of services	113	-	-	113	19
Sales and marketing	390	-	-	390	64
General and administrative	6,178	-	-	6,178	1,021
Service development expenses	880	-	-	880	145

	7,561	-	-	7,561	1,249

16.	RELATED PARTY

(a)	Related parties

Name of related parties	Relationship with the Group
Shenzhen Bozhi Consulting Co., Ltd.	Entity controlled by the Chairman and Chief Executive Officer of the Company *
Delite Limited	Shareholder of the Company

*	Man San Law

(b)	The Group had the following related party balances as of December 31, 2012 and 2013:

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
Amounts due from related parties:
Shenzhen Bozhi Consulting Co. Ltd.	187,266	-	-
Delite Limited	976	-	-

	188,242	-	-

Amount due to a related party:
Delite Limited	8,520	-	-

	8,520	-	-

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

16.	RELATED PARTY (continued)

All balances with related parties as of December 31, 2012 were unsecured, non-interest bearing and repayable on demand.

The balances with Delite Limited and Shenzhen Bozhi Consulting Co. Ltd. as of December 31, 2012 were settled prior to the completion of the IPO.

17.	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

	RMB	US$
2014	4,091	676
2015	3,236	535
2016	1,376	227
2017	1,376	227
2018 and thereafter	2,751	454

	12,830	2,119

Payments under operating leases are expensed on a straight-line basis over the periods of their respective leases. The Company’s lease arrangements have no renewal options, rent escalation clauses, restrictions or contingent rents and are all conducted with third parties. For the years ended December 31, 2011, 2012 and 2013, total rental expenses for all operating leases amounted to approximately RMB3,480, RMB4,435 and RMB4,931 (US$815), respectively.

Income taxes

As of December 31, 2012 and 2013, the Group has recognized approximately RMB11,151 and RMB28,947 (US$4,782), respectively, as an accrual for unrecognized tax benefits, including related interest and penalties. The final outcome of the tax uncertainty is dependent upon various matters including tax examinations, interpretation of tax laws or expiration of status of limitation. However, due to the uncertainties associated with the status of examinations, including the protocols of finalizing audits by the relevant tax authorities, there is a high degree of uncertainty regarding the future cash outflows associated with these tax uncertainties. As of December 31, 2012, and 2013, the Group classified the accrual of RMB11,151 and RMB28,947 (US$4,782), respectively, as a non-current liability.

Variable interest entity structure

In the opinion of management, (i) the ownership structure of the Company and its VIEs are in compliance with existing PRC laws and regulations; (ii) the contractual arrangements with the VIEs and their shareholders are valid and binding, and will not result in any violation of PRC laws or regulations currently in effect; and (iii) the Group’s business operations are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

17.	COMMITMENTS AND CONTINGENCIES (continued)

Variable interest entity structure (continued)

will not ultimately take a contrary view to its opinion. If the current ownership structure of the Group and its contractual arrangements with VIEs are found to be in violation of any existing or future PRC laws and regulations, the Group may be required to restructure its ownership structure and operations in the PRC to comply with the changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Group’s current ownership structure or the contractual arrangements with VIEs is remote based on current facts and circumstances.

Contractual Arrangements among the Company and the VIEs

Under applicable PRC tax laws and regulations, arrangements and transactions among related parties may be subject to audit or scrutiny by the PRC tax authorities within ten years after the taxable year when the arrangements or transactions are conducted. The Company could face material and adverse tax consequences if the PRC tax authorities were to determine that the Contractual Arrangements among the Company and the respective VIEs were not entered into on an arm’s-length basis and therefore constituted unfavorable transfer pricing arrangements. Unfavorable transfer pricing arrangements could, among other things, result in an upward adjustment on taxation. In addition, the PRC tax authorities may impose interest on late payments on the Company and the respective VIEs for the adjusted but unpaid taxes. In the opinion of management, the likelihood of such an upward adjustment on taxation and related interest is remote based on current facts and circumstances.

Sponsorship commitments

Future sponsorship commitments as of December 31, 2013:

	RMB	US$
2014	2,000	330

	2,000	330

Payments for sponsorships are expensed on a straight-line basis over the beneficial periods. For the year ended December 31, 2013, total sponsorship expenses amounted to approximately RMB12,045 (US$1,990).

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

18.	EARNINGS PER SHARE

Basic and diluted earnings per share for each of the years presented is calculated as follows:

	For the years ended December 31,
	2011	2012	2013
	RMB	RMB	RMB	US$	RMB	US$
	Class B	Class B	Class A	Class A	Class B	Class B
Earnings per share—basic:
Numerator:
Allocation of net income attributable to ordinary shareholders used in calculating income per ordinary share—basic	13,557	4,243	2,758	456	103,296	17,063

Denominator:
Weighted average number of ordinary shares outstanding used in calculating basic earnings per share	230,768,220	229,374,777	6,198,153	6,198,153	232,144,532	232,144,532
Denominator used for earnings per share	230,768,220	229,374,777	6,198,153	6,198,153	232,144,532	232,144,532

Earnings per share—basic	0.06	0.02	0.45	0.07	0.45	0.07

Earnings per share—diluted:
Numerator:
Allocation of net income attributable to ordinary shareholders used in calculating income per ordinary share—diluted	13,557	4,243	10,875	1,796	95,179	15,723
Reallocation of net income attributable to ordinary shareholders as a result of conversion of Class B to Class A shares	-	-	95,179	15,723	-	-

Net income attributable to ordinary shareholders	13,557	4,243	106,054	17,519	95,179	15,723

Denominator:
Weighted average number of ordinary shares outstanding used in calculating basic earnings per share	230,768,220	229,374,777	6,198,153	6,198,153	232,144,532	232,144,532
Conversion of Class B to Class A ordinary shares	-	-	232,144,532	232,144,532	-	-
Stock options	6,475,349	4,303,704	21,386,682	21,386,682	-	-

Denominator used for earnings per share	237,243,569	233,678,481	259,729,367	259,729,367	232,144,532	232,144,532

Earnings per share—diluted	0.06	0.02	0.41	0.07	0.41	0.07

Earnings per ADS:
Denominator used for earnings per ADS—basic	-	-	619,815	619,815	-	-
Denominator used for earnings per ADS—diluted	-	-	25,972,937	25,972,937	-	-
Earnings per ADS—basic	-	-	4.45	0.74	-	-
Earnings per ADS—diluted	-	-	4.08	0.67	-	-

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

19.	ORDINARY SHARES

In October 2013, 2,660,000 share options were exercised at the exercise prices of US$0.2 per share, resulting in the issuance of 2,660,000 Class B ordinary share of US$0.00005 each for an aggregate consideration of US$532.

Upon completion of the Company’s IPO in November 2013, the Company’s ordinary shares were converted into 66,539,000 Class A ordinary shares and 231,428,220 Class B ordinary shares. The conversion of ordinary shares into Class A and Class B ordinary shares has been retroactively reflected in the financial statements as if the conversion had occurred from the earliest period presented.

The Memorandum and Articles of Association were amended and restated such that the authorized share capital consisted of 1,000,000,000 ordinary shares at a par value of US$0.00005 per share, of which 700,000,000 shares were designated as Class A ordinary shares, and 300,000,000 as Class B ordinary shares. The rights of the holders of Class A and Class B ordinary shares are identical, except with respect to voting and conversion rights. Each share of Class A ordinary shares is entitled to one vote per share and is not convertible into Class B ordinary shares under any circumstances. Each share of Class B ordinary shares is entitled to ten votes per share and is convertible into one Class A ordinary share at any time by the holder thereof.

Additionally, the Company issued 19,230,769 and 11,538,462 Class B ordinary shares as a result of the conversion of the convertible note (note 9) and the concurrent private placement for an aggregate consideration of US$15,000, respectively.

As of December 31, 2013, 66,539,000 and 262,197,451 Class A and Class B ordinary shares were issued and outstanding, respectively.

20.	ACCUMULATED OTHER COMPREHENSIVE INCOME

Changes in the balance of the component of accumulated other comprehensive income for the years ended December 31, 2012 and 2013 are as follows:

	Foreign currency translation
	RMB	US$
Balance as of December 31, 2010	16,154	2,668
Other comprehensive loss	(224)	(37)

Balance as of December 31, 2011	15,930	2,631
Other comprehensive income	58	10

Balance as of December 31, 2012	15,988	2,641
Other comprehensive loss	(5,496)	(908)

Balance as of December 31, 2013	10,492	1,733

21.	SEGMENT REPORTING

In accordance with ASC 280-10 Segment Reporting: Overall, the Group’s chief operating decision maker has been identified as the chief executive officer, who makes resource allocation decisions and assesses performance based on the Group’s consolidated results. As a result, the Group has only one reportable segment.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

21.	SEGMENT REPORTING (continued)

Geographic disclosures

As the Group generates substantially all of its revenues from customers domiciled in the PRC, no geographical segments are presented. All of the Group’s long-lived assets are located in the PRC.

22.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Under PRC laws and regulations, the Company’s PRC subsidiary E-Sun Sky Computer and VIEs are restricted in their ability to transfer certain of its net assets to the Company in the form of dividend payments, loans or advances. The amounts restricted include paid up capital, retained earnings and statutory reserves, as determined pursuant to PRC generally accepted accounting principles, totaling RMB336,653 (US$55,611) as of December 31, 2013. The following is the condensed financial information of the Company on a parent company only basis.

Condensed balance sheets

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
ASSETS
Current assets:
Cash and cash equivalents	3,500	369,936	61,109
Time deposits	-	121,085	20,002
Other receivables	-	194	32
Amounts due from related parties	976	-	-
Amounts due from intergroup companies	5,633	1,559	258

Total current assets	10,109	492,774	81,401

Non-current assets:
Investment in subsidiaries and VIEs	207,239	335,566	55,432
Property and equipment, net	620	527	87
Deferred initial public offering expenses	1,243	-	-

Total non-current assets	209,102	336,093	55,519

TOTAL ASSETS	219,211	828,867	136,920

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

22.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (continued)

Condensed balance sheets (continued)

	As of December 31, 2012	As of December 31, 2013	As of December 31, 2013
	RMB	RMB	US$
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses and other liabilities	1,245	12,098	1,999
Dividends payable	194,526	-	-
Amount due to a related party	8,520	-	-
Amounts due to intergroup companies	-	7,349	1,214

Total current liabilities	204,291	19,447	3,213

Non-current liabilities:
Deferred tax liabilities	17,540	-	-

Total non-current liabilities	17,540	-	-

TOTAL LIABILITIES	221,831	19,447	3,213

Shareholders’ equity (deficit):
Class A Ordinary shares, par value US$0.00005 per share, 700,000,000 shares authorized and 66,539,000 shares issued and outstanding as of December 31, 2013	-	20	3
Class B Ordinary shares, par value US$0.00005 per share; 931,878,540 and 300,000,000 shares authorized as of December 31, 2012 and 2013, respectively; 228,768,220 and 262,197,451 shares issued and outstanding as of December 31, 2012 and 2013, respectively	84	94	16
Additional paid-in capital	255,781	967,233	159,776
Accumulated other comprehensive income	15,988	10,492	1,733
Accumulated deficit	(274,473)	(168,419)	(27,821)

Total shareholder’s equity (deficit)	(2,620)	809,420	133,707

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	219,211	828,867	136,920

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

22.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (continued)

Condensed statements of comprehensive income

	For the years ended December 31,
	2011	2012	2013	2013
	RMB	RMB	RMB	US$
Net Revenues	-	-	-	-
Operating expenses:
General and administrative	(659)	(608)	(952)	(157)
Write-off of initial public offering expenses	-	(2,230)	-	-

Total operating expenses	(659)	(2,838)	(952)	(157)
Other operating expenses	(8)	(4)	-	-

Operating loss	(667)	(2,842)	(952)	(157)
Interest income	-	-	246	41
Interest expense	-	-	(4,712)	(778)
Changes in fair value of derivative component of the convertible note	-	-	(26,809)	(4,429)
Equity in profits of subsidiaries and VIEs	16,608	14,618	120,741	19,945

Income before income tax	15,941	11,776	88,514	14,622
Income tax benefit (expense)	(2,384)	(7,533)	17,540	2,897

Net income	13,557	4,243	106,054	17,519

Other comprehensive income (loss)
Foreign currency translation gain (loss)	(224)	58	(5,496)	(908)

Comprehensive income	13,333	4,301	100,558	16,611

Condensed statements of cash flows

	For the years ended December 31,
	2011	2012	2013	2013
	RMB	RMB	RMB	US$
Net cash generated from (used in) operating activities	(1,880)	38	7,387	1,220
Net cash generated from (used in) investing activities	(689)	511	(116,035)	(19,168)
Net cash generated from (used in) financing activities	(1,596)	2,302	479,896	79,274
Effect of exchange rate changes on cash and cash equivalents	-	-`	(4,812)	(795)

Net increase (decrease) in cash and cash equivalents	(4,165)	2,851	366,436	60,531
Cash and cash equivalents at beginning of the year	4,814	649	3,500	578

Cash and cash equivalents at end of the year	649	3,500	369,936	61,109

Basis of presentation

Condensed financial information is used for the presentation of the Company, or the parent company. The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries.

500.COM LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Amounts in thousands of Renminbi (“RMB”) and U.S. dollars (“US$”),

except for number of shares and per share (or ADS) data)

22.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (continued)

Basis of presentation (continued)

The parent company records its investment in its subsidiaries under the equity method of accounting as prescribed in ASC 323-10, Investments-Equity Method and Joint Ventures: Overall. Such investments are presented on the condensed balance sheets as “Investment in subsidiaries and VIEs” and their respective profit or loss as “Equity in profits of subsidiaries and VIEs” on the condensed statements of comprehensive income. Equity method accounting ceases when the carrying amount of the investment, including any additional financial support, in a subsidiary is reduced to zero unless the parent company has guaranteed obligations of the subsidiary or is otherwise committed to provide further financial support. If the subsidiary subsequently reports net income, the parent company shall resume applying the equity method only after its share of that net income equals the share of net losses not recognized during the period the equity method was suspended.

The parent company’s condensed financial statements should be read in conjunction with the Company’s consolidated financial statements.

US$

500.com Limited

% Convertible Senior Notes due

Deutsche Bank Securities

Prospectus dated                     , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant’s articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part, or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for dishonest, negligence, fraud, wilful default, breach of duty or breach of trust in relation to the affairs of the registrant.

Under the form of indemnification agreements filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

During the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Title and Number of Securities		Total Consideration (US$)	Underwriting Discounts and Commissions	Exemption
Brothers Union Investment Holdings Limited	February 2, 2010	1,200,000 ordinary shares	(*)	4,742,424.2	N/A	Regulation S	(1)
	March 18, 2010	262,761 ordinary shares	(*)	469,871.5	N/A	Regulation S	(1)
Coherent Pioneer Enterprises Limited	March 18, 2010	607,285 ordinary shares	(*)	5,303,030.3	N/A	Regulation S	(2)
Fan Dai	March 18, 2010	607,285 ordinary shares	(*)	5,567,000.0	N/A	Regulation S	(3)
HWL Partners Limited	March 18, 2010	728,742 ordinary shares	(*)	5,274,000.0	N/A	Section 4(2) of the Securities Act	(4)
Dragon Global International Ltd.	April 20, 2012	9,250,000 ordinary shares		3,649,911.25	N/A	Regulation S	(5)
WinWin Solution Enterprise Ltd.	April 20, 2012	8,000,000 ordinary shares		3,156,680	N/A	Regulation S	(6)
Sequoia Capital 2010 CGF Holdco, Ltd.	October 21, 2013	convertible note		20,000,000	N/A	Regulation S	(7)
	November 22, 2013	11,538,460 ordinary shares		15,000,000	N/A	Regulation S	(7)
Delite Limited	October 22, 2013	660,000 ordinary shares		132,000	N/A	Regulation S	(8)
Ace Chance Global Limited	October 22, 2013	2,000,000 ordinary shares		400,000	N/A	Regulation S	(9)

(*)	number of shares prior to adjustment to reflect the 1:20 share-split effected on April 26, 2011.

(1)	in reliance on the exemption of Regulation S as we believe that the issuance of the 1,200,000 and 262,761 ordinary shares on February 2, 2010 and March 18, 2010, respectively, were “offshore transactions” and no “directed selling efforts” were made in the United States, as such terms are defined in the Regulation S. We are a foreign issuer incorporated in the Cayman Islands. Brothers Union Investment Holdings Limited, a company incorporated in the Cayman Islands, is not a resident in the United States and was outside the United States at the time of purchase of the ordinary shares. We believe there was no substantial U.S. market interest in the ordinary shares at the commencement of the issuance.
(2)	in reliance on the exemption of Regulation S as we believe that the issuance of the 607,285 ordinary shares was an “offshore transaction” and no “directed selling efforts” were made in the United States, as such terms are defined in the Regulation S. We are a foreign issuer incorporated in the Cayman Islands. Coherent Pioneer Enterprises Limited, a company incorporated in the British Virgin Islands, is not a resident in the United States and was outside the United States at the time of purchase of the ordinary shares. We believe there was no substantial U.S. market interest in the ordinary shares at the commencement of the issuance.
(3)	in reliance on the exemption of Regulation S as we believe that the issuance of the 607,285 ordinary shares was an “offshore transaction” and no “directed selling efforts” were made in the United States, as such terms are defined in the Regulation S. We are a foreign issuer incorporated in the Cayman Islands. Fan Dai is a non-U.S. person and was outside the United States at the time of purchase of the ordinary shares. We believe there was no substantial U.S. market interest in the ordinary shares at the commencement of the issuance.
(4)	in reliance on Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering, as we believe, at the time of the issuance of the 728,742 ordinary shares, Mr. Dongjiang Li, the then sole owner of HWL Partners Limited (i) had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment; (ii) had access to the type of information normally provided in a prospectus; and (iii) did not plan to resell or distribute the securities to the public. In addition, we did not use any form of public solicitation or general advertising in connection with the issuance of the ordinary shares.
(5)	in reliance on the exemption of Regulation S as we believe that the issuance of the 9,250,000 ordinary shares was an “offshore transaction” and no “directed selling efforts” were made in the United States, as such terms are defined in the Regulation S. We are a foreign issuer incorporated in the Cayman Islands. Dragon Global International Ltd., a company incorporated in the Cayman Islands is not a resident in the United States and was outside the United States at the time of purchase of the ordinary shares. We believe there was no substantial U.S. market interest in the ordinary shares at the commencement of the issuance.
(6)	in reliance on the exemption of Regulation S as we believe that the issuance of the 8,000,000 ordinary shares was an “offshore transaction” and no “directed selling efforts” were made in the United States, as such terms are defined in the Regulation S. We are a foreign issuer incorporated in the Cayman Islands. Winwin Solution Enterprise Ltd., a company incorporated in the British Virgin Islands is not a resident in the United States and was outside the United States at the time of purchase of the ordinary shares. We believe there was no substantial U.S. market interest in the ordinary shares at the commencement of the issuance.
(7)	in reliance on the exemption of Regulation S as we believe that the issuance of the convertible note was an “offshore transaction” and no “directed selling efforts” were made in the United States, as such terms are defined in the Regulation S. We are a foreign issuer incorporated in the Cayman Islands. Sequoia Capital 2010 CGF Holdco, Ltd., a company incorporated in Cayman Islands is not a resident in the United States and was outside the United States at the time of purchase of the convertible note. We believe there was no substantial U.S. market interest in the convertible note at the commencement of the issuance.
(8)	in reliance on the exemption of Regulation S as we believe that the issuance of the 660,000 ordinary shares was an “offshore transaction” and no “directed selling efforts” were made in the United States, as such terms are defined in the Regulation S. We are a foreign issuer incorporated in the Cayman Islands. Delite Limited., a company incorporated in British Virgin Islands is not a resident in the United States and was outside the United States at the time of purchase of the ordinary shares. We believe there was no substantial U.S. market interest in the ordinary shares at the commencement of the issuance.
(9)	in reliance on the exemption of Regulation S as we believe that the issuance of the 2,000,000 ordinary shares was an “offshore transaction” and no “directed selling efforts” were made in the United States, as such terms are defined in the Regulation S. We are a foreign issuer incorporated in the Cayman Islands. Ace Chance Global Limited, a company incorporated in British Virgin Islands is not a resident in the United States and was outside the United States at the time of purchase of the ordinary shares. We believe there was no substantial U.S. market interest in the ordinary shares at the commencement of the issuance.

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II–7 of this Registration Statement.

(b) Financial Statement Schedules.

All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on March 26, 2014.

500.com Limited

By:	/s/ Man San Law
Name: Man San Law
Title: Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Man San Law and Zhengming Pan as an attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of             % convertible senior notes due 2019 of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to any and all amendments or supplements to this registration statement, whether such amendments or supplements are filed before or after the effective date of such registration statement, to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in connection with this registration statement and any and all amendments thereto, whether such amendments are filed before or after the effective date of such registration statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 26, 2014.

Signature	Capacity

/s/ Man San Law Man San Law	Chairman and Chief Executive Officer

/s/ Zhengming Pan Zhengming Pan	Chief Financial Officer (principal financial and accounting officer)

/s/ Qi Li Qi Li	Director

/s/ Jiepin Fu Jiepin Fu	Director

/s/ Qian Sun Qian Sun	Director

/s/ Jinping Ma Jinping Ma	Director

/s/ Jun Niu Jun Niu	Director

/s/ Honghui Deng Honghui Deng	Director

Signature	Capacity

/s/ Zhe Wei Zhe Wei	Director

/s/ Min Fan Min Fan	Director

/s/ Catherine Qin Zhang Catherine Qin Zhang	Director

/s/ Yu Wei Yu Wei	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of 500.com Limited has signed this registration statement or amendment thereto on March 26, 2014.

By:	/s/ Amy Segler
Name: Amy Segler
Title: Service of Process Officer Law Debenture Corporate Services Inc.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement

3.1	the Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 4.4 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

4.1	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.4 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

4.3	Form of Deposit Agreement, dated as of November 21, 2013, between the Registrant, the depositary and holder of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

4.7**	Form of Indenture

5.1*	Opinion of Maples and Calder regarding the Class A ordinary shares represented by the ADSs issuable upon conversion of the Notes being registered

8.1*	Opinion of Simpson Thacher & Bartlett LLP regarding certain U.S. tax matters

8.2*	Opinion of Han Kun Law Offices regarding certain PRC tax matters

8.3*	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in exhibit 5.1)

10.1	Registrant’s 2011 Share Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

10.2	Form of Indemnification Agreement with the Registrant’s directors and executive officers (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

10.3	Form of Employment Agreement with the Registrant’s executive officers (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

10.4	English translation of Exclusive Business Cooperation Agreement entered into by and between E-Sun Sky Computer and E-Sun Network as of June 1, 2011 (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.5	English translation of Exclusive Option Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Fu Jiepin as of June 1, 2011 (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.6	English translation of Equity Interest Pledge Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Fu Jiepin as of June 1, 2011 (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

Exhibit No.	Description of Exhibit
10.7	English translation of Exclusive Option Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Li He as of June 1, 2011 (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.8	English translation of Equity Interest Pledge Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Li He as of June 1, 2011 (incorporated herein by reference to Exhibit 10.9 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.9	English translation of Exclusive Option Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Li Xue as of June 1, 2011 (incorporated herein by reference to Exhibit 10.11 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.10	English translation of Equity Interest Pledge Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Li Xue as of June 1, 2011 (incorporated herein by reference to Exhibit 10.12 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013.

10.11	English translation of Exclusive Option Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Yuan Ping as of June 1, 2011 (incorporated herein by reference to Exhibit 10.14 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.12	English translation of Equity Interest Pledge Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Yuan Ping as of June 1, 2011 (incorporated herein by reference to Exhibit 10.15 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.13	English translation of Exclusive Option Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Zou Bo as of May 2, 2013 (incorporated herein by reference to Exhibit 10.17 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.14	English translation of Equity Interest Pledge Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Zou Bo as of May 2, 2013 (incorporated herein by reference to Exhibit 10.18 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.15	English translation of Exclusive Option Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Zou Ying as of June 1, 2011 (incorporated herein by reference to Exhibit 10.20 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.16	English translation of Equity Interest Pledge Agreement entered into by and among E-Sun Sky Computer, E-Sun Network and Zou Ying as of June 1, 2011 (incorporated herein by reference to Exhibit 10.21 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.17	English translation of Exclusive Business Cooperation Agreement entered into by and between E-Sun Sky Computer and Guangtiandi Technology as of June 1, 2011 (incorporated herein by reference to Exhibit 10.23 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

Exhibit No.	Description of Exhibit
10.18	English translation of Exclusive Option Agreement entered into by and among E-Sun Sky Computer, Guangtiandi Technology and Wang Ying as of June 1, 2011 (incorporated herein by reference to Exhibit 10.24 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.19	English translation of Equity Interest Pledge Agreement entered into by and among E-Sun Sky Computer, Guangtiandi Technology and Wang Ying as of June 1, 2011 (incorporated herein by reference to Exhibit 10.25 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.20	English translation of Exclusive Option Agreement entered into by and among E-Sun Sky Computer, Guangtiandi Technology and Yuan Liangdong as of May 2, 2013 (incorporated herein by reference to Exhibit 10.27 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.21	English translation of Equity Interest Pledge Agreement entered into by and among E-Sun Sky Computer, Guangtiandi Technology and Yuan Liangdong as of May 2, 2013 (incorporated herein by reference to Exhibit 10.28 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.22	English translation of Exclusive Business Cooperation Agreement entered into by and between E-Sun Sky Computer and Youlanguang Technology as of June 1, 2011 (incorporated herein by reference to Exhibit 10.30 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.23	English translation of Exclusive Option Agreement entered into by and among E-Sun Sky Computer, Youlanguang Technology and Li Jin as of June 1, 2011 (incorporated herein by reference to Exhibit 10.31 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.24	English translation of Equity Interest Pledge Agreement entered into by and among E-Sun Sky Computer, Youlanguang Technology and Li Jin as of June 1, 2011 (incorporated herein by reference to Exhibit 10.32 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013.

10.25	English translation of Exclusive Option Agreement entered into by and among E-Sun Sky Computer, Youlanguang Technology and Zhang Jing as of June 1, 2011 (incorporated herein by reference to Exhibit 10.34 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.26	English translation of Equity Interest Pledge Agreement entered into by and among E-Sun Sky Computer, Youlanguang Technology and Zhang Jing as of June 1, 2011 (incorporated herein by reference to Exhibit 10.35 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.27	English translation of Service Agreement with Jiangxi Sports Lottery Administration Center, dated January 1, 2011 (incorporated herein by reference to Exhibit 10.37 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013).

10.28	English translation of Exclusive Business Cooperation Agreement entered into by E-Sun Sky Computer and E-Sun Sky Network (incorporated herein by reference to Exhibit 10.38 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

Exhibit No.	Description of Exhibit

10.29	Supplementary Agreement entered into by and among E-Sun Sky Computer, Wang Ying, Guangtiandi Technology and certain other parties thereto as of November 20, 2012 (incorporated herein by reference to Exhibit 10.39 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

10.30	Supplementary Agreement entered into by and among E-Sun Sky Computer, Fu Jiepin, Li He, Li Xue, Yuan Ping, Zou Bo, Zou Ying, E-Sun Network and certain other parties thereto as of November 20, 2012 (incorporated herein by reference to Exhibit 10.40 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

10.31	Supplementary Agreement entered into by and among E-Sun Sky Computer, Zhang Jing, Li Jin and Youlanguang Technology as of November 20, 2012 (incorporated herein by reference to Exhibit 10.41 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

10.32	Confirmation Letter executed by Zou Bo as of May 2, 2013 (incorporated herein by reference to Exhibit 10.42 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013

10.33	Confirmation Letter executed by Yuan Liangdong as of May 2, 2013 (incorporated herein by reference to Exhibit 10.43 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

10.34	English translation of Financial Support Agreement entered into by and among 500.com Limited, E-Sun Sky Computer (Shenzhen) Co., Ltd and Fu Jiepin as of December 28, 2013 (incorporated by reference to Exhibit 10.34 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.35	English translation of Financial Support Agreement entered into by and among 500.com Limited, E-Sun Sky Computer (Shenzhen) Co., Ltd and Li He as of December 28, 2013 (incorporated by reference to Exhibit 10.35 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.36	English translation of Financial Support Agreement entered into by and among 500.com Limited, E-Sun Sky Computer (Shenzhen) Co., Ltd and Li Xue as of December 28, 2013 (incorporated by reference to Exhibit 10.36 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.37	English translation of Financial Support Agreement entered into by and among 500.com Limited, E-Sun Sky Computer (Shenzhen) Co., Ltd and Yuan Ping as of December 28, 2013 (incorporated by reference to Exhibit 10.37 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.38	English translation of Financial Support Agreement entered into by and among 500.com Limited, E-Sun Sky Computer (Shenzhen) Co., Ltd and Zou Bo as of December 28, 2013 (incorporated by reference to Exhibit 10.38 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.39	English translation of Financial Support Agreement entered into by and among 500.com Limited, E-Sun Sky Computer (Shenzhen) Co., Ltd and Zou Ying as of December 28, 2013 (incorporated by reference to Exhibit 10.39 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

Exhibit No.	Description of Exhibit
10.40	English translation of Financial Support Agreement entered into by and among 500.com Limited, E-Sun Sky Computer (Shenzhen) Co., Ltd and Wang Ying as of December 28, 2013 (incorporated by reference to Exhibit 10.40 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.41	English translation of Financial Support Agreement entered into by and among 500.com Limited, E-Sun Sky Computer (Shenzhen) Co., Ltd and Yuan Liangdong as of December 28, 2013 (incorporated by reference to Exhibit 10.41 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.42	English translation of Financial Support Agreement entered into by and among 500.com Limited, E-Sun Sky Computer (Shenzhen) Co., Ltd and Li Jin as of December 28, 2013 (incorporated by reference to Exhibit 10.42 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.43	English translation of Financial Support Agreement entered into by and among 500.com Limited, E-Sun Sky Computer (Shenzhen) Co., Ltd and Zhang Jing as of December 28, 2013 (incorporated by reference to Exhibit 10.43 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.44	English translation of Shareholder’s Voting Power Assignment Agreement entered into by and among 500.com Limited, Fu Jiepin and E-Sun Sky Computer (Shenzhen) Co., Ltd as of December 28, 2013 (incorporated by reference to Exhibit 10.44 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.45	English translation of Shareholder’s Voting Power Assignment Agreement entered into by and among 500.com Limited, Li Xue and E-Sun Sky Computer (Shenzhen) Co., Ltd as of December 28, 2013 (incorporated by reference to Exhibit 10.45 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.46	English translation of Shareholder’s Voting Power Assignment Agreement entered into by and among 500.com Limited, Li He and E-Sun Sky Computer (Shenzhen) Co., Ltd as of December 28, 2013 (incorporated by reference to Exhibit 10.46 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.47	English translation of Shareholder’s Voting Power Assignment Agreement entered into by and among 500.com Limited, Yuan Ping and E-Sun Sky Computer (Shenzhen) Co., Ltd as of December 28, 2013 (incorporated by reference to Exhibit 10.47 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.48	English translation of Shareholder’s Voting Power Assignment Agreement entered into by and among 500.com Limited, Zou Bo and E-Sun Sky Computer (Shenzhen) Co., Ltd as of December 28, 2013 (incorporated by reference to Exhibit 10.48 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.49	English translation of Shareholder’s Voting Power Assignment Agreement entered into by and among 500.com Limited, Zou Ying and E-Sun Sky Computer (Shenzhen) Co., Ltd as of December 28, 2013 (incorporated by reference to Exhibit 10.49 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

Exhibit No.	Description of Exhibit

10.50	English translation of Shareholder’s Voting Power Assignment Agreement entered into by and among 500.com Limited, Wang Ying and E-Sun Sky Computer (Shenzhen) Co., Ltd as of December 28, 2013 (incorporated by reference to Exhibit 10.50 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.51	English translation of Shareholder’s Voting Power Assignment Agreement entered into by and among 500.com Limited, Yuan Liangdong and E-Sun Sky Computer (Shenzhen) Co., Ltd as of December 28, 2013 (incorporated by reference to Exhibit 10.51 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.52	English translation of Shareholder’s Voting Power Assignment Agreement entered into by and among 500.com Limited, Li Jin and E-Sun Sky Computer (Shenzhen) Co., Ltd as of December 28, 2013 (incorporated by reference to Exhibit 10.52 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

10.53	English translation of Shareholder’s Voting Power Assignment Agreement entered into by and among 500.com Limited, Zhang Jing and E-Sun Sky Computer (Shenzhen) Co., Ltd as of December 28, 2013 (incorporated by reference to Exhibit 10.53 to the registration statement on Form F-1 (File No. 333- ) filed with the Securities and Exchange Commission on March 26, 2014)

12.1*	Computation of Ratio of Earnings to Fixed Charges

21.1	List of Subsidiaries and Consolidated Affiliated Entities of the Registrant (incorporated herein by reference to Exhibit 99.2 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

23.1*	Consent of Ernst & Young Hua Ming LLP, an Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (included in exhibit 5.1)

23.3*	Consent of Simpson Thacher & Bartlett LLP (included in exhibit 8.1)

23.4*	Consent of Han Kun Law Offices (included in exhibits 8.2 and 99.2)

23.5*	Consent of Han Kun Law Offices regarding the inclusion of its opinion in the Risk Factor section of the Registration Statement on Form F-1

24.1	Power of Attorney (included on signature page)

99.1	Code of Business Conduct and Ethics of Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333-191844), as amended, initially filed with the Securities and Exchange Commission on October 22, 2013)

99.2*	Opinion of Han Kun Law Offices regarding certain 2006 M&A Rules matters

*	Being filed with this registration statement.
**	To be filed by amendment